Exhibit 10.2

PURCHASE AND SALE AGREEMENT

by and between

VEGAS DEVELOPMENT LLC,
a Delaware limited liability company

as Seller

and

EASTSIDE CONVENTION CENTER, LLC,
a Delaware limited liability company

as Buyer

Clark County Assessor Parcel Numbers 162-16-410-060 through
162-16-410-089, inclusive, Clark County, Nevada

Effective Date: November 29, 2017

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) made as of November 29, 2017 (the “Effective Date”) by and between VEGAS DEVELOPMENT LLC, a Delaware limited liability company, having an office at 8329 W. Sunset Road, Suite 210, Las Vegas, Nevada 89113 (“Seller”), and EASTSIDE CONVENTION CENTER, LLC, a Delaware limited liability company, having an office at One Caesars Palace Drive, Las Vegas, Nevada 89109 (“Buyer”).

W I T N E S S E T H:
WHEREAS, Seller desires to sell and convey and Buyer desires to purchase and acquire all of the equity in the owner of that certain parcel of real property and the buildings and other improvements, if any, constructed thereon, having Clark County Assessor Parcel Numbers of 162-16-410-060 through 162-16-410-089, inclusive, Clark County, Nevada, as more particularly bounded and described in Exhibit A annexed hereto and made a part hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS

SECTION 1.1.Definitions . In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

“Affiliate” shall mean with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Buildings” shall mean all buildings, structures and other improvements and fixtures, if any, located on the Land on the Effective Date, collectively.
“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State in which the Property is located. If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day.
“Buyer’s Warranties” shall mean, collectively, Buyer’s representations and warranties set forth in Section 7.1.
“CEC” shall mean Caesars Entertainment Corporation, a Delaware corporation.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as the same may be further amended from time to time.
“Clark County Real Estate Records” shall mean the Office of the County Recorder of Clark County, Nevada.
“Closing” shall mean the closing of the Transaction.
“Closing Date” shall mean the Closing Date (as defined in the Other Land PSA).
“Closing Documents” shall mean all documents executed and delivered by Buyer or Seller or their respective Affiliates as required by Section 6.2 and Section 6.3 or as otherwise executed and delivered by Buyer or Seller or their respective Affiliates as part of Closing.
“Closing Period” shall mean the Closing Period (as defined in the Other Land PSA).
“Contracts” shall mean all contracts and agreements, including brokerage agreements, licensing agreements, marketing agreements, design contracts, construction contracts, service and maintenance contracts and agreements, relating to the Property, together with any extensions, renewals, replacements or modifications of any of the foregoing; provided that the term “Contracts” does not include Leases.
“Control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or any other equity interests or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Deed” shall have the meaning given in Section 6.2(a).
“Environmental Laws” shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, orders, decrees or judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene and relating to the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including the Industrial Site Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and relevant provisions of the Occupational Safety and Health Act.
“Environmental Reports” shall mean that certain Phase I Environmental Site Assessment, prepared by EHS Support LLC, dated as of March, 2017.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“Escrow Agent” shall mean Fidelity National Title Insurance Company, Attn: Frederic Glassman, E-Mail: fred.glassman@fnf.com, Fax: (212) 481-1325.

“Fixtures” shall mean all equipment, machinery, fixtures and other items of property, including all components thereof, that are now or hereafter (a) located in or on, or used in connection with, and (b) permanently affixed to or otherwise incorporated into the Land and/or the buildings and other improvements located on the Land.
“Harrah’s New Property Owner” shall mean New Property Owner (as defined in the Other Land PSA).
“Inspections” shall have the meaning given in Section 4.1.
“Intangible Property” shall mean, collectively, all intangible personal property of Seller that in any way relates to the Property, including (i) any licenses, permits and other written authorizations in effect as of the Closing Date with respect to the Real Property, (ii) any guaranties and warranties in effect as of the Closing Date with respect to any portion of the Real Property or the Personal Property (collectively, “Warranties”), (iii) all rights in, to and under, and all physical embodiments of, any architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Property, and (iv) any zoning or development rights that pertain solely to the Real Property (collectively, “Development Rights”).
“Land” shall mean the real estate legally described in Exhibit A, together with all easements, development rights and other rights appurtenant to the Land or the buildings, structures or other improvements thereon, collectively.
“Laws” shall mean, collectively, all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations.
“Leases” shall mean all leases, licenses and occupancy agreements of an interest in the Real Property and all amendments, modifications, extensions and other written agreements pertaining thereto but excluding any agreements or licenses for third parties to use any portion of the Property that do not create an interest in land and do not run with the land.
“Liabilities” shall mean, collectively, any and all conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever, including liabilities under the Americans with Disabilities Act, CERCLA and RCRA, any state or local counterparts thereof, and any regulations promulgated thereunder.
“Lien” shall mean any of the following to the extent it will be binding on Buyer or New Property Owner after the Closing: any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction or encumbrance of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
“Major Condemnation” shall have the meaning given in Section 10.1.
“Material Adverse Effect” shall mean a material adverse effect on (a) the value of the Property, (b) Seller’s authority and/or ability to convey title to the Property within the time or otherwise in accordance with the provisions of this Agreement and/or (c) the use and/or operation of the Property as same is being used and/or operated on the date hereof.
“Membership Interest Assignment and Assumption Agreement” shall have the meaning given in Section 6.2(e).
“New Property Owner” shall mean a Delaware limited liability company that is (a) duly formed by Seller no earlier than the day preceding the Closing Period pursuant to a certificate of formation and operating agreement reasonably acceptable to Buyer and (b) the sole managing member of which is Seller.
“Non-CPLV Lease Amendment” shall mean that certain First Amendment to Lease (Non-CPLV), by and among the “Landlord” entities listed therein, CEOC, LLC, a Delaware limited liability company and the other “Tenant” entities listed therein, in the form of Exhibit B hereto.
“Notice Date” shall have the meaning given in Section 10.1.
“Objection” shall have the meaning given in Section 3.1.
“Objection Notice” shall have the meaning given in Section 3.1.
“Ordinary Course” shall mean the course of day-to-day operations of the Property, in a manner which does not materially and adversely vary from the policies, practices and procedures in effect as of the Effective Date.
“Other Land Buyer” shall mean Claudine Property Owner LLC, a Delaware limited liability company, which is an Affiliate of Seller.
“Other Land Property” shall mean the Property (as defined in the Other Land PSA).
“Other Land PSA” shall mean that certain Purchase and Sale Agreement dated as of the date hereof between Other Land Seller, as seller, and Other Land Buyer, as purchaser, with respect to certain land in Las Vegas, Nevada.
“Other Land Seller” shall mean Harrah’s Las Vegas, LLC, a Nevada limited liability company, which is an Affiliate of Buyer.
“Owner’s Title Policy” shall mean one (1) or more ALTA owner’s title insurance policies in favor of New Property Owner issued by the Title Company in an aggregate amount equal to the Purchase Price, insuring that fee title to the Real Property is vested in New Property Owner subject only to the Permitted Exceptions, together with a non-imputation endorsement in favor of New Property Owner in the form of Exhibit C hereto.
“Permitted Exceptions” shall mean the following: (a) applicable zoning, building and land use Laws, (b) such state of facts as would be disclosed by an accurate land title survey or a physical inspection of the Property, provided same do not render title uninsurable, do not restrict the current use of the Property and do not have a material impact on the value of the Property, (c) the lien of real estate taxes, assessments and other governmental charges or fees not yet due and payable, and (d) the title exceptions reflected on Exhibit D hereto (but excluding, in each case, any Required Removal Exceptions).
“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.
“Personal Property” shall mean all tangible personal property that is in any way related to the Real Property and that Seller owns or possesses, including any such property that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, including all books, records and files of Seller relating to the Real Property.
“Proceedings” shall have the meaning given in Section 11.14.
“Prohibited Person” shall have the meaning given in Section 7.1(c).
“Property” shall mean, collectively, (a) the Real Property, (b) the Intangible Property, and (c) the Personal Property.
“Purchase Price” shall have the meaning given in Article 2.
“Put-Call Agreement” shall mean that certain Put-Call Right Agreement, by and among New Property Owner, Harrah’s New Property Owner and 3535 LV Newco, LLC, a Delaware limited liability company, in the form of Exhibit E hereto.
“Put-Call Owner” shall mean, collectively, 3535 LV Newco, LLC, a Delaware limited liability company and New Property Owner.
“Put-Call Owner Guaranty” shall mean a guaranty dated as of the Closing Date by Net Lease Guarantor (as defined in the Other Land PSA), in favor of Harrah’s New Property Owner.
“Put-Call VICI Guaranty” shall mean a guaranty dated as of the Closing Date by VICI Properties 1 LLC, a Delaware limited liability company, in favor of Put-Call Owner.
“RCRA” shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., as the same may be amended from time to time.
“Real Property” shall mean the Land, all Buildings, if any, the Development Rights and any, to the extent constituting rights and privileges in real property, rights and privileges pertaining thereto, collectively. For the avoidance of doubt, the Real Property includes Seller’s ownership interest in adjoining roadways, alleyways, strips, gores and the like appurtenant to the real estate described above; all buildings, structures, Fixtures and improvements of every kind that are, as of the date hereof (subject to the other express provisions of this Agreement), located on or permanently affixed to the Land or on the improvements that are located thereon, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines appurtenant to such buildings and structures.
“Remediation Contractor” shall have the meaning given in Section 8.7(b).
“Remediation Project” shall have the meaning given in Section 8.7(a).

“Remove” with respect to any exception to title shall mean that Seller, at its sole cost, removes such title exception of record and/or causes the Title Company to omit the same from the Owner’s Title Policy at Closing; provided, however, that Seller shall only be permitted to cause the Title Company to omit from the Owner’s Title Policy (without removing the same of record) the following title exceptions: mechanics’ and materialman’s liens for work, the aggregate amount of which is no greater than Two Hundred Fifty Thousand Dollars ($250,000.00).
“Required Removal Exceptions” shall mean, collectively, (i) all mortgages, deeds of trust, deeds to secure debt or other security documents recorded against or otherwise secured by the Property or any portion thereof and related UCC filings and assignment of leases and rents and other evidence of indebtedness secured by the Property; (ii) liens or other encumbrances or title matters intentionally created or consented to by Seller or its Affiliates after the date hereof (but not including unrecorded mechanics’ or materialman’s liens); and (iii) the following so long as they are (A) not Permitted Exceptions, (B) not caused by the acts or omissions of Buyer, and (C) not consented to by Buyer: (1) judgments against Seller or New Property Owner; and (2) liens (including mechanics’ and materialmen’s liens for work) or other encumbrances or matters to the extent any of them shall be in a readily determined monetary amount, but only (in the case of (iii)) if the cost to remove such liens or encumbrances does not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00); provided, that any title exception that existed prior to Seller’s acquisition of the Property shall not constitute a Required Removal Exception.
“Seller’s Knowledge” or words of similar import shall refer to the current actual knowledge (without any duty of investigation) of John Payne.
“Seller’s NPO Warranties” shall mean, collectively, Seller’s representations and warranties set forth in Sections 7.2(l) and (m).
“Seller’s Warranties” shall mean, collectively, Seller’s representations and warranties set forth in Section 7.2.
“Survival Period” shall have the meaning given in Section 7.3(a).
“Title Commitment” shall mean the Title Commitment from the Title Company annexed to this Agreement as Exhibit F.
“Title Company” shall mean Fidelity National Title Insurance Company, Attn: Frederic Glassman, E-Mail: fred.glassman@fnf.com, Fax: (212) 481-1325 and such other nationally recognized title insurance company, if any, as Buyer shall elect to act as co-insurers with Fidelity.
“Transaction” shall mean the transactions contemplated by this Agreement and the Other Land PSA, collectively.
“Update” shall have the meaning given in Section 3.1.
“VICI” shall mean VICI Properties L.P., a Delaware limited partnership.
SECTION 1.2. Terms Generally. Definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to be references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. All references in this Agreement to “not to be unreasonably withheld” or correlative usage, mean “not to be unreasonably withheld, delayed or conditioned”. Any accounting term used but not defined herein shall have the meaning assigned to it in accordance with GAAP. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” unless such phrase already appears. The word “or” is not exclusive and is synonymous with “and/or” unless it is preceded by the word “either”. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

ARTICLE 2
SALE OF PROPERTY

SECTION 2.1. Purchase Price. Subject to and upon the terms and conditions of this Agreement and the Closing Documents, Seller agrees to sell and Buyer agrees to purchase all of the Membership Interests (as defined below) in New Property Owner, which New Property Owner will own the Property subject only to the Permitted Exceptions. In consideration therefor, Buyer shall pay to Seller Seventy Three Million Six Hundred Thousand and No/100 Dollars ($73,600,000.00) (the “Purchase Price”). The Purchase Price shall be paid as set forth in this Article 2.

SECTION 2.2. Cash at Closing. On the Closing Date, Buyer shall deposit or cause to be deposited into escrow with the Escrow Agent an amount equal to the Purchase Price, in immediately available funds as more particularly set forth in Section 6.1. Such escrow shall be held and delivered by Escrow Agent in accordance with the provisions of such Section 6.1.
ARTICLE 3
TITLE MATTERS

SECTION 3.1. Title Objections; Required Removal Exceptions. Buyer shall have the right to have title updated, and shall provide to Seller any update to the Title Commitment (as applicable, an “Update”) that Buyer obtains upon Buyer’s receipt thereof. Buyer shall give Seller written notice (an “Objection Notice”) of any exception to title to the Property in the Update that is not a Permitted Exception and to which Buyer objects (an “Objection”). Seller shall have no obligation to bring any action or proceeding, or to incur any expense or liability, to Remove an Objection. If Seller elects to attempt to remedy any Objection, then Seller shall notify Buyer in writing within two (2) Business Days after Seller receives the Objection Notice, in which case Seller will endeavor to remedy such Objection, but Seller will have no liability to Buyer if Seller is unable or fails to remedy such Objection (unless such objection is a Required Removal Exception). If Seller either is unable to convey title to the Property in accordance with the provisions of this Agreement, or elects not to remedy any Objection(s) which it may elect not to Remove, then Seller may so notify Buyer in writing within two (2) Business Days after Seller receives the Objection Notice referencing such Objection(s). If Buyer delivers an Objection Notice to Seller, and (a) Seller does not notify Buyer within such two (2) Business Day period that Seller will attempt to cure such Objection, or (b) Seller notifies Buyer within such two (2) Business Day period that Seller will not attempt to cure such Objection, then, Buyer shall have the right to elect, by written notice to Seller given not later than the second (2nd) Business Day after (a) the receipt by Buyer of notice from Seller that Seller will not cure such Objection or (b) the second (2nd) Business Day after Seller received such Objection Notice if Seller did not within such two (2) Business Day period elect to cure such Objection, either (x) to accept such title as Seller is able to convey, without any reduction of the Purchase Price or any credit or allowance on account thereof or any other claim against Seller (in which case the exception to which Buyer had raised an Objection and which Seller did not elect to cure shall be deemed to be a Permitted Exception), or (y) to terminate this Agreement. If Buyer delivers an Objection Notice to Seller, and Seller does not notify Buyer within such two (2) Business Day period that Seller will attempt to cure such Objection, then Seller shall be deemed to have elected not to remedy such Objection(s). The Closing under this Agreement and under the Other Land PSA shall be adjourned (but not beyond December 28, 2017) to permit such process to be completed, and if such process shall be ongoing as of 11:59 p.m. on December 28, 2017 then this Agreement will automatically terminate without either party having any liability (other than obligations that, pursuant to the express terms hereof, survive termination hereof (for the avoidance of doubt, Seller’s failure to Remove any exception that is not a Required Removal Exception shall be neither a breach nor a default hereunder)) unless Buyer agrees to accept such title as Seller is able to convey, without any reduction of the Purchase Price or any credit or allowance on account thereof or any other claim against Seller. If Buyer elects to terminate this Agreement pursuant to the preceding clause (b), then this Agreement shall terminate and be deemed null, void and of no further force or effect. Notwithstanding anything to the contrary contained herein, Seller shall be required to Remove all Required Removal Exceptions at or prior to Closing.

ARTICLE 4
ACCESS; AS-IS SALE
SECTION 4.1. Buyer’s Access to the Property.

(a)During the period between the Effective Date and the Closing Date, Buyer, at its cost, may conduct such surveys and non-invasive investigations and inspections of the Property (collectively “Inspections”) as Buyer elects in its sole discretion and Seller, at reasonable times, shall provide reasonable access to the Property to Buyer and Buyer’s consultants and other representatives for such purpose. Buyer’s right to perform the Inspections shall be subject to and will not unreasonably interfere with or disturb the rights of tenants, guests and customers at the Property and the Inspections shall not unreasonably interfere with the Seller’s business operations. Buyer and its agents, contractors and consultants shall comply with Seller’s reasonable requests with respect to the Inspections to minimize such interference. Buyer will cause each of Buyer’s consultants that will be performing such tests and inspections (other than purely visual inspections) to provide (as a condition to performing such Inspections) proof of commercial general liability insurance on an occurrence form with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate limit bodily injury, death and property damage per occurrence shall be provided to Seller.

(b)Buyer hereby agrees to indemnify and hold harmless Seller from and against any loss that Seller shall incur as the result of the acts of Buyer or Buyer's representatives or consultants in conducting physical diligence with respect to the Property, or, in the case of physical damage to the Property resulting from such physical diligence, for the reasonable cost of repairing or restoring the Property to substantially its condition immediately prior to such damage (unless Buyer promptly shall cause such damage to be repaired or restored); provided, however, (i) the foregoing indemnity and agreement to hold Seller harmless shall not apply to, and Buyer shall not be liable or responsible for, (A) the discovery of any fact or circumstance not caused by Buyer or its representatives or consultants (except to the extent Buyer exacerbates such fact or circumstance), (B) any pre-existing condition (except to the extent Buyer exacerbates such pre-existing condition), or (C) the negligence or willful misconduct of Seller, any of Seller’s Affiliates or any of their respective agents, employees, consultants or representatives and (ii) in no event shall Buyer be liable for any consequential, punitive or special damages; provided that, for the avoidance of doubt, such waiver of consequential, punitive and special damages shall not be deemed a waiver of damages that Seller is required to pay to a party other than Seller or an Affiliate of Seller in respect of consequential, punitive or special damages.
SECTION 4.2. As-Is Provision. Buyer acknowledges and agrees that:

(a)SUBJECT TO THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER OR ANY AFFILIATE SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS TO BE DELIVERED BY SELLER OR ANY AFFILIATE TO BUYER AT CLOSING, BUYER AGREES THAT:

(i) BUYER SHALL ACCEPT THE MEMBERSHIP INTERESTS AND THE PROPERTY IN THEIR PRESENT STATE AND CONDITION AND “AS-IS WITH ALL FAULTS”; (ii) SELLER SHALL NOT BE OBLIGATED TO DO ANY RESTORATION, REPAIRS OR OTHER WORK OF ANY KIND OR NATURE WHATSOEVER ON OR AFFECTING THE PROPERTY AND, SPECIFICALLY, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER SHALL NOT BE RESPONSIBLE FOR ANY WORK ON OR IMPROVEMENT OF THE PROPERTY NECESSARY (x) TO CAUSE THE PROPERTY TO MEET ANY APPLICABLE HAZARDOUS WASTE LAWS, (y) TO REPAIR, RETROFIT OR SUPPORT ANY PORTION OF THE IMPROVEMENTS DUE TO THE SEISMIC OR STRUCTURAL INTEGRITY (OR ANY DEFICIENCIES THEREIN) OF THE IMPROVEMENTS, OR (z) TO CURE ANY VIOLATIONS; AND (iii) NO PATENT OR LATENT CONDITION AFFECTING THE PROPERTY IN ANY WAY, WHETHER OR NOT KNOWN OR DISCOVERABLE OR DISCOVERED AFTER THE CLOSING DATE, SHALL AFFECT BUYER’S OBLIGATION TO PURCHASE THE PROPERTY OR TO PERFORM ANY OTHER ACT OTHERWISE TO BE PERFORMED BY BUYER UNDER THIS AGREEMENT, NOR SHALL ANY SUCH CONDITION GIVE RISE TO ANY ACTION, PROCEEDING, CLAIM OR RIGHT OF DAMAGE OR RESCISSION AGAINST SELLER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT.

(b)BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS TO BE DELIVERED BY SELLER OR ANY AFFILIATE THEREOF TO BUYER AT CLOSING, NEITHER SELLER, NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR THE BUSINESS OPERATIONS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (I) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE (PRESENT OR PROPOSED), OCCUPANCY OR OPERATION OF THE PROPERTY, (II) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE PROPERTY OR THE BUSINESS OPERATIONS, (III) THE COMPLIANCE OF THE PROPERTY OR THE BUSINESS OPERATIONS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, (IV) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN ANY DOCUMENTATION OR OTHER INFORMATION PROVIDED TO BUYER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER, OR (V) ANY OTHER MATTER RELATING TO SELLER, THE PROPERTY OR THE BUSINESS.

ARTICLE 5
NO ADJUSTMENTS or PRORATIONS; CLOSING COSTS

SECTION 5.1. No Adjustments or Prorations of Income or Expenses.

(a)    There will be no adjustment or proration of income relating to the Property, but there will be a proration of real estate taxes and assessments in respect of the Property as of 11:59 p.m. on the day immediately preceding the Closing Date, based on final, current bills for such real estate taxes and assessments that have been issued for the Property as of the Closing Date. Seller shall pay all installments of special assessments due and payable, or attributable to the period, prior to the Closing Date, and Buyer shall pay all installments of special assessments due and payable on, or attributable to the period from and after, the Closing Date; provided, however, that if the owner of the Property may elect to pay any special assessment over time, Seller may elect to do so, which election shall be binding on Buyer.

SECTION 5.2. Closing Costs. Closing costs shall be allocated between Buyer and Seller as follows:

(a)    Buyer shall pay the following closing costs: (i) all premiums and charges of the Title Company for the Owner’s Title Policy (other than in respect of a non-imputation endorsement, as set forth below), (ii) the cost of any surveys of the Property obtained by Buyer, and any updates thereto, (iii) fifty percent (50%) of (A) the cost of any non-imputation endorsement obtained by Buyer in connection with the Transaction and (B) any escrow charges imposed by the Escrow Agent and/or Title Company in connection with the Closing and (iv) all fees due its attorneys and all costs of Buyer’s due diligence, including fees due its consultants.

(b)    Seller shall pay the following closing costs: (i) all fees due its attorneys, (ii) all costs incurred by Seller in connection with the Removal of any Required Removal Exceptions or other title exceptions that Seller elects or is required to remove and (iii) fifty percent (50%) of (A) the cost of any non-imputation endorsement obtained by Buyer in connection with the Transaction and (B) any escrow charges imposed by the Escrow Agent and/or Title Company in connection with the Closing.

(c)     Survival. The provisions of this Section 5.2 shall survive Closing and not be merged therein.

ARTICLE 6
CLOSING
SECTION 6.1. Closing Mechanics.

(a)    The parties shall conduct an escrow Closing through the Escrow Agent as escrowee so that it will not be necessary for any party to attend Closing. The escrow Closing shall be conducted in accordance with an escrow arrangement, and pursuant to an escrow agreement, reasonably acceptable to Seller, Buyer and the Escrow Agent (the “Escrow Arrangement”). The Closing shall occur during the Closing Period in accordance with the provisions of subsection 6.1(b) hereof.

(b)    On the first (1st) day of the Closing Period, Seller shall cause New Property Owner to be formed and then convey the Property to New Property Owner pursuant to the Deed. On the Closing Date, provided all conditions precedent to Seller’s obligations hereunder have been satisfied (or waived) in accordance with Section 6.5, Seller shall assign and transfer all of the Membership Interests to Buyer and provided all conditions precedent to Buyer’s obligations hereunder have been satisfied (or waived) in accordance with Section 6.4, Buyer agrees to pay the Purchase Price to Seller, in each case, in accordance with the Escrow Arrangement. The Closing shall be adjourned as and when the Closing under the Other Land PSA is adjourned, provided that in no event shall the Closing Date be adjourned beyond December 28, 2017. Notwithstanding anything to the contrary contained herein, it is expressly agreed to by Seller and Buyer that TIME IS OF THE ESSENCE with respect to Seller’s and Buyer’s respective obligations to consummate the Transaction on the Closing Date

(c)    The items to be delivered by Seller or Buyer in accordance with the terms of Sections 6.2 or 6.3 (other than those pursuant to subsection 6.2(a)) shall be delivered to Escrow Agent on the Closing Date.

SECTION 6.2. Seller’s Closing Deliveries. During the Closing Period, Seller shall execute and deliver (or cause to be executed and delivered by its Affiliates), and, have acknowledged, as applicable, the following and make such payments as specified below (it being understood and agreed that the documents referenced in subsection 6.2(a) shall be executed, delivered, acknowledged and then recorded in the Clark County Real Estate Records on the first day of the Closing Period (with an original, fully-executed counterpart thereof delivered to Buyer on the Closing Date) and the other documents, materials and payments shall be executed, delivered, acknowledged and paid, as applicable on the Closing Date and in the case of the First Amendment to Memorandum of Lease referenced in subsection 6.2(d), be submitted for recording in the Clark County Real Estate Records):

(a)    Deed. A deed for the Property in the form of Exhibit G attached hereto (the “Deed”), and the State of Nevada Declaration of Value, executed, acknowledged and delivered by Seller and New Property Owner, as applicable, conveying the Property to New Property Owner.

(b)    Evidence of Deed Recordation Etc. Reasonable evidence of the formation of New Property Owner in Delaware, that New Property Owner is qualified to do business and is in good standing in the State of Nevada, and that the Deed was duly recorded in the Clark County Real Estate Records.

(c)    Put-Call Agreement. The Put-Call Agreement, executed and delivered by Harrah’s New Property Owner.

(d)    Non-CPLV Lease Amendment. The Non-CPLV Lease Amendment, executed and delivered by the “Landlord” entities listed therein, together with the duly executed and acknowledged First Amendment to Memorandum of Lease in the form attached as Exhibit A thereto.

(e)    Membership Interest Assignment and Assumption Agreement. An assignment and assumption agreement with respect to all of the membership interests in New Property Owner (the “Membership Interests”) in the form of Exhibit H attached hereto (the “Membership Interest Assignment and Assumption Agreement”), executed and delivered by Seller, pursuant to which Seller assigns and transfers all such membership interests to Buyer.

(f)    Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit I attached hereto, in compliance with Treasury Regulations Section 1.1445-2(b)(2) (the “FIRPTA Affidavit”), executed and delivered by Seller.

(g)     Evidence of Authority. Delivery by Seller of documentation to establish to Buyer’s and the Title Company’s reasonable satisfaction the due authorization of Seller’s and New Property Owner’s consummation of the Transaction, including Seller’s execution of this Agreement and Seller’s, New Property Owner’s and VICI’s execution of the Closing Documents required to be delivered by each such party.

(h)    Title Affidavit, Non-Imputation Affidavit and Related Documents. An owner’s affidavit in the form of Exhibit J-1 attached hereto, a non-imputation affidavit in the form of Exhibit J-2 attached hereto, and such other documents, certificates, indemnities and affidavits as may be otherwise agreed upon by Seller and Buyer in each of their reasonable discretions and/or reasonably and customarily required by the Title Company to consummate the Transaction, executed and delivered by Seller and New Property Owner, as applicable.

(i)    Seller Costs. Seller shall cause costs required to be paid by Seller under the provisions of this Agreement to be debited against the proceeds to Seller on the Title Company’s settlement statement.

(j)    Certificate of Representations and Warranties. A certificate, dated as of the Closing Date, in substantially the form attached hereto as Exhibit K, executed and delivered by Seller, stating that the representations and warranties of Seller contained in Section 7.2 hereof are true, correct and complete in all material respects as of each day of the Closing Period, except to the extent they expressly relate to an earlier date.

(k)    Bill of Sale. An instrument, dated as of the Closing Date, in substantially the form attached hereto as Exhibit N, executed and delivered by Seller, transferring the Personal Property and the Intangible Property to New Property Owner.

SECTION 6.3.Buyer’s Closing Deliveries. On the Closing Date, Buyer shall execute and deliver (or cause to be executed and delivered by its Affiliates), and, have acknowledged, as applicable, the following and make such payments as specified below:

(a)    Purchase Price. The Purchase Price, plus any other amounts required to be paid by Buyer at Closing hereunder.

(b)    Membership Interest Assignment and Assumption Agreement. The Membership Interest Assignment and Assumption Agreement, executed and delivered by Buyer.

(c)    Put-Call Agreement. The Put-Call Agreement, executed and delivered by New Property Owner and 3535 LV Newco, LLC, a Delaware limited liability company.

(d)    Non-CPLV Lease Amendment. The Non-CPLV Lease Amendment, executed and delivered by CEOC, LLC, a Delaware limited liability company and the other “Tenant” entities listed therein, together with the duly executed and acknowledged First Amendment to Memorandum of Lease in the form attached as Exhibit A thereto.

(e)    Evidence of Authority. Delivery by Buyer of documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s consummation of the Transaction, including Buyer’s execution of this Agreement and Buyer’s and CEC’s execution of the Closing Documents required to be delivered by each such party.

(f)    Certificate of Representations and Warranties. A certificate, dated as of the Closing Date, in substantially the form attached hereto as Exhibit L, executed and delivered by Buyer, stating that the representations and warranties of Buyer contained in Section 7.1 hereof are true, correct and complete in all material respects as of the Closing Date, except to the extent they expressly relate to an earlier date.

(g)    Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer in each of their reasonable discretions to consummate the Transaction.

SECTION 6.4.Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on the satisfaction or waiver of all of the following on or prior to the Closing Date:

(a)    Representations True. All Seller’s Warranties shall be true and correct in all material respects on and as of each day of the Closing Period as if made on and as of each such date except to the extent that they expressly relate to an earlier date.

(b)    Deed; Title Condition. The Deed shall have been duly recorded in the Clark County Real Estate Records, the New Property Owner shall own fee simple title (other than with respect to appurtenant interests constituting Real Property in which Seller does not hold fee simple title) to the Real Property, title to the Real Property shall be as provided in Section 3.1 and, assuming Buyer pays the premium in respect thereof, the Title Company shall irrevocably commit to issue the Owner’s Title Policy to New Property Owner.

(c)    Seller’s Deliveries Complete. Seller shall have executed and delivered (or caused to be executed and delivered), and have acknowledged, as applicable, all of the documents and other items required pursuant to Section 6.2 and shall have performed all other material obligations to be performed by Seller at or during the Closing Period.

(d)    Other Land PSA. The closing under the Other Land PSA shall be consummated concurrently with the Closing hereunder.

(e)    No Legal Impediment. There shall not be in effect any law, or any injunction or order of any governmental or judicial authority of competent jurisdiction prohibiting, restraining, enjoining or otherwise preventing the consummation of the Transaction.

(f)    No Involuntary Bankruptcy. A petition shall not have been filed against Seller or New Property Owner under the Federal Bankruptcy Code or any similar Laws.

SECTION 6.5.Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on the satisfaction or waiver of all of the following on or during the Closing Period:

(a)    Representations True. All Buyer’s Warranties shall be true and correct in all material respects on and as of each day of the Closing Period, as if made on and as of each such date except to the extent they expressly relate to an earlier date.

(b)    Buyer’s Deliveries Complete. Buyer shall have timely delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 6.3 and shall have performed all other material obligations to be performed by Buyer at or prior to Closing.

(c)    Other Land PSA. The closing under the Other Land PSA shall be consummated concurrently with the Closing hereunder.

(d)    No Legal Impediment. There shall not be in effect any law, or any injunction or order of any governmental or judicial authority of competent jurisdiction prohibiting, restraining, enjoining or otherwise preventing the consummation of the Transaction.

SECTION 6.6.Failure of Conditions Precedent. In the event any of the conditions set forth in this Article 6 are neither waived nor satisfied as of the applicable day of the Closing Period (subject to Seller’s and Buyer’s rights to extend the Closing Period pursuant to the terms of this Agreement) and the provisions of Article 9 do not apply, Seller or Buyer (as applicable) may terminate this Agreement by notice to the other party, and thereafter, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement. If the Closing does not occur on or before December 28, 2017, this Agreement shall automatically terminate, other than those terms that, pursuant to the express terms hereof, survive termination hereof.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

SECTION7.1.Buyer’s Representations. Buyer represents and warrants to Seller as of the Effective Date and as of each date of the Closing Period, as follows:

(a)    Buyer’s Authorization; Non-Contravention. Buyer and each of its Affiliates that is executing any Closing Document, as applicable, (i) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (ii) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer and its Affiliates, as applicable, and such instruments, obligations and actions are valid and legally binding upon Buyer and its Affiliates, as applicable, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Buyer and its Affiliates, as applicable, and the performance of the obligations of Buyer and its Affiliates, as applicable, hereunder or thereunder will not (w) result in the violation of any Laws, or any provision of Buyer’s or its Affiliates’, as applicable, organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon Buyer, (y) except with respect to Net Lease Guarantor (as defined in the Other Land PSA) prior to the Closing, conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Buyer or its Affiliates, as applicable, is bound, except to the extent that such conflict, inconsistency or default, as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (z) require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, except as have been obtained or will be obtained on or prior to the Closing Date.

(b)    Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Laws.

(c)    OFAC; Patriot Act. Buyer hereby represents and warrants to Seller that Buyer is not, nor to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it are, (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Buyer hereby represents and warrants to Seller that no funds tendered to Seller under the terms of this Agreement are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Buyer will not knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Property.

SECTION 7.2.Seller’s Representations. Seller represents and warrants to Buyer, as of the Effective Date and as of each day of the Closing Period as set forth below, as follows:

(a)    Seller’s Authorization; Non-Contravention. Seller and each of its Affiliates that is executing any Closing Document, as applicable, (i) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (ii) is authorized to execute this Agreement and consummate the Transaction, and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Seller and its Affiliates, as applicable, and such instruments, obligations and actions are valid and legally binding upon Seller and its Affiliates, as applicable, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Seller and its Affiliates, as applicable, and the performance of the obligations of Seller and its Affiliates, as applicable, hereunder or thereunder will not (w) result in the violation of any Laws, or any provision of Seller’s or its Affiliates’, as applicable, organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon Seller, (y) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Seller or its Affiliates, as applicable, is bound, except to the extent that such conflict, inconsistency or default, as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (z) require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, except as have been obtained or will be obtained on or prior to the Closing Period.

(b)    New Property Owner’s Authorization; Non-Contravention. After the formation of the New Property Owner on the first day of the Closing Period and through the Closing Date, (i) New Property Owner shall be duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (ii) New Property Owner shall be authorized to consummate the Transaction, and fulfill all of its obligations hereunder and under all Closing Documents to be executed by New Property Owner and such instruments, obligations and actions shall be valid and legally binding upon New Property Owner, enforceable in accordance with their respective terms. After the formation of the New Property Owner on the first day of the Closing Period and through the Closing Date, the execution and delivery of all Closing Documents to be executed by New Property Owner and the performance of the obligations of New Property Owner thereunder shall not (w) result in the violation of any Laws, or any provision of New Property Owner’s organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon New Property Owner, (y) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which New Property Owner is bound, except to the extent that such conflict, inconsistency or default, as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (z) require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, except as have been obtained or will be obtained on or prior to the Closing Period.

(c)Bankruptcy. As of the Effective Date, no petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar Laws. As of each day of the Closing Period, no petition has been filed by New Property Owner under the Federal Bankruptcy Code or any similar Laws.

(d)    OFAC; Patriot Act. Seller hereby represents and warrants to Buyer that Seller is not, nor to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it are Prohibited Persons. Seller hereby represents and warrants to Buyer that no funds tendered to Buyer under the terms of this Agreement are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Seller will not knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Property.

(e)    Environmental Laws. Except as disclosed in the Environmental Reports, Seller has complied and Seller and the Property are now complying with all Environmental Laws, except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect and/or the non-compliance in question existed prior to Seller’s acquisition of the Property.

(f)    Litigation. There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding that is pending, or to Seller’s knowledge threatened in writing, against Seller, New Property Owner, the Property or the Membership Interests (other than, in the case of Seller, New Property Owner and the Property, claims for personal injury, property damage or worker's compensation for which Seller’s insurance carrier has not disclaimed liability and in which the amounts claimed do not exceed the applicable insurance policy limits).

(g)     Compliance with Laws. Subject to the provisions of Section 7.2(e) with respect to Environmental Laws, the Property is in compliance with all applicable Laws, except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect and/or the non-compliance in question existed prior to Seller’s acquisition of the Property.

(h)    Union Agreement; Employees. As of the Closing Date, each of New Property Owner and Seller do not have any employees.

(i)     Taxes. Seller has timely filed with the appropriate taxing authorities all tax returns, if any, that it has been required to file with respect to the Property. All such tax returns are true, correct, and complete in all material respects. All taxes (including any interest or penalties thereon) owed by Seller with respect to the Property have been paid prior to delinquency.

(j)    ERISA. Seller is not, and is not acting on behalf of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code, or (iii) an entity deemed to hold “plan asset” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3 101, as modified by Section 3(42) of ERISA. None of the transactions contemplated by this Agreement are in violation of any state statutes applicable to Seller regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(k)    Condemnation. As of the Effective Date, no condemnation or eminent domain proceeding in which Seller has received written notice is pending with respect to the Property, and to Seller’s Knowledge, no such proceeding is threatened, or contemplated, in writing.

(l)    Membership Interests. As of the Closing Date, (i) immediately prior to assignment thereof to Buyer, Seller is the lawful owner of the Membership Interests, free and clear of all Liens; (ii) the Membership Interests constitute all of the membership interests of New Property Owner; (iii) Seller is the sole member of New Property Owner; (iv) New Property Owner has no manager (other than New Property Owner); (v) the Membership Interests have been duly authorized and validly issued and have not been issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any other rights; (vi) Seller will transfer good, valid and marketable title to the Membership Interests to Buyer, free and clear of all Liens; and (vii) Seller has furnished to Buyer true, correct and complete copies of the certificate of formation and operating agreement of New Property Owner.

(m)    New Property Owner. As of the Closing Date, (i) New Property Owner was created solely for the purpose of and has not engaged in any activity or business other than owning the Property; (ii) the only asset of New Property Owner is the Property (and, for the avoidance of doubt, New Property Owner has no direct or indirect subsidiaries and does not own any interests in any other entity); and (iii) New Property Owner has no liabilities (contingent or otherwise) other than those liabilities that arise solely as a result of New Property Owner’s ownership of the Property, in its capacity as owner thereof.

(n)    Leases. Seller has not entered into any Leases affecting the Property.

SECTION 7.3.General Provisions

(a)    Survival of Seller’s Warranties and Buyer’s Warranties. Seller’s Warranties and Buyer’s Warranties shall survive Closing and not be merged therein for a period of two hundred seventy (270) days (such period, the “Survival Period”); provided that Seller’s NPO Warranties shall survive Closing without limitation of time; provided further that the Survival Period will be extended for so long as any claim of breach of any such representation or warranty notice of which was provided to Seller or Buyer, as applicable, within the period of two hundred seventy (270) days referenced above shall be outstanding.

(b)    Seller’s aggregate liability to Buyer with respect to any and all such breaches of Seller’s representations or warranties set forth in this Agreement (other than Seller’s NPO Warranties) shall not exceed Five Percent (5%) of the Purchase Price and Buyer hereby waives any damages, costs and expenses in respect of such breaches in excess of said amount.

(c)    Survival. The provisions of this Section 7.3 shall survive Closing (and not be merged therein) or any earlier termination of this Agreement.

(d)    Update of Representations and Warranties. Prior to the Closing, Seller shall have the right to amend and otherwise modify the representations and warranties made by Seller by written notice thereof to Buyer to reflect any change in facts or circumstances first occurring after the Effective Date not resulting from a breach or default by Seller or its Affiliates under this Agreement.

ARTICLE 8
COVENANTS

SECTION 8.1.Contracts and Leases. Between the Effective Date and the Closing, Seller shall not enter into any new Contract or Lease or extend, renew, replace or otherwise modify or terminate or cancel any Contract or Lease, except to the extent that such Contract or Lease (in each case as so extended, renewed, replaced or modified, as applicable) will not be binding on New Property Owner after Closing.
SECTION 8.2.Operation of Property. Between the Effective Date and the Closing, Seller shall (and shall cause New Property Owner on the first day of the Closing Period to) operate the Property in the Ordinary Course.

SECTION 8.3.Brokers. Seller and Buyer expressly represent that there has been no broker or any other party representing Seller or Buyer as broker with respect to the Transaction and with respect to this Agreement. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by any party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction. The provisions of this Section 8.3 shall survive Closing (and not be merged therein) or the earlier termination of this Agreement.

SECTION 8.4.Transfer Taxes. Seller and Buyer each hereby covenant and agree that in the event any transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) are incurred in connection with this Agreement and the other Closing Documents (including any real property transfer tax and any other similar tax), all such taxes or fees shall be borne and paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer. Seller and Buyer will cooperate to timely file all necessary tax returns or other documents with respect to such taxes or fees, the provisions of this Section 8.4 shall survive Closing (and not be merged therein).

SECTION 8.5.Publicity. Seller and Buyer agree that any press release or other public statement with respect to the Transaction or this Agreement shall be mutually approved by the other (which approval shall not be unreasonably withheld, conditioned or delayed), except to the extent required by applicable gaming, securities or other Laws or by obligations pursuant to any listing agreement or rules of any securities exchange or in connection with corporate transactions or financings that Seller or Buyer may undertake; provided, that the disclosing party shall use commercially reasonable efforts to provide prior notice to and consult with the non-disclosing party. The provisions of this Section 8.5 shall survive Closing (and not be merged therein) or the earlier termination of this Agreement.

SECTION 8.6.Confidentiality. Seller and Buyer agree that they continue to be bound by the Mutual Non-Disclosure Agreement, dated October 20, 2017, between CEC and VICI (the “Confidentiality Agreement”). Notwithstanding the foregoing and for the avoidance of doubt, each of Seller and Buyer may disclose such information to the extent required by applicable gaming, securities or other Laws or by obligations pursuant to any listing agreement or rules of any securities exchange and to financing sources and as otherwise contemplated by the Confidentiality Agreement, and Section 8.5 above. The provisions of this Section 8.6 shall survive Closing (and not be merged therein) or earlier termination of this Agreement.

SECTION 8.7.Remediation.

(a)     Buyer covenants and agrees that it shall cause the work described on Exhibit M attached hereto (the “Remediation Project”) to be performed by a duly licensed and experienced contractor selected in accordance with Section 8.7(b).

(b)    Buyer shall solicit bids for the Remediation Project from contractors and Buyer, in its sole and absolute discretion, may select any bidding contractor to complete the Remediation Project (the “Remediation Contractor”); provided, that, Buyer shall (i) promptly notify Seller after selecting the Remediation Contractor and (ii) timely provide to Seller any invoices received by Buyer from the Remediation Contractor in connection with the Remediation Project.

(c)    The costs of the Remediation Project payable to the Remediation Contractor shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer, pari passu, until such time as the total cost incurred in connection with the Remediation Work is equal to Twelve Million Dollars ($12,000,000). Any costs in excess of Twelve Million Dollars ($12,000,000) incurred in connection with the Remediation Project shall be the sole responsibility of Buyer. Notwithstanding the foregoing, Seller shall have no obligation to reimburse Buyer for any of Seller’s share of the costs incurred in connection with the Remediation Project until such time as the Remediation Contractor has completed the Remediation Project and has provided evidence reasonably acceptable to Seller of the same and of the costs in respect thereof.

(d)    The provisions of this Section 8.7 shall survive the Closing.

ARTICLE 9
DEFAULTS

SECTION 9.1.Seller’s Remedies for Buyer Defaults. Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Seller if Buyer shall default in its obligation to purchase the Property under this Agreement when required hereunder or the Other Land Seller shall default in its obligation to sell the Other Land Property under the Other Land PSA when required thereunder. If (a) Buyer defaults in its obligation to consummate the Closing as and when required under this Agreement or (b) Other Land Seller defaults in its obligation to consummate the Closing (as defined in the Other Land PSA) as and when required under the Other Land PSA, then, in each case, Seller shall have the right to elect, as its sole and exclusive remedy, to (x) terminate this Agreement by written notice to Buyer, in which case the Other Land PSA will automatically terminate and, pursuant to the terms of the Other Land PSA, Other Land Seller will pay to Other Land Buyer the Buyer Liquidated Damages Amount (as such term is defined in the Other Land PSA), and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, or (y) waive the default or breach and proceed to close the Transaction.

SECTION 9.2.Buyer’s Remedies for Seller Defaults. Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Buyer if Seller shall default in its obligation to sell the Property under this Agreement when required hereunder or the Other Land Buyer shall default in its obligation to purchase the Other Land Property under the Other Land PSA when required thereunder. If (a) Seller defaults in its obligation to consummate the Closing as and when required under this Agreement or (b) Other Land Buyer defaults in its obligation to consummate the Closing (as defined in the Other Land PSA) as and when required under the Other Land PSA, then, in each case, Buyer shall have the right to elect, as its sole and exclusive remedy, to (x) terminate this Agreement by written notice to Seller, in which case the Other Land PSA will automatically terminate and, pursuant to the terms of the Other Land PSA, Other Land Buyer will pay to Other Land Seller the Seller Liquidated Damages Amount (as such term is defined in the Other Land PSA), and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, or (y) waive the default or breach and proceed to close the Transaction.

ARTICLE 10
CONDEMNATION

SECTION 10.1.Right to Terminate. If, after the Effective Date, any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Condemnation that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than the date (the “Notice Date”) that is the earlier of (a)December 28, 2017or (b) five (5) Business Days after Seller notifies Buyer of such Major Condemnation; provided that the commencement of the Closing Period shall be extended (but not beyond the December 27, 2017), if necessary, to provide sufficient time for Buyer and Seller to close. The failure by Buyer to terminate this Agreement by the Notice Date shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this Section 10.1, and thereafter the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. For the purposes of this Agreement, “Major Condemnation” shall mean any condemnation proceedings or eminent domain proceedings if the portion of the Property that is the subject of such condemnation or eminent domain proceedings has a value in excess of seven and one half percent (7.5%) of the Purchase Price, as reasonably determined by a third party contractor or architect selected by Seller and reasonably acceptable to Buyer.

SECTION 10.2.Allocation of Proceeds and Awards. If, after the Effective Date, any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking) and this Agreement is not terminated as permitted pursuant to the terms of Section 10.1, or any portion of the Property is damaged or destroyed, then this Agreement shall remain in full force and effect, and the parties hereto shall consummate the Closing upon the terms set forth herein; provided that at the Closing, Seller shall (i) pay over to Buyer the net amount of the condemnation award collected by Seller, less the actual and reasonable expenses of Seller in collecting such award; and (ii) assign, transfer and set over to Buyer, without representation, warranty or recourse, all of Seller’s right, title and interest in and to any condemnation award that is uncollected at the time of the Closing and that may be paid or made in respect of such taking.
SECTION 10.3.Waiver. The provisions of this Article 10 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 10.

ARTICLE 11
MISCELLANEOUS CONDEMNATION

SECTION 11.1.Buyer’s Assignment. Other than in connection with an assignment pursuant to Section 11.16 hereof, Buyer shall not assign this Agreement or its rights hereunder (other than to an entity that is directly or indirectly wholly-owned and controlled by CEC) without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion.

SECTION 11.2.Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing and any document executed in connection herewith, none of the terms of this Agreement shall survive the Closing.

SECTION 11.3.Integration; Waiver. This Agreement embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

SECTION 11.4.Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the principles of conflicts of laws.

SECTION 11.5.Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

SECTION 11.6.Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 11.7.Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

SECTION 11.8.Notices. Any notices or other communications under this Agreement shall be in writing and shall be given by (a) personal delivery, (b) e-mail transmission (with a copy delivered by one of the other methods provided in this Section 11.8) or (c) a reputable overnight courier service, fees prepaid, addressed as follows:

IF TO SELLER:
Vegas Development LLC c/o VICI Properties Inc. 8329 W. Sunset Road, Suite 210 Las Vegas, Nevada 89113 Attention: John Payne, President & CEO Telephone #: 504-291-2567 E-mail: jpayne@viciproperties.com

COPY TO:
Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attention: James P. Godman Telephone #: 212-715-9466 E-mail: jgodman@kramerlevin.com

IF TO BUYER:
Eastside Convention Center, LLC One Caesars Palace Drive Las Vegas, Nevada 89109 Attention: General Counsel E-mail: corplaw@caesars.com
Any party may designate another addressee for notices hereunder by a notice given pursuant to this Section 11.8. A notice sent in compliance with the provisions of this Section 11.8 shall be deemed given on the date of receipt, with failure to accept delivery to constitute receipt for such purpose. The parties agree that the attorney for such party specified above shall have the authority to deliver notices on such party’s behalf to the other party.
SECTION 11.9.Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.

SECTION 11.10.No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded. For the avoidance of doubt, Buyer may file a notice of pendency or similar instrument against the Property in connection with an action for specific performance hereunder.

SECTION 11.11.Additional Agreements; Further Assurances. Each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction, so long as the execution and delivery of such documents shall not result in any additional Liability or cost to the executing party.

SECTION 11.12.Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.

SECTION 11.13.Prevailing Party. If any action or proceeding is brought to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to all other damages, all costs and expenses of such action or proceeding, including but not limited to reasonable, actual attorneys’ fees, witness fees’ and court costs as determined by a court of competent jurisdiction in a final, non-appealable decision. The phrase “prevailing party” as used in this Section shall include a party who receives substantially the relief desired whether by dismissal, summary judgment or otherwise.

SECTION 11.14.JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF CLARK, STATE OF NEVADA AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA SITTING IN LAS VEGAS, NEVADA, AND (b) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION 11.14 SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

SECTION 11.15.WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION 11.15 SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

SECTION 11.16.Tax Free Exchange. Seller and Buyer each hereby reserve the right to include this transaction as part of one (1) or more tax deferred exchange transactions pursuant to Code Section 1031 and comparable provisions of applicable state law, at no out-of-pocket cost, expense, risk or liability to the other party hereto. Seller and Buyer agree to cooperate with the other party hereto, and to execute any and all documents (including without limitation Code Section 1031 exchange documents) reasonably necessary in connection therewith; provided, however, that the closing of the transaction for the conveyance of the Property shall not be contingent upon, and shall not be subject to, the completion of such exchange, nor shall such affect the Closing Date hereunder. Buyer and Seller shall be obligated to close title to the Property on or before the Closing Date whether or not Buyer or Seller, as applicable, shall have consummated an intended Code Section 1031 tax deferred exchange transaction.

SECTION 11.17.Termination of Other Land PSA. If, at any time on or prior to the Closing Date, the Other Land PSA is terminated, this Agreement shall automatically terminate, provided that such termination shall not relieve either party hereto for liability hereunder that pursuant to the express terms hereof survives termination hereof.
SECTION 11.18.Put-Call Guaranties. Harrah’s New Property Owner and Put-Call Owner shall use commercially reasonable efforts to agree on the form of Put-Call VICI Guaranty and Put-Call Owner Guaranty on or before the Closing Date. Under no circumstances will the failure to agree on the form of the Put-Call Owner Guaranty or the Put-Call VICI Guaranty delay the Closing under this Agreement or the Other Land PSA.
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

SELLER:

VEGAS DEVELOPMENT LLC, a Delaware limited liability company By:____/s/ John Payne__________ Name: John Payne Title: President and Secretary

BUYER:

EASTSIDE CONVENTION CENTER, LLC, a Delaware limited liability company

By:__/s/_Eric Hession____________________
Name: Eric Hession
Title: Treasurer

[Exhibits and Schedules to be attached.]

Exhibit A         Legal Description of the Land
Exhibit B        Form of Non-CPLV Lease Amendment
Exhibit C        Form of Non-Imputation Endorsement
Exhibit D         Permitted Exceptions
Exhibit E        Form of Put-Call Agreement
Exhibit F         Title Commitment
Exhibit G         Form of Deed
Exhibit H        Form of Membership Interest Assignment and Assumption Agreement
Exhibit I         Form of FIRPTA Affidavit
Exhibit J-1         Form of Title Affidavit
Exhibit J-2        Form of Non-Imputation Affidavit
Exhibit K         Form of Certification Regarding Seller’s Warranties
Exhibit L         Form of Certification Regarding Buyer’s Warranties
Exhibit M        Remediation Project
Exhibit N        Form of Bill of Sale

EXHIBIT A
Legal Description
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1: (TOWERS) (APN 162-16-410-060)

Lots 16 through 20 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 2: (TERRACES) (APN 162-16-410-061 and 062)

Lots 21 through 24 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 3: (TERRACES FOUR) (APN 162-16-410-064, 065 and 066)

Lots 27 through 32 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 4: (WINNICK) (APN 162-16-410-080)

Lot 51 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.
Together with the West 10 Feet of that certain pedestrian walkway abutting the Easterly line of said Lot by that certain Order of Vacation recorded June 21, 1962, as Document No. 297340, of Official Records.

Together with those portions of Winnick Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 5: (FOUNTAINS) (APN 162-16-410-070, 071, 072, 075, 076, 083 and 084)

Lots 36 through 38, 41, 42 and 56 through 58 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 6: (SUITES) (APN 162-16-410-088 and 089)

That portion of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East M.D.M., being a portion of Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada described as follows:

Lots 1 and 2 of that certain Parcel Map on file in File 70 of Parcel Maps, Page 30, recorded September 19, 1991 as Document No. 00581 in Book 910919, of Official Records. in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue, Audrie Street and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 7: (APN 162-16-410-067, 068, 069, 077, 078, 079, 082, 085 and 086)

Lots 33, 34, 35, 43, 44, 45, 46, 47, 48, 49, 50 and 55 in Block Three (3); and Lots 59, 60, 61 and 62 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Road, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 8: (APN 162-16-410-073)

Lot 39 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH that portion of the pedestrian walkway lying Westerly of and adjacent to the West line of said Lot 39, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 9: (APN 162-16-410-074)

Lot 40 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Easterly of and adjacent to the East line of said Lot 40, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 10: (APN 162-16-410-081)

Lots 52, 53 and 54 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH that certain vacated walkway 10 feet wide adjoining Lot 52 on the West boundary, as disclosed by an Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Winnick Road and the alley vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 11: (APN 162-16-410-063)

Lots 25 and 26 in Block Two (2) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.
Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 12: (PLAZA) (APN 162-16-410-087)

Lots 63 and 64 in Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with that portion of Winnick Avenue as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

APN: 162-16-410-060 thru 089

EXHIBIT B
FIRST AMENDMENT TO LEASE (NON-CPLV)
THIS FIRST AMENDMENT TO LEASE (NON-CPLV) (this “First Amendment”), is made as of December __, 2017, by and among the entities listed on Schedule A attached hereto (collectively, and together with their respective successors and assigns, “Landlord”), and CEOC, LLC, a Delaware limited liability company, and the entities listed on Schedule B attached hereto (collectively, and together with their respective successors and assigns, “Tenant”).
RECITALS
A.Landlord and Tenant are parties to that certain LEASE (NON-CPLV) dated as of October 6, 2017 (the “Lease”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Lease;
B.Pursuant to that certain Purchase and Sale Agreement dated as of November [___], 2017, Vegas Development LLC, a Delaware limited liability company (“Seller”), intends to sell and convey to Eastside Convention Center, LLC, a Delaware limited liability company (“Buyer”), and Buyer desires to purchase and acquire all of the equity in the owner of that certain parcel of real property and the buildings and other improvements, if any, constructed thereon, having the following Clark County Assessor Parcel Numbers: 162-16-410-060 through 162-16-410-089, inclusive, located in Clark County, Nevada (collectively, the “Eastside Property”);
C.The Eastside Property is part of the “Land”;
D.The Eastside Property is part of the “Las Vegas land assemblage”;
E.Buyer intends to develop certain improvements on the Eastside Property and other portions of the “Las Vegas land assemblage”;
F.The Parties now desire to amend the Lease to remove the Eastside Property from the “Land” and the “Las Vegas land assemblage”.
NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Parties do hereby stipulate, covenant and agree as follows:

1.Removal of Eastside Property.
(a)    Exhibit B of the Lease is hereby amended by removing therefrom the legal descriptions listed on Exhibit B hereto.
(b)    Exhibit F of the Lease is hereby deleted in its entirety and is replaced with the Exhibit F attached hereto, which for purposes of clarification removes from the legal descriptions of the “Las Vegas land assemblage” the Eastside Property.
2.Amendment to Memorandum of Lease. In connection with this First Amendment, Landlord and Tenant will cause to be executed and delivered an amendment to that certain Memorandum of Lease dated as of October 6, 2017, and recorded in the Office of the County Recorder of Clark County, Nevada, on October 12, 2017, Instrument No. 20171012-0001186, in substantially the form as Exhibit A, attached hereto.
3.Amendment to Financing Statement. In connection with this First Amendment, Landlord authorizes any Tenant to file an amendment to that certain UCC Financing Statement filed on October 30, 2017, in the Clark County Real Estate Records, in which certain Landlord Parties were named as the “Secured Party” therein, which amendment shall remove the Eastside Property from the Collateral described in such financing statement.
4.Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Leased Property, and supersedes any and all other agreements written or oral between the Parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.
5.Miscellaneous.
a.This First Amendment shall be construed according to and governed by the laws of the jurisdiction(s) which are specified by the Lease without regard to its conflicts of law principles. The Parties hereby irrevocably submit to the jurisdiction of any court of competent jurisdiction located in such applicable jurisdiction in connection with any proceeding arising out of or relating to this First Amendment.
b.If any provision of this First Amendment is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this First Amendment will remain in full force and effect.
c.Neither this First Amendment nor any provision hereof may be changed, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such change, modification, waiver, waiver, discharge or termination is sought.
d.The paragraph headings and captions contained in this First Amendment are for convenience of reference only and in no event define, describe or limit the scope or intent of this First Amendment or any of the provisions or terms hereof.
e.This First Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

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f.This First Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized representatives, all as of the day, month and year first above written.

LANDLORD:

[________________________]
By:
    Name:
    Title:
[________________________]
By:
    Name:
    Title:
TENANT:
[________________________]
By:
    Name:
    Title:
[________________________]
By:
    Name:
    Title:

US-DOCS\92746040

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Schedule A
LANDLORD ENTITIES
Horseshoe Council Bluffs LLC
Harrah’s Council Bluffs LLC
Harrah’s Metropolis LLC
Horseshoe Southern Indiana LLC
New Horseshoe Hammond LLC
Horseshoe Bossier City Prop LLC
Harrah’s Bossier City LLC
New Harrah’s North Kansas City LLC
Grand Biloxi LLC
Horseshoe Tunica LLC
New Tunica Roadhouse LLC
Caesars Atlantic City LLC
Bally’s Atlantic City LLC
Harrah’s Lake Tahoe LLC
Harvey’s Lake Tahoe LLC
Harrah’s Reno LLC
Bluegrass Downs Property Owner LLC
Vegas Development LLC
Vegas Operating Property LLC
Miscellaneous Land LLC
Propco Gulfport LLC

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Schedule B
TENANT ENTITIES
CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.
Caesars Entertainment Operating Company, Inc.
HBR Realty Company LLC
Harveys Iowa Management Company LLC
Southern Illinois Riverboat/Casino Cruises LLC
Caesars Riverboat Casino LLC
Roman Holding Company of Indiana LLC
Horseshoe Hammond, LLC
Horseshoe Entertainment
Harrah’s Bossier City Investment Company, LLC
Harrah’s North Kansas City LLC
Grand Casinos of Biloxi, LLC
Robinson Property Group LLC
Tunica Roadhouse LLC
Boardwalk Regency LLC
Caesars New Jersey LLC
Bally’s Park Place LLC
Harveys Tahoe Management Company LLC
Players Bluegrass Downs LLC
Casino Computer Programming, Inc.
Harveys BR Management Company, Inc.
Hole in the Wall, LLC

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Exhibit A
FORM OF FIRST AMENDMENT TO MEMORANDUM OF LEASE
[attached on following page]

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FIRST AMENDMENT TO MEMORANDUM OF LEASE
This FIRST AMENDMENT TO MEMORANDUM OF LEASE (“Amendment”) is made and entered into as of the ___ day of December, 2017, by and among [__________](collectively, “Landlord”) and [_________] (collectively, “Tenant”).
1.    Landlord, Tenant, certain other landlord parties (together with Landlord, collectively, “Landlord Parties”) and certain other tenant parties (together with Tenant, collectively, “Tenant Parties”) are parties to that certain Lease (Non-CPLV) dated as of October 6, 2017 (the “Original Lease”), a memorandum of which dated as of October 6, 2017, was recorded in the Office of the County Recorder of Clark County, Nevada, on October 12, 2017, as Instrument No. 20171012-0001186 of the Official Records of Clark County (the “Memorandum of Lease”). The Original Lease is concurrently herewith being amended pursuant to that certain First Amendment to Lease (Non-CPLV) dated as of the date hereof by and among the Landlord Parties and Tenant Parties as set forth therein (the “Amendment to Lease”). The Original Lease, as amended pursuant to the Amendment to Lease, and as may be subsequently amended and modified shall be referred to herein as, the “Lease”).
2.    Pursuant to the Amendment to Lease, certain property was removed from the definition of “Leased Property” and “Las Vegas land assemblage” (as such terms are defined or used in the Original Lease).
3.    Consistent with the Amendment to Lease, Exhibit A to the Memorandum of Lease is hereby deleted in its entirety and is replaced with the Exhibit A attached hereto.
3.    All capitalized terms used herein but not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Lease.
4.    This Amendment is made and executed by the parties hereto for the purpose of giving notice of the Amendment to Lease and recording same pursuant to the laws of the State of Nevada.
5.    Nothing contained in this Amendment shall be construed to change, modify, amend, or otherwise affect the provisions of the Lease. In the event of any discrepancy or conflict between the Lease and the Memorandum of Lease, as amended by this Amendment, the terms of the Lease shall control.

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6.     This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Amendment which are delivered by facsimile or in PDF format by email (with an affirmative response from recipient as confirmation of receipt) as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment with original ink signatures of each person and entity.
IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.
[Signature pages follow]
HARVEY’S LAKE TAHOE LLC,
a Delaware limited liability company

By: Name: Title:

[Insert Notary Acknowledgement]

[Signatures continue on following pages]

US-DOCS\92746040

HARRAH’S LAKE TAHOE LLC,
a Delaware limited liability company

By: Name: Title:

[Insert Notary Acknowledgement]

[Signatures continue on following pages]

US-DOCS\92746040

VEGAS OPERATING PROPERTY LLC,
a Delaware limited liability company

By: Name: Title:

[Insert Notary Acknowledgement]

[Signatures continue on following pages]

US-DOCS\92746040

VEGAS DEVELOPMENT LLC,
a Delaware limited liability company

By: Name: Title:

[Insert Notary Acknowledgement]

[Signatures continue on following pages]

US-DOCS\92746040

HARVEYS TAHOE MANAGEMENT COMPANY LLC,
a Nevada limited liability company

By: Name: Title:

[Insert Notary Acknowledgement]

[Signatures continue on following pages]

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CAESARS ENTERTAINMENT OPERATING COMPANY, INC.,
a Delaware corporation

By: Name: Title:

[Insert Notary Acknowledgement]

[Signatures continue on following pages]

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Exhibit A: Legal Description
[See attached]
[Note: Legal description to be attached will be the Legal Description attached to the original Memorandum of Lease less the legal description for any such property which comprises Property conveyed by the Eastside Convention Center PSA]

US-DOCS\92746040

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Exhibit B
[See attached]
[ECC Legal Description to be attached]

US-DOCS\92746040

Exhibit F
LEGAL DESCRIPTION OF LAS VEGAS LAND ASSEMBLAGE
PARCEL 17: (APN 162-16-410-033)

Lots 79 and 80 in Block 4 of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

PARCEL 18: (APN 162-16-410-036)

Lots 84 and 85 in Block 4 of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

Excepting therefrom that portion thereof conveyed to the County of Clark by that Grant Deed recorded November 19, 1958, in Book 178 as Document No. 145336, of Official Records.

PARCEL 19: (APN 162-16-410-037)

Lots 86 and 87 in Block 4 of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

Excepting therefrom that portion thereof conveyed to the County of Clark by that Grant Deed recorded November 19, 1958, in Book 178 as Document No. 145336, of Official Records.

PARCEL 20: (APN 162-16-410-038)

Lots 88 and 89 in Block 4 of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

Excepting therefrom that portion thereof conveyed to the County of Clark by that Grant Deed recorded November 19, 1958, in Book 178 as Document No. 145336, of Official Records.

***************************
PARCEL 11: (APN 162-16-410-050)
That portion of the North Half (N ½) of Section 21, Township 21 South, Range 61 East, M.D.M., more particularly described as follows:
Lot Three (3) as shown on file in File 62 of Parcel Maps, Page 64 in the office of the County Recorder, Clark County, Nevada.
AND (APN 162-21-110-001)
Lots One (1) and Two (2) in Block One (1) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the office of the County Recorder, Clark County, Nevada.

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Excepting therefrom that portion as conveyed to Clark County by Deed recorded June 8, 1983, in Book 1747 as Document No. 1706535, of Official Records.
Further Excepting therefrom that portion as conveyed to Clark County by Deed recorded February 24, 1994, in Book 940224 as Document No. 00525, of Official Records.
Further Excepting therefrom that portion as relinquished to Clark County by that certain Resolution of Relinquishment of a portion of State Highway Right of Way recorded December 3, 2002, in Book 20021203 as Document No. 01508, of Official Records.

***************************
PARCEL 12: (APN 162-16-410-059)
PARCEL 12-1:
The South 160 feet measured along the West line of Lot 113 in Block 5 of FLAMINGO ESTATES SUBDIVISION, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.
PARCEL 12-2:
The East 35 feet of the South 160 feet, measured along the East line of Lot 112 in Block 5 FLAMINGO ESTATES SUBDIVISION, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.
EXCEPTING from Parcels 1 and 2, that portion of land lying Southerly of the left or Northerly right-of-way line of SR-592 (Flamingo Road) and Easterly of the Westerly right-of-way line of Koval Lane; Said Northerly right-of-way line of SR-592 (Flamingo Road) and said Westerly right-of-way line of Koval Lane being more fully described as follows, to wit;
BEGINNING at the intersection of the left or Northerly right-of-way line of SR-592 (Flamingo Road) with the Westerly boundary line of the East 35 feet of the South 160 feet, measured along the East line of Lot 112 in Block 5 of FLAMING ESTATE SUBDIVISION, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada, 61.64 feet left of and at right angles to Highway Engineer’s Station “GCW” 75+76.36 P.O.T.; Said Point of Beginning further described as bearing South 55°32’42” West, a distance of 235.20 feet from the North Quarter Corner of Section 21, Township 21 South, Range 61 East, M.D.M.; Thence from a tangent which bears North 89°59’03” East, curving to the right along said Northerly right-of way line, with a radius of 4,306 feet, through an angle of 1°06’38”, an arc distance of 83.46 feet to a point of reverse curvature; Thence from a tangent which bears South 88°54’19” East, curving to the left along said Northerly right-of-way line, with a radius of 54 feet, through an angle of 89°41’20”, an arc distance of 84.53 feet to a point, the last 7.76 feet being along the Westerly line of Koval Lane; Thence North 1°24’21” East, along said Westerly right of way line of Koval Lane, a distance of 74.85 feet to a point; Thence from a tangent which bears the last described course, curving to the right along said Westerly right-of-way line, with a radius of 106 feet, through an angle of 4°14’19”, an arc distance of 7.84 feet to an intersection with the North line of said Section 21, the Point of Ending 200.00 feet left of and at right angles to the centerline of SR-592 (Flamingo Road) at Highway Engineer’s Station “GCW” 77+13.39 P.O.T.; Said Point of Ending further described as bearing North 88°25’16” West, a distance of 53.17 feet from the North Quarter Corner of said Section 21.

US-DOCS\92746040

(Deed Reference 20060602-0004546)
(APN 162-16-410-035)
Lot 83 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH that certain vacated walkway 10 feet wide adjoining said Land on the West boundary, as vacated by that certain Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.
Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.
AND (APN 162-16-410-034)
Lots 81 and 82 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH the Westerly portion of the 20 foot walkway 10 feet wide lying Easterly of Lot 82, as vacated by that certain Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.
Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.
PARCEL 13: (APN 162-21-102-006)
That portion of the Northwest Quarter (NW 1/4) of Section 21, Township 21 South, Range 61 East, M.D.B.&M., Clark County, Nevada, being more particularly described as follows:
COMMENCING at the Northeast corner of the Northwest Quarter (NW 1/4) of said Section 21 as delineated on that certain recorded Parcel Map performed by Ralph L. Kraemer at the instance of Richard Tam, et al, dated December 3, 1973 as Document No. 343769 in File 1 of Parcel Maps, Page 35 of Official Records, Clark County, Nevada;
THENCE South 0°20'17" East along the East line of the Northwest Quarter NW (1/4) of said Section 21 a distance of 250.20 feet to a point; THENCE North 88°01'45" West a distance of 40.03 feet to a point being the intersection of the South right of way line of Flamingo Road (Proposed 100.00 feet wide) and the West right of way line of Koval Lane (Present alignment 80.00 feet wide);
THENCE South 0°20;17: East along the West right of way line of said Koval Lane a distance of 710.58 feet to a point being the Northeast corner of Lot 2 as delineated on the aforementioned Ralph L. Kraemer Parcel Map; said point also being the TRUE POINT OF BEGINNING; THENCE continuing South 0°20'17" East a distance of 450.00 feet to a point;
THENCE North 88°01'45" West a distance of 453.25 feet to a point in the West line of said Lot 2; THENCE North 0°09'35" West along said West line a distance of 449.95 feet to a point being the Northwest corner of said Lot 2; THENCE South 88°01'45" East along the North line thereof a distance of 451.85 feet to the TRUE POINT OF BEGINNING.

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(Deed reference 20041221-03152).

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PARCEL 14: (APN 162-21-202-006)
THAT PORTION OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., DESCRIBED AS FOLLOWS:
LOT TWO (2) AS SHOWN BY MAP THEREOF IN FILE 1 OF PARCEL MAPS, PAGE 35, RECORDED DECEMBER 3, 1973 IN BOOK 384 AS DOCUMENT NO. 343769 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.
ALSO EXCEPTING THEREFROM THAT CERTAIN SPANDREL AREA DEDICATED BY INSTRUMENT NO. 343769, RECORDED DECEMBER 3, 1973, AS FILE 1 OF PARCEL MAPS, PAGE 35, IN OFFICIAL RECORDS BOOK NO. 384 OF CLARK COUNTY, NEVADA RECORDS, SAID SPANDREL AREA BEING BOUNDED AS FOLLOWS:
ON THE SOUTH BY THE NORTH LINE OF THE SOUTH 40 FEET OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21;
ON THE EAST BY THE WEST LINE OF THE EAST 40 FEET OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21; AND
ON THE NORTHWEST BY THE ARC OF A CURVE HAVING A RADIUS OF 20.00 FEET, CONCAVE NORTHWESTERLY, BEING TANGENT TO THE NORTH LINE OF SAID SOUTH 40 FEET AND TO THE WEST LINE OF SAID EAST 40 FEET.
FURTHER EXCEPTING THEREFROM THAT PORTION OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST (NE) CORNER OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21 AS DELINEATED ON THAT CERTAIN RECORDED PARCEL MAP PERFORMED BY RALPH L. KRAEMER AT THE INSTANCE OF RICHARD TAM, ET AL, DATED DECEMBER 3, 1973 AS DOCUMENT NO. 343769 IN FILE 1 OF PARCEL MAPS, PAGE 35, OFFICIAL RECORDS, CLARK COUNTY, NEVADA;
THENCE SOUTH 0°20’17” EAST ALONG THE EAST LINE OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21 A DISTANCE OF 250.20 FEET TO A POINT;
THENCE NORTH 88°01’45” WEST A DISTANCE OF 40.03 FEET TO A POINT BEING THE INTERSECTION OF THE SOUTH RIGHT OF WAY LINE OF FLAMINGO ROAD (PURPOSED 100.00 FEET WIDE) AND THE WEST RIGHT OF WAY LINE OF KOVAL LANE (PRESENT ALIGNMENT 80.00 FEET WIDE);

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THENCE SOUTH 0°20’17” EAST ALONG THE WEST RIGHT OF WAY LINE OF SAID KOVAL LANE A DISTANCE OF 710.58 FEET TO A POINT BEING THE NORTHEAST CORNER (NE COR.) OF LOT TWO (2) AS DELINEATED ON THE AFOREMENTIONED RALPH L. KRAEMER PARCEL MAP;
SAID POINT ALSO BEING THE TRUE POINT OF BEGINNING;
THENCE CONTINUING SOUTH 0°20’17” EAST A DISTANCE OF 450.00 FEET TO A POINT;
THENCE NORTH 88°01’45” WEST A DISTANCE OF 453.25 FEET TO A POINT IN THE WEST LINE OF SAID LOT TWO (2);
THENCE NORTH 0°09’35” WEST ALONG SAID WEST LINE A DISTANCE OF 449.95 FEET TO A POINT BEING THE NORTHWEST CORNER (NW COR.) OF SAID LOT TWO (2);
THENCE SOUTH 88°01’45” EAST ALONG THE NORTH LINE THEREOF A DISTANCE OF 451.85 FEET TO THE TRUE POINT OF BEGINNING.
AND FURTHER EXCEPTING THEREFROM:
THAT PORTION OF THE EAST HALF (E ½) OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., IN THE COUNTY OF CLARK, STATE OF NEVADA, DESCRIBED AS FOLLOWS:
COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21, SAID SOUTHEAST CORNER BEING THE TRUE POINT OF BEGINNING;
THENCE NORTH 00°20’17” WEST ALONG THE EAST LINE OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21 A DISTANCE OF 708.19 FEET TO A POINT IN THE EASTERLY PROLONGATION OF THE NORTH LINE OF THE SOUTH 7.00 ACRES OF THAT CERTAIN PARCEL OF LAND SHOWN AS PARCEL TWO (2) (AFTER DEDICATION OF THE SPANDREL AREA) ON THAT CERTAIN PARCEL MAP ON FILE IN FILE 1 OF PARCEL MAPS AT PAGE 35, IN THE OFFICIAL RECORDS BOOK NO. 384, CLARK COUNTY, NEVADA RECORDS;
THENCE NORTH 89°50’36” WEST ALONG SAID EASTERLY PROLONGATION AND SAID NORTH LINE, BEING PARALLEL WITH THE SOUTH LINE OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21, A DISTANCE OF 494.29 FEET TO A POINT IN THE WEST LINE OF SAID PARCEL TWO (2);
THENCE SOUTH 00°09’35” EAST ALONG THE WEST LINE OF SAID PARCEL TWO (2) AND ITS SOUTHERLY PROLONGATION A DISTANCE OF 708.18 FEET TO THE SOUTH LINE OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21;
THENCE SOUTH 89°50’36” EAST ALONG SAID SOUTH LINE A DISTANCE OF 496.49 FEET TO THE TRUE POINT OF BEGINNING.
AND FURTHER EXCEPTING THEREFROM THAT PORTION OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., ACCORDING TO THE OFFICIAL PLAT OF SAID LAND, ON FILE IN THE OFFICE OF THE BUREAU OF LAND MANAGEMENT, DESCRIBED AS FOLLOWS:

US-DOCS\92746040

BEGINNING AT THE NORTHEAST (NE) CORNER OF PARCEL NO. TWO (2) OF THAT CERTAIN PARCEL MAP ON FILE IN FILE 1 OF PARCEL MAPS, PAGE 35, OFFICIAL RECORDS, CLARK COUNTY RECORDER’S OFFICE;
THENCE SOUTH 0°20’17” EAST ON THE EAST LINE OF SAID PARCEL NO. TWO (2) A DISTANCE OF 450 FEET TO THE TRUE POINT OF BEGINNING AND BEING THE SOUTHEAST (SE) CORNER OF THE LAND LEASED TO MINI-PRICE MOTOR INN JOINT VENTURE-LAS VEGAS II, A JOINT VENTURE, BY LEASE RECORDED DECEMBER 15, 1977 AS DOCUMENT NO. 782567 OF OFFICIAL RECORDS;
THENCE CONTINUING SOUTH 0°20’17” EAST ON THE EAST LINE OF SAID PARCEL NO. TWO (2) A DISTANCE OF 425 FEET;
THENCE NORTH 88°01’45” WEST A DISTANCE OF 160 FEET;
THENCE NORTH 0°20’17” WEST A DISTANCE OF 425 FEET TO A POINT IN THE SOUTH LINE OF THE LAND LEASED TO MINI-PRICE MOTOR INN JOINT VENTURE-LAS VEGAS II, A JOINT VENTURE, REFERRED TO ABOVE;
THENCE SOUTH 88°01’45” EAST ON SAID SOUTH LINE A DISTANCE OF 160 FEET TO THE TRUE POINT OF BEGINNING.
(Deed reference 20060802-05266).
PARCEL 15: (APN 162-21-202-003)
THAT PORTION OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., ACCORDING TO THE OFFICIAL PLAT OF SAID LAND, ON FILE IN THE OFFICE OF THE BUREAU OF LAND MANAGEMENT, DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST (NE) CORNER OF PARCEL NO. TWO (2) OF THAT CERTAIN PARCEL MAP ON FILE IN FILE 1 OF PARCEL MAPS, PAGE 35, OFFICIAL RECORDS, CLARK COUNTY RECORDER’S OFFICE;
THENCE SOUTH 0°20’17” EAST ON THE EAST LINE OF SAID PARCEL NO. TWO (2) A DISTANCE OF 450 FEET TO THE TRUE POINT OF BEGINNING AND BEING THE SOUTHEAST (SE) CORNER OF SAID LAND LEASED TO MINI-PRICE MOTOR INN JOINT VENTURE-LAS VEGAS II, A JOINT VENTURE, BY LEASE RECORDED DECEMBER 15, 1977 AS DOCUMENT NO. 782567 OF OFFICIAL RECORDS;
THENCE CONTINUING SOUTH 0°20’17” EAST ON THE EAST LINE OF SAID PARCEL NO. TWO (2) A DISTANCE OF 425 FEET;
THENCE NORTH 88°01’45” WEST A DISTANCE OF 160 FEET;
THENCE NORTH 0°20’17” WEST A DISTANCE OF 425 FEET TO A POINT IN THE SOUTH LINE OF THE LAND LEASED TO MINI-PRICE MOTOR INN JOINT VENTURE-LAS VEGAS II, A JOINT VENTURE, REFERRED TO ABOVE;

US-DOCS\92746040

THENCE SOUTH 88°01’45” EAST ON SAID SOUTH LINE A DISTANCE OF 160 FEET TO THE TRUE POINT OF BEGINNING.
(Deed reference 20060802-05266).
PARCEL 16: (APN 162-21-202-007)
THAT PORTION OF THE EAST HALF (E ½) OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., IN THE COUNTY OF CLARK, STATE OF NEVADA, DESCRIBED AS FOLLOWS:
COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21, SAID SOUTHEAST CORNER BEING THE TRUE POINT OF BEGINNING;
THENCE NORTH 00°20’17” WEST ALONG THE EAST LINE OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21 A DISTANCE OF 708.19 FEET TO A POINT IN THE EASTERLY PROLONGATION OF THE NORTH LINE OF THE SOUTH 7.00 ACRES OF THAT CERTAIN PARCEL OF LAND SHOWN AS PARCEL TWO (2) (AFTER DEDICATION OF THE SPANDREL AREA) ON THAT CERTAIN PARCEL MAP ON FILE IN FILE 1 OF PARCEL MAPS AT PAGE 35, IN THE OFFICIAL RECORDS BOOK NO. 384, CLARK COUNTY, NEVADA RECORDS;
THENCE NORTH 89°50’36” WEST ALONG SAID EASTERLY PROLONGATION AND SAID NORTH LINE, BEING PARALLEL WITH THE SOUTH LINE OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21, A DISTANCE OF 494.29 FEET TO A POINT IN THE WEST LINE OF SAID PARCEL TWO (2);
THENCE SOUTH 00°09’35” EAST ALONG THE WEST LINE OF SAID PARCEL TWO (2) AND ITS SOUTHERLY PROLONGATION A DISTANCE OF 708.18 FEET TO THE SOUTH LINE OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21;
THENCE SOUTH 89°50’36” EAST ALONG SAID SOUTH LINE A DISTANCE OF 496.49 FEET TO THE TRUE POINT OF BEGINNING.
EXCEPT THE EAST 40 FEET AND THE SOUTH 40 FEET THEREOF CONVEYED TO THE COUNTY OF CLARK FOR ROAD PURPOSES.
ALSO EXCEPT THEREFROM THAT CERTAIN SPANDREL AREA DEDICATED BY INSTRUMENT NO. 343769 RECORDED DECEMBER 3, 1973 AS FILE 1 OF PARCEL MAPS, PAGE 35 IN OFFICIAL RECORDS BOOK NO. 384 OF CLARK COUNTY, NEVADA RECORDS, SAID SPANDREL AREA BEING BOUNDED AS FOLLOWS:
ON THE SOUTH BY THE NORTH LINE OF THE SOUTH 40 FEET OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21;
ON THE EAST BY THE WEST LINE OF THE EAST 40 FEET OF THE NORTHWEST QUARTER (NW ¼) OF SAID SECTION 21; AND
ON THE NORTHWEST BY THE ARC OF A CURVE HAVING A RADIUS OF 20.00 FEET, CONCAVE NORTHWESTERLY, BEING TANGENT TO THE NORTH LINE OF SAID SOUTH 40 FEET AND TO THE WEST LINE OF SAID EAST 40 FEET.

US-DOCS\92746040

(Deed reference 20060802-05266).

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PARCEL 8: (APN 162-16-410-042, 046, 047 and 090)
Lots 94, 95, 100, 101, 102 and 103 in Block Five (5) and Lots 75 and 76 in Block Four (4) of Flamingo Estates, as shown by map there on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada
Together with those portions of Albert Avenue and Audrie Street as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.
Together with those portions Audrie Street and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.
AND (APN 162-16-410-048)
Lot 105 in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.
Excepting therefrom the South 10 feet as conveyed to Clark County, Nevada by deed recorded January 21, 1977 in Book 699 as Document No. 658664, of Official Records, Clark County, Nevada.
And further excepting therefrom that portion of said parcel as conveyed to the State of Nevada by document recorded October 10, 1995 in Book 951010 as Document No. 00032, of Official Records, Clark County, Nevada.
Together with the following described parcel:
Lot 104 in Block Five (5) of Flamingo Estates as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.
Excepting therefrom that portion as conveyed to Clark County by Deed recorded December 31, 1973, in Book 391 as Document No. 350018, of Official Records, further described as follows:
The South Ten feet (10.00’) of Lot One Hundred Four (104) in Block Five (5) of Flamingo Estates as shown by map on file in Book 5, of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada; together with that certain spandrel or radius in the Southwest corner of said Lot One Hundred Four (104); Bounded on the Northeasterly side by a curve concave to the Northeast having a radius of 22.00 feet that is tangent at its Easterly extremity to a line parallel with and distant North 10.00 feet from the South line of said Lot One Hundred Four (104) and tangent at its Northerly extremity to the West line of said Lot One Hundred Four (104); bounded on the South side by the North line of the South 10.00 feet of said Lot One Hundred Four (104) and bounded on the West side by the West line of said Lot One Hundred Four (104). Excepting that portion previously conveyed by Flamingo estates above mentioned.

US-DOCS\92746040

Also excepting therefrom that portion of said parcels as conveyed to the State of Nevada by documents October 10, 1995 in Book 951010 as Document No. 00032, of Official Records, Clark County, Nevada.
Together with that portion of Audrie Street as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.
Also together with the following described parcel:
Lot One Hundred Six (106) in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.
Excepting therefrom the Easterly 14 feet.
Further excepting therefrom the Westerly 20 feet of the Easterly 34 feet, not including the Southerly 135.50 feet.
Further excepting therefrom the South 10 feet of said Lot One Hundred Six (106), excepting the East 14 feet thereof, as conveyed to Clark County, Nevada by deed recorded January 21, 1977 in Book 699 as Document No. 658664, of Official Records, Clark County, Nevada.
Also excepting therefrom that portion of said parcel as conveyed to the State of Nevada by document recorded October 10, 1995 in Book 951010 as Document No. 00032, of Official Records, Clark County, Nevada.
AND (APN 162-16-410-043)
Lot 96 in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.
Together with that portion of the vacated alley lying adjacent to said lots as vacated by that certain Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, of Official Records, Clark County, Nevada, further described as follows:
A portion of the Southeast Quarter (SE ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, being more particularly described as follows:
Commencing at the centerline intersection of Audrie Street and Albert Avenue; thence South 88°23’26” East along the centerline of said Albert Street, 661.56 feet; thence South 01°36’34” West, departing said centerline, 30.00 feet to a point of the Southerly right-of-way line of Albert Avenue, said point also being the Point of Beginning; thence continuing South 01°36’34” West, 145.00 feet; thence North 88°23’26” West, 170.00 feet; thence North 01°36’34” East, 145.00 feet; thence South 88°23’26” East, 170.00 feet to the Point of Beginning.
Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.
AND (APN 162-16-410-044)
Lot 97 in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder, Clark County, Nevada.

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Together with that portion of the vacated alley lying adjacent to said lots as vacated by that certain Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, of Official Records, Clark County, Nevada.
Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.
AND (APN 162-16-410-045)
Lots 98 and 99 in Block Five (5) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada, said land being further described as follows:
A portion of the Southeast Quarter (SE ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:
Commencing at the centerline intersection of Audrie Street and Albert Avenue; Thence South 88°23’26” East along the centerline of said Albert Street, 491.56 feet; Thence South 01°36’34” West, departing said centerline, 30.00 feet to a point on the Southerly right-of-way line of Albert Avenue, said point also being the Point of Beginning; Thence continuing South 01°36’34” West, 145.00 feet; Thence North 88°23’26” West, 150.00 feet; Thence North 01°36’34” East, 145.00 feet; Thence South 88°23’26” East, 150.00 feet to the Point of Beginning.
Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.
AND (APN 162-16-410-091)
Lots 77 and 78 in Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada, further described as follows:
A portion of the Southeast Quarter (SE ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, being more particularly described as follows:
Commencing at the centerline intersection of Audrie Street and Albert Avenue; thence South 88°23’26” East along the centerline of said Albert Street, 146.56 feet; thence North 01°36’34” East, departing said centerline, 30.00 feet to a point on the Northerly right-of-way line of Albert Avenue, said point also being the Point of Beginning. Thence South 88°23’26” East along said right-of-way line 140.00 feet; thence North 01°36’34” East, departing said right-of-way, 145.00 feet; thence North 88°23’26” West, 140.00 feet; thence South 01°36’34” West, 145.00 feet to the Point of Beginning.
Together with that portion of Albert Avenue as vacated by that certain Order of Vacation, recorded December 11, 2012 as Instrument No. 201212110001382, of Official Records.
Together with that portion of the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

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EXHIBIT C
Non-Imputation Endorsement

Order No. 42041224-421-421    Policy No. Pro Forma-NV-FNCP-IMP-2730628-1-17-42041224

ISSUANCE SUBJECT TO FINAL UNDERWRITER APPROVAL

PRO FORMA ENDORSEMENT
Attached to Policy No. Pro Forma-NV-FNCP-IMP-2730628-1-17-42041224 Issued by
Fidelity National Title Insurance Company

The Company agrees that it will not assert the provisions of Exclusions from Coverage 3(a), (b), or (e) to deny liability for loss or damage otherwise insured against under the terms of the policy solely by reason of the action or inaction or Knowledge, as of Date of Policy, of Vegas Development LLC, a Delaware limited liability company, imputed to the Insured by operation of law, provided Eastside Convention Center, LLC, a Delaware limited liability company, acquired the Insured as a purchaser for value without Knowledge of the asserted defect, lien, encumbrance, adverse claim, or other matter insured against by the policy.
This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements to it.
Dated: PRO FORMA
Fidelity National Title Insurance Company

Countersigned by:
Pro Forma Specimen
Authorized Signature

This is a Pro Forma Endorsement. It does not reflect the present state of the Title and is not a commitment to (i) insure the Title or (ii) issue any of the attached endorsements. Any such commitment must be an express written undertaking on appropriate forms of the Company.

7E121 ALTA 15-06 Nonimputation – Full Equity Transfer (6-17-06)    Page 1of 1

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EXHIBIT D
Permitted Exceptions

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	INTENTIONALLY DELETED

2.	INTENTIONALLY DELETED

3.	INTENTIONALLY DELETED

4.	INTENTIONALLY DELETED

5.	INTENTIONALLY DELETED

6.	Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the Public Records.

NOTE: We will revisit this exception upon receipt and review of the physical inspection and Owners Affidavit

7.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $27,853.14
1st Installment:    $6,964.62 Paid
2nd Installment:    $6,962.84 Paid
3rd Installment:    $6,962.84 Not Yet Due and Payable 4th Installment:    $6,962.84 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-060
Affects: Lots 16 thru 20 in Block 2 in Parcel 1

8.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,697.60
1st Installment:    $1,925.75 Paid
2nd Installment:    $1,923.95 Paid
3rd Installment:    $1,923.95 Not Yet Due and Payable 4th Installment:    $1,923.95 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-061
Affects: Lots 21 and 22 in Block 2 in Parcel 2

9.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018

Total Taxes:    $7,575.33
1st Installment:    $1,895.19 Paid
2nd Installment:    $1,893.38 Paid
3rd Installment:    $1,893.38 Not Yet Due and Payable 4th Installment:    $1,893.38 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-062
Affects: Lots 23 and 24 in Block 2 in Parcel 2

10.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,331.08
1st Installment:    $1,834.12 Paid
2nd Installment:    $1,832.32 Paid
3rd Installment:    $1,832.32 Not Yet Due and Payable 4th Installment:    $1,832.32 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-064
Affects: Lots 27 and 28 in Block 2 in Parcel 3

11.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,453.36
1st Installment:    $1,864.69 Paid
2nd Installment:    $1,862.89 Paid
3rd Installment:    $1,862.89 Not Yet Due and Payable 4th Installment:    $1,862.89 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-065
Affects: Lots 29 and 30 in Block 2 in Parcel 3

12.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:        470
Fiscal Year:        2017-2018
Total Taxes:        $7,575.33
1st Installment:        $1,895.19 Paid
2nd Installment:        $1,893.38 Paid
3rd Installment:        $1,893.38 Not Yet Due and Payable
4th Installment:        $1,893.38 Not Yet Due and Payable
Assessor's Parcel No:    162-16-410-066
Affects: Lots 31 and 32 in Block 2 in Parcel 3

13.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,666.45
1st Installment:    $917.97 Paid

2nd Installment:    $916.16 Paid
3rd Installment:    $916.16 Not Yet Due and Payable 4th Installment:    $916.16 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-080
Affects: Lot 51 in Block 3 in Parcel 4

14.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $2,933.41 (PER EACH LOT)
1st Installment:    $734.71 Paid
2nd Installment:    $732.90 Paid
3rd Installment:    $732.90 Not Yet Due and Payable 4th Installment:    $732.90 Not Yet Due and Payable
Assessor’s Parcel No.: 162-16-410-070, 071, 072, 075 and 076
Affects: Lots 36, 37, 38, 41 and 42 in Block 3 in Parcel 5

15.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,177.95
1st Installment:    $795.83 Paid
2nd Installment:    $794.04 Paid
3rd Installment:    $794.04 Not Yet Due and Payable 4th Installment:    $794.04 Not Yet Due and Payable
Assessor’s Parcel No.: 162-16-410-083
Affects: Lot 56 in Block 3 in Parcel 5

16.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $6,598.06
1st Installment:    $1,650.85 Paid
2nd Installment:    $1,649.07 Paid
3rd Installment:    $1,649.07 Not Yet Due and Payable 4th Installment:    $1,649.07 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-084
Affects: Lots 57 and 58 in Block 3 in Parcel 5

17.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $24,555.03
1st Installment:    $6,140.10 Paid
2nd Installment:    $6,138.31 Paid

3rd Installment:    $6,138.31 Not Yet Due and Payable 4th Installment:    $6,138.31 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-088
Affects: Lot 1 of PM 70-30 in Parcel 6

18.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $19,180.05
1st Installment:    $4,796.37 Paid
2nd Installment:    $4,794.56 Paid
3rd Installment:    $4,794.56 Not Yet Due and Payable 4th Installment:    $4,794.56 Not Yet Due and Payable Assessor’s Parcel No.:     162-16-410-089
Affects: Lot 2 of PM 70-30 in Parcel 6

19.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,055.69 (PER EACH LOT)
1st Installment:    $765.28 Paid
2nd Installment:    $763.47 Paid
3rd Installment:    $763.47 Not Yet Due and Payable 4th Installment:    $763.47 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-067, 077 and 082
Affects: Lots 33, 43 and 55 in Block 3 in Parcel 7

20.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $2,933.41 (PER EACH LOT)
1st Installment:    $734.71 Paid
2nd Installment:    $732.90 Paid
3rd Installment:    $732.90 Not Yet Due and Payable 4th Installment:    $732.90 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-068 and 069
Affects: Lots 34 and 35 in Block 3 in Parcel 7

21.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,666.45
1st Installment:    $917.97 Paid
2nd Installment:    $916.16 Paid

3rd Installment:    $916.16 Not Yet Due and Payable 4th Installment:    $916.16 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-078
Affects: Lot 44 in Block 3 in Parcel 7

22.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $22,111.93
1st Installment:    $5,529.34 Paid
2nd Installment:    $5,527.53 Paid
3rd Installment:    $5,527.53 Not Yet Due and Payable 4th Installment:    $5,527.53 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-079
Affects: Lot 45 through 50 in Block 3 in Parcel 7

23.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,788.71
1st Installment:    $948.52 Paid
2nd Installment:    $946.73 Paid
3rd Installment:    $946.73 Not Yet Due and Payable 4th Installment:    $946.73 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-085
Affects: Lot 59 in Block 4 in Parcel 7

24.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $10,995.74
1st Installment:    $2,750.27 Paid
2nd Installment:    $2,748.49 Paid
3rd Installment:    $2,748.49 Not Yet Due and Payable 4th Installment:    $2,748.49 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-086
Affects: Lots 60, 61 and 62 in Block 4 in Parcel 7

25.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,422.19 (PER EACH LOT)
1st Installment:    $856.89 Paid
2nd Installment:    $855.10 Paid
3rd Installment:    $855.10 Not Yet Due and Payable

4th Installment:    $855.10 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-073
Affects: Lots 39 in Block 3 in Parcel 8

26.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,299.94
1st Installment:    $826.32 Paid
2nd Installment:    $824.54 Paid
3rd Installment:    $824.54 Not Yet Due and Payable 4th Installment:    $824.54 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-074
Affects: Lot 40 in Block 3 in Parcel 9

27.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $10,018.43
1st Installment:    $2,505.95 Paid
2nd Installment:    $2,504.16 Paid
3rd Installment:    $2,504.16 Not Yet Due and Payable 4th Installment:    $2,504.16 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-081
Affects: Lots 52 through 54 in Block 3 in Parcel 10

28.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,331.08
1st Installment:    $1,834.12 Paid
2nd Installment:    $1,832.32 Paid
3rd Installment:    $1,832.32 Not Yet Due and Payable 4th Installment:    $1,832.32 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-063
Affects: Lots 25 and 26 in Block 2 in Parcel 11

29.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,331.08
1st Installment:    $1,834.12 Paid
2nd Installment:    $1,832.32 Paid
3rd Installment:    $1,832.32 Not Yet Due and Payable 4th

Installment:    $1,832.32 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-087
Affects: Lots 63 and 64 in Block 4 in Parcel 12

30.	Any taxes that may be due, but not assessed, for new construction which can be assessed on the unsecured property rolls, in the Office of the Clark County Assessor, per Nevada Statute 361.260.
(NONE NOW DUE AND PAYABLE)

31.	Water rights, claims or title to water, whether or not shown by the public record.

32.	Mineral rights, reservations, easements and exclusions in patent from the State of Nevada. Recorded : January 27, 1921 in Book 7 of Deeds, Page 269
Document No.    : 14991, Official Records. Affects: Parcels 1 through 12

33.	Reservations and exclusion of gas and oil rights in a Deed affecting said land Recorded : February 18, 1952 in Book 66 of Deeds, Page 54 Document No. : 381100, Official Records.
Affects: Parcels 1 through 12

34.	Reservations of oil, gas, coal and other hydrocarbon substances and minerals in a Deed affecting said land Recorded : March 25, 1957 in Book 124
Document No.    : 102052, Official Records. Affects: Parcels 1 through 12

35.	Dedication of roadways and Easements as indicated or delineated on the Plat of said Subdivision on file in Book 5 of Plats, Page 22, Official Records.
Affects: Parcels 1 through 5 and 7 through 12

Amended by that certain Order of Vacation recorded June 21, 1962, as Document No. 297340, of Official Records.

Amended by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

Amended by that certain instrument recorded December 11, 2012 as Instrument No. 201212110001382, Official Records, Clark County, Nevada.

36.
Covenants, conditions and restrictions (but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status, or national origin unless and only to the extent said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code or (b) relates to handicap but does not discriminate against handicapped persons) in the Declaration of Restrictions

Recorded    : December 24, 1957 in Book 148 Document No.    : 121291, Official Records.
Affects: 1 through 12

Modifications(s) of said covenants, conditions and restrictions Recorded	: October 17, 1972 in Book 272
Document No’s. :231058 through 231080 inclusive, Official Records.

Modifications(s) of said covenants, conditions and restrictions Recorded	: March 24, 1983 in Book 1708
Document No’s. :1667267 through 1667279 inclusive, Official Records.

Modifications(s) of said covenants, conditions and restrictions Recorded	: March 24, 1983 in Book 1709
Document No’s. :1668380 through 1668384 inclusive, Official Records.

Modifications(s) of said covenants, conditions and restrictions Recorded	: March 31, 1985 in Book 1712
Document No’s. :1671034 through 1671036 inclusive, Official Records.

Modifications(s) of said covenants, conditions and restrictions Recorded	: April 29, 2008 in Book 20080429 Document No. :04215, Official Records.
Modifications(s) of said covenants, conditions and restrictions
Recorded    : August 10, 2011 as Instrument No. 20110810-000964, Official Records.
Modifications(s) of said covenants, conditions and restrictions
Recorded    : January 27, 2017 as Instrument No. 20170127-0001400, Official Records.

37.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : July 03, 1961 in Book 306 Document No. : 247514, Official Records. Affects: Lot 46 in Block 3 in Parcel 7

And shown by that ALTA/NSPS Land Title Survey, prepared by Ryan D. Sligar PLS No 21263 with Horizon Surveys dated March 1, 2016 and last revised March 17, 2016, and designated Job No. 1049-007.03.

38.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : July 03, 1961 in Book 306 Document No. : 247515, Official Records. Affects: Lots 45 and 46 in Block 3 in Parcel 7

And as shown on the Survey.

39.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : July 03, 1961 in Book 306 Document No. : 247518, Official Records. Affects: Lots 47 thru 49 in Block 3 in Parcel 7

And as shown on the Survey.

40.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : June 21, 1963 in Book 455 Document No.    : 366416, Official Records.

Affects: Lot 33 in Block 3 in Parcel 7

And as shown on the Survey.

41.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : June 21, 1963 in Book 455 Document No.    : 366422, Official Records. Affects: Lot 32 in Block 2 in Parcel 3

And as shown on the Survey.

42.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : July 3, 1963 in Book 306
Document No.    :247517 Official Records.
Affects: Lots 51 in Block 3 in Parcel 4 and Lots 44, 45 in Block 3 in Parcel 7 and 52, 53 and 54 in Block 3 in
Parcel 10

43.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company and Central Telephone Company
For    : power and communication lines Recorded    : March 25, 1969 in Book 938 Document No.    : 753312, Official Records.
Affects: Lot 47 in Block 3 in Parcel 7 And as shown on the Survey.

44.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company and Central Telephone Company
For    : power and communication lines Recorded    : July 24, 1969 in Book 964
Document No.    :774367 Official Records. Affects: Lot 2 Parcel Map No. 70-30 in Parcel 6

45.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation Recorded    : May 26, 1973 in Book 312 Document No.    : 271749, Official Records. Affects: Lots 16 thru 20 in Block 2 in Parcel 1

And as shown on the Survey.

46.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : February 09, 1977 in Book 706 Document No.    : 665102, Official Records.

Affects: Lots 59 through 62 in Block 4 in Parcel 7 And as shown on the Survey.

47.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation Recorded    : January 3, 1978 in Book 829 Document No.    : 788925, Official Records.
Affects: Lots 16 thru 20 in Block 2 in Parcel 1

And as shown on the Survey.

48.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : August 18, 1978 in Book 932 Document No.    : 891121, Official Records.
Affects: Lots 16 thru 20 in Block 2 in Parcel 1 And as shown on the Survey.

49.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : August 8, 1988 in Book 880808 Document No.    : 00542, Official Records.
Affects: Lots 21 and 22 in Block 2 in Parcel 2 And as shown on the Survey.

50.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation Recorded    : July 7, 1990 in Book900702 Document No.    : 00415, Official Records.
Affects: Lots 21 and 22 in Block 2 in Parcel 2 And as shown on the Survey.

51.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : October 4, 1990 in Book 901004 Document No.    : 00609, Official Records.
Affects: Parcel 7

52.	Dedications and Easements as indicated or delineated on the Plat of said Parcel Map on file in File 70 of Parcel Maps, Page 30, Official Records.
Affects: Parcel 7

53.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation

Recorded    : September 19, 1991 in Book 910919 Document No.    : 00582, Official Records.
Affects: Parcel 7

54.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : September 14, 1992 in Book 920914 Document No.    : 00909, Official Records.
Affects: Lot 51 in Parcel 4 And as shown on the Survey.

55.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : February 4, 1993 in Book 930204 Document No.    : 00696, Official Records.
Affects: Lots 41 and 42 in Block 3 in Parcel 5 And as shown on the Survey.

56.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : January 17, 1995 in Book 950117 Document No.    : 00464, Official Records.
Affects: Lots 27 thru 30 in Block 2 in Parcel 3

57.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : October 2, 1995 in Book 951002 Document No.    : 01005, Official Records.
Affects: Lots 31 and 32 in Block 2 in Parcel 3 And as shown on the Survey.

58.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : June 12, 1997 in Book 970612 Document No.    : 01741, Official Records.
Affects: Lots 63 and 64 in Block 4 in Parcel 12 And as shown on the Survey.

59.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : The MGM Grand-Ballys Monorail Limited Liability Company
For    : monorail system
Recorded    : September 20, 2000 in Book 20000920

Document No.    : 00201, Official Records.
Affects: Parcel 1

Defects, liens, encumbrances, amendments or other matters affecting the above easement estate, whether or not shown in the public records are not shown herein.

And as shown on the Survey.

60.	A Right of Entry affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : electric lines
Recorded    : December 16, 2002 in Book 20021216 Document No.    : 01545, Official Records.
Affects: Lots 16 thru 20 in Parcel 1 And as shown on the Survey.

61.	The terms, covenants, conditions and provisions as contained in an instrument, entitled "Joinder and Supplemental to Intercreditor Agreement"
Recorded    : June 17, 2009 in Book 20090617 Document No.    : 02748, Official Records.
Affects: Parcels 1 through 12

62.	The terms, covenants, conditions, easements and provisions as contained in an instrument, entitled "Access and Parking Easement"
Recorded    :August 10, 2011 in Book 20110810 Document No.    :01477, Official Records.
Affects: Parcels 1 through 12

First Amendment to Access and Parking Easement
Recorded    : December 23, 2011 as Instrument No. 20111223-0002895, Official Records.

Second Amendment to Access and Parking Easement
Recorded    : December 5, 2013 as Instrument No. 20131205-0002099, Official Records.

63.	The terms, covenants, conditions, easements and provisions as contained in an instrument, entitled "Access and Parking Easement"
Recorded    :August 10, 2011 in Book 20110810 Document No.    :01478, Official Records.
Affects: Parcels 1 through 12

First Amendment to Access and Parking Easement
Recorded    : October 11, 2013 as Instrument No. 20131011-0002341, Official Records.

64.	The terms, covenants, conditions, easements and provisions as contained in an instrument, entitled "Access and Parking Easement"
Recorded    :August 10, 2011 in Book 20110810 Document No.    :01480, Official Records.
Affects: Parcels 1 through 12

First Amendment to Access and Parking Easement
Recorded    : December 23, 2011 as Instrument No. 20111223-0002896, Official Records.
Second Amendment to Access and Parking Easement

Recorded    : December 5, 2013 as Instrument No. 20131205-0002100, Official Records.

65.	Any Easements that were not affected by a vacation or abandonment Recorded February 14, 2012, in Book 20120214 as Document No. 01112, and
Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and
Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records. Affects: Parcels 1 through 12

66.
The terms, covenants, conditions and provisions as contained in an instrument Recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and

Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records. Affects: Parcels 1 through 12

67.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company Purpose:    right of entry
Recorded:    May 3, 2012 as Instrument No. 20120503-0001995, Official Records. Affects: Lots 16 thru 20 in Block 2 in Parcel 1 and Lot 1 in Parcel Map No. 70-30 in Parcel 6

68.	Any irregularities, reservations, easements for public utilities or other matters in the proceedings occasioning the abandonment or vacation of the street/road.
Recorded    : December 11, 2012 as Instrument No. 201212110001382, Official Records. Affects: Parcel 7

69.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Southwest Gas Corporation Purpose:    gas lines
Recorded:    May 21, 2013 as Instrument No. 20130521-0003580, Official Records. Affects: Parcels 1 and 6

70.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Central Telephone Company d/b/a Centurylink Purpose:    cable lines
Recorded:    September 10, 2013 as Instrument No. 20130910-0002164, Official Records. Affects: Lots 16 thru 20 and 27 thru 32 in Block 2 in Parcels 1 and 3

And as shown on the Survey.

71.	The terms, covenants, conditions, easements and provisions as contained in an instrument, entitled "Easement Agreement"
Recorded    :December 5, 2013 as Instrument No. 20131205-0002101, Official Records. Affects: Parcel 1

72.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company, a Nevada corporation, d/b/a NV Energy Purpose: electric lines
Recorded:    May 6, 2014 as Instrument No. 20140506-0001447, Official Records. Affects: Parcel 1

73.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District

Purpose:    water lines
Recorded:    July 23, 2014 as Instrument No. 20140723-0000981, Official Records. Affects: Lot 56 in Block 3 in Parcel 5

And as shown on the Survey.

74.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District Purpose:    water lines
Recorded:    July 23, 2014 as Instrument No. 20140723-0000982, Official Records. Affects: Lot 51 in Block 3 in Parcel 4

And as shown on the Survey.

75.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District Purpose:    water lines
Recorded:    July 23, 2014 as Instrument No. 20140723-0000983, Official Records. Affects: Lot 57 in Block 3 in Parcel 5

And as shown on the Survey.

76.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: In Favor of : Las Vegas Valley Water District
For    :    water lines
Recorded    :    July 23, 2014 as Instrument No. 20140723-0000985, Official Records. Affects: Lot 47 in Parcel 7

And as shown on the Survey.

77.	INTENTIONALLY DELETED (moved to Schedule B Part I, Termination required)

78.	INTENTIONALLY DELETED (moved to Schedule B Part I, Termination required)

79.
Rights of tenants or persons in possession, if any, as tenants in possession of the property under existing written unrecorded leases, which leases contain no option to purchase or rights of first refusal.

80.	INTENTIONALLY DELETED

81.	INTENTIONALLY DELETED

Countersigned

ProForma Specimen

Authorized Signatory

END OF SCHEDULE B

This is a pro forma policy furnished to or on behalf of the party to be insured. It neither reflects the present status of title, nor is it intended to be a commitment to insured. The inclusion of endorsements as a part of the pro forma policy in no way evidences the willingness of the company to provide any affirmative coverage shown therein. There are requirements which must be met before a final policy can be issued in the same form as the pro forma policy. A commitment to insure setting forth these requirements should be obtained from the Company.

Additional Matters may be added or other amendments may be made to this pro forma policy by reason of any defects, liens or encumbrances that appear for the first time in the Public Records or come to the attention of the Company and are created or attached between the issuance of this pro forma policy and the issuance of a policy of title insurance. The Company shall have no liability because of such addition or amendment.

2730628B (6/06)    5
ALTA Owner’s Policy with NV Mods (6/17/06)

EXHIBIT E
PUT-CALL RIGHT AGREEMENT
THIS PUT-CALL RIGHT AGREEMENT (this “Agreement”) is entered into as of December __, 2017 (the “Effective Date”), by and among [___________________________] [To be New Property Owner under Harrah’s Las Vegas Purchase Agreement], a Delaware limited liability company (“VICI”), and [___________________________] [To be New Property Owner under the Eastside Convention Center Purchase Agreement], a [_______] (“Parcel 1 Owner”) and 3535 LV NEWCO, LLC, a Delaware limited liability company (“Parcel 2 Owner” and with Parcel 1 Owner, collectively “Owner”). VICI and Owner are together referred to herein as the “Parties”, and each individually, a “Party”.

RECITALS:

A.Parcel 1 Owner is the owner of certain parcels of real property together with the real property improvements thereon (together with related fixtures and other related property) located in Clark County, Nevada, as more particularly described on Exhibit A-1 attached hereto (collectively, the “Designated Land Parcel 1”).
B.Parcel 2 Owner is the owner of certain parcels of real property together with the real property improvements thereon (together with related fixtures and other related property) located in Clark County, Nevada, as more particularly described on Exhibit A-2 attached hereto (collectively, the “Designated Land Parcel 2” and with the Designated Land Parcel 1, collectively the “Designated Land”).
C.On even date herewith, Claudine Property Owner LLC, a Delaware limited liability company (“HLV Buyer”), an Affiliate of VICI, acquired from Harrah’s Las Vegas, LLC, a Nevada limited liability company (“HLV Seller”), an Affiliate of Owner, all of the membership interests in VICI, the owner of that certain parcel of real property and the buildings and other improvements constructed thereon, and fixtures and certain other property interests related thereto, commonly known as Harrah’s Las Vegas Hotel & Casino, having an address of 3475 South Las Vegas Boulevard, Clark County, Nevada (collectively, the “HLV Property”), pursuant to the terms and conditions of that certain Purchase and Sale Agreement, dated as of November [__], 2017 (the “HLV Property PSA”).
D.On even date herewith, VICI leased to HLV Seller (also referred to herein as “HLV Tenant”) the HLV Property, pursuant to the terms and conditions of that certain Amended and Restated Lease by and between VICI, as landlord, and HLV Tenant, as tenant (as further amended, supplemented or otherwise modified from time to time (other than pursuant to the HLV Lease Amendment), the “HLV Lease”).
E.Owner is considering demolishing some or all of the improvements that are located on the Designated Land as of the date hereof and is considering constructing a Convention Center on the Eastside Convention Center Land (as defined below) (the “Eastside Convention Center”). The Eastside Convention Center, together with the Eastside Convention Center Land and all buildings, fixtures and improvements located thereon and all real property rights and interests relating thereto are referred to, collectively, as the “Eastside Convention Center Property”.
F.Subject to the satisfaction of certain conditions and upon the terms set forth herein, the Parties desire for (i) Owner to have the right to require VICI to purchase the Eastside Convention Center Property from Owner, and if VICI does not perform such obligation, for Owner to have the right to acquire the HLV Property from VICI, and (ii) if Owner does not exercise the right to require VICI to purchase the Eastside Convention Center Property from Owner, for VICI to have the right to require Owner to sell the Eastside Convention Center Property to VICI, all on and subject to the terms and conditions set forth in this Agreement.
AGREEMENT:

NOW, THEREFORE, in consideration of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
“Access Provisions” means the following:

(1)    VICI, at its cost, may conduct such surveys and non-invasive investigations and inspections of the Eastside Convention Center Property (collectively “Inspections”) as VICI elects in its sole discretion and Owner, at reasonable times, shall provide reasonable access to the Eastside Convention Center Property to VICI and VICI’s consultants and other representatives for such purpose. VICI’s right to perform the Inspections shall be subject to and will not unreasonably interfere with or disturb the rights of tenants, guests and customers at the Eastside Convention Center Property and the Inspections shall not unreasonably interfere with Owner’s business operations. VICI and its agents, contractors and consultants shall comply with Owner’s reasonable requests with respect to the Inspections to minimize such interference. VICI will cause each of VICI’s consultants that will be performing such tests and inspections (other than purely visual inspections) to provide (as a condition to performing such Inspections) proof of commercial general liability insurance on an occurrence form with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate limit bodily injury, death and property damage per occurrence shall be provided to Owner.

(2)    In connection with such access, VICI shall be deemed to agree to indemnify and hold harmless Owner from and against any loss that Owner shall incur as the result of the acts of VICI or VICI’s representatives or consultants in conducting physical diligence with respect to the Eastside Convention Center Property, or, in the case of physical damage to the Eastside Convention Center Property resulting from such physical diligence, for the reasonable cost of repairing or restoring the Eastside Convention Center Property to substantially its condition immediately prior to such damage (unless VICI promptly shall cause such damage to be repaired or restored); provided, however, (i) the foregoing indemnity and agreement to hold Owner harmless shall not apply to, and VICI shall not be liable or responsible for, (A) the discovery of any fact or circumstance not caused by VICI or its representatives or consultants (except to the extent VICI exacerbates such fact or circumstance), (B) any pre-existing condition (except to the extent VICI exacerbates such pre-existing condition), or (C) the negligence or willful misconduct of Owner, any of Owner’s Affiliates or any of their respective agents, employees, consultants or representatives and (ii) in no event shall VICI be liable for any consequential, punitive or special damages; provided that, for the avoidance of doubt, such waiver of consequential, punitive and special damages shall not be deemed a waiver of damages that Owner is required to pay to a party other than Owner or an Affiliate of Owner in respect of consequential, punitive or special damages.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In no event shall Owner or any of its Affiliates, on the one hand, or VICI or any of its Affiliates, on the other hand, be deemed to be an Affiliate of the other Party as a result of this Agreement or other agreements or arrangements between such Parties.

“Amended HLV Lease” means the Lease, as amended by the HLV Lease Amendment.

“Arbitration Panel” shall have the meaning set forth in Section 6 hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Las Vegas, Nevada, or in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

“Call Right” means VICI’s right to require Owner to sell the Convention Center Property to VICI and simultaneously lease the Convention Center Property back from VICI subject to and in accordance with the terms and conditions of this Agreement.

“Call Right HLV Lease Amendment Rent” means the greater of (a) the lesser of (i) the quotient of the Project Costs divided by thirteen (13) and (ii) the amount of annual Rent for the Convention Center that would be required to be paid under the Amended HLV Lease to meet a Combined Rent Coverage Ratio of 1.75:1.00, and (b) Twenty-Five Million and 00/100 Dollars ($25,000,000.00), which is the amount of Rent per annum to be attributable to the Convention Center Property in the event the Call Right is exercised; provided that, for the avoidance of doubt, the Call Right HLV Lease Amendment Rent and the Rent (including Variable Rent, as defined in the HLV Lease) will be calculated without taking into account Net Revenue (as defined in the HLV Lease) produced by the Eastside Convention Center; provided, further, under the Amended HLV Lease, the Call Right HLV Lease Amendment Rent shall increase annually by one percent (1%) of the amount of the Call Right HLV Lease Amendment Rent at the end of each Lease Year following the Lease Year during which the Closing Date occurs.

“Call Right Property Package” shall have the meaning set forth in Section 5(b).

“Call Right Property Package Request” shall have the meaning set forth in Section 5(b).

“Call Right Purchase Price” means the product of (a) thirteen (13) and (b) the Call Right HLV Lease Amendment Rent.

“Call Right Rent Coverage Condition” means the Combined Rent Coverage Ratio will be no less than 1.75 to 1.

“Capital Expenditures” means the sum of all expenditures actually paid by or on behalf of Owner, on a consolidated basis, to the extent capitalized in accordance with GAAP.

“Capital Improvement” means the initial construction of the Convention Center to the extent that the costs of such activity are or would be capitalized in accordance with GAAP.

“Closing Date” means the date upon which the Eastside Convention Center Property shall be conveyed to VICI and leased back to Lessee, either pursuant to the Put Right or Call Right, as applicable, in accordance with the terms hereof, or the date upon which the HLV Property shall be conveyed to Owner pursuant to the HLV Repurchase Right, in accordance with the terms hereof.

“Combined Rent Coverage Ratio” means the ratio of the sum of EBITDAR of the HLV Tenant solely derived from the HLV Property plus EBITDAR of Owner solely derived from the Eastside Convention Center Property, in each case, for the most recently ended four consecutive Fiscal Quarter period for which Financial Statements are available as of the date of Owner’s exercise of the Put Right or VICI’s exercise of the Call Right, as the case may be (and as calculated based upon such Financial Statements) to the Rent that will be payable under the Amended HLV Lease for same the period commencing on the Closing Date and ending on the first anniversary of the Closing Date (assuming that annual Rent attributable to the Eastside Convention Center Property is the Put Right HLV Lease Amendment Rent or the Call Right HLV Lease Amendment Rent, as the case may be).

“Control” (including the correlative meanings of the terms “Controlled by” and “under common Control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests, other equity interests or otherwise.

“Convention Center” shall mean a convention, conference, meeting, exposition and/or exhibition center or similar building or group of related buildings.

“Convention Center Construction Conditions” shall mean with respect to any given Convention Center: (a) such Convention Center shall be the Eastside Convention Center; or (b) such Convention Center shall contain not more than 125,000 usable square feet of convention, conference, meeting, exposition and/or exhibition space. For the avoidance of doubt, if any Convention Center containing not more than 125,000 usable square feet is constructed after the date hereof, and such Convention Center is subsequently expanded or combined with another Convention Center that is constructed after the date hereof such that the aggregate usable square footage of convention, conference, exposition, meeting and/or exhibition space in such Convention Center(s) which are operated together exceeds 125,000, then the Convention Center Conditions shall not be deemed to have been satisfied.

“Development Interests” shall mean Use Rights that are in the good faith judgment of Owner commercially appropriate for the development or operation of the Eastside Convention Center.

“Eastside Convention Center” shall have the meaning set forth in the recitals hereto.

“Eastside Convention Center Property” shall have the meaning set forth in the recitals hereto.

“Eastside Convention Center Land” means that portion of the Designated Land upon which (i) the Eastside Convention Center and (ii) all parking improvements, sidewalks, landscaped areas and walkways that are constructed primarily to serve, or that are legally required to be constructed (such as to meet mandatory set-back requirements) as a condition to the construction of, the Eastside Convention Center, are located.

“EBITDAR” means, for any applicable twelve (12) month period, the consolidated net income or loss of a Person on a consolidated basis for such period, determined in accordance with GAAP, provided, however, that without duplication and in each case to the extent included in calculating net income (calculated in accordance with GAAP): (i) income tax expense shall be excluded; (ii) interest expense shall be excluded; (iii) depreciation and amortization expense shall be excluded; (iv) amortization of intangible assets shall be excluded; (v) write-downs and reserves for non-recurring restructuring-related items (net of recoveries) shall be excluded; (vi) reorganization items shall be excluded; (vii) any impairment charges or asset write-offs, non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, and non-cash charges for deferred tax asset valuation allowances, shall be excluded; (viii) any effect of a change in accounting principles or policies shall be excluded; (ix) any non-cash costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement shall be excluded; (x) any nonrecurring gains or losses (less all fees and expenses relating thereto) shall be excluded; (xi) rent expense shall be excluded (provided, for the avoidance of doubt, “rent expense” does not include Additional Charges (as defined in the Amended HLV Lease)); and (xii) the impact of any deferred proceeds resulting from failed sale accounting shall be excluded. In connection with any EBITDAR calculation made pursuant to this Agreement or any determination or calculation made pursuant to this Agreement for which EBITDAR is a necessary component of such determination or calculation, (i) promptly following request therefor, Owner shall provide VICI with all supporting documentation and backup information with respect thereto as may be reasonably requested by VICI, (ii) such calculation shall be as reasonably agreed upon between Owner and VICI, and (iii) if Owner and VICI do not agree within twenty (20) days of either party seeking to commence discussions, the same may be determined by an Arbitration Panel in accordance with and pursuant to the process set forth in Section 6 hereof (clauses (i) through (iii), collectively, the “EBITDAR Calculation Procedures”).

“Financial Statements” means, (i) for a Fiscal Year, statements of a Person’s income, stockholders’ equity and comprehensive income and cash flows for such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year and prepared in accordance with GAAP and audited by a “big four” or other nationally recognized accounting firm, and (ii) for a Fiscal Quarter, consolidated statements of a Person’s income, stockholders’ equity and comprehensive income and cash flows for such period and for the period from the beginning of the Fiscal Year to the end of such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year or Fiscal Quarter, as the case may be, and prepared in accordance with GAAP, together with a certificate, executed by the chief financial officer or treasurer of such Person, certifying that such financial statements fairly present, in all material respects, the financial position and results of operations of such Person in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).

“Fiscal Quarter” means, with respect to any Person, for any date of determination, a fiscal quarter for each Fiscal Year of such Person.

“Fiscal Year” means the annual period commencing January 1 and terminating December 31 of each year.

“GAAP” means generally accepted accounting principles in the United States consistently applied in the preparation of Financial Statements, as in effect from time to time.

“Gaming Approval Failure” shall mean the failure to obtain all Requisite Gaming Approvals within the Regulatory Period.

“Gaming Authorities” means, collectively, (i) the Nevada Gaming Commission, (ii) the Nevada State Gaming Control Board, (iii) the Clark County Liquor and Gaming Licensing Board, and (iv) any other foreign, federal, state or local governmental entity or authority, or any department, commission, board, bureau, agency, court or instrumentality thereof, regulating gaming activities or related activities.

“Gaming Laws” means all applicable constitutions, treaties, laws, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities, including, without limitation, the Nevada Gaming Control Act, as codified in Nevada Revised Statutes Chapter 463, the regulations promulgated thereunder, and the Clark County Code, each as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or activities of the applicable Person or any of its Affiliates in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.
“Geographical Area” shall mean the geographical area bounded by Valley View Blvd. to the West, Russell Rd. to the South, Koval Ln. to the East and Sahara Ave. to the North.
“HLV Lease” shall have the meaning set forth in the recitals hereto.
“HLV Lease Amendment” shall mean the second amended and restated HLV Lease, the form of which is attached hereto as Exhibit B, pursuant to which VICI, as landlord, will lease the Eastside Convention Center Property to Lessee, as tenant.
“HLV Repurchase Election Period” means the period of one (1) year commencing on the date upon which a Put Right Closing Failure occurs and ending on the day immediately preceding the first anniversary thereof.

“HLV Repurchase PSA Modifications” shall mean those terms and conditions set forth on Exhibit D attached hereto.

“HLV Repurchase Right” means Owner’s right to require VICI to sell the HLV Property to Owner in accordance with and subject to the terms and conditions of this Agreement.

“HLV Repurchase Right Purchase Price” means the amount equal to the product of (x) the Rent due under the HLV Lease for the most recently ended four consecutive Fiscal Quarter period for which Financial Statements are available as of the date of Owner’s election to execute the HLV Repurchase Right, and (y) thirteen (13).

“HLV Repurchase Sale Agreement” means a purchase and sale agreement for the purchase and sale of the HLV Property, in materially the same form and on materially the same terms and conditions as the HLV Property PSA, except for the HLV Repurchase PSA Modifications.

“Legal Requirements” means all applicable federal, state, county, municipal and other governmental statutes, laws (including securities laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, whether now or hereafter enacted and in force, as applicable to any Person or to the Eastside Convention Center Property.

“Lessee” shall mean HLV Tenant or its successor as Tenant under the HLV Lease, which will be the lessee of the Eastside Convention Center Property pursuant to the HLV Lease Amendment.

“Lockout Period” shall mean the period commencing on the Effective Date and ending on the earlier of (a) the end of the VICI Election Period (but only in the event that neither Owner exercised the Put Right nor VICI timely exercises the Call Right pursuant to and in accordance with the terms and provisions of Section 5), or (b) the termination of this Agreement.

“Material Adverse Effect” shall mean any defect in the design or construction of the Eastside Convention Center, any Hazardous Substances (as defined in the Amended HLV Lease) located in, on, under or about the Eastside Convention Center Property or any portion thereof or incorporated therein, any casualty or condemnation with respect to the Eastside Convention Center Property, and/or any violation of any Legal Requirements with respect to the Eastside Convention Center Property that (a) has a material adverse effect on the value of the Eastside Convention Center Property (i.e., will, or are reasonably likely to, individually or in the aggregate, reduce the value of the Eastside Convention Center by more than 15% of the Put Right Purchase Price or Call Right Purchase Price, as applicable), (b) has or would reasonably be expected to have a material adverse effect on Owner’s authority and/or ability to convey title to the Eastside Convention Center Property within the time or otherwise in accordance with the provisions of this Agreement and/or (c) has or would reasonably be expected to have a material adverse effect on the use and/or operation of the Eastside Convention Center Property as a Convention Center, in each case individually or in the aggregate.

“No-Build Period” shall mean the period commencing on the Effective Date and ending on the earliest of (a) the end of the Owner Election Period, (b) the date when Owner or an Affiliate of Owner substantially completes construction of an Eastside Convention Center and satisfies all other Put/Call Convention Center Conditions, or (c) the termination of this Agreement.

“Owner Election Period” means the period of time commencing on the first day of the seventh (7th) Lease Year (as such term is defined in the HLV Lease) and ending on the last day of the seventh (7th) Lease Year under the HLV Lease.

“Owner Guarantor” shall mean the Net Lease Guarantor (as term is defined in the HLV Property PSA).

“Owner Guaranty” shall mean a Guaranty dated as of the Effective Date by Owner Guarantor in favor of VICI.

“Owner Licensing Event” means: (a) a communication (whether oral or in writing) by or from any Gaming Authority or other action by any Gaming Authority that indicates that such Gaming Authority is likely to find that the association of any member of the Owner Subject Group with VICI or any of its Affiliates is likely to (i) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any registration, application or license or any other rights or entitlements held or required to be held by VICI or any of its Affiliates under any Gaming Law, or (ii) violate any Gaming Law to which VICI or any of its Affiliates is subject; or (b) any member of the Owner Subject Group is required to be licensed, registered, qualified or found suitable under any Gaming Law, and such Person is not or does not remain so licensed, registered, qualified or found suitable within any applicable timeframes required by the applicable Gaming Authority, or, after becoming so licensed, registered, qualified or found suitable, fails to remain so. For purposes of this definition, an “Affiliate” of VICI includes any Person for which VICI or its Affiliate is providing management services. For the avoidance of doubt, it shall not be an Owner Licensing Event if (x) Owner can resolve or cure the Owner Licensing Event within applicable timeframes (for purposes of illustration and not limitation, by terminating any responsible employee) and (y) Owner acts timely to cure the Owner Licensing Event.

“Owner Panel Member” shall have the meaning set forth in Section 6(b).

“Owner Subject Group” means Owner, Owner’s Affiliates and its and their principals, direct or indirect shareholders, officers, directors, agents, employees and other related Persons (including in the case of any trusts or similar Persons, the direct or indirect beneficiaries of such trust or similar Persons), excluding VICI and its Affiliates.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Project Costs” means an amount equal to the sum of (a) the product of (i) all costs actually incurred (including internally allocated costs) by Owner that are capitalized under GAAP in respect of the development, design and construction of the Eastside Convention Center (including any incidental improvements on the Eastside Convention Center Land such as parking improvements, but in each case, only to the extent they service the Eastside Convention Center), but expressly excluding any amounts attributable to land value or land purchase costs, and (ii) 1.03, plus (b) the product of the number of acres of the Eastside Convention Center Land and Four Million Dollars ($4,000,000.00) per acre, all as (x) evidenced by reasonable supporting documentation and (y) certified to in writing by an officer of Owner.

“Put-Call PSA Modifications” shall mean those terms and conditions set forth on Exhibit C attached hereto.

“Put Right” means Owner’s right to require VICI to purchase the Eastside Convention Center Property from Owner and simultaneously lease the Eastside Convention Center Property back to Owner subject to and in accordance with the terms and conditions of this Agreement.

“Put Right Election Notice” shall have the meaning set forth in Section 3(b).

“Put Right HLV Lease Amendment Rent” means the lesser of (a) the quotient of the Project Costs divided by thirteen (13) and (b) the amount of annual Rent for the Convention Center that would be required to be paid under the Amended HLV Lease to meet a Combined Rent Coverage Ratio of 1.75:1.00, which is the amount of Rent per annum to be attributable to the Eastside Convention Center Property in the event the Put Right is exercised; provided that, for the avoidance of doubt, the Put Right HLV Lease Amendment Rent and the Rent (including Variable Rent, as defined in the HLV Lease) will be calculated without taking into account Net Revenue (as defined in the HLV Lease) produced by the Eastside Convention Center; provided, further, under the Amended HLV Lease, the Put Right HLV Lease Amendment Rent shall increase annually by one percent (1%) of the amount of the Put Right HLV Lease Amendment Rent at the end of each Lease Year following the Lease Year during which the Closing Date occurs.

“Put/Call Convention Center Conditions” means each of the following: (1) the Eastside Convention Center shall be constructed; (2) the Eastside Convention Center shall contain at least 250,000 usable square feet of convention, conference, meeting, exposition and/or and exhibition space; (3) Project Costs exceed Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00), (x) evidenced by reasonable supporting documentation and (y) certified to in writing by an officer of Owner; (4) the Eastside Convention Center shall have been constructed in compliance with all applicable Legal Requirements in all material respects, and good construction practices; and (5) all certificates of occupancy (or its local equivalent), and which may include one or more temporary certificates of occupancy, licenses and approvals necessary for use of the Eastside Convention Center as a convention, conference, office, exhibition and meeting facility shall have been issued by the applicable governmental and/or quasi-governmental authorities and remain in full force and effect.

“Put Right Property Package” shall have the meaning set forth in Section 3(b).

“Put Right Purchase Price” means the product of the Put Right HLV Lease Amendment Rent and thirteen (13).

“Regulatory Approval Supporting Information” means information regarding VICI (and, without limitation, its officers and Affiliates) or Owner (and, without limitation, its officers and Affiliates) that is reasonably requested either by Owner from VICI or by VICI from Owner, as the case may be, in connection with obtaining any Requisite Gaming Approvals that may be required in connection with the transactions contemplated by this Agreement.

“Regulatory Period” means the period of time that is two hundred seventy (270) days (or such longer time as may be agreed between Owner and VICI) after the finalization and execution of a Sale Agreement or HLV Repurchase Sale Agreement, as the case may be.

“Rent” shall have the meaning set forth in the Amended HLV Lease.

“Requisite Gaming Approvals” shall mean any necessary licenses, qualifications and approvals from applicable Gaming Authorities required for the exercise of the Put Right, HLV Repurchase Right or Call Right, as the case may be, and the consummation of the transactions contemplated thereby.

“Sale Agreement” means a purchase and sale agreement for the purchase and sale of the Eastside Convention Center Property, in materially the same form and on materially the same terms and conditions as the HLV Property PSA, except for the Put-Call PSA Modifications.

“Third Panel Member” shall have the meaning set forth in Section 6(b).

“Use Rights” shall mean any easements, licenses, space leases, parking rights and other similar agreements.

“VICI Election Period” means the period of time commencing on the first day of the tenth (10th) Lease Year (as such term is defined in the HLV Lease) and ending on the last day of the tenth (10th) Lease Year under the HLV Lease.

“VICI Guarantor” shall mean VICI Properties 1 LLC, a Delaware limited liability company.

“VICI Guaranty” shall mean a Guaranty dated as of the Effective Date by VICI Guarantor in favor of Owner.

“VICI Licensing Event” means: (a) a communication (whether oral or in writing) by or from any Gaming Authority or other action by any Gaming Authority that indicates that such Gaming Authority is likely to find that the association of any member of the VICI Subject Group with Owner or any of its Affiliates is likely to (i) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any registration, application or license or any other rights or entitlements held or required to be held by Owner or any of its Affiliates under any Gaming Law, or (ii) violate any Gaming Law to which Owner or any of its Affiliates is subject; or (b) any member of the VICI Subject Group is required to be licensed, registered, qualified or found suitable under any Gaming Law, and such Person is not or does not remain so licensed, registered, qualified or found suitable within any applicable timeframes required by the applicable Gaming Authority, or, after becoming so licensed, registered, qualified or found suitable, fails to remain so. For purposes of this definition, an “Affiliate” of Owner includes any Person for which Owner or its Affiliate is providing management services. For the avoidance of doubt, it shall not be a VICI Licensing Event if (x) VICI can resolve or cure the VICI Licensing Event within applicable timeframes (for purposes of illustration and not limitation, by terminating any responsible employee) and (y) VICI acts timely to cure the VICI Licensing Event.

“VICI Panel Member” shall have the meaning set forth in Section 6(b).

“VICI Subject Group” means VICI, VICI’s Affiliates and its and their principals, direct or indirect shareholders, officers, directors, agents, employees and other related Persons (including in the case of any trusts or similar Persons, the direct or indirect beneficiaries of such trust or similar Persons), excluding Owner and its Affiliates.

2.Convention Center.
(a)    Owner and its Affiliates shall have the right, but not the obligation, to construct a Convention Center anywhere in the Geographical Area, provided, however, during the No-Build Period, neither Owner nor any of Owner’s Affiliates shall construct a new Convention Center (as opposed to expansions of existing Convention Centers existing on the date hereof) anywhere in the Geographical Area unless the Convention Center Construction Conditions with respect to such Convention Center are satisfied. For the avoidance of doubt, this Agreement does not restrict Owner or its Affiliates from building any improvements on the Designated Land and does not require Owner and its Affiliates to build any improvements on the Designated Land. From and after the No-Build Period, the Convention Center Construction Conditions shall cease and Owner and its Affiliates shall have the right, but not the obligation, to construct any Convention Center in the Geographical Area without restriction, but subject to and upon the other terms and conditions of this Agreement including, without limitation, VICI’s Call Right. Nothing contained herein shall affect or be deemed to affect the Parties’ and their Affiliates’ respective rights and obligations under: (i) that certain Right of First Refusal Agreement dated as of October 6, 2017, between Caesars Entertainment Corporation, a Delaware corporation, and VICI Properties L.P., a Delaware limited partnership, as modified by that certain Amended and Restated ROFR (as such term is defined in the HLV Property PSA), or (ii) any of the Existing Leases (as such term is defined in the HLV Lease).

(b)    Notwithstanding anything to the contrary contained herein, during the Lockout Period, Owner shall be prohibited from selling, disposing, conveying or otherwise transferring all or any portion of the Eastside Convention Center Land or permitting the sale, disposition, conveyance or other transfer of any direct or indirect membership, partnership or other equity interest in Owner, including, without limitation, pursuant to a lease of the Designated Land and/or the Eastside Convention Center (other than the granting of any Use Rights) (collectively, “Transfers”), except such prohibition shall not apply to (i) Transfers to Affiliates of Owner or (ii) Transfers to a Person which is not an Affiliate of Owner that acquires (or whose Affiliate acquires) HLV Tenant’s interest in the HLV Property, including, without limitation, any direct or indirect membership, partnership or other equity interest in HLV Tenant so long as during the Lockout Period, the owner of the Eastside Convention Center Property and the tenant of the HLV Lease shall be the same Person or Affiliates of each other; provided, however, the foregoing does not prohibit Owner from granting a deed of trust on any portion of the Eastside Convention Center Property as security for any indebtedness obtained in a bona fide third-party financing that is also secured by a deed of trust on HLV Tenant’s interest in the HLV Property in accordance with the terms of the HLV Lease; provided that a memorandum of this Agreement is recorded in the Clark County real estate records pursuant to Section 7(m) prior to the execution of each such deed of trust. Nothing in this Agreement prohibits Parcel 1 Owner and Parcel 2 Owner from merging with each other or transferring the Eastside Convention Center Land or any portion thereof between Parcel 1 Owner and Parcel 2 Owner.

3.Put Right in Favor of Owner.
(a)    Put Right. Provided that (1) the Put/Call Convention Center Conditions have been satisfied, (2) the Eastside Convention Center shall have been operating and capable of fully operating at the time the Put Right is exercised, and there shall be Financial Statements for no less than four consecutive Fiscal Quarters, (3) the HLV Lease shall be in full force and effect, no Tenant Event of Default (as defined in the HLV Lease) shall exist, and no event or circumstance, which with the passage of time would result in a Tenant Event of Default (a “Tenant Default”), shall exist, (4) neither Owner nor any Affiliate of Owner shall then be in material default hereunder, and (5) there is no Material Adverse Effect, then at any time during the Owner Election Period, Owner shall have the right to exercise the Put Right in accordance with the procedures set forth in this Section 3 (all of the foregoing, collectively, the “Put Exercise Conditions”). If any or all of the Put Exercise Conditions are not satisfied, then Owner shall not be entitled to exercise the Put Right.

(b)    Requirements of Put Right Property Package. In order to duly and timely exercise the Put Right, subject to satisfaction of the Put Exercise Conditions, Owner shall deliver to VICI a notice (the “Put Right Election Notice”) of Owner’s election to exercise the Put Right, which shall include a package of information (the “Put Right Property Package”), which shall set forth all material information with respect to the Eastside Convention Center Property and the Put Right including, without limitation, the following:

(i)	reasonable evidence that the Put Exercise Conditions have been satisfied;

(ii)	the proposed Sale Agreement, in the condition required by this Agreement, which shall include the Put Right Purchase Price and Closing Date;

(iii)	the proposed HLV Lease Amendment, in the condition required by this Agreement;

(iv)	delivery of the Financial Statements referenced in the definition of Combined Rent Coverage Ratio; and

(v)	a reasonably detailed explanation of the computation of the proposed Put Right Purchase Price and the Put Right HLV Lease Amendment Rent; and

(vi)
due diligence materials of a type that would customarily be provided to a purchaser of properties such as the Convention Center Property and produced by reputable third-party companies reasonably acceptable to VICI, including in any event a recent title report, survey, environmental reports, current tax status and any assessments owed, and information regarding any known litigation or judgment (collectively, “Diligence Materials”).

Promptly upon VICI’s reasonable request therefor, Owner shall provide to VICI additional information reasonably related to the Put Right Property Package, to the extent such information is reasonably available to Owner. Further, following delivery of the Put Right Election Notice, VICI and its consultants and representatives shall have access to the Eastside Convention Center Property pursuant to, and VICI, and its consultants and representatives, shall comply with, the Access Provisions.

(c)    Put Right Deadline. If Owner does not deliver a Put Right Election Notice to VICI in accordance with the provisions of Section 3(b) prior to the expiration of the Owner Election Period, TIME BEING OF THE ESSENCE, the Put Right shall automatically terminate and be deemed null and void.

(d)    Dispute Regarding Put Right Property Package; Material Adverse Effect. If a Put Right Election Notice and Put Right Property Package are timely delivered by Owner to VICI but VICI either (1) disagrees with Owner’s computation of the Put Right HLV Lease Amendment Rent and/or the Put Right Purchase Price, (2) has comments or revisions to the draft HLV Lease Amendment or Sale Agreement that are required to cause same to comply with the provisions of this Agreement, (3) believes that a condition exists (evidenced through the Diligence Materials or otherwise) that has a Material Adverse Effect, or (4) believes that any or all of the Put Exercise Conditions have not been satisfied, then VICI shall notify Owner thereof within twenty (20) days of VICI’s receipt of the Put Right Property Package (or, if later, such evidence of an alleged Material Adverse Effect or, Tenant Event of Default or Tenant Default). In such event, Owner and VICI shall negotiate in good faith up to a period of thirty (30) days in an effort to reconcile the applicable issue(s). If Owner and VICI are unable to resolve the subject dispute, then Owner may withdraw the Put Right Election Notice (in which case the Put Right may not be exercised again for a period of six (6) months (but in no event after the end of the Owner Election Period)), and if Owner does not withdraw the Put Right Election Notice, the Parties agree that such dispute shall be resolved pursuant to arbitration in accordance with the procedures set forth in Section 6 hereof.

(e)    Finalization of Put Right Documents. If a Put Right Election Notice and Put Right Property Package are timely delivered, and (if applicable) any disputes under Section 3(d) above have been resolved, Owner and VICI shall as soon as reasonably practicable (but in all events within ten (10) days thereafter) enter into the Sale Agreement (with a HLV Lease Amendment attached thereto as an exhibit, which HLV Lease Amendment shall be executed upon the consummation of the closing under the Sale Agreement).

(f)    Gaming Approvals. If a Gaming Approval Failure occurs, the Put Right shall automatically terminate and be deemed null and void. Each Party shall use good faith, commercially reasonable efforts in order to timely obtain the Requisite Gaming Approvals that it must obtain for the Put Right transaction, and the other Party shall use good faith, commercially reasonable efforts in order to assist such Party in its efforts to timely obtain such Requisite Gaming Approvals. If there is a dispute among the Parties as to whether good faith, commercially reasonable efforts were used throughout the Regulatory Period, such dispute shall be resolved in accordance with the procedures set forth in Section 6 hereof, and such matter shall be submitted to arbitration in accordance with the procedures set forth in Section 6 hereof within twenty (20) days after the expiration of the Regulatory Period. Each Party, at no material unreimbursed expense to such Party, agrees to reasonably cooperate with the other Party and use commercially reasonable efforts to provide Regulatory Approval Supporting Information that is reasonably requested by the other Party, in such Party’s efforts to obtain any necessary regulatory approvals (including, if necessary Requisite Gaming Approvals).

(g)    Closing. The closing of the Put Right transaction shall occur in accordance with the terms of the Sale Agreement. In the event that a Put Right transaction fails to close for any reason other than Owner’s breach or default under this Agreement or under the Sale Agreement or because of a failure of one or more representations or warranties by Seller under the Sale Agreement to be true and correct in all material respects as of the Closing Date (a “Rep Condition Failure”), or due to a Gaming Approval Failure and the Sale Agreement is terminated (any such failure to close for a reason other than such breach or default by Owner, a Rep Condition Failure or Gaming Approval Failure, a “Put Right Closing Failure”), Owner shall have the right to exercise the HLV Repurchase Right in accordance with the procedures set forth in Section 4 hereof. Either VICI or Owner shall have the right, to be exercised within twenty (20) days after the date the alleged Put Right Closing Failure occurs, to submit any dispute related to the failure to close to arbitration in accordance with the procedures set forth in Section 6 hereof in order to obtain a determination of the reason for such failure to close. If the Sale Agreement has been executed between the Parties, from and after such execution the terms and conditions of such Sale Agreement shall govern all disputes between the Parties other than the reason for such failure to close rather than the arbitration procedures set forth in Section 6 hereof.

(h)    Failure to Execute Sale Agreement Due To VICI’s Breach. Prior to entering into this transaction, Owner and VICI have discussed the fact that substantial damages will be suffered by Owner if VICI shall breach or default in its obligations under this Section 3 to execute a Sale Agreement if and when required under this Section 3 (a “VICI LD Default”); accordingly, the Parties agree that a reasonable estimate of Owner’s damages in such event is the amount of $9,000,000 (the “Owner Liquidated Damages Amount”). In the event of a VICI LD Default, then, as Owner’s sole and exclusive remedy hereunder, at law, in equity or otherwise (but for the avoidance of doubt, without limiting Owner’s rights to exercise the HLV Repurchase Right in accordance with the procedures set forth in Section 4 hereof) VICI shall pay the Owner Liquidated Damages Amount to Owner as liquidated damages. VICI’s obligation to pay the Owner Liquidated Damages Amount if and when payable hereunder shall survive the termination of this Agreement. In the event of an alleged VICI LD Default, Owner shall provide notice to VICI of same, setting forth in reasonable detail the nature of such VICI LD Default (a “VICI LD Default Notice”). VICI shall have the right, to be exercised within twenty (20) days after the date Owner gives a VICI LD Default Notice, to submit any dispute related to such alleged VICI LD Default to arbitration in accordance with the procedures set forth in Section 6 hereof in order to obtain a determination as to whether a VICI LD Default occurred. In the event the Arbitration Panel’s determination is that a VICI LD Default occurred, VICI shall have a period of twenty (20) days from the date of such determination to cure such default, failure of which shall result in VICI being required to pay the Owner Liquidated Damages Amount.

(a)    Termination of Agreement. Upon closing of the Put Right transaction this Agreement shall automatically terminate and be of no further force and effect.

4.    HLV Repurchase Right in Favor of Owner.
(a)     HLV Repurchase Right. If and only if Owner duly exercises the Put Right in accordance with the terms and conditions of Section 3, but a Put Right transaction fails to close by the outside date by which the closing could occur under the Sale Agreement (as described as the “Closing Date” in Exhibit D) due to a Put Right Closing Failure, then during the HLV Repurchase Election Period, Owner shall have the right to exercise the HLV Repurchase Right subject to and in accordance with the further terms and provisions of this Section 4. Under no circumstances shall Owner have the right to exercise the HLV Repurchase Right in the event Owner withdraws its Put Right pursuant to the terms and provisions of Section 3(d) (unless Owner subsequently duly exercises its Put Right again within the Owner Election Period and otherwise in accordance with the terms and conditions of Section 3, and thereafter a Put Right transaction again fails to close by the outside date by which the closing could occur under the Sale Agreement due to a Put Right Closing Failure and otherwise in accordance with the terms and conditions of this Agreement).

(b)    Requirements of HLV Repurchase Right Property Package Request. As a condition to exercising the HLV Repurchase Right, Owner shall deliver to VICI during the HLV Repurchase Right Election Period a notice of Owner’s intention to exercise the HLV Repurchase Right, and a request for the HLV Repurchase Right Property Package from VICI (collectively, the “HLV Repurchase Right Property Package Request”). As promptly as practicable after receipt of the HLV Repurchase Right Property Package Request, but in no event later than the date occurring thirty (30) days after VICI’s receipt of the HLV Repurchase Right Property Package Request, VICI shall provide to Owner a package of information (the “HLV Repurchase Right Property Package”), which shall include the following:

(i)	the proposed HLV Repurchase Sale Agreement, in the condition required by this Agreement, which shall include the HLV Repurchase Right Purchase Price and Closing Date;

(ii)	the computation of the proposed HLV Repurchase Right Purchase Price; and

(iii)	Diligence Materials (if and to the extent VICI has such materials in its possession and Lessee does not already have same at the time the HLV Repurchase Right Property Package Request was received).
Promptly upon Owner’s reasonable request therefor, VICI shall provide to Owner additional information reasonably related to the HLV Repurchase Right, to the extent such information is in its possession and Lessee does not already have same.

(c)    Call Right Deadline. If Owner does not deliver a HLV Repurchase Right Property Package Request to VICI in accordance with the provisions of Sections 4(a) and 4(b) prior to the expiration of the HLV Repurchase Election Period, TIME BEING OF THE ESSENCE, the HLV Repurchase Right shall automatically terminate and be deemed null and void.

(d)    Dispute Regarding HLV Repurchase Right Property Package. If Owner, after reviewing the HLV Repurchase Right Property Package, either (1) disagrees with VICI’s computation of the HLV Repurchase Right Purchase Price, or (2) has comments or revisions to the draft HLV Repurchase Sale Agreement that are required to cause same to comply with the provisions of this Agreement, Owner shall notify VICI thereof within twenty (20) days of Owner’s receipt of the HLV Repurchase Right Property Package. In such event, Owner and VICI shall negotiate in good faith up to a period of thirty (30) days in an effort to reconcile the applicable issue(s). If Owner and VICI are unable to resolve the subject dispute, such dispute shall be resolved pursuant to arbitration in accordance with the procedures set forth in Section 6 hereof.

(e)    Finalization of HLV Repurchase Right Documents. If the HLV Repurchase Right Property Package is timely delivered, and (if applicable) any disputes under Section 4(d) above have been resolved, Owner and VICI shall as soon as reasonably practicable (but in all events within ten (10) days thereafter) enter into the HLV Repurchase Sale Agreement.

(f)    Gaming Approvals. If a Gaming Approval Failure occurs, the HLV Repurchase Right shall automatically terminate and be deemed null and void. Each party shall use good faith, commercially reasonable efforts in order to timely obtain the Requisite Gaming Approvals that it must obtain for the HLV Repurchase Right Transaction, and the other party shall use good faith, commercially reasonable efforts in order to assist such party in its efforts to timely obtain such Requisite Gaming Approvals. If there is a dispute among the Parties as to whether good faith, commercially reasonable efforts were used throughout the Regulatory Period, such dispute shall be resolved in accordance with the procedures set forth in Section 6 hereof, and such matter shall be submitted to arbitration in accordance with the procedures set forth in Section 6 hereof within twenty (20) days after the expiration of the Regulatory Period. Each Party, at no material unreimbursed expense to such Party, agrees to reasonably cooperate with the other Party and use commercially reasonable efforts to provide Regulatory Approval Supporting Information that is reasonably requested by the other Party, in such Party’s efforts to obtain any necessary regulatory approvals (including, if necessary Requisite Gaming Approvals).

(g)    Closing. The closing of the HLV Repurchase Right transaction shall occur in accordance with the terms of the HLV Repurchase Sale Agreement. In the event that a HLV Repurchase Right transaction fails to close as aforesaid, either VICI or Owner shall have the right, to be exercised within twenty (20) days after the date the alleged failure occurs, to submit any dispute related to such failure to arbitration in accordance with the procedures set forth in Section 6 hereof; provided, however, that if the HLV Repurchase Sale Agreement has been executed between the Parties, from and after such execution the terms and conditions of such HLV Repurchase Sale Agreement shall govern all disputes between the Parties.

5.    Call Right in Favor of VICI.
(a)    Call Right. Provided that clauses (1), (2) and (3) (excluding clauses (x) and (y) thereof) of the Put/Call Convention Center Conditions have been satisfied, the Call Right Rent Coverage Condition has been satisfied, the HLV Lease shall be in full force and effect, Landlord (as defined in the HLV Lease) shall not be in material uncured default under the HLV Lease, and VICI is not in material default hereunder (and, for the avoidance of doubt, it shall not be deemed a material default if a VICI LD Default occurred and thereafter VICI paid the Owner Liquidated Damages Amount), then, at any time during the VICI Election Period, VICI shall have the right to exercise the Call Right in accordance with the procedures set forth in this Section 5.

(b)    Requirements of Call Right Election Notice and Call Right Property Package Request. As a condition to exercising the Call Right, VICI shall deliver to Owner a notice of VICI’s intention to exercise the Call Right, and a request for the Call Right Property Package from Owner (collectively, the “Call Right Property Package Request”). As promptly as practicable after receipt of the Call Right Property Package Request, but in no event later than the date occurring thirty (30) days after Owner’s receipt of the Call Right Property Package Request, Owner shall provide to VICI a package of information (the “Call Right Property Package”), which shall set forth all material information with respect to the Eastside Convention Center Property and the Call Right including, without limitation, the following:

(i)	reasonable evidence that the Put/Call Convention Center Conditions have been satisfied;

(ii)	the proposed Sale Agreement, in the condition required by this Agreement, which shall include the Call Right Purchase Price and Closing Date;

(iii)	a determination of whether the Call Right Rent Coverage Condition has been satisfied, together with reasonably detailed supporting documentation and computations used to derive such determination;

(iv)	the proposed HLV Lease Amendment, in the condition required by this Agreement;

(v)	delivery of the Financial Statements referenced in the definition of Combined Rent Coverage Condition; and

(vi)	a reasonably detailed explanation of the computation of the proposed Call Right Purchase Price and the Call Right HLV Lease Amendment Rent; and

(vii)	Diligence Materials.
Promptly upon VICI’s reasonable request therefor, Owner shall provide to VICI additional information reasonably related to the Call Right, to the extent such information is reasonably available to Owner. Further, following delivery of the Call Right Property Package Request VICI and its consultants and representatives shall have access to the Eastside Convention Center Property pursuant to, and VICI, and its consultants and representatives, shall comply with, the Access Provisions.

(c)    Call Right Deadline. If VICI does not deliver a Call Right Property Package Request to Owner in accordance with Section 5(b) prior to the expiration of the VICI Election Period, TIME BEING OF THE ESSENCE, this Agreement shall automatically terminate on the expiration of such period.
(d)    Failure of Put/Call Convention Center Conditions or Call Right Rent Coverage Condition. If upon VICI’s delivering of the Call Right Property Package Request to Owner, the Put/Call Convention Center Conditions have not been satisfied or the Call Right Rent Coverage Condition is not satisfied (in either case, a “Call Right Condition Failure”), then this Agreement shall automatically terminate at the conclusion of the VICI Election Period unless following a Call Right Condition Failure, VICI again exercises its Call Right within the VICI Election Period and at the time of delivering of the Call Right Property Package Request to Owner, clause (1), (2) and (3) (excluding clauses (x) and (y) thereof) of the Put/Call Convention Center Conditions and the Call Right Rent Coverage Condition are then satisfied.

(e)    Dispute Regarding Call Right Property Package. If VICI, after reviewing the Call Right Property Package, still wishes to exercise the Call Right but VICI either (1) disagrees with Owner’s computation of the Call Right Purchase Price and/or the Call Right HLV Lease Amendment Rent, or (2) has comments or revisions to the draft HLV Lease Amendment and/or Sale Agreement required to cause the same to comply with the provisions of this Agreement, VICI shall notify Owner thereof within twenty (20) days of VICI’s receipt of the Call Right Property Package. In such event, Owner and VICI shall negotiate in good faith up to a period of thirty (30) days in an effort to reconcile the applicable issue(s). If Owner and VICI are unable to resolve the subject dispute, such dispute shall be resolved pursuant to arbitration in accordance with the procedures set forth in Section 6 hereof. Notwithstanding anything to the contrary contained herein, in the event that: (x) the Call Right Property Package discloses that any of the Put/Call Convention Center Conditions is not satisfied and/or the Call Right Rent Coverage Condition is not satisfied, (y) a Tenant Event of Default or Tenant Default exists, and/or (z) a condition exists or an event occurred (evidenced through the Diligence Materials or otherwise) that has a Material Adverse Effect, then, with respect to clauses (x) or (y), Owner may terminate this Agreement to be effective at the conclusion of the VICI Election Period, subject to the provisions of Section 5(d), and if Owner does not so terminate this Agreement, and with respect to clause (z), VICI shall have the right to retract its exercise of the Call Right by providing notice to Owner thereof within twenty (20) days of VICI’s receipt of the Call Right Property Package (or, if later, in the case of any item described in either clauses (y) or (z) above, twenty (20) days following the occurrence of such event). In such case, this Agreement shall automatically terminate at the conclusion of the VICI Election Period, subject to the provisions of Section 5(d).

(f)    Finalization of Call Right Documents. If the Call Right Property Package is timely delivered, and (if applicable) any disputes under Section 5(e) above have been resolved, if VICI still wishes to exercise the Call Right, Owner and VICI shall as soon as reasonably practicable (but in all events within ten (10) days thereafter) enter into the Sale Agreement (with a HLV Lease Amendment attached thereto as an exhibit, which HLV Lease Amendment shall be executed upon the consummation of the closing under the Sale Agreement).

(g)    Gaming Approvals. If a Gaming Approval Failure occurs, then this Agreement shall automatically terminate. Each Party shall use good faith, commercially reasonable efforts in order to timely obtain the Requisite Gaming Approvals that it must obtain for the Call Right Transaction, and the other Party shall use good faith, commercially reasonable efforts in order to assist such Party in its efforts to timely obtain such Requisite Gaming Approvals. If there is a dispute among the Parties as to whether good faith, commercially reasonable efforts were used throughout the Regulatory Period, such dispute shall be resolved in accordance with the procedures set forth in Section 6 hereof, and such matter shall be submitted to arbitration in accordance with the procedures set forth in Section 6 hereof within twenty (20) days after the expiration of the Regulatory Period. Each Party, at no material unreimbursed expense to such Party, agrees to reasonably cooperate with the other Party and use commercially reasonable efforts to provide Regulatory Approval Supporting Information that is reasonably requested by the other Party, in such Party’s efforts to obtain any necessary regulatory approvals (including, if necessary Requisite Gaming Approvals).

(h)    Closing. The closing of the Call Right transaction shall occur in accordance with the terms of the Sale Agreement. In the event that the Parties fail to execute a Sale Agreement, either VICI or Owner shall have the right, to be exercised within twenty (20) days after the date the alleged failure occurs, to submit any dispute related to such failure to arbitration in accordance with the procedures set forth in Section 6 hereof; provided, however, that if the Sale Agreement has been executed between the Parties, from and after such execution the terms and conditions of such Sale Agreement shall govern all disputes between the Parties.

(i)    Failure to Execute Sale Agreement Due To Owner Breach. Prior to entering into this transaction, Owner and VICI have discussed the fact that substantial damages will be suffered by VICI if Owner shall breach or default in its obligations under this Section 5 to execute a Sale Agreement when required under this Section 5 (an “Owner LD Default”); accordingly, the Parties agree that a reasonable estimate of VICI’s damages in such event is the amount of $9,000,000 (the “VICI Liquidated Damages Amount”). In the event of an Owner LD Default, then, as VICI’s sole and exclusive remedy hereunder, at law, in equity or otherwise, Owner shall pay the VICI Liquidated Damages Amount to VICI as liquidated damages, and thereafter, the Parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement. Owner’s obligation to pay the VICI Liquidated Damages Amount if and when payable hereunder shall survive the termination of this Agreement. In the event of an alleged Owner LD Default, VICI shall provide notice to Owner of same, setting forth in reasonable detail the nature of such Owner LD Default (an “Owner LD Default Notice”). Owner shall have the right, to be exercised within twenty (20) days after the date VICI gives an Owner LD Default Notice, to submit any dispute related to such alleged Owner LD Default to arbitration in accordance with the procedures set forth in Section 6 hereof in order to obtain a determination as to whether an Owner LD Default occurred. In the event the Arbitration Panel’s determination is that an Owner LD Default occurred, Owner shall have a period of twenty (20) days from the date of such determination to cure such default, failure of which shall result in Owner being required to pay the VICI Liquidated Damages Amount.

(j)    Financial Statements and Access to Eastside Convention Center Property. At any time and from time to time after the first (1st) day of the ninth (9th) Lease Year under the HLV Lease, within thirty (30) days after request therefor by VICI, Owner shall provide: (x) to VICI, Financial Statements for the then most recent period of four consecutive Fiscal Quarters ended at least 90 days prior to such date, and (y) to VICI and its consultants and representatives, access to the Eastside Convention Center Property pursuant to, and VICI, and its consultants and representatives, shall comply with, the Access Provisions.

(k)    Termination of Agreement. Upon closing of the Call Right transaction this Agreement shall automatically terminate and be of no further force and effect.

6.	Arbitration.
(a)    Arbitrator Qualifications. Any dispute required pursuant to the terms and conditions of this Agreement to be resolved by arbitration shall be submitted to and determined by an arbitration panel comprised of three (3) members (the “Arbitration Panel”). No more than one

(1) panel member may be with the same firm, and no panel member may have an economic interest in the outcome of the arbitration. In addition, each panel member shall have (i) at least ten (10) years of experience as an arbitrator and at least one (1) year of experience in a profession that directly relates to the ownership, operation, financing or leasing of gaming or other hospitality facilities similar to the Eastside Convention Center Property, as applicable, or (ii) at least one (1) year of experience as an arbitrator and at least ten (10) years of experience in a profession that directly relates to the ownership, operation, financing or leasing of gaming or other hospitality facilities similar to the HLV Property or Eastside Convention Center Property, as applicable.

(b)    Arbitrator Appointment. The Arbitration Panel shall be selected as set forth in this Section 6(b). Within fifteen (15) Business Days after the expiration of the applicable date identified in this Agreement, Owner shall select and identify to VICI a panel member meeting the criteria of the above paragraph (the “Owner Panel Member”) and VICI shall select and identify to Owner a panel member meeting the criteria of the above paragraph (the “VICI Panel Member”). If a Party fails to timely select its respective panel member, the other Party may notify such Party in writing of such failure, and if such Party fails to select its respective panel member within three (3) Business Days after receipt of such notice, then such other Party may select and identify to such Party such panel member on such Party’s behalf. Within ten (10) Business Days after the selection of the Owner Panel Member and the VICI Panel Member, the Owner Panel Member and the VICI Panel Member shall jointly select a third panel member meeting the criteria of the above paragraph (the “Third Panel Member”). If the Owner Panel Member and the VICI Panel Member fail to timely select the Third Panel Member and such failure continues for more than three (3) Business Days after written notice of such failure is delivered to the Owner Panel Member and VICI Panel Member by either Owner or VICI, then Owner and VICI shall cause the Third Panel Member to be appointed by the managing officer of the American Arbitration Association.

(c)    Arbitration Procedure. Within twenty (20) Business Days after the selection of the Arbitration Panel, Owner and VICI each shall submit to the Arbitration Panel a written statement identifying its summary of the issues. Owner and VICI may also request an evidentiary hearing on the merits in addition to the submission of written statements, such request to be made in writing within such twenty (20) Business Day period. The Arbitration Panel shall determine the appropriate terms and conditions of the documents or other matters in question in accordance with this Agreement. The Arbitration Panel shall make its decision within twenty (20) days after the later of (i) the submission of such written statements, and (ii) the conclusion of any evidentiary hearing on the merits (if any). The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to Owner and VICI.
(d)    Determinations by Arbitration Panel. For the avoidance of doubt, (i) any damages payable hereunder shall be payable only in cash or cash equivalents or, in the discretion of both Parties acting reasonably, equity securities or debt with at least the same value as a cash award or, in the sole discretion of each Party, such other form of consideration as may be agreed between them; and (ii) in making any determination of an issue with respect to Gaming Laws or involving the Gaming Authorities, the Arbitration Panel shall be limited to determining whether the Owner acted in good faith and/or a commercially reasonable manner with respect to this Agreement and its obligations hereunder.

(e)    Binding Decision. The decision by the Arbitration Panel shall be final, binding and conclusive and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in New York, New York.

(f)    Determination Rules. The resolution procedure described herein shall be governed by the Commercial Rules of the American Arbitration Association and the Procedures for Large, Complex, Commercial Disputes in effect as of the date hereof.

(g)    Liability for Costs. Owner and VICI shall bear equally the fees, costs and expenses of the Arbitration Panel in conducting any arbitration described in this Section 6.

7.	Miscellaneous.
(a)    Notices. Any notice, request or other communication to be given by any Party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by facsimile transmission or by an overnight express service to the following address or to such other address as either Party may hereafter designate:
To Owner:    [_________________________]
One Caesars Palace Drive
Las Vegas, NV 89109
                    Attention:  General Counsel
                    Facsimile:  (702) 892-2795
Email:  corplaw@caesars.com

To VICI:    [_________________________]
c/o VICI Properties, L.P.
8329 West Sunset Road, Suite 210
Las Vegas, NV 89113
Attention: General Counsel
Fax:
Email: corplaw@viciproperties.com

Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such notice was received at the number specified above or in a notice to the sender.
(b)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Owner and VICI and their respective permitted successors and assigns; provided, however, in all instances this Agreement shall “run with the land” and be binding against any successor of the Parties and each such permitted successor or assign shall be required to execute and notarize a joinder to this Agreement in a form of joinder reasonably acceptable to the Parties hereto, but failure to execute and/or have notarized such joinder shall in no way affect such successor’s or assign’s obligations under this Agreement. Owner shall not have the right to assign its rights or obligations under this Agreement without the prior written consent of VICI; provided, that if after the date hereof HLV Tenant assigns its rights and obligations as “Tenant” under and pursuant to the terms of the HLV Lease to a person or entity that is not an Affiliate of HLV Tenant and Owner, then Owner, concurrently with such assignment by HLV Tenant, shall assign this Agreement to the “Tenant” or to an Affiliate of such “Tenant” under the HLV Lease. VICI shall not have the right to assign its rights or obligations under this Agreement, other than to an Affiliate of VICI; provided, that if after the date hereof VICI assigns its rights and obligations as “Landlord” under and pursuant to the terms of the HLV Lease, then this Agreement shall be automatically assigned and be binding upon and inure to the benefit of such successor that is then the “Landlord” under the HLV Lease. The foregoing shall be subject to the terms and provisions of Section 2(b).

(c)    Entire Agreement; Amendment. This Agreement and the exhibits hereto constitute the entire and final agreement of the Parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the Parties. Owner and VICI hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the subject matter hereof are merged into and revoked by this Agreement.

(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, which State the Parties agree has a substantial relationship to the Parties and to the underlying transaction embodied hereby. This Agreement is the product of joint drafting by the Parties and shall not be construed against either Party as the drafter hereof.

(e)    Venue. With respect to any action relating to this Agreement, Owner and VICI irrevocably submit to the exclusive jurisdiction of the courts of the State of Nevada sitting in Clark County, Nevada and the United States District Court having jurisdiction over Clark County, Nevada, and Owner and VICI each waives: (a) any objection to the laying of venue of any suit or action brought in any such court; (b) any claim that such suit or action has been brought in an inconvenient forum; (c) any claim that the enforcement of this Section is unreasonable, unduly oppressive, and/or unconscionable; and (d) the right to claim that such court lacks jurisdiction over that Party.

(f)    Waiver of Jury Trial. EACH PARTY HERETO, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

(g)    Severability. If any term or provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

(h)    Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

(i)    Time of Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.

(j)    Further Assurances. The Parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Agreement. In addition, VICI agrees to, at Owner’s sole cost and expense, reasonably cooperate with all applicable Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Owner and the transactions contemplated and described herein, including the provision of such documents and other information as may be requested by such Gaming Authorities.

(k)    Counterparts; Originals. This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. Facsimile or digital copies of this Agreement, including the signature page hereof, shall be deemed originals for all purposes.

(l)    Licensing Events; Termination.
(i)    If there shall occur a VICI Licensing Event and any aspect of such VICI Licensing Event is attributable to a member of the VICI Subject Group, then Owner or VICI, as applicable, shall notify the other Party thereof as promptly as practicable after becoming aware of such VICI Licensing Event (but in no event later than twenty (20) days after becoming aware of such VICI Licensing Event). In such event, VICI shall use commercially reasonable efforts to resolve and to cause the other members of the VICI Subject Group to use commercially reasonable to in resolve such VICI Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If, despite these efforts, such VICI Licensing Event cannot be resolved to the satisfaction of the applicable Gaming Authorities within the time period required by such Gaming Authorities, Owner shall have the right, in its discretion, to (1) cause this Agreement to temporarily cease to be in full force and effect, until such time, as any, as the VICI Licensing Event is resolved to the satisfaction of the applicable Gaming Authorities; provided, that if the VICI Election Period, Owner Election Period or HLV Repurchase Election Period would otherwise terminate at a time while the Agreement is not in full force and effect, then the VICI Election Period, Owner Election Period or HLV Repurchase Election Period, as the case may be, shall be extended until the date that is the earlier of (x) one hundred eighty (180) days after the date on which the Parties become aware that the VICI Licensing Event was resolved to the satisfaction of the applicable Gaming Authorities, (y) the date on which each of VICI and Owner reasonably determines that the VICI Licensing Event is not likely to be resolved or otherwise ceases using commercially reasonable efforts to resolve such VICI Licensing Event and (z) the date that is one (1) year following the expiration of the VICI Election Period, Owner Election Period or HLV Repurchase Election Period, as the case may be, or (2) to the extent causing this Agreement to temporarily cease to be in full force and effect in lieu of terminating this

Agreement is not sufficient for the applicable Gaming Authorities, notify VICI of its intention to terminate this Agreement, in which case the Agreement shall terminate upon receipt of such notice.

(ii)    If there shall occur an Owner Licensing Event and any aspect of such Owner Licensing Event is attributable to a member of the Owner Subject Group, then VICI or Owner, as applicable, shall notify the other Party thereof as promptly as practicable after becoming aware of such Owner Licensing Event (but in no event later than twenty (20) days after becoming aware of such Owner Licensing Event). In such event, Owner shall use commercially reasonable efforts to resolve and to cause the other members of the Owner Subject Group to resolve such Owner Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If, despite these efforts, such Owner Licensing Event cannot be resolved to the satisfaction of the applicable Gaming Authorities within the time period required by such Gaming Authorities, VICI shall have the right, in its discretion, to terminate this Agreement; provided, that if the VICI Election Period, Owner Election Period or HLV Repurchase Election Period would otherwise terminate at a time while the Agreement is not in full force and effect, then the VICI Election Period, Owner Election Period or HLV Repurchase Election Period, as the case may be, shall be extended until the date that is the earlier of (x) one hundred eighty (180) days after the date on which the Parties become aware that the Owner Licensing Event was resolved to the satisfaction of the applicable Gaming Authorities, (y) the date on which each of VICI and Owner reasonably determines that the Owner Licensing Event is not likely to be resolved or otherwise ceases using commercially reasonable efforts to resolve such Owner Licensing Event and (z) the date that is one (1) year following the expiration of the VICI Election Period, Owner Election Period or HLV Repurchase Election Period, as the case may be, or (2) to the extent causing this Agreement to temporarily cease to be in full force and effect in lieu of terminating this Agreement is not sufficient for the applicable Gaming Authorities, notify Owner of its intention to terminate this Agreement, in which case the Agreement shall terminate upon receipt of such notice.

(m)    Memorandum. Owner and VICI shall, promptly upon the request of either Party, enter into one or more short form memoranda of this Agreement in a form reasonably acceptable to the Parties and in all events in form suitable for recording in the county or other applicable location in which the Eastside Convention Center Property is located and which shall be recorded against the Designated Land and the HLV Property. Each Party shall bear its own costs in negotiating and finalizing such memoranda, but the Parties shall split equally all costs and expenses of recording any such memorandum and shall fully cooperate with Owner in removing from record any such memorandum upon the termination of this Agreement. Notwithstanding anything to the contrary, each of Owner and VICI shall, promptly upon the termination of this Agreement, enter into a termination of memorandum of agreement in recordable form and promptly after execution record such termination of memorandum of agreement.

(n)    Guaranties. On the Effective Date, (x) Owner Guarantor shall execute and deliver the Owner Guaranty, which shall in all events be in a form reasonably acceptable to the Parties, and be on materially the same terms as the PSA Seller Guaranty and PSA Buyer Guaranty (as defined in the HLV Property PSA), except that the Owner Guaranty shall be with respect to Owner’s obligations to pay the VICI Liquidated Damages Amount to the extent due pursuant to the terms and conditions of this Agreement and with respect to the performance of Owner’s obligations under Section 2 of this Agreement, and (y) VICI Guarantor shall execute and deliver the VICI Guaranty, which shall in all events be in a form reasonably acceptable to the Parties, and be on materially the same terms as the PSA Seller Guaranty and PSA Buyer Guaranty, except that the VICI Guaranty shall be with respect to VICI’s obligations to pay the Owner Liquidated Damages Amount to the extent due pursuant to the terms and conditions of this Agreement. If the form of the Owner Guaranty and the form of VICI Guaranty have not been agreed to on the Effective Date, then the parties may submit the dispute with regard to the form of the VICI Guaranty and Owner Guaranty to arbitration in accordance with Section 6.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, VICI and Owner have executed this Call Right Agreement as of the date first set forth above.

VICI:

[_________________________________],
a [______________________________]

By:
Name:
Title:

PARCEL 1 OWNER:

[_________________________________],
a [______________________________]

By:
Name:
Title:

PARCEL 2 OWNER:

3535 LV NEWCO, LLC
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A-1

Description of the Designated Land Parcel 1

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1: (TOWERS) (APN 162-16-410-060)

Lots 16 through 20 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 2: (TERRACES) (APN 162-16-410-061 and 062)

Lots 21 through 24 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 3: (TERRACES FOUR) (APN 162-16-410-064, 065 and 066)

Lots 27 through 32 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 4: (WINNICK) (APN 162-16-410-080)

Lot 51 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with the West 10 Feet of that certain pedestrian walkway abutting the Easterly line of said Lot by that certain Order of Vacation recorded June 21, 1962, as Document No. 297340, of Official Records.

Together with those portions of Winnick Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 5: (FOUNTAINS) (APN 162-16-410-070, 071, 072, 075, 076, 083 and 084)

Lots 36 through 38, 41, 42 and 56 through 58 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 6: (SUITES) (APN 162-16-410-088 and 089)

That portion of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East M.D.M., being a portion of Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada described as follows:

Lots 1 and 2 of that certain Parcel Map on file in File 70 of Parcel Maps, Page 30, recorded September 19, 1991 as Document No. 00581 in Book 910919, of Official Records. in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue, Audrie Street and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 7: (APN 162-16-410-067, 068, 069, 077, 078, 079, 082, 085 and 086)

Lots 33, 34, 35, 43, 44, 45, 46, 47, 48, 49, 50 and 55 in Block Three (3); and Lots 59, 60, 61 and 62 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Road, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No.

01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 8: (APN 162-16-410-073)

Lot 39 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH that portion of the pedestrian walkway lying Westerly of and adjacent to the West line of said Lot 39, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 9: (APN 162-16-410-074)

Lot 40 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Easterly of and adjacent to the East line of said Lot 40, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 10: (APN 162-16-410-081)

Lots 52, 53 and 54 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH that certain vacated walkway 10 feet wide adjoining Lot 52 on the West boundary, as disclosed by an Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Winnick Road and the alley vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 11: (APN 162-16-410-063)

Lots 25 and 26 in Block Two (2) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.
Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 12: (PLAZA) (APN 162-16-410-087)

Lots 63 and 64 in Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.
Together with that portion of Winnick Avenue as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

APN: 162-16-410-060 thru 089

EXHIBIT A-2

Description of the Designated Land Parcel 2

THAT PORTION OF THE NORTHEAST QUARTER (NE ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., DESCRIBED AS FOLLOWS:

PARCEL TWO (2) AS SHOWN BY PARCEL MAP THEREOF ON FILE IN FILE 57 OF PARCEL MAPS, PAGE 51, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

APN: 16216301007

EXHIBIT B

Form of HLV Lease Amendment

SECOND AMENDED AND RESTATED LEASE
By and Among
[  ] together with its permitted successors and assigns)
as “Landlord”
and
Harrah’s Las Vegas, LLC,
a Nevada limited liability company,
together with its permitted successors and assigns)
as “Tenant”
dated
December, [___] 20__
for
Harrah’s Las Vegas

9.3	Landlord's Estate	52
9.4	End of Term	53

ARTICLE X ALTERATIONS		53
10.1	Alterations, Capital Improvements and Material Capital Improvements	54
10.2	Landlord Approval of Certain Alterations and Capital Improvements	54
10.3	Construction Requirements for Alterations and Capital Improvements	56
10.4	Landlord’s Right of First Offer to Fund Material Capital Improvements	56
10.5	Minimum Capital Expenditures	60

ARTICLE XI LIENS		63

ARTICLE XII PERMITTED CONTESTS		65

ARTICLE XIII INSURANCE		65
13.1	General Insurance Requirements	65
13.2	Name of Insureds.	68
13.3	Deductibles or Self-Insured Retentions.	69
13.4	Waivers of Subrogation.	69
13.5	Limits of Liability and Blanket Policies.	69
13.6	Future Changes in Insurance Requirements.	69
13.7	Notice of Cancellation or Non-Renewal.	70
13.8	Copies of Documents	70
13.9	Certificates of Insurance	71
13.10	Other Requirements	71

ARTICLE XIV CASUALTY		72
14.1	Property Insurance Proceeds	72
14.2	Tenant’s Obligations Following Casualty	72
14.3	No Abatement of Rent	74
14.4	Waiver	74
14.5	Insurance Proceeds and Fee Mortgagee	74

ARTICLE XV EMINENT DOMAIN		74
15.1	Condemnation	74
15.2	Award Distribution	75
15.3	Temporary Taking	75
15.4	Condemnation Awards and Fee Mortgagee	75

ARTICLE XVI DEFAULTS AND REMEDIES		75
16.1	Tenant Events of Default	75
16.2	Landlord Remedies	78

16.3	Damages	79
16.4	Receiver	80
16.5	Waiver	80
16.6	Application of Funds	80
16.7	Landlord’s Right to Cure Tenant’s Default	80
16.8	Miscellaneous	81

ARTICLE XVII TENANT FINANCING		82
17.1	Permitted Leasehold Mortgagees	82
17.2	Landlord Cooperation with Permitted Leasehold Mortgage	90

ARTICLE XVIII TRANSFERS BY LANDLORD		90
18.1	Sale of the Leased Property	90
18.2	Transfers to Tenant Competitors	92
18.3
Specific Performance. Notwithstanding anything to the contrary contained herein, and without limitation of any of Tenant’s other rights and remedies under this Lease, the Parties recognize that if Landlord shall breach its obligations under Section 18.1 hereof by selling the Leased Property or any portion thereof to a Tenant Competitor during the Term, damages shall not provide an adequate remedy to Tenant and accordingly, Tenant shall have the right to obtain the remedy of specific performance including injunctive relief to prevent Landlord from selling the Leased Property or any portion thereof to a Tenant Competitor in violation of Section 18.1 hereof.
		94

ARTICLE XIX HOLDING OVER		95

ARTICLE XX RISK OF LOSS		95

ARTICLE XXI INDEMNIFICATION		95
21.1	General Indemnification	95
21.2	Encroachments, Restrictions, Mineral Leases, etc.	97

ARTICLE XXII TRANSFERS BY TENANT		99
22.1	Subletting and Assignment	99
22.2	Permitted Assignments and Transfers	99
22.3	Permitted Sublease Agreements	102
22.4	Required Subletting and Assignment Provisions	103
22.5	Costs	105
22.6	No Release of Tenant’s Obligations; Exception	105
22.7	Bookings	105

ARTICLE XXIII REPORTING		106
23.1	Estoppel Certificates and Financial Statements	106
23.2	SEC Filings; Offering Information	111

23.3	Landlord Obligations	112

ARTICLE XXIV LANDLORDS RIGHT TO INSPECT		113

ARTICLE XXV NO WAIVER		114

ARTICLE XXVI REMEDIES CUMULATIVE		114
ARTICLE XXVII ACCEPTANCE OF SURRENDER		114

ARTICLE XXVIII NO MERGER		114

ARTICLE XXIX INTENTIONALLY OMMITTED		115

ARTICLE XXX QUIET ENJOYMENT		115

ARTICLE XXXI LANDLORD FINANCING		115
31.1	Landlord's Financing	115
31.2	Attornment	116
31.3	Compliance with Fee Mortgage Documents	116

ARTICLE XXXII ENVIRONMENTAL COMPLIANCE		119
32.1	Hazardous Substances	119
32.2	Notices	119
32.3	Remediation	120
32.4	Indemnity	120
32.5	Environmental Inspections	121

ARTICLE XXXIII MEMORANDUM OF LEASE		122

ARTICLE XXXIV DISPUTE RESOLUTION		122
34.1	Expert Valuation Process	122
34.2	Arbitration	124

ARTICLE XXXV NOTICES		126

ARTICLE XXXVI END OF TERM SUCCESSOR ASSET TRANSFER		126
36.1	Transfer of Tenant’s Property and Operational Control	126
36.2	[Reserved]	127
36.3	Determination of Successor Lessee and Successor Assets FMV	127
36.4	Operation Transfer.	129

ARTICLE XXXVII ATTORNEY FEES		130

ARTICLE XXXVIII BROKERS		130

ARTICLE XXXIX ANTI-TERRORISM REPRESENTATIONS		131

ARTICLE XL LANDLORD REIT PROTECTIONS		131

ARTICLE XLI MISCELLANEOUS		132
41.1	Survival	132
41.2	Severability	133
41.3	Non-Recourse	133
41.4	Successors and Assign	134
41.5	Governing Law	134
41.6	Waiver of Trial by Jury	134
41.7	Entire Agreement	135
41.8	Headings	135
41.9	Counterparts	135
41.10	Interpretation	135
41.11	Deemed Consent	136
41.12	Further Assurances	136
41.13	Gaming Regulations	136
41.14	Certain Provisions of Nevada Law	137
41.15	Confidential Information	137
41.16	Time of Essence	138
41.17	Consents, Approvals and Notices	138
41.18	Reserved	139
1.2	Reserved	139
41.19	Amendments. This Lease may not be amended except by a written agreement executed by all Parties hereto	139

EXHIBITS AND SCHEDULES

EXHIBIT A-1	FACILITY
EXHIBIT A-2	CONVENTION CENTER FACILITY
EXHIBIT B	LEGAL DESCRIPTION OF LAND
EXHIBIT B-1	LEGAL DESCRIPTION OF CONVENTION CENTER LAND
EXHIBIT B-2	LEGAL DESCRIPTION OF HARRAH'S LAND
EXHIBIT C	CAPITAL EXPENDITURES REPORT
EXHIBIT D	FORM OF SCHEDULE CONTAINING ANY ADDITIONS TO OR RETIREMENTS OF ANY FIXED ASSETS CONSTITUTING LEASED PROPERTY
EXHIBIT E	INTENTIONALLY OMITTED
EXHIBIT F	FORM OF GUARANTY
EXHIBIT G	INTENTIONALLY OMITTED
EXHIBIT H	FORM OF REIT COMPLIANCE CERTIFICATE
EXHIBIT I	FORM OF PACE REPORT
SCHEDULE 1	GAMING LICENSE
SCHEDULE 2	PERMITTED TITLE EXCEPTIONS
SCHEDULE 3	INTENTIONALLY OMITTED
SCHEDULE 4	SPECIFIED SUBLEASES
SCHEDULE 5	INTENTIONALLY OMITTED
SCHEDULE 6	DESCRIPTION OF TITLE POLICY(IES)
SCHEDULE	PROPERTY SPECIFIC MARKS

SECOND AMENDED AND RESTATED LEASE
THIS SECOND AMENDED AND RESTATED LEASE (this “Lease”) is entered into as of [  ], [  ], by and among [_____],together with its permitted successors and assigns, “Landlord”), and Harrah’s Las Vegas, LLC, a Nevada limited liability company, together with its permitted successors and assigns, “Tenant”).
RECITALS
A.    Pursuant to that certain Lease dated as of December __, 2017 (the Original Lease), Landlord leased to Tenant the Leased Property (as defined in the Original Lease) (the Original Leased Property) consisting of all of the real estate assets comprising the property commonly known as Harrah’s Las Vegas, as more particularly described on Exhibit A-1 attached hereto.

B.    Pursuant to that certain Lease dated as of December __, 2017 (the Original Lease), Landlord leased to Tenant the Leased Property (as defined in the Original Lease) (the Original Leased Property) consisting of all of the real estate assets comprising the property commonly known as Harrah’s Las Vegas, as more particularly described on Exhibit A-1 attached hereto.
C.    Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Convention Center Property (and to incorporate the Convention Center Property into this Lease so that the Leased Property hereunder shall be comprised of the Convention Center Property and the Original Leased Property), on the terms and subject to the conditions set forth in this Lease.
D.    Landlord and Tenant wish to amend and restate the Original Lease in its entirety.
E.    Capitalized terms used in this Lease and not otherwise defined herein are defined in Article II hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Lease is hereby amended and restated in its entirety and the Parties agree as follows:

ARTICLE 1
DEMISE; TERM

1.1    Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord demises and leases to Tenant and Tenant accepts and leases from Landlord all of Landlord’s rights and interest in and to the following (collectively, the “Leased Property”):

(a)the real property described in Exhibit B attached hereto, together with any ownership interests in adjoining roadways, alleyways, strips, gores and the like appurtenant thereto (collectively, the “Land”);

(b)all buildings, structures, Fixtures and improvements of every kind now or hereafter located on the Land or the improvements located thereon or permanently affixed to the Land or the improvements located thereon, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines appurtenant to such buildings and structures (collectively, the “Leased Improvements”), provided, however, that the foregoing shall not affect or contradict the provisions of this Lease which specify that Tenant shall be entitled to certain rights with respect to or benefits of the Tenant Capital Improvements as expressly set forth herein; and

(c)all easements, development rights and other rights appurtenant to the Land or the Leased Improvements. The Leased Property is leased subject to all covenants, conditions, restrictions, easements and other matters of any nature affecting the Leased Property or any portion thereof as of the Commencement Date and such subsequent covenants, conditions, restrictions, easements and other matters as may hereafter arise in accordance with the terms of this Lease or as may otherwise be agreed to in writing by Landlord and Tenant, whether or not of record, including any matters which would be disclosed by an inspection or accurate survey of the Leased Property or any portion thereof.

Except as more specifically provided in the following paragraph, to the extent Landlord’s ownership of any Leased Property or any portion thereof (including any improvement (including any Capital Improvement) or other property) that does not constitute “real property” within the meaning of Treasury Regulation Section 1.856-3(d), which would otherwise be owned by Landlord and leased to Tenant pursuant to this Lease, could cause Landlord REIT to fail to qualify as a “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto), then a portion of such property shall automatically instead be owned by PropCo TRS LLC, a Delaware limited liability company, which is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT (the “Propco TRS”), to the extent necessary such that Landlord’s ownership of such Leased Property does not cause Landlord REIT to fail to qualify as a real estate investment trust, provided, there shall be no adjustment in the Rent as a result of the foregoing. In such event, Landlord shall cause the Propco TRS to make such property available to Tenant in accordance with the terms hereof; however, Landlord shall remain fully liable for all obligations of Landlord under this Lease and shall retain sole decision-making authority for any matters for which Landlord’s consent or approval is required or permitted to be given and for which Landlord’s discretion may be exercised under this Lease.
1.2    Single, Indivisible Lease. This Lease constitutes one indivisible lease of the Leased Property and not separate leases governed by similar terms. The Leased Property constitutes one economic unit, and the Rent and all other provisions have been negotiated and agreed upon based on a demise of all of the Leased Property to Tenant as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided in this Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease apply equally and uniformly to all components of the Leased Property collectively as one unit. The Parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Property and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365, or any successor or replacement thereof or any analogous state law, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Property. The Parties may elect to amend this Lease from time to time to modify the boundaries of the Land, to exclude one or more components or portions thereof, and/or to include one or more additional components as part of the Leased Property, and any such future addition to the Leased Property shall not in any way change the indivisible and nonseverable nature of this Lease and all of the foregoing provisions shall continue to apply in full force.

1.3    Term. The “Term” of this Lease shall commence on the Commencement Date and expire on the Expiration Date (i.e., the Term shall consist of the Initial Term plus all Renewal Terms, to the extent exercised as set forth in Section 1.4 below, subject to any earlier termination of the Term pursuant to the terms hereof). The initial stated term of this Lease (the “Initial Term”) shall commence on December [  ], 2017 (the “Commencement Date”) and expire on December 31, 2032 (the “Initial Stated Expiration Date”). The “Stated Expiration Date” means the Initial Stated Expiration Date or the expiration date of the most recently exercised Renewal Term, as the case may be.

1.4    Renewal Terms. The Term of this Lease may be extended for four (4) separate “Renewal Terms” of five (5) years each if (a) at least twelve (12), but not more than eighteen (18), months prior to the then current Stated Expiration Date, Tenant (or, pursuant to Section 17.1(e), a Permitted Leasehold Mortgagee) delivers to Landlord a “Renewal Notice” stating that it is irrevocably exercising its right to extend this Lease for one (1) Renewal Term; and (b) no Tenant Event of Default shall have occurred and be continuing on the date Landlord receives the Renewal Notice or on the last day of the then current Term (other than a Tenant Event of Default that is in the process of being cured by a Permitted Leasehold Mortgagee in compliance in all respects with Section 17.1(d) and Section 17.1(e)). Subject to the provisions, terms and conditions of this Lease, upon Tenant’s timely delivery to Landlord of a Renewal Notice, the Term of this Lease shall be extended for the then applicable Renewal Term. During any such Renewal Term, except as specifically provided for herein, all of the provisions, terms and conditions of this Lease shall remain in full force and effect. After the last Renewal Term, Tenant shall have no further right to renew or extend the Term. If Tenant fails to validly and timely exercise any right to extend this Lease, then all subsequent rights to extend the Term shall terminate.

ARTICLE II
DEFINITIONS

For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article II have the meanings assigned to them in this Article and include the plural as well as the singular and any gender as the context requires; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) all references in this Lease to designated “Articles,” “Sections,” “Exhibits” and other subdivisions are to the designated Articles, Sections, Exhibits and other subdivisions of this Lease; (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision; (vi) all Exhibits, Schedules and other attachments annexed to the body of this Lease are hereby deemed to be incorporated into and made an integral part of this Lease; (vii) all references to a range of Sections, paragraphs or other similar references, or to a range of dates or other range (e.g., indicated by “-” or “through”) shall be deemed inclusive of the entire range so referenced; and (viii) for the calculation of any financial ratios or tests referenced in this Lease, this Lease, regardless of its treatment under GAAP, shall be deemed to be an operating lease and the Rent payable hereunder shall be treated as an operating expense and shall not constitute indebtedness or interest expense.
“AAA”: As defined in the definition of Appointing Authority.

“Accepted MCI Financing Proposal”: As defined in Section 10.4(b).
“Accountant”: Either (i) a firm of independent public accountants designated by Tenant, or Guarantor, as applicable and reasonably acceptable to Landlord, or (ii) a “big four” accounting firm designated by Tenant.
“Accounts”: All Tenant’s accounts, including deposit accounts (but excluding any impound account established pursuant to Section 4.4 and any Fee Mortgage Reserve Account), all rents, profits, income, revenues or rights to payment or reimbursement derived from Tenant’s use of any space within the Leased Property or any portion thereof and/or from goods sold or leased or services rendered by Tenant from the Leased Property or any portion thereof (including, without limitation, from goods sold or leased or services rendered from the Leased Property or any portion thereof by the Affiliated property manager or Affiliated Subtenants) and all Tenant’s accounts receivable derived from the use of the Leased Property or goods or services provided from the Leased Property, in each case whether or not evidenced by a contract, document, instrument or chattel paper and whether or not earned by performance, including without limitation, the right to payment of management fees and all proceeds of the foregoing.
“Acquirer”: As defined in Article XVIII.
“Additional Charges”: All Impositions and all other amounts, liabilities and obligations (excluding Rent) which Tenant assumes or agrees or is obligated to pay under this Lease and, in the event of any failure on the part of Tenant to pay any of those items, except where such failure is due to the wrongful acts or omissions of Landlord, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items pursuant to the terms hereof or under applicable law.
“Additional Fee Mortgagee Requirements”: As defined in Section 31.3.
“Additional Fee Mortgagee Requirements Period”: As defined in Section 31.3.
“Affiliate”: When used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall Tenant or any of its Affiliates be deemed to be an Affiliate of Landlord or any of Landlord’s Affiliates.
“Alteration”: Any construction, demolition, restoration, alteration, addition, improvement, renovation or other physical changes or modifications of any nature in, on or to the Leased Improvements that is not a Capital Improvement.
“Annual Minimum Building and Improvement Cap Ex Amount”: As defined in Section 10.5(a)(ii).
“Applicable Deadline”: As defined in Section 23.1(b)(i).
“Applicable Landlord Financing” A financing obtained by Landlord or any one or more of its Affiliates that is secured by this Lease or the Leased Property.

“Applicable Standards”: The standards generally and customarily applicable from time to time during the Term to (i) large-scale, integrated gaming-hotel-entertainment facilities and (ii) a convention and exhibition center, as the case may be, that are located in Las Vegas, that are similar to the Hotel/Casino Facility or Convention Center Facility, as applicable, in size and quality of operation, that have annual capital expenditures and are of an age comparable to the age and quality of the Leased Improvements existing at the time this standard is being applied.
“Appointing Authority”: Either (i) the Institute for Conflict Prevention and Resolution (also known as, and shall be defined herein as, the “CPR Institute”), unless it is unable to serve, in which case the Appointing Authority shall be (ii) the American Arbitration Association (“AAA”) under its Arbitrator Select Program for non-administered arbitrations or whatever AAA process is in effect at the time for the appointment of arbitrators in cases not administered by the AAA, unless it is unable to serve, in which case (iii) the Parties shall have the right to apply to any court of competent jurisdiction to appoint an Appointing Authority in accordance with the court’s power to appoint arbitrators. The CPR Institute and the AAA shall each be considered unable to serve if it no longer exists, or if it no longer provides neutral appointment services, or if it does not confirm (in form or substance) that it will serve as the Appointing Authority within thirty (30) days after receiving a written request to serve as the Appointing Authority, or if, despite agreeing to serve as the Appointing Authority, it does not confirm appointment within sixty (60) days after receiving such written request.
“Arbitration Provision”: Each of the following: the calculation of the Minimum Cap Ex Amount; the determination of whether a Capital Improvement constitutes a Material Capital Improvement; the calculation of Net Revenue; the calculation of Rent (without limitation of the procedures set forth in Section 3.2); without limitation of the EBITDAR Calculation Procedures, any EBITDAR calculation made pursuant to this Lease or any determination or calculation made pursuant to this Lease for which EBITDAR is a necessary component of such determination or calculation and the calculation of any amounts under Sections 10.1(a), 10.3, 10.5(a) and 10.5(b).
“Architect”: As defined in Section 10.2(b).
“Award”: All compensation, sums or anything of value awarded, paid or received from the applicable authority on a total or partial Taking or Condemnation, including any and all interest thereon.
“Base Net Revenue Amount”: Three Hundred Fifty-Six Million and No/100 Dollars ($356,900,000.00), which amount Landlord and Tenant agree represents Net Revenue for the Fiscal Period immediately preceding the first (1st) Lease Year.
“Base Rent”: The Base Rent component of Rent, as defined in more detail in clauses (b) and (c) of the definition of “Rent.”
“Beginning CPI”: As defined in the definition of CPI Increase.
“Bookings”: Reservations, bookings and short-term arrangements with conventions, conferences, hotel guests, tours, vendors and other groups or individuals (it being understood that whether or not such arrangements or agreements are short-term or temporary shall be determined without regard to how long in advance such arrangements or agreements are entered into), in each case entered into in the ordinary course consistent with past practices.
“Business Day”: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in Las Vegas, Nevada or New York, New York are authorized, or obligated, by law or executive order, to close.
“Cap Ex Reserve”: As defined in Section 10.5(b)(ii).
“Cap Ex Reserve Funds”: As defined in Section 10.5(b)(ii).
“Capital Expenditures”: The sum of all expenditures actually paid by or on behalf of Tenant, on a consolidated basis, to the extent capitalized in accordance with GAAP and in a manner consistent with Tenant’s annual Financial Statements.
“Capital Improvement”: Any construction, restoration, alteration, addition, improvement, renovation or other physical changes or modifications of any nature (excluding maintenance, repair and replacement in the ordinary course) in, on, or to the Leased Improvements, including, without limitation, structural alterations, modifications or improvements of one or more additional structures annexed to any portion of the Leased Improvements or the expansion of existing Leased Improvements, in each case, to the extent that the costs of such activity are or would be capitalized in accordance with GAAP and in a manner consistent with Tenant’s Financial Statements, and any demolition in connection therewith.
“Capital Lease Obligations”: With respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations have been or should be classified and accounted for as capital leases on a balance sheet of such person under GAAP (as in effect on the date hereof) and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (as in effect on the date hereof).
“Cash”: Cash and cash equivalents and all instruments evidencing the same or any right thereto and all proceeds thereof.
“Casualty Event”: Any loss, damage or destruction with respect to the Leased Property or any portion thereof.
“CEC”: Caesars Entertainment Corporation, a Delaware corporation.
"CEOC": CEOC, LLC, a Delaware limited liability company, as successor by merger to Caesars Entertainment Operating Company, Inc., a Delaware corporation.

“Change of Control”: With respect to any party, the occurrence of any of the following: (a) the direct or indirect sale, exchange or other transfer (other than by way of merger, consolidation or amalgamation), in one or a series of related transactions, of all or substantially all the assets of such party and its Subsidiaries, taken as a whole, to one or more Persons; (b) an officer of such party becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or amalgamation), the result of which is that any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act or any successor provision), other than, in the case of Tenant, CRC, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than fifty percent (50%) of the Voting Stock of such party or other Voting Stock into which such party’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of securities or other ownership interests; (c) the occurrence of a “change of control”, “change in control” (or similar definition) as defined in any indenture, credit agreement or similar debt instrument under which such party is an issuer, a borrower or other obligor, in each case representing outstanding indebtedness in excess of One Hundred Million and No/100 Dollars ($100,000,000.00); or (d) such party consolidates with, or merges or amalgamates with or into, any other Person (or any other Person consolidates with, or merges or amalgamates with or into, such party), in any such event pursuant to a transaction in which any of such party’s outstanding Voting Stock or any of the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where such party’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, a majority of the outstanding Voting Stock of the surviving Person or any direct or indirect Parent Entity of the surviving Person immediately after giving effect to such transaction measured by voting power rather than number of securities or other ownership interests. For purposes of the foregoing definition: (x) a party shall include any Parent Entity of such party; and (y) “Voting Stock” shall mean the securities or other ownership interests of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors, managers or trustees (or other similar governing body) of a Person. Notwithstanding the foregoing: (A) the transfer of assets between or among a party’s wholly owned subsidiaries and such party shall not itself constitute a Change of Control; (B) the term “Change of Control” shall not include a merger, consolidation or amalgamation of such party with, or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of such party’s assets to, an Affiliate of such party (1) incorporated or organized solely for the purpose of reincorporating such party in another jurisdiction, and (2) the owners of which and the number and type of securities or other ownership interests in such party, measured by voting power and number of securities or other ownership interests, owned by each of them immediately before and immediately following such transaction, are materially unchanged; (C) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) prior to the consummation of the transactions contemplated by such agreement; (D) a transaction will not be deemed to involve a Change of Control in respect of a party if (1) such party becomes a direct or indirect wholly owned subsidiary of a holding company, and (2) the direct or indirect owners of such holding company immediately following that transaction are the same as the owners of such party immediately prior to that transaction and the number and type of securities or other ownership interests owned by each such direct and indirect holder immediately following such transaction are materially unchanged from the number and type of securities or other ownership interests owned by such direct and indirect holder in such party immediately prior to that transaction; and (E) no Change of Control shall be deemed to exist for so long as CRC controls Tenant.
“Code”: The Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.
“Commencement Date”: As defined in Section 1.3. For the avoidance of doubt the term “Commencement Date” refers to December __, 2017 and not the date hereof which is the date that the Convention Center is included in this Lease.
“Commission”: As defined in Section 41.15.
“Condemnation”: The exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having such power under Legal Requirements, either under threat of condemnation or while legal proceedings for condemnation are pending.
“Confidential Information”: In addition to information described in Section 41.22, any information or compilation of information relating to a business, procedures, techniques, methods, concepts, ideas, affairs, products, processes or services, including source code, information relating to distribution, marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, pricing and pricing strategies and methods, customers, suppliers, creditors, employees, contractors, agents, consultants, plans, billing, needs of customers and products and services used by customers, all lists of suppliers, distributors and customers and their addresses, prospects, sales calls, products, services, prices and the like, as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, catalogs, code books, manuals, trade secrets, knowledge, know-how, operating costs, sales margins, methods of operations, invoices or statements and the like.
“Continuously Operated”: With respect to the Facility, the Facility is continuously used and operated for its Primary Intended Use and open for business to the public during all business hours usual and customary for such use for comparable properties in Las Vegas, Nevada.
“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or any other Equity Interests or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Convention Center”: The convention and meeting center consisting of the Convention Center Improvements.
“Convention Center Facility”: As defined in the definition of Facility.
“Convention Center Improvements”: As defined in the preamble.

“Convention Center Property”: As defined in the preamble.
“Convention Center Rent”: An annual amount payable as provided in Article III, equal to [_____________________ and 00/100 Dollars ($____________.00)] This amount to reflect the amount of rent required to be paid pursuant to the Put-Call Right Agreement. per Lease Year, increased annually to the following amounts: (a) on the Escalator Adjustment Date immediately following the date hereof, to an amount equal to [_____________________and 00/100 Dollars ($____________.00)] Insert same amount as above. multiplied by the product of (i) a fraction whereby the numerator is the number of days from the date hereof until December 31, 20__ Insert the year in which this Agreement is executed., and the denominator is three hundred sixty-five (365), and (ii) one and one hundredths (1.01), and (b) on each subsequent Escalator Adjustment Date thereafter, to an amount equal to the Convention Center Rent payable for the immediately preceding Lease Year, multiplied by one and one hundredths (1.01).

“CPI”: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, then the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States, all as reasonably determined by Landlord and Tenant.
“CPI Increase”: The greater of (a) zero and (b) a fraction, expressed as a decimal, determined as of each Escalator Adjustment Date, (x) the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the “Prior Months”) ending prior to such Escalator Adjustment Date (for which the CPI has been published as of such Escalator Adjustment Date) and (ii) the average CPI for the three (3) corresponding calendar months occurring one (1) year prior to the Prior Months (such average CPI, the “Beginning CPI”), and (y) the denominator of which shall be the Beginning CPI.
“CPR Institute”: As defined in the definition of Appointing Authority.
“CRC”: Caesars Resort Collection, LLC, a Delaware limited liability company.
“Dollars” and “$”: The lawful money of the United States.
“EBITDA”: The same meaning as “EBITDAR” as defined herein but without giving effect to clause (xi) in the definition thereof.
“EBITDAR”: For any applicable twelve (12) month period, the consolidated net income or loss of a Person on a consolidated basis for such period, determined in accordance with GAAP, provided, however, that without duplication and in each case to the extent included in calculating net income (calculated in accordance with GAAP): (i) income tax expense shall be excluded; (ii) interest expense shall be excluded; (iii) depreciation and amortization expense shall be excluded; (iv) amortization of intangible assets shall be excluded; (v)  write-downs and reserves for non-recurring restructuring-related items (net of recoveries) shall be excluded; (vi) reorganization items shall be excluded; (vii) any impairment charges or asset write-offs, non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, and non-cash charges for deferred tax asset valuation allowances, shall be excluded; (viii) any effect of a change in accounting principles or policies shall be excluded; (ix) any non-cash costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement shall be excluded; (x) any nonrecurring gains or losses (less all fees and expenses relating thereto) shall be excluded; (xi) rent expense shall be excluded; and (xii) the impact of any deferred proceeds resulting from failed sale accounting shall be excluded. In connection with any EBITDAR calculation made pursuant to this Lease or any determination or calculation made pursuant to this Lease for which EBITDAR is a necessary component of such determination or calculation, (1) promptly following request therefor, Tenant shall provide Landlord with all supporting documentation and backup information with respect thereto as may be reasonably requested by Landlord, (2) such calculation shall be as reasonably agreed upon between Landlord and Tenant, and (3) if Landlord and Tenant do not agree within twenty (20) days of either party seeking to commence discussions, the same may be determined by an Expert in accordance with and pursuant to the process set forth in Section 34.2 hereof (clauses (1) through (3), collectively, the “EBITDAR Calculation Procedures”).
“EBITDAR Calculation Procedures”: As defined in the definition of EBITDAR.
“EBITDAR to Rent Ratio”: For any applicable Lease Year, as determined as of the Escalator Adjustment Date for such Lease year after giving effect to the proposed escalation on such date, the ratio of EBITDAR of Tenant for the applicable Trailing Test Period to Rent for such Lease Year. For purposes of calculating the EBITDAR to Rent Ratio, EBITDAR shall be calculated on a pro forma basis to give effect to any material acquisitions and material asset sales consummated by Tenant during any Trailing Test Period of Tenant as if each such material acquisition had been effected on the first day of such Trailing Test Period and as if each such material asset sale had been consummated on the day prior to the first day of such Trailing Test Period.
“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa2” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution”: Either (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P and “P-1” by Moody’s in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A+” by S&P and “Aa3” by Moody’s), or (b) Wells Fargo Bank, National Association, provided that the rating by S&P and Moody’s for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings set forth in subclause (a) hereof.
“Embargoed Person”: Any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti‑terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the applicable transaction is prohibited by law or in violation of law.
“Encroachment”: As defined in Section 21.2(i).
“End of Term Asset Transfer Notice”: As defined in Section 36.1.
“Environmental Costs”: As defined in Section 32.4.
“Environmental Laws”: Any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, orders, decrees or judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene and relating to the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including the Industrial Site Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and relevant provisions of the Occupational Safety and Health Act.
“Equity Interests”: With respect to any Person, any and all shares, interests, participations, equity interests, voting interests or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profit, and losses of, or distributions of assets of, such partnership.
“Escalator”:  (a) During the initial five (5) Lease Years, one (1.0) plus one one-hundredth (0.01), and (b) from and after the commencement of the sixth (6th) Lease Year, one (1.0) plus the greater of (I) two one-hundredths (0.02) and (II) the CPI Increase; provided, however, with respect to clause (b), in the event in any such Lease Year from and after the commencement of the sixth (6th) Lease Year, the Rent calculated pursuant hereto (after giving effect to increases resulting from the Escalator) will cause the EBITDAR to Rent Ratio to be less than 1.6:1, the Escalator will be reduced to such amount (but not less than one (1.0)) that would result in a 1:6.1 EBITDAR to Rent Ratio for such Lease Year.
“Escalator Adjustment Date”: The first day of each Lease Year, excluding the first Lease Year of the Initial Term, and the first Lease Year of each Renewal Term.
“Estoppel Certificate”: As defined in Section 23.1(a).
“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Items”: As defined in Section 36.1.
“Exercise Notice”: As defined in Section 18.2(a)(i).
“Existing Fee Mortgage”: The Fee Mortgages as in effect on the Commencement Date (if any), together with any amendments, modifications, and/or supplements thereto after the Commencement Date.
“Existing Leases”: Collectively, (i) that certain Lease (CPLV), dated October 6, 2017, by and between various Affiliates of Landlord, as “Landlord,” and various Affiliates of Tenant, as “Tenant,” with respect to various other Gaming Facilities and other real property assets, as amended, restated or otherwise modified from time to time, (ii) that certain Lease (Non-CPLV), dated October 6, 2017, by and between various Affiliates of Landlord, as “Landlord,” and various Affiliates of Tenant, as “Tenant,” with respect to various other Gaming Facilities and other real property assets, as amended, restated or otherwise modified from time to time, and (iii) that certain Lease (Joliet), dated October 6, 2017, by and between Harrah’s Joliet Landco LLC, as “Landlord,” and Des Plaines Development Limited Partnership, as “Tenant,” with respect to the Gaming Facility known as Harrah’s Joliet, located in Joliet, Illinois, as amended, restated or otherwise modified from time to time.
“Expert”: An independent third party professional, with expertise in respect of a matter at issue, appointed by the agreement of Landlord and Tenant or otherwise in accordance with Article XXXIV hereof.
“Expert Valuation Notice”: As defined in Section 34.1.
“Expiration Date”: The Stated Expiration Date, or such earlier date as this Lease is terminated pursuant to its terms.
“Facility”: Collectively, (a) the assets comprising (i) the Leased Property as listed on Exhibit A attached hereto, including the respective Leased Improvements, easements, development rights, and other tangible rights (if any) forming a part thereof or appurtenant thereto, including any and all Capital Improvements (including any Tenant Material Capital Improvements), and (ii) all of Tenant’s Property located, or used in connection with the operation of the business conducted, on or about the Leased Property, and (b) the business operated by Tenant on or about the Leased Property or Tenant’s Property or any portion thereof or in connection therewith. For purposes hereof, (I) the term “Hotel/Casino Facility” shall be used to refer to the Facility as in effect immediately prior to effectuation of such amendment, (II) the term “Convention Center Facility” shall refer, collectively, to (a) the assets comprising (i) the Convention Center Property, including easements, development rights, and other tangible rights (if any) forming a part thereof or appurtenant thereto, including any and all Capital Improvements (including any Tenant Material Capital Improvements) with respect thereto, and (ii) all of Tenant’s Property located, or used in connection with the operation of the business conducted, on or about the Convention Center Property, and (b) the business operated by Tenant on or about the Convention Center Property or such Tenant’s Property or any portion thereof or in connection therewith, and (III) the term “Facility” shall refer, collectively, to the Hotel/Casino Facility and the Convention Center Facility.
“Fair Market Base Rental Value”: The Fair Market Rental Value, as determined with respect to Base Rent only (and not Variable Rent nor Additional Charges), assuming and taking into account that Variable Rent and Additional Charges shall continue to be paid hereunder during any period in which such Fair Market Base Rental Value shall be paid.
“Fair Market Ownership Value”: The fair market purchase price of the Leased Property, Facility or any applicable part thereof, as the context requires, as of the estimated transfer date, in its then-condition, that a willing purchaser would pay to a willing seller for Cash on arm’s-length terms (assuming (1) neither such purchaser nor seller is under any compulsion to sell or purchase and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus and (2) neither party is paying any broker a commission in connection with the transaction), taking into account the provisions of Section 34.1(f) if applicable, and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party) and subject to the further factors, as applicable, that are set forth in the definition of “Fair Market Rental Value” herein below as applicable, either (i) as agreed in writing by Landlord and Tenant, or (ii) as determined in accordance with the procedure specified in Section 34.1 of this Lease.
“Fair Market Property Value”: The fair market purchase price of the applicable personal property, as the context requires, as of the estimated transfer date, in its then-condition, that a willing purchaser would pay to a willing seller for Cash on arm’s-length terms (assuming (1) neither such purchaser nor seller is under any compulsion to sell or purchase and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus and (2) neither party is paying any broker a commission in connection with the transaction), and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party) either (i) as agreed in writing by Tenant and either Landlord or Successor Tenant (as applicable), or (ii) if not agreed upon in accordance with clause (i) above, as determined in accordance with the procedure specified in Section 34.1.
“Fair Market Rental Value”: The annual fixed fair market rental value for the Leased Property or any applicable part thereof (excluding Tenant Material Capital Improvements), as the context requires, as of the first day of the period for which the Fair Market Rental Value is being determined, in its then-condition, that a willing tenant would pay to a willing landlord on arm’s length terms (assuming (1) neither such tenant nor landlord is under any compulsion to lease and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus, (2) such lease contained terms and conditions identical to the terms and conditions of this Lease, other than with respect to the length of term and payment of Rent, (3) neither party is paying any broker a commission in connection with the transaction, and (4) that the tenant thereunder will pay such Fair Market Rental Value for the entire term of such demise (i.e., no early termination)), taking into account the provisions of Section 34.1(g), and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party), either (i) as agreed in writing by Landlord and Tenant, or (ii) as determined in accordance with the procedure specified in Section 34.1 of this Lease. In all cases, for purposes of determining the Fair Market Ownership Value or the Fair Market Rental Value, as the case may be, (A) the Leased Property (or Facility, as applicable) to be valued pursuant hereto (as improved by all then existing Leased Improvements, and all Capital Improvements thereto, but excluding any Tenant Material Capital Improvements), shall be valued as (or as part of) a fully-permitted Facility operated in accordance with the provisions of this Lease for the Primary Intended Use, free and clear of any lien or encumbrance evidencing a debt (including any Permitted Leasehold Indebtedness) or judgment (including any mortgage, security interest, tax lien, or judgment lien) (provided, however, for purposes of determining Fair Market Ownership Value of any applicable Tenant Material Capital Improvements pursuant to Section 10.4(e), the same shall be valued on the basis of the then-applicable status of any applicable permits, free and clear of only such liens and encumbrances that will be removed if and when conveyed to Landlord pursuant to said Section 10.4(e)), (B) in determining the Fair Market Ownership Value or Fair Market Rental Value with respect to damaged or destroyed Leased Property, such value shall be determined as if such Leased Property had not been so damaged or destroyed (unless otherwise expressly provided herein), except that such value with respect to damaged or destroyed Tenant Material Capital Improvements shall only be determined as if such Tenant Material Capital Improvements had been restored if and to the extent Tenant is required to repair, restore or replace such Tenant Material Capital Improvements under this Lease (provided, however, for purposes of determining Fair Market Ownership Value pursuant to Section 10.4(e), the same shall be valued taking into account any then-existing damage), and (C) the price shall represent the normal consideration for the property sold (or leased) unaffected by sales (or leasing) concessions granted by anyone associated with the transaction. In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Ownership Value or Fair Market Rental Value as the case may be: (i) the negative value of (x) any deferred maintenance or other items of repair or replacement of the Leased Property to the extent arising from breach or failure of Tenant to perform or observe its obligations hereunder, (y) any then current or prior Gaming or other licensure violations by Tenant, Guarantor or any of their Affiliates, and (z) any breach or failure of Tenant to perform or observe its obligations hereunder (in each case with respect to the foregoing clauses (x), (y) and (z), without giving effect to any applicable cure periods hereunder), shall, in each case, when determining Fair Market Ownership Value or Fair Market Rental Value, as the case may be, not be taken into account; rather, the Leased Property and every part thereof shall be deemed to be in the condition required by this Lease and Tenant shall at all times be deemed to have operated the Facility in compliance with and to have performed all obligations of Tenant under this Lease (provided, however, for purposes of determining Fair Market Ownership Value under Section 10.4(e), the negative value of the items described in clauses (x), (y) and (z) shall be taken into account); and (ii) in the case of a determination of Fair Market Rental Value, such determination shall be without reference to any savings Landlord may realize as a result of any extension of the Term of this Lease, such as savings in free rent and tenant concessions, and without reference to any “start-up” costs a new tenant would incur were it to replace the existing Tenant for any Renewal Term or otherwise. The determination of Fair Market Rental Value shall be of Base Rent and Variable Rent (but not Additional Charges), and shall assume and take into account that Additional Charges shall continue to be paid hereunder during any period in which such Fair Market Rental Value shall be paid. For the avoidance of doubt, the annual Fair Market Rental Value shall be calculated and evaluated as a whole for the entire term in question, and may reflect increases in one or more years during the applicable term in question (i.e., the annual Fair Market Rental Value need not be identical for each year of the term in question).
“Fee Mortgage”: Any mortgage, pledge agreement, security agreement, assignment of leases and rents, fixture filing or similar document creating or evidencing a lien on Landlord’s interest in the Leased Property or any portion thereof (or an indirect interest therein, including without limitation, a lien on direct or indirect interests in Landlord) in accordance with the provisions of Article XXXI hereof.
“Fee Mortgage Documents”: With respect to each Fee Mortgage and Fee Mortgagee, the applicable Fee Mortgage, loan agreement, pledge agreement, debt agreement, credit agreement or indenture, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, or lease or other financing vehicle entered into pursuant thereto.
“Fee Mortgagee”: The holder(s) or lender(s) under any Fee Mortgage or the agent or trustee acting on behalf of any such holder(s) or lender(s).
“Fee Mortgage Reserve Account”: Any impound, escrow or other reserve or similar account that relates to any operating expenses of the Leased Property, including any fixture, furniture and equipment, capital repair or replacement reserves and/or impounds or escrow accounts for taxes, ground rent and/or insurance premiums.
“FF&E”: Collectively, furnishings, fixtures, inventory, and equipment located in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities, public areas or otherwise in any portion of the Facility, including (without limitation) all beds, chairs, bookcases, tables, carpeting, drapes, couches, luggage carts, luggage racks, bars, bar fixtures, radios, television sets, intercom and paging equipment, electric and electronic equipment, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, stoves, ranges, refrigerators, laundry machines, tools, machinery, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, cabinets, lockers, shelving, dishwashers, garbage disposals, washer and dryers, gaming equipment and other casino equipment and all other hotel and casino resort equipment, supplies and other tangible property owned by Tenant, or in which Tenant has or shall have an interest, now or hereafter located at the Leased Property or used or held for use in connection with the present or future operation and occupancy of the Facility;

provided, however, that FF&E shall not include items owned by subtenants that are neither Tenant nor Affiliates of Tenant, by guests or by other third parties.
“Financial Statements”: (i) For a Fiscal Year, consolidated statements of a Person’s and its Reporting Subsidiaries’, if any, income, stockholders’ equity and comprehensive income and cash flows for such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year and prepared in accordance with GAAP and audited by a “big four” or other nationally recognized accounting firm, and (ii) for a Fiscal Quarter, consolidated statements of a Person’s and its Reporting Subsidiaries’, if any, income, stockholders’ equity and comprehensive income and cash flows for such period and for the period from the beginning of the Fiscal Year to the end of such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year or Fiscal Quarter, as the case may be, and prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).
“First Variable Rent Period”: As defined in clause (b)(ii)(A) of the definition of “Rent.”
“First VRP Net Revenue Amount”: As defined in clause (b)(ii)(A)(x) of the definition of “Rent.”
“Fiscal Period”: With respect to any Person, for any date of determination, the period of the four (4) most recently ended consecutive Fiscal Quarters of such Person for which Financial Statements are available.
“Fiscal Quarter”: With respect to any Person, for any date of determination, a fiscal quarter for each Fiscal Year of such Person. In the case of each of Tenant and CRC, “Fiscal Quarter” means each calendar quarter ending on March 31, June 30, September 30 and December 31, for each Fiscal Year of Tenant.
“Fiscal Year”: The annual period commencing January 1 and terminating December 31 of each year.
“Fixtures”: All equipment, machinery, fixtures and other items of property, including all components thereof, that are now or hereafter located in or on, or used in connection with, and permanently affixed to or otherwise incorporated into the Leased Improvements or the Land.
“Foreclosure Purchaser”: As defined in Section 31.1.
“Foreclosure Successor Tenant”: Either (i) any assignee pursuant to Sections 22.2(ii)(b) or (c), or (ii) any Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee that enters into a New Lease in compliance in all respects with Section 17.1(f) and all other applicable provisions of this Lease.

“GAAP”: Generally accepted accounting principles in the United States consistently applied in the preparation of financial statements, as in effect from time to time.
“Gaming”: Casino, racetrack, racino, video lottery terminal or other gaming activities, including, but not limited to, the operation of slot machines, video lottery terminals, table games, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering).
“Gaming Authorities”: Any gaming regulatory body or any agency or governmental authority which has, or may at any time after the Commencement Date have, jurisdiction over the gaming activities at an applicable Leased Property or any successor to such authority.
“Gaming Facility”: A facility at which there are operations of slot machines, video lottery terminals, blackjack, baccarat, keno operation, table games, any other mechanical or computerized gaming devices, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering), or which is otherwise operated for purposes of Gaming, and all related or ancillary real property.
“Gaming License”: Any license, qualification, registration, accreditation, permit, approval, finding of suitability or other authorization issued by a state or other governmental regulatory agency (including any Native American tribal gaming or governmental authority) or Gaming Authority to operate, carry on or conduct any gaming, gaming device, slot machine, video lottery terminal, table game, race book or sports pool on the Leased Property or any portion thereof, or to operate a casino at the Leased Property required by any Gaming Regulation, including each of the licenses, permits or other authorizations set forth on Schedule 1, and including those related to the Leased Property that may be added to this Lease after the Commencement Date.
“Gaming Regulation(s)”: Any and all laws, statutes, ordinances, rules, regulations, policies, orders, codes, decrees or judgments, and Gaming License conditions or restrictions, as amended from time to time, now or hereafter in effect or promulgated, pertaining to the operation, control, maintenance, alteration, modification or capital improvement of a Gaming Facility or the conduct of a person or entity holding a Gaming License, including, without limitation, any requirements imposed by a regulatory agency, commission, board or other governmental body pursuant to the jurisdiction and authority granted to it under applicable law, and all other rules, regulations, orders, ordinances and legal requirements of any Gaming Authority.
“Gaming Revenues”: As defined in the definition of “Net Revenue.”
“Government List”: (1) any list or annex to Presidential Executive Order 13224 issued on September 24, 2001 (“EO13224”), including any list of Persons who are determined to be subject to the provisions of EO13224 or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (2) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (3) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (4) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America.
“Ground Lease”: Any lease with respect to the Leased Property or any portion thereof pursuant to which Landlord is a tenant that, subject to Section 7.3, is entered into by Landlord.
“Guarantor”: CRC, together with its successors and permitted assigns, in its capacity as “Guarantor” under the Guaranty, and any other Person that becomes a party to the Guaranty by executing a joinder or replacement Guaranty in accordance with the Guaranty or the applicable provisions hereof, until, in the case of each such Guarantor, such Guarantor is released from its obligations if and to the extent provided under the express provisions of such Guaranty (or replacement Guaranty, as applicable).
“Guaranty”: That certain Guaranty of Lease dated as of the date hereof, a form of which is attached as Exhibit F hereto, as the same may be amended, supplemented or replaced from time to time, by and between Guarantor and Landlord.
“Handling”: As defined in Section 32.4.
“Hazardous Substances”: Collectively, any petroleum, petroleum product or by product or any substance, material or waste regulated pursuant to any Environmental Law.
“HLV Rent”: An annual amount payable as provided in Article III, calculated as follows:
(a)    For the first seven (7) Lease Years, HLV Rent shall be equal to Eighty Seven Million Four Hundred Thousand and No/100 Dollars ($87,400,000.00) per Lease Year, as adjusted annually as set forth in the following sentence. On each Escalator Adjustment Date during the second (2nd) through and including the seventh (7th) Lease Years, the HLV Rent payable for such Lease Year shall be adjusted to be equal to the HLV Rent payable for the immediately preceding Lease Year, multiplied by the Escalator. For purposes of clarification, there shall be no Variable Rent (defined below) payable during the first seven (7) Lease Years.
(b)    From and after the commencement of the eighth (8th) Lease Year, until the Initial Stated Expiration Date, annual HLV Rent shall be comprised of both a base rent component (“Base Rent”) and a variable rent component (“Variable Rent”), each such component of HLV Rent calculated as provided below:
(i)    Base Rent shall equal (w) for the eighth (8th) Lease Year, the product of eighty percent (80%) of HLV Rent in effect as of the last day of the seventh (7th) Lease Year, multiplied by the Escalator, (x) for the ninth (9th) and tenth (10th) Lease Years, the Base Rent payable for the immediately, preceding Lease Year, as applicable, multiplied by the Escalator in each case, (y) for the eleventh (11th) Lease Year, the product of eighty percent (80%) of HLV Rent in effect as of the last day of the tenth (10th) Lease Year, multiplied by the Escalator, and (z) for each Lease Year from and after the commencement of the twelfth (12th) Lease Year until the Initial Stated Expiration Date, the Base Rent payable for the immediately preceding Lease Year, as applicable, multiplied by the Escalator in each case.
(ii)    Variable Rent shall be calculated as further described in this clause (b)(ii). Throughout the Term, Variable Rent shall not be subject to the Escalator.
(A)    For each Lease Year from and after commencement of the eighth (8th) Lease Year through and including the end of the tenth (10th) Lease Year (the “First Variable Rent Period”), Variable Rent shall be a fixed annual amount equal to twenty percent (20%) of the HLV Rent for the seventh (7th) Lease Year (such amount, the “Variable Rent Base Amount”), adjusted as follows (such resulting annual amount being referred to herein as “Year 8‑10 Variable Rent”):
(x) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the seventh (7th) Lease Year (the “First VRP Net Revenue Amount”) exceeds the Base Net Revenue Amount (any such excess, the “Year 8 Increase”), the Year 8-10 Variable Rent shall equal the Variable Rent Base Amount increased by an amount equal to the product of (a) four percent (4%) and (b) the Year 8 Increase; or
(y) in the event that the First VRP Net Revenue Amount is less than the Base Net Revenue Amount (any such difference, the “Year 8 Decrease”), the Year 8-10 Variable Rent shall equal the Variable Rent Base Amount decreased by an amount equal to the product of (a) four percent (4%) and (b) the Year 8 Decrease.
(B)    For each Lease Year from and after commencement of the eleventh (11th) Lease Year until the Initial Stated Expiration Date (the “Second Variable Rent Period”), Variable Rent shall be a fixed annual amount equal to twenty percent (20%) of the HLV Rent for the tenth (10th) Lease Year (such amount, the “ Second Variable Rent Base Amount”), adjusted as follows (such resulting annual amount being referred to herein as “Year 11‑15 Variable Rent”):
(x) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the tenth (10th) Lease Year exceeds the First VRP Net Revenue Amount (any such excess, the “Year 11 Increase”), the Year 11-15 Variable Rent shall equal the Year 8-10 Variable Rent increased by an amount equal to the product of (a) four percent (4%) and (b) the Year 11 Increase; or
(y) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the tenth (10th) Lease Year is less than the First VRP Net Revenue Amount (any such difference, the “Year 11 Decrease”), the Year 11-15 Variable Rent shall equal the Year 8-10 Variable Rent decreased by an amount equal to the product of (a) four percent (4%) and (b) the Year 11 Decrease.
(c)    HLV Rent for each Renewal Term shall be calculated as follows:
(i)    Base Rent for the first (1st) Lease Year of such Renewal Term shall be adjusted to be equal to the applicable annual Fair Market Base Rental Value; provided that (A) in no event will the Base Rent be less than the Base Rent in effect as of the last day of the Lease Year immediately preceding the commencement of such Renewal Term (such immediately preceding year, the respective “Preceding Lease Year”), (B) no such adjustment shall cause Base Rent to be increased by more than ten percent (10%) of the Base Rent in effect as of the last day of the Preceding Lease Year and (C) such Fair Market Base Rental Value shall be determined as provided in Section 34.1. On each Escalator Adjustment Date during such Renewal Term, the Base Rent payable for such Lease Year shall be equal to the Base Rent payable for the immediately preceding Lease Year, multiplied by the Escalator.
(ii)    Variable Rent for each Lease Year during such Renewal Term (for each Renewal Term, the “Renewal Term Variable Rent Period”) shall be equal to the Variable Rent in effect as of the last day of the Preceding Lease Year, adjusted as follows:
(A)    in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the Preceding Lease Year exceeds the annual Net Revenue for the Fiscal Period ending immediately prior to the Lease Year five (5) years prior to the Preceding Lease Year (i.e., (x) in respect of the first (1st) Renewal Term, the tenth (10th) Lease Year, and (y) in respect of each subsequent Renewal Term, the Lease Year immediately preceding the first (1st) Lease Year of the immediately preceding Renewal Term) (any such excess, the respective “Renewal Term Increase”), the Variable Rent for such Renewal Term shall equal the Variable Rent in effect as of the last day of the Preceding Lease Year increased by an amount equal to the product of (a) four percent (4%) and (b) such Renewal Term Increase; or
(B)    in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the Preceding Lease Year is less than the annual Net Revenue for the Fiscal Period ending immediately prior to the Lease Year five (5) years prior to the Preceding Lease Year (i.e., (x) in respect of the first (1st) Renewal Term, the tenth (10th) Lease Year and (y) in respect of each subsequent Renewal Term, the Lease Year immediately preceding the first (1st) Lease Year of the immediately preceding Renewal Term) (any such difference, the respective “Renewal Term Decrease”), the Variable Rent for such Renewal Term shall equal the Variable Rent in effect as of the last day of the Preceding Lease Year decreased by an amount equal to the product of (a) four percent (4%) and (b) such Renewal Term Decrease.
Notwithstanding anything herein to the contrary, (i) but subject to any reduction in HLV Rent by the Rent Reduction Amount pursuant to and in accordance with the terms of this Lease, in no event shall annual Base Rent during any Lease Year after the seventh (7th) Lease Year be less than eighty percent (80%) of the HLV Rent in the seventh (7th) Lease Year, and (ii) in no event shall the Variable Rent be less than Zero Dollars ($0.00).
“Impositions”: Collectively, all taxes, including ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments, including assessments for public improvements or benefits, whether or not commenced or completed prior to the Commencement Date and whether or not to be completed within the Term; ground rents pursuant to Ground Leases (in effect as of the Commencement Date or otherwise entered into in accordance with this Lease); water, sewer and other utility levies and charges; excise tax levies; license, permit, inspection, authorization and similar fees; bonds and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character to the extent in respect of the Leased Property or any portion thereof and/or the Rent and Additional Charges (but not, for the avoidance of doubt, in respect of Landlord’s income (as specified in clause (a) below)) and all interest and penalties thereon attributable to any failure in payment by Tenant, which at any time prior to or during the Term may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord’s interest in the Leased Property or any portion thereof, (ii) the Leased Property or any portion thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or any portion thereof or the leasing or use of the Leased Property or any portion thereof; provided, however that nothing contained in this Lease shall be construed to require Tenant to pay (a) any tax, fee or other charge based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or any other Person (except Tenant and its successors), (b) any transfer, or net revenue tax of Landlord or any other Person (except Tenant and its successors and Affiliates), (c) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or any portion thereof or the proceeds thereof, (d) any principal or interest on or other amount in respect of any indebtedness on or secured by the Leased Property or any portion thereof for which Landlord (or any of its Affiliates) is the obligor, or (e) any principal or interest on or other amount in respect of any indebtedness of Landlord or its Affiliates that is not otherwise included as “Impositions” hereunder; provided, further, however, that Impositions shall include (and Tenant shall be required to pay in accordance with the provisions of this Lease) (x) any tax, assessment, tax levy or charge set forth in clause (a) or (b) of the preceding proviso that is levied, assessed or imposed in lieu of, or as a substitute for, any Imposition (and, without limitation, if at any time during the Term the method of taxation prevailing at the Commencement Date shall be altered so that any new, non-income-based tax, assessment, levy (including, but not limited to, any city, state or federal levy), imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Leased Property, or any part thereof, and shall be imposed upon Landlord, then all such new taxes, assessments, levies, impositions or charges, or the part thereof to the extent that they are so measured or based, shall be deemed to be included within the term “Impositions” for the purposes hereof, to the extent that such Impositions would be payable if the Leased Property were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions), (y) any transfer taxes or other levy or assessment imposed by reason of any assignment of this Lease or any interest therein subsequent to the execution and delivery hereof, or any transfer or Sublease or termination thereof (other than assignment of this Lease or the sale, transfer or conveyance of the Leased Property or any interest therein made by Landlord) and (z) any mortgage tax or mortgage recording tax imposed by reason of any Permitted Leasehold Mortgage or any other instrument creating or evidencing a lien in respect of indebtedness of Tenant or its Affiliates (but not any mortgage tax or mortgage recording tax imposed by reason of a Fee Mortgage or any other instrument creating or evidencing a lien in respect of indebtedness of Landlord or its Affiliates).
“Incurable Default”: Collectively or individually, as the context may require, any defaults not reasonably susceptible to being cured by a Permitted Leasehold Mortgagee or a subsequent owner of the Leasehold Estate through foreclosure thereof, including the defaults referred to in Sections 16.1(c), 16.1(d), 16.1(e), 16(f), 16.1(g), 16.1(h) and 16.1(l).

“Indebtedness”: Of any Person, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person, (f) all obligations under any agreement with respect to any swap, forward, future or derivative transaction or option or similar arrangement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or combination of transactions, (g) all guarantees by such Person of any of the foregoing and (h) all indebtedness of the nature described in the foregoing clauses (a)-(g) of any partnership of which such Person is a general partner.
“Initial Minimum Cap Ex Amount”: An amount equal to One Hundred Seventy-One Million and No/100 Dollars ($171,000,000.00).
“Initial Minimum Cap Ex Period”: The period commencing on January 1, 2017 and ending on December 31, 2021.
“Initial Stated Expiration Date”: As defined in Section 1.3.
“Initial Term”: As defined in Section 1.3.
“Insurance Requirements”: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.
“Intellectual Property” or “IP”: All rights in, to and under any of the following, as they exist anywhere in the world, whether registered or unregistered: (i) all patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof, (ii) all inventions (whether or not patentable), invention disclosures, improvements, business information, Confidential Information, Software, formulas, drawings, research and development, business and marketing plans and proposals, tangible and intangible proprietary information, and all documentation relating to any of the foregoing, (iii) all copyrights, works of authorship, copyrightable works, copyright registrations and applications therefor, and all other rights corresponding thereto, (iv) all industrial designs and any registrations and applications therefor, (v) all trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, Internet domain names and other numbers, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (“Trademarks”), (vi) all databases and data collections (including all guest data) and all rights therein, (vii) all moral and economic rights of authors and inventors, however denominated, (viii) all Internet addresses, sites and domain names, numbers, and social media user names and accounts, (ix) any other similar intellectual property and proprietary rights of any kind, nature or description; and (x) any copies of tangible embodiments thereof (in whatever form or medium).
“Land”: As defined in clause (a) of the first sentence of Section 1.1.
“Landlord”: As defined in the preamble.
“Landlord Indemnified Parties”: As defined in Section 21.1(i).
“Landlord MCI Financing”: As defined in Section 10.4(b).
“Landlord Prohibited Person”: Any Person that, in the capacity it is proposed to be acting (but not in any other capacity), is more likely than not to jeopardize Landlord’s or any of its Affiliates’ ability to hold a Gaming License or to be associated with a Gaming licensee under any applicable Gaming Regulations (other than any Gaming Authority established by any Native American tribe).
“Landlord REIT”: VICI Properties Inc., a Maryland corporation, the indirect parent of Landlord.
“Landlord Tax Returns”: As defined in Section 4.1(a).
“Landlord Work”: As defined in Section 10.5(e).
“Landlord’s MCI Financing Proposal”: As defined in Section 10.4(a).
“Lease”: As defined in the preamble.
“Lease Assumption Agreement”: As defined in Section 22.2(i).
“Lease Foreclosure Transaction”: Either (i) an assignment pursuant to Section 22.2(ii)(b) or (c), or (ii) entry by any Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee into a New Lease in compliance in all respects with Section 17.1(f) and all other applicable provisions of this Lease.
“Lease Year”: The first Lease Year of the Term shall be the period commencing on the Commencement Date (as opposed to the date hereof) and ending on the last day of the calendar month in which the first (1st) anniversary of the Commencement Date occurs, and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year, except that the final Lease Year of the Term shall end on the Expiration Date.
“Leased Improvements”: As defined in clause (c) of the first sentence of Section 1.1.
“Leased Property”: As defined in Section 1.1. For the avoidance of doubt, the Leased Property includes all Alterations and Capital Improvements, provided, however, that the foregoing shall not affect or contradict the provisions of this Lease which specify that Tenant shall be entitled to certain rights with respect to or benefits of the Tenant Capital Improvements as expressly set forth herein. Notwithstanding the foregoing, provisions of this Lease that provide for certain benefits or rights to Tenant with respect to Tenant Material Capital Improvements, such as, by way of example only and not by way of limitation, the payment of the applicable insurance proceeds to Tenant due to a loss or damage of such Tenant Material Capital Improvements pursuant to Section 14.1, shall remain in effect notwithstanding the preceding sentence.
“Leasehold Estate”: As defined in Section 17.1(a).
“Legal Requirements”: All applicable federal, state, county, municipal and other governmental statutes, laws (including securities laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, whether now or hereafter enacted and in force, as applicable to any Person or to the Facility, including those (a) that affect either the Leased Property or any portion thereof and/or Tenant’s Property, all Capital Improvements and Alterations (including any Material Capital Improvements) or the construction, use or alteration thereof, or otherwise in any way affecting the business operated or conducted thereat, as the context requires, and (b) which may (i) require repairs, modifications or alterations in or to the Leased Property or any portion thereof and/or any of Tenant’s Property, (ii) without limitation of the preceding clause (i), require repairs, modifications or alterations in or to any portion of any Capital Improvements (including any Material Capital Improvements), (iii) in any way adversely affect the use and enjoyment of any of the foregoing, or (iv) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.
“Letter of Credit”: An irrevocable, unconditional, clean sight draft letter of credit reasonably acceptable to Landlord and Fee Mortgagee (as applicable) in favor of Landlord or, at Landlord’s direction, Fee Mortgagee and entitling Landlord or Fee Mortgagee (as applicable) to draw thereon based solely on a statement executed by an officer of Landlord or Fee Mortgagee (as applicable) stating that it has the right to draw thereon under this Lease in a location in the United States reasonably acceptable to Landlord or Fee Mortgagee (as applicable), issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution, and upon which letter of credit Landlord or Fee Mortgagee (as applicable) shall have the right to draw in full: (a) if Landlord or Fee Mortgagee (as applicable) has not received at least thirty (30) days prior to the date on which the then outstanding letter of credit is scheduled to expire, a notice from the issuing financial institution that it has renewed the applicable letter of credit; (b) thirty (30) days prior to the date of termination following receipt of notice from the issuing financial institution that the applicable letter of credit will be terminated; and (c) thirty (30) days after Landlord or Fee Mortgagee (as applicable) has given notice to Tenant that the financial institution issuing the applicable letter of credit ceases to either be an Eligible Institution or meet the rating requirement set forth above.
“Licensing Event”:
(a)    With respect to Tenant, (i) a communication (whether oral or in writing) by or from any Gaming Authority to Tenant or Tenant’s Affiliates (each, a “Tenant Party”) or to a Landlord Party (as defined below) or other action by any Gaming Authority that indicates that such Gaming

Authority has found or is likely to find that the association of a Tenant Party with Landlord is likely to (A) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any Gaming License or any other rights or entitlements held or required to be held by Landlord or any of its Affiliates (each, a “Landlord Party”) under any Gaming Regulations or (B) violate any Gaming Regulations to which a Landlord Party is subject; or (ii) a Tenant Party is required to be licensed, registered, qualified or found suitable under any Gaming Regulations, and such Tenant Party does not remain so licensed, registered, qualified or found suitable or, after becoming so licensed, registered, qualified or found suitable, fails to remain so, and, solely for purposes of determining whether a Tenant Event of Default has occurred under Section 16.1(i), the same causes cessation of Gaming activity at the Facility and would reasonably be expected to have a material adverse effect on the Facility taken as a whole); and
(b)    With respect to Landlord, (i) a communication (whether oral or in writing) by or from any Gaming Authority to a Landlord Party or to a Tenant Party or other action by any Gaming Authority that indicates that such Gaming Authority has found or is likely to find that the association of a Landlord Party with Tenant is likely to (A) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any Gaming License or any other rights or entitlements held or required to be held by a Tenant Party under any Gaming Regulations or (B) violate any Gaming Regulations to which a Tenant Party is subject; or (ii) a Landlord Party is required to be licensed, registered, qualified or found suitable under any Gaming Regulations, and such Landlord Party does not remain so licensed, registered, qualified or found suitable or, after becoming so licensed, registered, qualified or found suitable, fails to remain so, and, solely for purposes of determining whether a default has occurred under Section 41.13 hereunder, the same causes cessation of Gaming activity at the Facility and would reasonably be expected to have a material adverse effect on the Facility taken as a whole).
“Liquor Authority”: As defined in Section 41.13.
“Liquor Laws”: As defined in Section 41.13.
“Material Capital Improvement”: Any single or series of related Capital Improvements that would or does (i) have a total budgeted or actual cost (as reasonably evidenced to Landlord) (excluding land acquisition costs) in excess of Fifty Million and No/100 Dollars ($50,000,000.00) and (ii) either (a) materially alter the Facility (e.g., shoring, permanent framework reconfigurations), (b) expand the Facility (i.e., construction of material additions to existing Leased Improvements) or (c) add improvements to undeveloped portion(s) of the Land.
“Material Indebtedness”: At any time, indebtedness of any one or more of Tenant (and its Subsidiaries) and any Guarantor owing to one or more unrelated third parties in an aggregate principal amount exceeding Seventy-Five Million and No/100 Dollars ($75,000,000.00).
“Material Sublease”: A Sublease (excluding a management agreement or similar agreement to operate but not occupy as a tenant a particular space at a Facility) under which the monthly rent and/or fees and other payments payable by the Subtenant (or manager) exceed Fifty Thousand and No/100 Dollars ($50,000.00) (which amount shall be increased by the Escalator on the first (1st) day of each Lease Year (commencing on the first (1st) day of the second (2nd) Lease Year)) per month.
“Minimum Cap Ex Amount”: The Initial Minimum Cap Ex Amount and the Annual Minimum Building and Improvement Cap Ex Amount, as applicable.
“Minimum Cap Ex Requirements”: The Initial Minimum Cap Ex Requirement and the Annual Minimum Cap Ex Building and Improvement Requirement, as applicable.
“Net Revenue”: The net sum of the following, without duplication, over the applicable time period of measurement: (i) the amount received by Tenant (and its Subsidiaries) from patrons at the Facility for gaming, less, (A) to the extent otherwise included in the calculation of Net Revenue, refunds and free promotional play provided pursuant to a rewards, marketing, and/or frequent users program (including rewards granted by Affiliates of Tenant) and (B) amounts returned to patrons through winnings at the Facility (the net amount described in this clause (i), “Gaming Revenues”); plus (ii) the gross receipts of Tenant (and its Subsidiaries) for all goods and merchandise sold, room revenues derived from hotel operations, food and beverages sold, the charges for all services performed, or any other revenues generated by or otherwise payable to Tenant (and its Subsidiaries) (including, without limitation, use fees, retail and commercial rent, revenue from rooms, accommodations, food and beverage, and the proceeds of business interruption insurance) in, at or from the Facility for cash, credit or otherwise (without reserve or deduction for uncollected amounts), but excluding pass-through revenues collected by Tenant to the extent such amounts are remitted to the applicable third party entitled thereto (the net amounts described in this clause (ii), “Retail Sales”); less (iii) to the extent otherwise included in the calculation of Net Revenue, the retail value of accommodations, merchandise, food and beverage and other services furnished to guests of Tenant at the Facility without charge or at a reduced charge (and, with respect to a reduced charge, such reduction in Net Revenue shall be equal to the amount of the reduction of such charge otherwise included in Net Revenue) (the amounts described in this clause (iii), “Promotional Allowances”). Notwithstanding anything herein to the contrary, the following provisions shall apply with respect to the calculation of Net Revenue:
(a)    For purposes of calculating adjustments to Variable Rent, the following provisions shall apply:
(1)    If Tenant enters into a Sublease with a Subtenant that is not directly or indirectly wholly-owned by (x) Guarantor or (y) CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant)(such that, after entering into such Sublease rather than the Gaming Revenues, Retail Sales and Promotional Allowances generated by the space covered by such Sublease being included in the calculation of Tenant’s Net Revenue, instead the revenue from such Sublease would be governed by clause (b)(1) or (b)(2) below), then, thereafter, any Gaming Revenues, Retail Sales and Promotional Allowances that would otherwise be included in the calculation of Net Revenue for the applicable base year with respect to the applicable subleased (or managed) space shall be excluded from the calculation of Net Revenue for the applicable base year, and the rent and/or fees and other consideration to be received by Tenant pursuant to such Sublease shall be substituted therefor.

(2)    If Tenant assumes operation of space that in the applicable base year was operated under a Sublease with a Subtenant that was not directly or indirectly wholly-owned by Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant), or if all of the direct or indirect ownership interests in a Person that was a Subtenant in the applicable base year are acquired by Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant) (in either case, such that after entering into such Sublease revenue that would otherwise be included in Net Revenue for the applicable base year pursuant to clause (b)(1) or (b)(2) below is converted to revenue with respect to which Gaming Revenues, Retail Sales and Promotional Allowances are included in Net Revenue for the applicable base year), then, thereafter, the rent and/or fees and other consideration received by Tenant pursuant to such Sublease that would otherwise be included in the calculation of Net Revenue for the applicable base year shall be excluded from the calculation of Net Revenue for the applicable base year, and the Gaming Revenues, Retail Sales and Promotional Allowances to be received by Tenant pursuant to its operation of such space shall be substituted therefor.
(3)    Notwithstanding the foregoing, the adjustments provided for in clauses (a)(1) and (a)(2) above shall not be implemented in the calculation of Net Revenue with respect to any transaction involving any space for which aggregate Gaming Revenues, Retail Sales and Promotional Allowances do not exceed Ten Million and No/100 Dollars ($10,000,000.00) in each transaction and Fifteen Million and No/100 Dollars ($15,000,000.00) in the aggregate per Lease Year.
(b)    Amounts received pursuant to Subleases shall be included in Net Revenue as follows:
(1)    With respect to any Sublease from Tenant to a Subtenant in which Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant) directly or indirectly owns less than fifty percent (50%) of the ownership interests, Net Revenue shall not include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant but shall include the rent and/or fees and all other consideration received by Tenant pursuant to such Sublease.
(2)    With respect to any Sublease from Tenant to a Subtenant in which Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant) directly or indirectly owns fifty percent (50%) or more of the ownership interests, but less than all of the ownership interests, Net Revenue shall not include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant but shall include an amount equal to the greater of (x) the rent and/or fees and all other consideration actually received by Tenant for such Sublease from such Affiliate and (y) the rent and/or fees and other consideration that would be payable under such Sublease if at arms-length, market rates.
(3)    With respect to any Sublease from Tenant to a Subtenant that is directly or indirectly wholly-owned by Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant), Net Revenue shall not include the rent and/or fees or any other consideration received by Tenant pursuant to such Sublease but shall include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant.

(c)    For the avoidance of doubt, gaming taxes and casino operating expenses (such as salaries, income taxes, employment taxes, supplies, equipment, cost of goods and inventory, rent, office overhead, marketing and advertising and other general administrative costs) will not be deducted in arriving at Net Revenue.
(d)    Net Revenue will be calculated on an accrual basis for purposes of this definition, as required under GAAP. For the absence of doubt, if Gaming Revenues, Retail Sales or Promotional Allowances of a Subsidiary or subtenant, as applicable, are taken into account for purposes of calculating Net Revenue, any rent received by Tenant from such Subsidiary or subtenant, as applicable, pursuant to any sublease with such Subsidiary or subtenant, as applicable, shall not also be taken into account for purposes of calculating Net Revenues.
(e)    Notwithstanding the foregoing or any other provision of this Lease to the contrary, solely with respect to the references to “Net Revenue” in the definition of HLV Rent, such references shall refer to Net Revenue of the Leased Property excluding any Net Revenue of the Convention Center Facility, it being understood that the Net Revenues of the Convention Center Facility shall not be taken into account when determining HLV Rent.
“Net Revenue to Rent Ratio”: As at any date of determination, the ratio for any period of Net Revenue to Rent. For purposes of calculating the Net Revenue to Rent Ratio, Net Revenue shall be calculated on a pro forma basis (and shall be calculated to give effect to such other pro forma adjustments consistent with Regulation S-X under the Securities Act) to give effect to any material acquisitions and material asset sales consummated by Tenant during any Test Period of Tenant as if each such material acquisition had been effected on the first (1st) day of such Test Period and as if each such material asset sale had been consummated on the day prior to the first (1st) day of such Test Period.
“New Lease”: As defined in Section 17.1(f).
“Non-Core Tenant Competitor”: A Person that is engaged or is an Affiliate of a Person that is engaged in the ownership or operation of a Gaming business so long as (i) such Person’s consolidated annual gross gaming revenues do not exceed Five Hundred Million and No/100 Dollars ($500,000,000.00) (which amount shall be increased by the Escalator on the first (1st) day of each Lease Year, commencing with the second (2nd) Lease Year) and (ii) such Person does not, directly or indirectly, own or operate a Gaming Facility within thirty (30) miles of a Gaming Facility directly or indirectly owned or operated by an Affiliate of Tenant. For purposes of the foregoing, ownership of the real estate and improvements where a Gaming business is conducted, without ownership of the Gaming business itself, shall not be deemed to constitute the ownership of a Gaming business. For purposes of this definition only, the term “Escalator” shall mean the sum of (a) one plus (b) the greater of (i) two one-hundredths (0.02) and the CPI Increase.
“Notice”: A notice given in accordance with Article XXXV.
“Notice of Termination”: As defined in Section 17.1(f).
“NRS”: As defined in Section 41.14.

“OFAC”: As defined in Article XXXIX.
“Original Leased Property”: As defined in the preamble.
“Overdue Rate”: On any date, a rate equal to five (5) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.
“Parent Entity”: With respect to any Person, any corporation, association, limited partnership, limited liability company or other entity which at the time of determination (a) owns or controls, directly or indirectly, more than fifty percent (50%) of the total voting power of shares of capital stock (without regard to the occurrence of any contingency) entitled to vote in the election of directors, managers or trustees of such Person, (b) owns or controls, directly or indirectly, more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, of such Person, whether in the form of membership, general, special or limited partnership interests or otherwise, or (c) is the controlling general partner or managing member of, or otherwise controls, such entity.
“Partial Taking”: As defined in Section 15.1(b).
“Party” and “Parties”: Landlord and/or Tenant, as the context requires.
“Patriot Act Offense”: Any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the USA Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.
“Payment Date”: Any due date for the payment of the installments of Rent or Additional Charges payable under this Lease.
“Permitted Exception Documents”: (i) Property Documents (x) that are listed on the title polic(y)(ies) described on Schedule 6 attached hereto, or (y) that (a) Landlord entered into, as a party thereto, after the date hereof and (b) Tenant is required hereunder to comply with, and (ii) Specified Subleases (together with any renewals or modifications thereof made in accordance with the express terms thereof), but excluding Specified Subleases as to which the applicable Subtenant is CEC, CRC, the manager of the Leased Premises or any of their respective Affiliates.
“Permitted Leasehold Mortgage”: Any mortgage, pledge agreement, security agreement, assignment of leases and rents, fixture filing or similar document creating or evidencing a lien on Tenant’s leasehold interest (or subleasehold interest) in all of the Leased Property subject to exclusions with respect to items that are not capable of being mortgaged and that, in the aggregate, are de minimis (or all the direct or indirect interest therein at any tier of ownership, including without limitation, a lien on direct or indirect Equity Interests in Tenant), granted to or for the benefit of a Permitted Leasehold Mortgagee as security for the indebtedness of Tenant or its Affiliates.
“Permitted Leasehold Mortgagee”: The lender or noteholder or any agent or trustee or similar representative on behalf of one or more lenders or noteholders or other investors in connection with indebtedness secured by a Permitted Leasehold Mortgage, in each case as and to the extent such Person has the power to act (subject to obtaining the requisite instructions) on behalf of all lenders, noteholders or investors with respect to such Permitted Leasehold Mortgage; provided such lender or noteholder or any agent or trustee or similar representative (but not necessarily the lenders, noteholders or other investors which it represents) is a banking or other institution that in the ordinary course acts as a lender, agent or trustee or similar representative (in each case, on behalf of a group of lenders or noteholders) in respect of financings of such type; and provided, further, that, in all events, (i) no agent, trustee or similar representative shall be Tenant, CEC, CRC, or Guarantor or any of their Affiliates, respectively (each, a “Prohibited Leasehold Agent”), and (ii) no (A) Prohibited Leasehold Agent, (excluding any Person that is a Prohibited Leasehold Agent as a result of its ownership of publicly-traded shares in any Person), or (B) entity that owns, directly or indirectly (but excluding any ownership of publicly traded shares in CEC or any of its Affiliates), higher than the lesser of (1) ten percent (10%) of the Equity Interests in Tenant or (2) a Controlling legal or beneficial interest in Tenant, may collectively hold an amount of the indebtedness secured by a Permitted Leasehold Mortgage higher than the lesser of (x) twenty-five percent (25%) thereof and (y) the principal amount thereof required to satisfy the threshold for requisite consenting lenders to amend the terms of such indebtedness that affect all lenders thereunder.
“Permitted Leasehold Mortgagee Designee”: An entity (other than a Prohibited Leasehold Agent) designated by a Permitted Leasehold Mortgagee and acting for the benefit of the Permitted Leasehold Mortgagee, or the lenders, noteholders or investors represented by the Permitted Leasehold Mortgagee.
“Permitted Operation Interruption”: Any of the following: (i) A material Casualty Event or Condemnation and reasonable periods of restoration of the Leased Property following same, or (ii) periods of an Unavoidable Delay.
“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.
“Preceding Lease Year”: As defined in clause (c)(i) of the definition of “Rent.”
“Preliminary Studies”: As defined in Section 10.4(a).
“Primary Intended Use”: (i) Hotel and resort and related uses, (ii) gaming and/or pari-mutuel use, including, without limitation, horsetrack, dogtrack and other similarly gaming-related sporting uses, (iii) ancillary retail and/or entertainment use, (iv) such other uses required under any Legal Requirements (including those mandated by any applicable regulators), (v) such other ancillary uses, but in all events consistent with the current use of the Leased Property or any portion thereof as of the Commencement Date or with then-prevailing hotel, resort and gaming industry use, (vi) convention center and related uses or such other uses as may be permitted under any Legal Requirements (including, but, not limited to uses related to an amphitheater or offices), and/or (vii) such other use as shall be approved by Landlord from time to time in its reasonable discretion.
“Prime Rate”: On any date, a rate equal to the annual rate on such date publicly announced by JPMorgan Chase Bank, N.A. (provided that if JPMorgan Chase Bank, N.A. ceases to publish such rate, the Prime Rate shall be determined according to the comparable prime rate of another comparable nationally known money center bank reasonably selected by Landlord), to be its prime rate for ninety (90)-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.
“Prior Months”: As defined in the definition of CPI Increase.
“Prohibited Leasehold Agent”: As defined in the definition of Permitted Leasehold Mortgagee.
“Prohibited Persons”: As defined in Article XXXIX.
“Project Costs”: An amount equal to all costs actually incurred (including internally allocated costs) by Tenant that are capitalized under GAAP in respect of the development, design and construction of the Convention Center (including any incidental improvements on the Convention Center Land such as parking improvements, but in each case, only to the extent they service the Convention Center), but expressly excluding any amounts attributable to land value or land purchase costs.
“Promotional Allowances”: As defined in the definition of “Net Revenue.”
“Propco TRS”: As defined in Section 1.1.
“Property Documents”: Reciprocal easement and/or operating agreements, easements, covenants, exceptions, conditions and restrictions in each case affecting the Leased Property or any portion thereof, but excluding, in any event, all Fee Mortgage Documents.
“Property Specific Guest Data”: Any and all guest data (including without limitation any and all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences, game play and patronage patterns, experiences, results and demographic information, whether or not any of the foregoing constitutes personally identifiable information) to the extent in or under the possession or control of Tenant, an Affiliated manager, or their respective Affiliates, identifying, describing, concerning or generated by prospective, actual or past guests, website visitors and/or customers of the Facility, including retail locations, restaurants, bars, casino and Gaming facilities, spas and entertainment venues therein, but excluding, in all cases, (i) guest data that has been integrated into analytics, reports, or other similar forms in connection with the Total Rewards Program or any other customer loyalty program of Tenant (it being understood that this exception shall not apply to such guest data itself, i.e., in its original form prior to integration into such analytics, reports, or other similar forms in connection with the Total Rewards Program or other customer loyalty program), (ii) guest data that concerns facilities, other than the Facility and that does not concern the Facility, and (iii) guest data that concerns “Service Provider Proprietary Information and Systems” as defined in that certain Second Amended and Restated Omnibus Agreement and Enterprise Services Agreement, dated as of October 6, 2017, by and among Caesars Enterprise Services LLC, CEOC and the other parties thereto (as further amended, restated, supplemented or otherwise modified from time to time), and is not specific to the Facility.
“Property Specific IP”: All Intellectual Property (i) shown on Schedule 7, or (ii) consisting of Property Specific Guest Data.
“Purchase Option”: As defined in Section 18.2(a).
“Put-Call Right Agreement”: As defined in the preamble.
“Purchase Price”: As defined in Section 18.2(a).
“Qualified Successor Tenant”: As defined in Section 36.3.
“Qualified Transferee”: A transferee that meets all of the following requirements: (a) such transferee has (1) at least five (5) years of experience (directly or through one or more of its Subsidiaries) operating or managing casinos with aggregate revenues in the immediately preceding fiscal year of at least Five Hundred Million and No/100 Dollars ($500,000,000.00) (or retains a manager with such qualifications, which manager shall not be replaced unless such transferee is able to satisfy the requirements of this definition without such manager), or (2) agreement(s) in place in a form reasonably satisfactory to Landlord to retain for a period of eighteen (18) months (or more) after the effective time of the transfer at least (I) eighty percent (80%) of Tenant and its Subsidiaries’ personnel employed at the Facility, and (II) eighty percent (80%) of the ten most highly compensated employees of Tenant and/or its Affiliates as of the date of the relevant agreement to transfer who are full time dedicated employees at the Leased Property, and are responsible for direct managerial and/or operational aspects of the Facility (including Gaming activities); (b) such transferee is not in the business, and that does not have an Affiliate in the business, of leasing properties to gaming operators; (c) such transferee and all of its applicable officers, directors, Affiliates (including the officers and directors of its Affiliates), to the extent required under applicable Gaming Regulations or other Legal Requirements, (i) are licensed and certified by applicable Gaming Authorities and hold all required Gaming Licenses to operate the Facility in accordance herewith and (ii) are otherwise found suitable to lease the Leased Property in accordance herewith; (d) such transferee is Solvent (defined herein below), and, other than in the case of a Permitted Leasehold Mortgagee, if such transferee has a Parent Entity, the Parent Entity of such transferee is Solvent; (e)(i) other than in the case of a Permitted Leasehold Mortgagee or Permitted Leasehold Mortgagee Designee, (x) the Parent Entity of such transferee or, if such transferee does not have a Parent Company, such transferee, has sufficient assets so that, after giving effect to its assumption of Tenant’s obligations hereunder or the applicable assignment (including pursuant to a Change in Control under Section 22.2(i) or Section 22.2 (viii)), its Total Net Leverage Ratio for the Test Period is less than 6:1 on a pro forma basis based on projected earnings and after giving effect to the proposed transaction or (y) an entity that has an investment grade credit rating from a nationally recognized rating agency with respect to such entity’s long term, unsecured debt has provided a Guaranty, or (ii) in the case of a Permitted Leasehold Mortgagee or Permitted Leasehold Mortgagee Designee, (x) Tenant has a Total Net Leverage Ratio for the Test Period of less than 6:1 on a pro forma basis based on projected earnings and after giving effect to the proposed transaction, or (y) an entity that has an investment grade credit rating from a nationally recognized rating agency with respect to such entity’s long term, unsecured debt has provided a Guaranty; (f) such transferee has not been the subject of a material governmental or regulatory investigation which resulted in a conviction for criminal activity involving moral turpitude and has not been found liable pursuant to a non-appealable judgment in a civil proceeding for attempting to hinder, delay or defraud creditors; (g) such transferee has never been convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List; (h) such transferee has not been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding during the prior five (5) years from the applicable date of determination; (i) such transferee is not, and is not Controlled by an Embargoed Person or a person that has been found “unsuitable” for any reason or has had any application for a Gaming License withdrawn “with prejudice” by any applicable Gaming Authority; (j) such transferee shall not be a Landlord Prohibited Person; and (k) such transferee is not associated with a person who has been found “unsuitable”, denied a Gaming License or otherwise precluded from participation in the Gaming Industry by any Gaming Authority where such association would reasonably be expected to adversely affect any of Landlord’s or its Affiliates’ Gaming Licenses or Landlord’s or its Affiliates’ then-current standing with any Gaming Authority. For purposes hereof, a Person shall be “Solvent” if such Person shall (I) not be “insolvent” as such term is defined in Section 101 of title 11 of the United States Code, (II) be generally paying its debts (other than those that are in bona fide dispute) when they become due, and (III) be able to pay its debts as they become due.
“Renewal Notice”: As defined in Section 1.4(a).
“Renewal Term”: As defined in Section 1.4(a).
“Rent”: Collectively, HLV Rent and Convention Center Rent.

“Rent Reduction Amount”: (i) With respect to the Base Rent, a proportionate reduction of Base Rent, which proportionate amount shall be determined by comparing (1) the EBITDAR of the Leased Property for the Trailing Test Period versus (2) the EBITDAR of the Leased Property for the Trailing Test Period calculated to remove the EBITDAR attributable to the portion of the Leased Property affected by a Partial Taking and (ii) with respect to Variable Rent, a proportionate reduction of Variable Rent calculated in the same manner as set forth with respect to Base Rent above. Following the application of the Rent Reduction Amount to the Rent hereunder, for purposes of calculating any applicable adjustments to Variable Rent based on increases or decreases in Net Revenue (excluding Net Revenues of the Convention Center Facility), such calculations of Net Revenue (excluding Net Revenues of the Convention Center Facility) shall exclude Net Revenue attributable to the portion of the Leased Property affected by such Partial Taking (even if such portion of the Leased Property had not yet been affected by the Partial Taking as of the applicable Lease Year for which Net Revenue is being measured and shall exclude Net Revenue of the Convention Center Facility).

“Reporting Subsidiary”: Any entity required by GAAP to be consolidated for financial reporting purposes by a Person, regardless of ownership percentage.
“Representatives”: With respect to any Person, such Person’s officers, employees, directors, accountants, attorneys and other consultants, experts or agents of such Person, and actual or prospective arrangers, underwriters, investors or lenders with respect to indebtedness or Equity Interests that may be issued by such Person or such Person’s affiliates, to the extent that any of the foregoing actually receives non-public information hereunder. In addition, and without limitation of the foregoing, the term “Representatives” shall include, (a) in the case of Landlord, PropCo 1, PropCo, Landlord REIT and any Affiliate thereof, and (b) in the case of Tenant, CEOC, CRC and any Affiliate thereof.
“Required Capital Expenditures”: The applicable Capital Expenditures required to satisfy the Minimum Cap Ex Requirements.
“Retail Sales”: As defined in the definition of “Net Revenue.”
“Right to Terminate Notice”: As defined in Section 17.1(d).
“SEC”: The United States Securities and Exchange Commission.
“Second Variable Rent Base”: As defined in clause (b)(ii)(B) of the definition of “Rent.”
“Second Variable Rent Period”: As defined in clause (b)(ii)(B) of the definition of “Rent.”
“Section 34.2 Dispute”: As defined in Section 34.2.
“Securities Act”: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Software”: As they exist anywhere in the world, any computer software, firmware, microcode, operating system, embedded application, or other program, including all source code, object code, specifications, databases, designs and documentation related to such programs.
“Specified Sublease”: Any Sublease (i) affecting any portion of the Leased Property, and (ii) in effect on the Commencement Date (or, with respect to the Convention Center Facility, in effect on the date hereof). A list of all Specified Subleases is annexed as Schedule 4 hereto.
“Stated Expiration Date”: As defined in Section 1.3.
“Subject Facility”: As defined in Section 13.10(a).
“Sublease”: Any sublease, sub-sublease, license, management agreement to operate (but not occupy as a tenant) a particular space at the Facility, or other similar agreement in respect of use or occupancy of any portion of the Leased Property, but excluding Bookings.

“Subsidiary”: As to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time of determination owned by such Person and/or one or more Subsidiaries of such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) Equity Interest at the time of determination.
“Subtenant”: The tenant under any Sublease.
“Subtenant Subsidiary”: Any subsidiary of Tenant that is a Subtenant under a Sublease from Tenant.
“Successor Assets”: As defined in Section 36.1.
“Successor Assets FMV”: As defined in Section 36.1.
“Successor Tenant Rent”: As defined in Section 36.3.
“Taking”: Any taking of all or any part of the Leased Property and/or the Leasehold Estate or any part thereof, in or by Condemnation, including by reason of the temporary requisition of the use or occupancy of all or any part of the Leased Property by any governmental authority, civil or military.
“Tenant”: As defined in the preamble.
“Tenant Capital Improvement”: A Capital Improvement other than a Material Capital Improvement funded by Landlord pursuant to a Landlord MCI Financing. The term “Tenant Capital Improvement” shall not include Capital Improvements conveyed by Tenant to Landlord.
“Tenant Competitor”: As of any date of determination, any Person (other than Tenant and its Affiliates) that is engaged, or is an Affiliate of a Person that is engaged, in the ownership or operation of a Gaming business; provided, that, (i) for purposes of the foregoing, ownership of the real estate and improvements where a Gaming business is conducted, without ownership of the Gaming business itself, shall not be deemed to constitute the ownership of a Gaming business, (ii) any investment fund or other Person with an investment representing an equity ownership of fifteen percent (15%) or less in a Tenant Competitor and no Control over such Tenant Competitor shall not be a Tenant Competitor, (iii) solely for purposes of Section 18.2(d), (x) a Person with an investment representing an equity ownership of twenty-five percent (25%) or less in a Non-Core Tenant Competitor shall be deemed to not have Control over such Non-Core Tenant Competitor, and (y) shall not be a Tenant Competitor solely by reason of the investment described in this clause (iii), and (iv) solely for purposes of Section 18.2(a) and Section 18.2(b), a Person that is engaged, or is an Affiliate of a Person that is engaged, in the ownership or operation of a Non-Core Tenant Competitor shall not be a Tenant Competitor solely by reason of the same.

“Tenant Event of Default”: As defined in Section 16.1.
“Tenant Material Capital Improvement”: As defined in Section 10.4(e).
“Tenant Transferee Requirement”: As defined in Section 22.2(i).
“Tenant’s Initial Financing”: The financing provided under that certain Credit Agreement dated on or about the Commencement Date among CRC, as borrower, Credit Suisse AG, Cayman Islands Brands, as administrative agent, and the other parties named therein from time to time.
“Tenant’s MCI Intent Notice”: As defined in Section 10.4(a).
“Tenant’s Parent”: CRC.
“Tenant Prohibited Person”: Any Person that, in the capacity it is proposed to be acting (but not in any other capacity), is more likely than not to jeopardize Tenant’s or any of its Affiliates’ ability to hold a Gaming License or to be associated with a Gaming licensee under any applicable Gaming Regulations (other than any Gaming Authority established by any Native American tribe).
“Tenant’s Property”: With respect to the Facility, all assets including FF&E, Property Specific IP and other personal property (including all gaming equipment), licenses, permits, subleases, concessions, and contracts (other than the Leased Property and property owned by a third party) located at the Facility or that are primarily related to or used or held in connection with the operation of the business conducted on or about the Facility or any portion thereof, as then being operated, together with all replacements, modifications, additions, alterations and substitutes therefor.
“Term”: As defined in Section 1.3.
“Termination Notice”: As defined in Section 17.1(d).
“Test Period”: With respect to any Person, for any date of determination, the period of the four (4) most recently ended consecutive fiscal quarters of such Person.
“Third‑Party MCI Financing”: As defined in Section 10.4(c).
“Total Net Leverage Ratio”: With respect to any Person and its Subsidiaries on a consolidated basis, on any date, the ratio of (i) (a) the aggregate principal amount of (without duplication) all indebtedness consisting of Capital Lease Obligations, indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (but excluding contingent obligations under outstanding letters of credit) and other purchase money indebtedness and guarantees of any of the foregoing obligations, of such Person and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP (for the avoidance of doubt, with respect to Tenant and Guarantor, excluding any indebtedness consisting of its obligations or liabilities under this Lease) less (b) the aggregate amount of all cash or cash equivalents of such Person and its

Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of such Person and its Subsidiaries to (ii) EBITDA.
“Trailing Test Period”: For any date of determination, the period of the four (4) most recently ended consecutive calendar quarters prior to such date of determination for which Financial Statements are available.
“Transition Period”: As defined in Section 36.1.
“Unavoidable Delay”: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the Party responsible for performing an obligation hereunder; provided, that lack of funds, in and of itself, shall not be deemed a cause beyond the reasonable control of a Party.
“Unsuitable for Its Primary Intended Use”: A state or condition of the Leased Property such that by reason of a Partial Taking, the Leased Property cannot, following restoration thereof (to the extent commercially practical), be operated on a commercially practicable basis for the Primary Intended Use for which it was primarily being used immediately preceding the taking, taking into account, among other relevant economic factors, the amount of square footage and the estimated revenue affected by such Partial Taking.
“Variable Rent”: The Variable Rent component of Rent, as defined in more detail in clauses (b) and (c) of the definition of “Rent.”
“Variable Rent Base Amount”: As defined in clause (b)(ii)(A) of the definition of “Rent.”
“Variable Rent Determination Period”: Each of (i) the Fiscal Period that ended immediately prior to the Commencement Date, and (ii) the Fiscal Period in each case that ends immediately prior to the commencement of the eighth (8th) Lease Year, the eleventh (11th) Lease Year, and the first (1st) Lease Year of each Renewal Term.
“Variable Rent Payment Period”: Collectively or individually, each of the First Variable Rent Period, the Second Variable Rent Period and each of the Renewal Term Variable Rent Periods.
“Variable Rent Statement”: As defined in Section 3.2(a).
“Work”: Any and all work in the nature of construction, restoration, alteration, modification, addition, improvement or demolition in connection with the performance of any Alterations and/or any Capital Improvements.
“Year 8 Decrease”: As defined in clause (b)(ii)(A) of the definition of “HLV Rent.”
“Year 8 Increase”: As defined in clause (b)(ii)(A) of the definition of “HLV Rent.”

“Year 8-10 Variable Rent”: As defined in clause (b)(ii)(A) of the definition of “HLV Rent.”
“Year 11 Decrease”: As defined in clause (b)(ii)(B) of the definition of “HLV Rent.”
“Year 11 Increase”: As defined in clause (b)(ii)(B) of the definition of “HLV Rent.”
“Year 11-15 Variable Rent”: As defined in clause (b)(ii)(B) of the definition of “HLV Rent.”

ARTICLE III
RENT
3.1    Rent.

(a)    Generally. During the Term, Tenant will pay to Landlord the Rent and Additional Charges in lawful money of the United States of America and legal tender for the payment of public and private debts, in the manner provided in Section 3.4.

(b)     Payment of HLV Rent until Commencement of Variable Rent. On the Commencement Date, Tenant shall pay a prorated portion of the first monthly installment of HLV Rent for the period from the Commencement Date until the last day of the calendar month in which the Commencement Date occurs, based on the number of days during such period. Thereafter, for the first seven (7) Lease Years, HLV Rent shall be payable by Tenant in consecutive monthly installments equal to one-twelfth (1/12th) of the HLV Rent amount for the applicable Lease Year on the first (1st) day of each calendar month (or the immediately succeeding Business Day if the first (1st) day of the month is not a Business Day), in advance for such calendar month, during that Lease Year.

(d)    Payment of HLV Rent following Commencement of Variable Rent. From the commencement of the eighth (8th) Lease Year and continuing until the Expiration Date, both Base Rent and Variable Rent during any Lease Year shall be payable in consecutive monthly installments equal to one-twelfth (1/12th) of the Base Rent and Variable Rent amounts for the applicable Lease Year on the first (1st) day of each calendar month (or the immediately succeeding Business Day if the first (1st) day of the month is not a Business Day), in advance for such calendar month, during that Lease Year; provided, however, that for each month where Variable Rent is payable but the amount thereof depends upon calculation of Net Revenue not yet known (e.g., the first few months of the eighth (8th) Lease Year, the eleventh (11th) Lease Year, and (if applicable) the first (1st) Lease Year of each Renewal Term), the amount of the Variable Rent payable monthly in advance shall remain the same as in the immediately preceding month, and provided, further, that Tenant shall make a payment to Landlord (or be entitled to set off against its Rent payment due, as applicable) on the first (1st) day of the calendar month (or the immediately succeeding Business Day if the first (1st) day of the month is not a Business Day) following the completion of such calculation in the amount necessary to “true-up” any underpayments or overpayments of

Variable Rent for such interim period. Tenant shall complete such calculation of Net Revenue as provided in Section 3.2 of this Lease.

(e)    Payment of Convention Center Rent. On the date hereof, Tenant shall pay a prorated portion of the first monthly installment of Convention Center Rent for the period from the date hereof until the last day of the calendar month in which the Commencement Date occurs, based on the number of days during such period. Thereafter, Convention Center Rent during any Lease Year shall be payable in consecutive monthly installments equal to one-twelfth (1/12th) of the Convention Center Rent amounts for the applicable Lease Year on the first (1st) day of each calendar month (or the immediately succeeding Business Day if the first (1st) day of the month is not a Business Day), in advance for such calendar month, during that Lease Year.

(f)    Proration for Partial Lease Year. Unless otherwise agreed by the Parties in writing, Rent and Additional Charges shall be prorated on a per diem basis as to any Lease Year containing less than twelve (12) calendar months, and with respect to any installment thereof due for any partial months at the beginning and end of the Term.

3.2    Variable Rent Determination.

(a)    Variable Rent Statement. Tenant shall, no later than ninety (90) days after the end of each Variable Rent Determination Period during the Term, furnish to Landlord a statement (the “Variable Rent Statement”), which Variable Rent Statement shall (i) set forth the sum of the Net Revenues realized with respect to the Hotel/Casino Facility during each of (x) such just-ended Variable Rent Determination Period and (y) except with respect to the first (1st) Variable Rent Statement, the Variable Rent Determination Period immediately preceding such just-ended Variable Rent Determination Period, (ii) except with respect to the first (1st) Variable Rent Statement, set forth Tenant’s calculation of the per annum Variable Rent payable hereunder during the next Variable Rent Payment Period, (iii) be accompanied by reasonably appropriate supporting data and information, and (iv) be certified by a senior financial officer of Tenant and expressly state that such officer has examined the reports of Net Revenue for the Hotel/Casino Facility therein and the supporting data and information accompanying the same, that such examination included such tests of Tenant’s books and records as reasonably necessary to make such determination, and that such statement accurately presents in all material respects the Net Revenues for the Hotel/Casino Facility for the applicable periods covered thereby, so that Tenant shall commence paying the applicable Variable Rent payable during each Variable Rent Payment Period hereunder (in accordance with the calculation set forth in each such Variable Rent Statement) no later than the first (1st) day of the fourth (4th) calendar month during such Variable Rent Payment Period (or the immediately preceding Business Day if the first (1st) day of such month is not a Business Day)
.
(b)    Maintenance of Records Relating to Variable Rent Statement. Tenant shall maintain, at its corporate offices, for a period of not less than six (6) years following the end of each Lease Year, adequate records which shall evidence the Net Revenue for the Hotel/Casino Facility realized by the Facility during each Lease Year, together with all such records that would normally be examined by an independent auditor pursuant to GAAP in performing an audit of Tenant’s

Variable Rent Statements. The provisions and covenants of this Section 3.2(b) shall survive the expiration of the Term or sooner termination of this Lease.

(c)    Audits. At any time within two (2) years of receipt of any Variable Rent Statement, Landlord shall have the right to cause to be conducted an independent audit of the matters covered thereby, conducted by a nationally-recognized independent public accounting firm mutually reasonably agreed to by the Parties. Such audit shall be limited to items necessary to ascertain an accurate determination of the calculation of the Variable Rent payable hereunder, and shall be conducted during normal business hours at the principal executive office of Tenant. If it shall be determined as a result of such audit (i) that there has been a deficiency in the payment of Variable Rent, such deficiency shall become due and payable by Tenant to Landlord, within thirty (30) days after such determination, or (ii) that there has been an excess payment of Variable Rent, such excess shall become due and payable by Landlord to Tenant, within thirty (30) days after such determination. In addition, if any Variable Rent Statement shall be found to have understated the per annum Variable Rent payable during any Variable Rent Payment Period by more than two and one-half percent (2.5%), and Landlord is entitled to any additional Variable Rent as a result of such understatement, then (x) Tenant shall pay to Landlord all reasonable, out-of-pocket costs and expenses which may be incurred by Landlord in determining and collecting the understatement or underpayment, including the cost of the audit (if applicable) and (y) interest at the Overdue Rate on the amount of the deficiency from the date when said payment should have been made until paid. If it shall be determined as a result of such audit that the applicable Variable Rent Statement did not understate the per annum Variable Rent payable during any Variable Rent Payment Period by more than two and one-half percent (2.5%), then Landlord shall pay to Tenant all reasonable, out-of-pocket costs and expenses incurred by Tenant in making such determination, including the cost of the audit. In addition, if any Variable Rent Statement shall be found to have willfully and intentionally understated the per annum Variable Rent, by more than five percent (5%), such understatement shall, at Landlord’s option, constitute a Tenant Event of Default under this Lease. Any audit conducted pursuant to this Section 3.2(c) shall be performed subject to and in accordance with the provisions of Section 23.1(c) hereof. The receipt by Landlord of any Variable Rent Statement or any Variable Rent paid in accordance therewith for any period shall not constitute an admission of the correctness thereof.

3.3    Late Payment of Rent or Additional Charges. Tenant hereby acknowledges that the late payment by Tenant to Landlord of any Rent or Additional Charges will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Rent or Additional Charges payable directly to Landlord shall not be paid within four (4) days after its due date, Tenant shall pay to Landlord on demand a late charge equal to the lesser of (a) five percent (5%) of the amount of such installment or Additional Charges and (b) the maximum amount permitted by law. The Parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. The Parties further agree that any such late charge constitutes Rent, and not interest, and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. If any installment of Rent (or Additional Charges payable directly to Landlord) shall not be paid within nine (9) days after its due date, the amount unpaid, including any late charges previously accrued and unpaid, shall bear interest at the Overdue

Rate (from such ninth (9th) day after the due date of such installment until the date of payment thereof) (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding), and Tenant shall pay such interest to Landlord on demand. The payment of such late charge or such interest shall not constitute a waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord. No failure by Landlord to insist upon strict performance by Tenant of Tenant’s obligation to pay late charges and interest on sums overdue shall constitute a waiver by Landlord of its right to enforce the provisions, terms and conditions of this Section 3.3. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord, in its sole discretion, may accept such check or payment without prejudice to Landlord’s right to recover the balance of such payment due or pursue any other right or remedy in this Lease provided.

3.4    Method of Payment of Rent. Rent and Additional Charges to be paid to Landlord shall be paid by electronic funds transfer debit transactions through wire transfer, ACH or direct deposit of immediately available federal funds and shall be initiated by Tenant for settlement on or before the applicable Payment Date in each case (or, in respect of Additional Charges, as applicable, such other date as may be applicable hereunder); provided, however, if the Payment Date is not a Business Day, then settlement shall be made next succeeding day which is a Business Day. Landlord shall provide Tenant with appropriate wire transfer, ACH and direct deposit information in a Notice from Landlord to Tenant. If Landlord directs, by written request, Tenant to pay any Rent or any Additional Charges to any party other than Landlord, Tenant shall send to Landlord, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Landlord may reasonably require.

3.5    Net Lease. Landlord and Tenant acknowledge and agree that (i) this Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent (including, for the avoidance of doubt, following commencement of the obligation to pay Variable Rent hereunder, the Base Rent, Variable Rent and Convention Center Rent components of the Rent) and Additional Charges shall be paid absolutely net to Landlord, without abatement, deferment, reduction, defense, counterclaim, claim, demand, notice, deduction or offset of any kind whatsoever, so that this Lease shall yield to Landlord the full amount or benefit of the installments of Rent (including, for the avoidance of doubt, following commencement of the obligation to pay Variable Rent hereunder, the Base Rent, Variable Rent and Convention Center Rent components of the Rent) and Additional Charges throughout the Term, all as more fully set forth in Article V and except and solely to the extent expressly provided in Article XIV (in connection with a Casualty Event), in Article XV (in connection with a Condemnation), and in Section 3.1 (in connection with the “true-up”, if any, applicable to the onset of a Variable Rent Payment Period). If Landlord commences any proceedings for non-payment of Rent, Tenant will not interpose any defense, offset, claim, counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless Tenant would lose or waive such claim by the failure to assert it. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in a separate action brought by Tenant. The covenants to pay Rent and Additional Charges hereunder are independent covenants, and Tenant shall have no right to hold back, deduct, defer, reduce, offset or fail to pay any such amounts for default by Landlord or for any other reason whatsoever, except solely as and to the extent provided in Section 3.1 and this Section 3.5.

ARTICLE IV
ADDITIONAL CHARGES

4.1    Impositions. Subject to Article XII relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions as and when due and payable during the Term to the applicable taxing authority or other party imposing the same before any fine, penalty, premium or interest may be added for non-payment (provided, (i) such covenant shall not be construed to require early or advance payments that would reduce or discount the amount otherwise owed and (ii) Tenant shall not be required to pay any Impositions that under the terms of any applicable Ground Lease are required to be paid by the ground lessor thereunder). Tenant shall make such payments directly to the taxing authorities where feasible, and on a monthly basis furnish to Landlord a summary of such payments, together, upon the request of Landlord, with copies of official receipts or other reasonably satisfactory proof evidencing such payments. If Tenant is not permitted to, or it is otherwise not feasible for Tenant to, make such payments directly to the taxing authorities or other applicable party, then Tenant shall make such payments to Landlord at least ten (10) Business Days prior to the due date, and Landlord shall make such payments to the taxing authorities or other applicable party prior to the due date. Landlord shall deliver to Tenant any bills received by Landlord for Impositions, promptly following Landlord’s receipt thereof. Tenant’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property to the extent payable during the Term or any part thereof, subject to Article XII. Notwithstanding anything in the first sentence of this Section 4.1 to the contrary, if any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Tenant may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium or further interest may be added thereto.

(a)Landlord or Landlord REIT shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock and any other returns required to be filed by or in the name of Landlord (the “Landlord Tax Returns”), and Tenant or Tenant’s applicable direct or indirect parent shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property (including all Capital Improvements) and Tenant’s Property. If any property covered by this Lease is classified as personal property for tax purposes, Tenant shall file all required personal property tax returns in such jurisdictions where it is required to file pursuant to applicable Legal Requirements and provide copies to Landlord upon request.

(b)Any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant shall be paid over to or retained by Tenant, and any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Landlord, if any, shall be paid over to or retained by Landlord.

(c)Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the Party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required tax returns and reports. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, shall provide the other Party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Landlord is legally required to file personal property tax returns, Landlord shall provide Tenant with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.

(d)Billings for reimbursement by Tenant to Landlord of personal property or real property taxes and any taxes due under the Landlord Tax Returns, if and to the extent Tenant is responsible for such taxes under the terms of this Section 4.1 (subject to Article XII), shall be accompanied by copies of a bill therefor and payments thereof which identify in reasonable detail the personal property or real property or other tax obligations of Landlord with respect to which such payments are made.

(e)Impositions imposed or assessed in respect of the tax-fiscal period during which the Commencement Date (or, with respect to the Convention Center Facility, during which the date hereof occurred) or the Expiration Date occurs shall be adjusted and prorated between Landlord and Tenant; provided, that Tenant’s obligation to pay its prorated share of Impositions imposed or assessed before the Expiration Date in respect of a tax-fiscal period during the Term shall survive the Expiration Date (and its right to contest the same pursuant to Article XII shall survive the Stated Expiration Date). Landlord will not enter into agreements that will result in, or consent to the imposition of, additional Impositions without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed; provided, in each case, Tenant is given reasonable opportunity to participate in the process leading to such agreement. Impositions imposed or assessed in respect of any tax-fiscal period occurring (in whole or in part) prior to the Commencement Date (or the date hereof, as applicable), if any, shall be Tenant’s obligation to pay or cause to be paid.

4.2    Utilities and Other Matters. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property. Tenant shall also pay or reimburse Landlord for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Landlord by reason of any Property Documents, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property or any Capital Improvement, including any and all costs and expenses associated with any utility, drainage and parking easements relating to the Leased Property (but excluding, for the avoidance of doubt, any costs and expenses under any Fee Mortgage Documents).

4.3    Compliance Certificate. Landlord shall deliver to Tenant, promptly following Landlord’s receipt thereof, any bills received by Landlord for items required to be paid by Tenant hereunder, including, without limitation, Impositions, utilities and insurance. Promptly upon request of Landlord (but so long as no Event of Default is continuing no more frequently than one time per Fiscal Quarter), Tenant shall furnish to Landlord a certification stating that all or a specified portion of Impositions, utilities, insurance premiums or, to the extent specified by Landlord, any other amounts payable by Tenant hereunder that have, in each case, come due prior to the date of such certification have been paid (or that such payments are being contested in good faith by Tenant in accordance herewith) and specifying the portion of the Leased Property to which such payments relate.

4.4    Impound Account. At Landlord’s option following the occurrence and during the continuation of a monetary Tenant Event of Default (to be exercised by thirty (30) days’ written notice to Tenant), and provided Tenant is not already being required to impound such payments in accordance with the requirements of Section 31.3 below, Tenant shall be required to deposit, at the time of any payment of Rent, an amount equal to one-twelfth (1/12th) of the sum of (i) Tenant’s estimated annual real and personal property taxes required pursuant to Section 4.1 hereof (as reasonably determined by Landlord), and (ii) Tenant’s estimated annual insurance premium costs pursuant to Article XIII hereof (as reasonably determined by Landlord). Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited, on or before the respective dates on which the same or any of them would become due. The reasonable cost of administering such impound account shall be paid by Tenant. Nothing in this Section 4.4 shall be deemed to affect any other right or remedy of Landlord hereunder.

ARTICLE V
NO TERMINATION, ABATEMENT, ETC.

Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease as to all or any portion of the Leased Property other than by reason of a Tenant Event of Default. Without limitation of the preceding sentence, the respective obligations of Landlord and Tenant shall not be affected by reason of, except as expressly set forth in Articles XIV and XV, (i) any damage to or destruction of the Leased Property, including any Capital Improvement or any portion thereof from whatever cause, or any Condemnation of the Leased Property, including any Capital Improvement or any portion thereof or, discontinuance of any service or utility servicing the same; (ii) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, including any Capital Improvement or any portion thereof or the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Tenant has or might have against Landlord by reason of any default or breach of any warranty by Landlord hereunder or under any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties;

(iv) any bankruptcy, insolvency, reorganization, consolidation, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (v) for any other cause, whether similar or dissimilar to any of the foregoing. Tenant hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (b) which may entitle Tenant to any abatement, deduction, reduction, suspension or deferment of or defense, counterclaim, claim or set-off against the Rent or other sums payable by Tenant hereunder, except in each case as may be otherwise specifically provided in this Lease. Notwithstanding the foregoing, nothing in this Article V shall preclude Tenant from bringing a separate action against Landlord for any matter described in the foregoing clauses (ii), (iii) or (v) and Tenant is not waiving other rights and remedies not expressly waived herein. Tenant’s agreement that, except as may be otherwise specifically provided in this Lease, any eviction by paramount title as described in item (ii) above shall not affect Tenant’s obligations under this Lease, shall not in any way discharge or diminish any obligation of any insurer under any policy of title or other insurance, and, to the extent the recovery thereof is not necessary to compensate Landlord for any damages incurred by any such eviction, Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance in respect of any such eviction up to the maximum amount paid by Tenant to Landlord under this Article V and Article XIV hereof in respect of any such eviction or the duration thereof, and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant provided such assignment does not adversely affect Landlord’s rights under any such policy and provided further, that Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such assignment except to the extent such liability, cost or expense arises from the gross negligence or willful misconduct of Landlord.

ARTICLE VI
OWNERSHIP OF REAL AND PERSONAL PROPERTY

6.1    Ownership of the Leased Property.

(a)    Landlord and Tenant acknowledge and agree that they have executed and delivered this Lease with the understanding that (i) the Leased Property is the property of Landlord, (ii) Tenant has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease, (iii) this Lease is a “true lease,” is not a financing lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease, (iv) the business relationship created by this Lease and any related documents is and at all times shall remain that of landlord and tenant, (v) this Lease has been entered into by each Party in reliance upon the mutual covenants, conditions and agreements contained herein, and (vi) none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

(b)    Each of the Parties covenants and agrees, subject to Section 6.1(d), not to (i) file any income tax return or other associated documents, (ii) file any other document with or submit any document to any governmental body or authority, or (iii) enter into any written contractual arrangement with any Person, in each case that takes a position other than that this Lease is a “true lease” with Landlord as owner of the Leased Property (except as expressly set forth below) and Tenant as the tenant of the Leased Property.  For U.S. federal, state and local income tax purposes, Landlord and Tenant agree that (x) Landlord shall be treated as the owner of the Leased Property eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to all Leased Property excluding the Leased Property described in clause (y) below, and (y) Tenant shall be treated as owner of, and eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to, all Tenant Capital Improvements (including, for avoidance of doubt and for purposes of this sentence, Tenant Material Capital Improvements) and Material Capital Improvements funded by Landlord pursuant to a Landlord MCI Financing that is treated as a loan for such income tax purposes.

(c)    If, notwithstanding (i) the form and substance of this Lease, (ii) the intent of the Parties, and (iii) the language contained herein providing that this Lease shall at all times be construed, interpreted and applied to create an indivisible lease of all of the Leased Property, any court of competent jurisdiction finds that this Lease is a financing arrangement, then this Lease shall be considered a secured financing agreement and Landlord’s title to the Leased Property shall constitute a perfected first priority lien in Landlord’s favor on the Leased Property to secure the payment and performance of all the obligations of Tenant hereunder (and to that end, Tenant hereby grants, assigns and transfers to Landlord a security interest in all right, title or interest in or to any and all of the Leased Property, as security for the prompt and complete payment and performance when due of Tenant’s obligations hereunder). In such event, Tenant (and each Permitted Leasehold Mortgagee) authorizes Landlord, at the expense of Tenant, to make any filings or take other actions as Landlord reasonably determines are necessary or advisable in order to effect fully this Lease or to more fully perfect or renew the rights of Landlord, and to subordinate to Landlord the lien of any Permitted Leasehold Mortgagee, with respect to the Leased Property (it being understood that nothing in this Section 6.1(c) shall affect the rights of a Permitted Leasehold Mortgagee under Article XVII hereof). At any time and from time to time upon the request of Landlord, and at the expense of Tenant, Tenant shall promptly execute, acknowledge and deliver such further documents and do such other acts as Landlord may reasonably request in order to effect fully this Lease or to more fully perfect or renew the rights of Landlord with respect to the Leased Property as described in this Lease. If Tenant should reasonably conclude that, as a result of change in law or GAAP accounting standards, or a change in agency interpretation thereof, GAAP or the SEC require treatment different from that set forth in Section 6.1(b) for applicable non-tax purposes, then (x) Tenant shall promptly give prior Notice to Landlord, accompanied by a written statement that references the applicable pronouncement that controls such treatment and contains a brief description and/or analysis that sets forth in reasonable detail the basis upon which Tenant reached such conclusion, and (y) notwithstanding Section 6.1(b) and this Section 6.1(c), Tenant may comply with such requirements.

(d)    Notwithstanding the foregoing, the Parties acknowledge that, as of the Commencement Date, for GAAP purposes this Lease is not expected to be treated as a “true lease” and that the Parties will prepare Financial Statements consistent with GAAP (and for purposes of any SEC or other similar governmental filing purposes), as applicable.

(e)    Landlord and Tenant acknowledge and agree that the Rent is the fair market rent for the use of the Leased Property and was agreed to by Landlord and Tenant on that basis, and the execution and delivery of, and the performance by Tenant of its obligations under, this Lease does not constitute a transfer of all or any part of the Leased Property, but rather the creation of the Leasehold Estate subject to the terms and conditions of this Lease.

(f)    Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease of the Leased Property. Tenant stipulates and agrees (1) not to challenge the validity, enforceability or characterization of this Lease of the Leased Property as a true lease, and (2) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in Section 1.2, Section 3.5 or this Section 6.1. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section 6.1 are a material inducement to Landlord entering into this Lease.

6.2    Ownership of Tenant’s Property. Tenant shall, during the entire Term, (a) own (or lease) and maintain on the Leased Property adequate and sufficient Tenant’s Property, and (b) maintain all of such Tenant’s Property in good order, condition and repair, in all cases as shall be necessary and appropriate in order to operate the Leased Property for the Primary Intended Use in material compliance with all applicable licensure and certification requirements and in material compliance with all applicable Legal Requirements, Insurance Requirements and Gaming Regulations. If any of Tenant’s Property requires replacement in order to comply with the foregoing, Tenant shall replace it with similar property of the same or better quality at Tenant’s sole cost and expense. Subject to the foregoing and the other express terms and conditions of this Lease, Tenant may sell, transfer, convey or otherwise dispose of Tenant’s Property in its discretion in the ordinary course of its business and Landlord shall have no rights to such sold, transferred, conveyed or otherwise disposed of Tenant’s Property. In the case of any such Tenant’s Property that is leased (rather than owned) by Tenant, Tenant shall use commercially reasonable efforts to ensure that any agreements entered into after the Commencement Date (or, with respect to the Convention Center Facility, the date hereof) pursuant to which Tenant leases such Tenant’s Property are assignable to third parties in connection with any transfer by Tenant to a replacement lessee or operator at the end of the Term. To the extent not transferred to a Successor Tenant pursuant to Article XXXVI hereof, Tenant shall remove all of Tenant’s Property from the Leased Property at the end of the Term. Any tangible Tenant’s Property left on the Leased Property at the end of the Term whose ownership was not transferred to a Permitted Leasehold Mortgagee or its designee or assignee that entered into or succeeded to a New Lease pursuant to the terms hereof or to a Successor Tenant pursuant to Article XXXVI hereof shall be deemed abandoned by Tenant and shall become the property of Landlord.

ARTICLE VII
PRESENT CONDITION & PERMITTED USE

7.1    Condition of the Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and confirms that Tenant has examined and otherwise has knowledge of the condition of the Leased Property prior to and as of the execution and delivery of this Lease and has found the same to be satisfactory for its purposes hereunder, it being understood and acknowledged by Tenant that, immediately prior to entering (a) the Original Lease, Tenant (or its Affiliate) was the owner of the Original Leased Property, and (b) this Lease, Tenant (or its Affiliate) was the owner of the Convention Center and, accordingly, Tenant is charged with, and deemed to have, full and complete knowledge of all aspects of the condition and state of the Leased Property as of the Commencement Date (or, with respect to the Convention Center Facility, the date hereof). Without limitation of the foregoing and regardless of any examination or inspection made by Tenant, and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property “as is” in its present condition. Without limitation of the foregoing, Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Tenant as of the Commencement Date (or, with respect to the Convention Center Facility, the date hereof). LANDLORD MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, INCLUDING AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE STATUS OF TITLE TO THE LEASED PROPERTY OR THE PHYSICAL CONDITION OR STATE OF REPAIR THEREOF, OR THE ZONING OR OTHER LAWS, ORDINANCES, BUILDING CODES, REGULATIONS, RULES AND ORDERS APPLICABLE THERETO OR TO ANY CAPITAL IMPROVEMENTS WHICH MAY BE NOW OR HEREAFTER CONTEMPLATED, THE IMPOSITIONS LEVIED IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, OR THE USE THAT MAY BE MADE OF THE LEASED PROPERTY OR ANY PART THEREOF, THE INCOME TO BE DERIVED FROM THE FACILITY OR THE EXPENSE OF OPERATING THE SAME, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS. This Section 7.1 shall not be construed to limit Landlord’s express indemnities made hereunder.

7.2    Use of the Leased Property.

(a)Tenant shall not use (or cause or permit to be used) the Facility, including the Leased Property, or any portion thereof, including any Capital Improvement, for any use other than the Primary Intended Use without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Landlord acknowledges that operation of the Leased Property for its Primary Intended Use generally may require a Gaming License under applicable Gaming Regulations and that without such a license, if applicable, neither Landlord nor Landlord REIT may operate, control or participate in the conduct of the gaming operations at the Facility. Tenant acknowledges that operation of the Facility for its Primary Intended Use generally may require a Gaming License under applicable Gaming Regulations and that without such a license, if applicable, Tenant may not operate, control or participate in the conduct of the gaming operations at the Facility.
(b)Tenant shall not commit or suffer to be committed any waste with respect to the Facility, including on or to the Leased Property (and, without limitation, to the Capital Improvements) or cause or permit any nuisance thereon or, except as required by law, knowingly take or suffer any action or condition that will diminish in any material respect, the ability of the Leased Property to be used as a Gaming Facility (or otherwise for the Primary Intended Use) after the Expiration Date.
(c)Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, (i) initiate or support any limiting change in the permitted uses of the Leased Property (or to the extent applicable, limiting zoning reclassification of the Leased Property); (ii) seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Leased Property or the use of the Leased Property in any manner that adversely affects (other than to a de minimis extent) the value or utility of the Leased Property for the Primary Intended Use; (iii) execute or file any subdivision plat or condominium declaration affecting the Leased Property or any portion thereof, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Leased Property or any portion thereof; or (iv) knowingly permit or suffer the Leased Property or any portion thereof to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement (provided that the proscription in this clause (iv) is not intended to and shall not restrict Tenant in any way from complying with any obligation it may have under applicable Legal Requirements, including, without limitation, Gaming Regulations, to afford to the public access to the Leased Property or any portion thereof). Without limiting the foregoing, (1) Tenant will not impose or permit the imposition of any restrictive covenants, easements or other encumbrances upon the Leased Property (including, subject to the last paragraph of Section 16.1, any restriction, covenant, easement or other encumbrance which Tenant may otherwise impose or permit to be imposed pursuant to the provisions of any Permitted Exception Document) without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed, provided, that, Landlord is given reasonable opportunity to participate in the process leading to such agreement, and (2) other than any liens or other encumbrances granted to a Fee Mortgagee, Landlord will not enter into agreements that will encumber the Leased Property without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed, provided, that, Tenant is given reasonable opportunity to participate in the process leading to such agreement. Landlord agrees it will not withhold consent to utility easements and other similar encumbrances made in the ordinary course of Tenant’s business conducted on the Leased Property in accordance with the Primary Intended Use, provided the same does not adversely affect in any material respect the use or utility of the Leased Property for the Primary Intended Use. Nothing in the foregoing is intended to vitiate or supersede Tenant’s right to enter into Permitted Leasehold Mortgages or Landlord’s right to enter into Fee Mortgages in each case as and to the extent provided herein.
(d)Except to the extent resulting from a Permitted Operation Interruption, Tenant shall cause the Facility to be Continuously Operated during the Term. During any time period that the Facility ceases to be Continuously Operated, solely for purposes of calculating Variable Rent in accordance herewith, the Net Revenue attributable to the Hotel/Casino Facility shall be subject to a floor equal to the Net Revenue attributable to the Hotel/Casino Facility for the calendar year immediately preceding such period that the Facility is not Continuously Operated, prorated for the applicable time period that the Facility is not Continuously Operated. Further, if the Facility ceases to be Continuously Operated for a period of one (1) year, then Landlord shall have the right, in its sole discretion, to terminate this Lease.
(e)Subject to Article XII regarding permitted contests, Tenant, at its sole cost and expense, shall promptly (i) comply in all material respects with all Legal Requirements and Insurance Requirements affecting the Facility and the business conducted thereat, including those regarding the use, operation, maintenance, repair and restoration of the Leased Property or any portion thereof (including all Capital Improvements) and Tenant’s Property whether or not compliance therewith may require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property or any portion thereof, and (ii) procure, maintain and comply in all material respects with all Gaming Regulations and Gaming Licenses, and other authorizations required for the use of the Leased Property (including all Capital Improvements) and Tenant’s Property for the applicable Primary Intended Use and any other use of the Leased Property (including Capital Improvements then being made) and Tenant’s Property, and for the proper erection, installation, operation and maintenance of the Leased Property and Tenant’s Property. In an emergency involving an imminent threat to human health and safety or damage to property, or in the event of a breach by Tenant of its obligations under this Section 7.2 which is not cured within any applicable cure period set forth herein, Landlord or its representatives (and any Fee Mortgagee) may, but shall not be obligated to, enter upon the Leased Property (and, without limitation, all Capital Improvements) (upon reasonable prior written notice to Tenant, except in the case of emergency, and Tenant shall be permitted to have Landlord or its representatives accompanied by a representative of Tenant) and take such reasonable actions and incur such reasonable costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property, and Tenant shall reimburse Landlord for all such reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection with such actions.
(f)Without limitation of any of the other provisions of this Lease, Tenant shall comply with all Property Documents (i) that are listed on the title polic(y)(ies) described on Schedule 6 attached hereto, or (ii) made after the date hereof in accordance with the terms of this Lease or as may otherwise be agreed to in writing by Tenant.
(g)Tenant shall, throughout the Term, cause the Facility to be operated, managed, used, maintained and repaired in all material respects, in accordance with the Applicable Standards.

7.3    Ground Leases. Landlord may enter into new ground leases with respect to the Leased Property or any portion thereof (including pursuant to a sale-leaseback transaction) or amend or modify any such ground leases, provided that, notwithstanding anything herein to the contrary,

Tenant shall not be obligated to comply with any additional or more onerous obligations under such new ground lease or amendment or modification thereof with which Tenant is not otherwise obligated to comply under this Lease (and, without limiting the generality of the foregoing, Tenant shall not be required to incur any additional monetary obligations (whether for payment of rents under such new ground lease or otherwise) in connection with such new ground lease or amendment or modification thereof) (except to a de minimis extent), unless Tenant approves such additional obligations in its sole and absolute discretion.

7.4    Third-Party Reports. Upon Landlord’s reasonable request from time to time, Tenant shall provide Landlord with copies of any third-party reports obtained by Tenant with respect to the Leased Property, including, without limitation, copies of surveys, environmental reports and property condition reports.

7.5    Project Costs. Tenant hereby acknowledges and agrees that it shall pay any and all Project Costs when same become due and payable and in no event later than such time that Tenant shall be in default of any obligation to pay for any or all of the Project Costs (except for any payment of any amount that Tenant is contesting reasonably and in good faith) and shall provide to Landlord reasonable evidence that such Project Costs have either been paid or are being contested reasonably and in good faith.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other that as of the date hereof: (i) this Lease and all other documents executed, or to be executed, by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and, as applicable, is duly authorized and qualified to perform this Lease within the State in which the Leased Property is located; and (iii) neither this Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such Party.

ARTICLE IX
MAINTENANCE AND REPAIR

9.1Tenant Obligations. Subject to the provisions of Sections 10.1, 10.2 and 10.3 relating to Landlord’s approval of certain Alterations, Capital Improvements and Material Capital Improvements, Tenant, at its expense and without the prior consent of Landlord, shall maintain the Leased Property, and every portion thereof, including all of the Leased Improvements and the structural elements and the plumbing, heating, ventilating, air conditioning, electrical, lighting, sprinkler and other utility systems thereof, all fixtures and all appurtenances to the Leased Property including any and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and Tenant’s Property, in each case in good order and repair whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of the Leased Property, and, with reasonable promptness, make all reasonably necessary and appropriate repairs thereto of every kind and nature, including those necessary to ensure continuing compliance with all Legal Requirements (including, without limitation, all Gaming Regulations and Environmental Laws) (to the extent required hereunder), Insurance Requirements, the Ground Leases and Property Documents whether now or hereafter in effect (other than any Ground Leases or Property Documents (or modifications to Ground Leases or Property Documents) entered into after the Commencement Date that impose obligations on Tenant (other than de minimis obligations) to the extent (x) entered into by Landlord without Tenant’s consent pursuant to Section 7.2(c) or (y) Tenant is not required to comply therewith pursuant to Section 7.3), and, with respect to any Fee Mortgages, the applicable provisions of such Fee Mortgage Documents as and only to the extent Tenant is required to comply therewith pursuant to Article XXXI hereof, in each case except to the extent otherwise provided in Article XIV or Article XV of this Lease, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to or first arising after the Commencement Date.

9.2No Landlord Obligations. Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. This Section 9.2 shall not be construed to limit Landlord’s express indemnities, if any, made hereunder.

9.3Landlord’s Estate. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, or any part thereof, or any Capital Improvement; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof or upon the estate of Landlord in any Capital Improvement.

9.4End of Term. Subject to Sections 17.1(f) and 36.1, Tenant shall, upon the expiration or earlier termination of the Term, vacate and surrender and relinquish in favor of Landlord all rights to the Leased Property (together with all Capital Improvements, including all Tenant Capital Improvements, except to the extent provided in Section 10.4 in respect of Tenant Material Capital Improvements), in each case, in the condition in which such Leased Property was originally received from Landlord and, in the case of Capital Improvements (other than Tenant Material Capital

Improvements to the extent provided in Section 10.4), when such Capital Improvements were originally introduced to the Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear and subject to any Casualty Event or Condemnation as provided in Articles XIV and XV.

ARTICLE X
ALTERATIONS

10.1Alterations, Capital Improvements and Material Capital Improvements.

(a)Tenant shall not be required to obtain Landlord’s consent or approval to make any Alterations or Capital Improvements (including any Material Capital Improvement) to the Leased Property; provided, however, that all such Alterations and Capital Improvements (i) shall be of equal quality to or better quality than the applicable portions of the existing Facility, as applicable, except to the extent Alterations or Capital Improvements of lesser quality would not, in the reasonable opinion of Tenant, result in any diminution of value of the Leased Property (or applicable portion thereof), (ii) shall not have an adverse effect on the structural integrity of any portion of the Leased Property, and (iii) shall not otherwise result in a diminution of value to the Leased Property (except to a de minimis extent). If any Alteration or Capital Improvement would not or does not meet the standards of the preceding sentence, then such Alteration or Capital Improvement shall be subject to Landlord’s written approval, which written approval shall not be unreasonably withheld, conditioned or delayed. Further, if any Alteration or Capital Improvement (or the aggregate amount of all related Alterations or Capital Improvements) has a total budgeted cost (as reasonably evidenced to Landlord) in excess of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (the “Alteration Threshold”), then such Alteration or Capital Improvement (or series of related Alterations or Capital Improvements) shall be subject to the approval of Landlord and, if applicable, subject to Section 31.3, any Fee Mortgagee, in each case which written approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to select and engage, at Landlord’s cost and expense, construction consultants to conduct inspections of the Leased Property during the construction of any Material Capital Improvements, provided that (x) such inspections shall be conducted in a manner that does not interfere with such construction or the operation of the Facility (except to a de minimis extent), (y) prior to entering the Leased Property, such consultants shall deliver to Tenant evidence of insurance reasonably satisfactory to Tenant and (z) (irrespective of whether the consultant was engaged by Landlord, Tenant or otherwise) Landlord and Tenant shall be entitled to receive copies of such consultants’ work product and shall have direct access to and communication with such consultants.

10.2Landlord Approval of Certain Alterations and Capital Improvements. If Tenant desires to make any Alteration or Capital Improvement for which Landlord’s approval is required pursuant to Section 10.1 above, Tenant shall submit to Landlord in reasonable detail a general description of the proposal, the projected cost of the applicable Work and such plans and specifications, permits, licenses, contracts and other information concerning the proposal as

Landlord may reasonably request. Such description shall indicate the use or uses to which such Alteration or Capital Improvement will be put and the impact, if any, on current and forecasted gross revenues and operating income attributable thereto. Landlord may condition any approval of any Alteration or Capital Improvement (including any Material Capital Improvement), to the extent required pursuant to Section 10.1 above, upon any or all of the following terms and conditions, to the extent reasonable under the circumstances:

(a)the Work shall be effected pursuant to detailed plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(b)the Work shall be conducted under the supervision of a licensed architect or engineer selected by Tenant (the “Architect”) and, for purposes of this Section 10.2 only, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(c)Landlord’s receipt from the general contractor and, if reasonably requested by Landlord, any major subcontractor(s) of a performance and payment bond for the full value of such Work, which such bond shall name Landlord as an additional obligee and otherwise be in form and substance and issued by a Person reasonably satisfactory to Landlord;

(d)Landlord’s receipt of reasonable evidence of Tenant’s financial ability to complete the Work without materially and adversely affecting its cash flow position or financial viability; and

(e)such Alteration or Capital Improvement will not result in the Leased Property becoming a “limited use” within the meaning of Revenue Procedure 2001-28 property for purposes of United States federal income taxes.

10.3Construction Requirements for Alterations and Capital Improvements. For any Alteration or Capital Improvement (excluding room renovations) having a budgeted cost in excess of Fifteen Million and No/100 Dollars ($15,000,000) (and as otherwise expressly required under subsection (g) below), Tenant shall satisfy the following:

(a)If and to the extent plans and specifications typically would be (or, in accordance with applicable Legal Requirements, are required to be) obtained in connection with a project of similar scope and nature to such Alteration or Capital Improvement, Tenant shall, prior to commencing any Work in respect of the same, provide Landlord copies of such plans and specifications. Tenant shall also supply Landlord with related documentation, information and materials relating to the Property or such Work in Tenant’s possession or control, including, without limitation, surveys, property condition reports and environmental reports, as Landlord may reasonably request from time to time;

(b)No Work shall be commenced until Tenant shall have procured and paid for all municipal and other governmental permits and authorizations required to be obtained prior to such commencement (if any), including those permits and authorizations required pursuant to any Gaming Regulations (if any), and, upon Tenant’s request, Landlord shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Landlord; and (ii) any plans required to be filed in connection with any such application which require the approval of Landlord as hereinabove provided shall have been so approved by Landlord;

(c)Such Work shall not, and, if an Architect has been engaged for such Work, the Architect shall certify to Landlord that such Architect is of the opinion that construction will not, impair the structural strength of any component of the Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component or otherwise violate applicable building codes or prudent industry practices.

(d)If an Architect has been engaged for such Work and if plans and specifications have been obtained in connection with such Work, the Architect shall certify to Landlord that such Architect is of the opinion that the plans and specifications conform to, and comply with, in all material respects all applicable building, subdivision and zoning codes, laws, ordinances and regulations imposed by all governmental authorities having jurisdiction over the Leased Property.

(e)During and following completion of such Work, the parking and other amenities which are located on or at the Leased Property shall remain adequate for the operation of the Facility for its Primary Intended Use and not be less than that which is required by law (including any variances with respect thereto) and any applicable Property Documents; provided, however, with Landlord’s prior consent, which approval shall not be unreasonably withheld, conditioned or delayed, and at no additional expense to Landlord, (i) to the extent sufficient additional parking is not already a part of an Alteration or Capital Improvement, Tenant may construct additional parking on or at the Leased Property; or (ii) Tenant may acquire off-site parking to serve the Leased Property as long as such parking shall be reasonably proximate to, and dedicated to, or otherwise made available to serve, the Leased Property;

(f)All Work done in connection with such construction shall be done promptly and using materials and resulting in work that is at least as good product and condition as the remaining areas of the Leased Property and in conformity with all Legal Requirements, including, without limitation, any applicable minority or women owned business requirement; and

(g)If applicable in accordance with customary and prudent industry standards, promptly following the completion of such Work, Tenant shall deliver to Landlord “as built” plans and specifications with respect thereto, certified as accurate by the licensed architect or engineer selected by Tenant to supervise such work, and copies of any new or revised certificates of occupancy or other licenses, permits and authorizations required in connection therewith. In addition, with respect to any Alteration or Capital Improvement having a budgeted cost equal to or less than Fifteen Million and No/100 Dollars ($15,000,000.00), Tenant shall endeavor in good faith to (and upon Landlord’s request will) deliver to Landlord any “as-built” plans and specifications actually obtained by Tenant in connection with such Alteration or Capital Improvement

Notwithstanding anything to the contrary contained herein, at any time during the Term that Tenant is not a Controlled Subsidiary of CEC, this Section 10.3 shall be deemed modified by replacing all references therein to “Fifteen Million and No/100 Dollars ($15,000,000.00)” to “Five Million and No/100 Dollars ($5,000,000.00)”.

10.4Landlord’s Right of First Offer to Fund Material Capital Improvements.

(a)Landlord’s Right to Submit Landlord’s MCI Financing Proposal. In advance of commencing any Work in connection with any Material Capital Improvement (provided, for purposes of clarification, that preliminary planning, designing, budgeting, evaluating (including environmental and integrity testing and the like) (collectively, “Preliminary Studies”), permitting and demolishing in preparation for such Material Capital Improvement shall not be considered “commencing” for purposes hereof), Tenant shall provide written notice (“Tenant’s MCI Intent Notice”) of Tenant’s intent to do so, which notice shall be accompanied by (i) a reasonably detailed description of the proposed Material Capital Improvement, (ii) the then-projected cost of construction of the proposed Material Capital Improvement, (iii) copies of the plans and specifications, permits, licenses, contracts and Preliminary Studies concerning the proposed Material Capital Improvement, to the extent then-available, (iv) reasonable evidence that such proposed Material Capital Improvement will, upon completion, comply with all applicable Legal Requirements, and (v) reasonably detailed information regarding the terms upon which Tenant is considering seeking financing therefor, if any. To the extent in Tenant’s possession or control, Tenant shall provide to Landlord any additional information about such proposed Material Capital Improvements which Landlord may reasonably request. Landlord (or, with respect to financing structured as a loan rather than as ownership of the real property by Landlord with a lease back to Tenant, Landlord’s Affiliate) may, but shall be under no obligation to, provide all (but not less than all) of the financing necessary to fund the applicable Material Capital Improvement (along with related fees and expenses, such as title fees, costs of permits, legal fees and other similar transaction costs) by complying with the option exercise requirements set forth below. Within thirty (30) days of receipt of Tenant’s MCI Intent Notice, Landlord shall notify Tenant in writing as to whether Landlord (or, if applicable, its Affiliate) is willing to provide financing for such proposed Material Capital Improvement and, if so, the terms and conditions upon which Landlord (or, if applicable, its Affiliate) is willing to do so in reasonable detail, in the form of a proposed term sheet (such terms and conditions, “Landlord’s MCI Financing Proposal”). Upon receipt, Tenant shall have ten (10) days to accept, reject or commence negotiating Landlord’s MCI Financing Proposal.

(b)If Tenant Accepts Landlord’s MCI Financing Proposal. If Tenant accepts Landlord’s MCI Financing Proposal (either initially or, after negotiation, a modified version thereof) (an “Accepted MCI Financing Proposal”) and such financing is actually consummated between Tenant and Landlord (or, if applicable, its Affiliate) as more particularly provided in Section 10.4(f) below (a “Landlord MCI Financing”), then, as and when constructed, such Material Capital Improvement shall be deemed part of the Leased Property for all purposes except as specifically provided in Section 6.1(b) hereof (and, without limitation, such Material Capital Improvements shall be surrendered to (and all rights therein shall be relinquished in favor of) Landlord upon the Expiration Date).

(c)If Landlord Declines to Make Landlord’s MCI Financing Proposal. If Landlord declines or fails to timely submit Landlord’s MCI Financing Proposal, Tenant shall be permitted to either (1) use then-existing available financing or, subject to Article XVII, enter into financing arrangements with any lender, preferred equity holder and/or other third-party financing source (a “Third‑Party MCI Financing”) for such Material Capital Improvement or (2) use Cash to pay for such Material Capital Improvement, provided, that if Tenant has not used then-existing, or entered into a new, Third‑Party MCI Financing (or commenced such Material Capital Improvement utilizing Cash) by the date that is twelve (12) months following delivery of Tenant’s MCI Intent Notice, then, prior to entering into any such Third‑Party MCI Financing and/or commencing such Material Capital Improvement, Tenant shall again be required to send Tenant’s MCI Intent Notice seeking financing from Landlord (on the terms contemplated by this Section 10.4).

(d)If Tenant Declines Landlord’s MCI Financing Proposal. If Landlord timely submits Landlord’s MCI Financing Proposal and Tenant rejects or fails to accept or commence negotiating Landlord’s MCI Financing Proposal within the applicable 10‑day period (or, following commencing negotiating said proposal, Tenant notifies Landlord of Tenant’s decision to cease such discussions), then, subject to the remaining terms of this paragraph, Tenant shall be permitted to either (1) use then-existing, or, subject to Article XVII, enter into a new, Third‑Party MCI Financing for such Material Capital Improvement (subject to the following proviso) or (2) use Cash to pay for such Material Capital Improvement, provided, that Tenant may not use then-existing, or enter into a new, Third‑Party MCI Financing, except in each case on terms that are, taken as a whole, economically more advantageous to Tenant than those offered under Landlord’s MCI Financing Proposal, provided, further, that in no event shall Tenant be obligated to obtain financing from Landlord to the extent such financing from Landlord would violate or cause a default or breach under any Material Indebtedness of Tenant’s Parent Entity or Tenant, provided, however, that Tenant shall use good faith efforts to avoid, and cause Tenant’s Parent to avoid, agreeing to any contractual obligations that would vitiate Landlord’s right to provide financing for Tenant’s proposed Material Capital Improvement as provided in this Section 10.4. In determining if financing is economically more advantageous, consideration may be given to, among other items, (x) pricing, amortization, length of term and duration of commitment period of such financing; (y) the cost, availability and terms of any financing sufficient to fund such Material Capital Improvement and other expenditures which are material in relation to the cost of such Material Capital Improvement (if any) which are intended to be funded in connection with the construction of such Material Capital Improvement and which are related to the use and operation of such Material Capital Improvement and (z) other customary considerations. Tenant shall provide Landlord with reasonable evidence of the terms of any such financing. If Tenant has not used then-existing, or entered into a new, Third‑Party MCI Financing (or commenced such Material Capital Improvement utilizing Cash) by the date that is twelve (12) months following receipt of Landlord’s MCI Financing Proposal, then, prior to entering into any such Third‑Party MCI Financing and/or commencing such Material Capital Improvement after such twelve (12) month period, Tenant shall again be required to send Tenant’s MCI Intent Notice seeking financing from Landlord (on the terms contemplated by this Section 10.4). For purposes of clarification, Tenant may use Cash to finance any applicable Material Capital Improvement (subject to the express terms and conditions hereof, including, without limitation, Tenant’s obligation to provide Tenant’s MCI Intent Notice).

(e)Ownership of Material Capital Improvements Not Financed by Landlord. If Tenant constructs a Material Capital Improvement utilizing Third‑Party MCI Financing or Cash in accordance with Sections 10.4(c) or (d) (such Material Capital Improvement being sometimes referred to in this Lease as a “Tenant Material Capital Improvement”), then, (A) as and when constructed, such Material Capital Improvement shall be deemed part of the Leased Property for all purposes except as specifically provided in Section 6.1(b) hereof, (B) upon any termination of this Lease prior to the Stated Expiration Date as a result of a Tenant Event of Default (except in the event a Permitted Leasehold Mortgagee has exercised its right to obtain a New Lease and complies in all respects with Section 17.1(f) and any other applicable provisions of this Lease), such Material Capital Improvements shall be owned by Landlord without any reimbursement by Landlord to Tenant, and, (C) upon the Stated Expiration Date, such Material Capital Improvements shall be transferred to Tenant; provided, however, upon written notice to Tenant at least one hundred eighty (180) days prior to the Stated Expiration Date, Landlord shall have the option to reimburse Tenant for such Tenant Material Capital Improvements in an amount equal to the Fair Market Ownership Value thereof, and, if Landlord elects to reimburse Tenant for such Tenant Material Capital Improvements, any amount due to Tenant for such reimbursement shall be credited against any amounts owed by Tenant to Landlord under this Lease as of the Stated Expiration Date and any remaining portion of such amount shall be paid by Landlord to Tenant on the Stated Expiration Date. If Landlord fails to deliver such written notice electing to reimburse Tenant for such Tenant Material Capital Improvements at least one hundred eighty (180) days prior to the Stated Expiration Date, or otherwise does not consummate such reimbursement at least sixty (60) days prior to the Stated Expiration Date (other than as a result of Tenant’s acts or omissions in violation of this Lease), then Landlord shall be deemed to have elected not to reimburse Tenant for such Tenant Material Capital Improvements. If Landlord elects or is deemed to have elected not to reimburse Tenant for such Tenant Material Capital Improvements in accordance with the foregoing sentence, Tenant shall have the option to either (1) prior to the Stated Expiration Date, remove such Tenant Material Capital Improvements and restore the affected Leased Property to the same or better condition existing prior to such Tenant Material Capital Improvement being constructed, at Tenant’s sole cost and expense, in which event such Tenant Material Capital Improvements shall be owned by Tenant or (2) leave the applicable Tenant Material Capital Improvements at the Leased Property at the Stated Expiration Date, at no cost to Landlord, in which event such Tenant Material Capital Improvements shall be owned by Landlord.

(f)Landlord MCI Financing. In the event of an Accepted MCI Financing Proposal, Tenant shall provide Landlord with the following prior to any advance of funds under such Landlord MCI Financing:
i.any information, certificates, licenses, permits or documents reasonably requested by Landlord which are necessary and obtainable to confirm that Tenant will be able to use the Material Capital Improvements upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;
ii.an officer’s certificate and, if requested, a certificate from Tenant’s Architect providing appropriate backup information, setting forth in reasonable detail the projected or actual costs related to such Material Capital Improvements;

iii.except to the extent covered by the amendment referenced in clause (iv) below, a construction loan and/or funding agreement (and such other related instruments and agreements), in a form reasonably agreed to by Landlord and Tenant, reflecting the terms of the Landlord MCI Financing, setting forth the terms of the Accepted MCI Financing Proposal, and without additional requirements on Tenant (including, without limitation, additional bonding or guaranty requirements) except those which are reasonable and customary and consistent in all respects with this Section 10.4 and the terms of the Accepted MCI Financing Proposal;

iv.except to the extent covered by the construction loan and/or funding agreement referenced in clause (iii) above, an amendment to this Lease, in a form reasonably agreed to by Landlord and Tenant, which may include, among other things, an increase in the Rent (in amounts as agreed upon by the Parties pursuant to the Accepted MCI Financing Proposal), and other provisions as may be necessary or appropriate;

v.a deed conveying title to Landlord to any additional Land acquired for the purpose of constructing the Material Capital Improvement, free and clear of any liens or encumbrances except those approved by Landlord, and accompanied by (x) an owner’s policy of title insurance insuring the Fair Market Ownership Value of fee simple or leasehold (as applicable) title to such Land and any improvements thereon, free of any exceptions other than liens and encumbrances that do not materially interfere with the intended use of the Leased Property or are otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (y) an ALTA survey thereof;

vi.if Landlord obtains a lender’s policy of title insurance in connection with such Landlord MCI Financing, for each advance, endorsements to any such policy of title insurance reasonably satisfactory in form and substance to Landlord (i) updating the same without any additional exception except those that do not materially affect the value of such land and do not interfere with the intended use of the Leased Property, or as may otherwise be permitted under this Lease, or as may be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) increasing the coverage thereof by an amount equal to the then-advanced cost of the Material Capital Improvement; and

vii.such other billing statements, invoices, certificates, endorsements, opinions, site assessments, surveys, resolutions, ratifications, lien releases and waivers and other instruments and information which are reasonable and customary and consistent in all respects with this Section 10.4 and the terms of the Accepted MCI Financing Proposal.

In the event that (1) Tenant is unable, for reasons beyond Tenant’s reasonable control, to satisfy any of the requirements set forth in this Section 10.4(f) (and Landlord is unable or unwilling to waive the same), (2) Landlord and Tenant are unable (despite good faith efforts continuing for at least sixty (60) days after agreement on the Accepted MCI Financing Proposal) to agree on any of the requirements of, or the form of any document required under, this Section 10.4(f), or (3) Landlord fails or refuses to consummate the Landlord MCI Financing and/or advance funds thereunder, then, notwithstanding anything to the contrary in this Section 10.4, Tenant shall be entitled to use then-existing, or, subject to Article XVII, enter into a new, Third‑Party MCI Financing for such Material Capital Improvement or use Cash to pay for such Material Capital Improvement, without any requirement to send a further Tenant’s MCI Intent Notice to Landlord, provided, that such Material Capital Improvement shall be treated hereunder as a Tenant Material Capital Improvement, unless the circumstances described in clause (1) shall have occurred.
10.5Minimum Capital Expenditures.

(a)Minimum Capital Expenditures.

(i)Initial Minimum Cap Ex Requirement. During the Initial Minimum Cap Ex Period, Tenant shall expend Capital Expenditures in an aggregate amount equal to no less than the Initial Minimum Cap Ex Amount (the “Initial Minimum Cap Ex Requirement”), which Capital Expenditures shall include, without limitation, such expenditures necessary to complete the renovation and refurbishment of at least four hundred twenty-nine (429) hotel rooms and four hundred eighty-nine (489) hotel rooms at the Mardi Gras North and Mardi Gras South towers located at the Leased Property, respectively, at a standard of quality similar to the renovation and refurbishment performed by Tenant with respect to the rooms located at the Carnaval Tower.
(ii)Annual Minimum Building and Improvement Cap Ex Requirement. During each full Lease Year during the Term, commencing with the Lease Year that commences on January 1, 2022, measured as of the last day of each such Lease Year, Tenant shall expend Capital Expenditures with respect to the Leased Property (the “Annual Minimum Building and Improvement Cap Ex Amount”) in an aggregate that is equal to at least one percent (1%) of the sum of the Net Revenue from the Facility for the prior Lease Year on Capital Expenditures that constitute installation, restoration, repair, maintenance or replacement of any physical improvements or other physical items with respect to, or for, the Leased Property under this Lease (the “Annual Minimum Building and Improvement Cap Ex Requirement”).
(iii)Acquisitions of Material Property. If any real property having a value greater than Fifty Million and No/100 Dollars ($50,000,000.00) is acquired by Landlord and included in this Lease as part of the Leased Property, then the Minimum Cap Ex Requirement shall be adjusted as may be agreed upon by Landlord and Tenant in connection with such acquisition and the inclusion of such property as Leased Property hereunder.
(iv)Application of Capital Expenditures. For the avoidance of doubt: (i) expenditures with respect to any property that is not included as Leased Property under this Lease shall not constitute “Capital Expenditures” nor count toward the Minimum Cap Ex Requirements and (ii) expenditures in respect of furniture, fixtures and equipment (including gaming equipment) to be installed or located at the Leased Property shall count towards the Initial Minimum Cap Ex Requirement but shall not count towards Annual Minimum Building and Improvement Cap Ex Requirement.
(v)Unavoidable Delays. In the event an Unavoidable Delay occurs during the Term that delays Tenant’s ability to perform Capital Expenditures prior to the expiration of the applicable period for satisfying the applicable Minimum Cap Ex

Requirements, such period during which such Unavoidable Delay occurred shall be extended, on a day-for-day basis, for the same amount of time that such Unavoidable Delay affects Tenant’s ability to perform the Capital Expenditures up to a maximum extension in each instance of up to eighteen (18) months. For the avoidance of doubt, Tenant’s obligation to satisfy the Minimum Cap Ex Requirements during any period during which an Unavoidable Delay did not occur shall not be extended as a result of the occurrence of an Unavoidable Delay during a prior period.
(vi)Certain Remedies. The Parties acknowledge that Tenant’s agreement to satisfy the Minimum Cap Ex Requirements as required in this Lease is a material inducement to Landlord’s agreement to enter into this Lease and, accordingly, if Tenant fails to expend Capital Expenditures (or deposit funds into the Cap Ex Reserve) as and when required by this Lease and then, further, fails to cure such failure within sixty (60) days of receipt of written notice of such failure from Landlord, then the same shall be a Tenant Event of Default hereunder, and without limitation of any of Landlord’s other rights and remedies, Landlord shall have the right to seek the remedy of specific performance to require Tenant to expend the Required Capital Expenditures (or deposit funds into the Cap Ex Reserve). Furthermore, for the avoidance of doubt, Tenant acknowledges and agrees that the obligation of Tenant to expend the Required Capital Expenditures (or deposit funds into the Cap Ex Reserve) as provided in this Lease in each case constitutes a part of the obligations of Tenant that are guaranteed by the Guarantor and, with respect to Required Capital Expenditures required to be spent during the Term, shall survive termination of this Lease.

(b)Cap Ex Reserve.

(i)Deposits in Lieu of Expenditures. Notwithstanding anything to the contrary set forth in this Lease, if Tenant does not expend Capital Expenditures sufficient to satisfy the Minimum Cap Ex Requirements, then, so long as, as of the last date when such Minimum Cap Ex Requirements may be satisfied hereunder, there are Cap Ex Reserve Funds (as defined below) on deposit in the Cap Ex Reserve (as defined below) in an aggregate amount at least equal to such deficiency, then Tenant shall not be deemed to be in breach or default of its obligations hereunder to satisfy the Minimum Cap Ex Requirements, provided that Tenant shall spend such amounts so deposited in the Cap Ex Reserve within six (6) months after the last date when the Minimum Cap Ex Requirements to which such amounts relate may be satisfied hereunder (subject to extension in the event of an Unavoidable Delay during such six (6) month period, on a day-for-day basis, for the same amount of time that such Unavoidable Delay delays Tenant’s ability to perform the Capital Expenditures). For the avoidance of doubt, any funds disbursed from the Cap Ex Reserve and spent on Capital Expenditures as described in this Section shall be applied to the Minimum Cap Ex Requirements for the period for which such funds were deposited (and shall be deemed to be the funds that have been in the Cap Ex Reserve for the longest period of time) and shall not be applied to the Minimum Cap Ex Requirements for the subsequent period in which they are actually spent.

(ii)Deposits into Cap Ex Reserve. Tenant may, at its election, at any time, deposit funds (the “Cap Ex Reserve Funds”) into an Eligible Account held by Tenant

(the “Cap Ex Reserve”). If required by Fee Mortgagee, Landlord and Tenant shall enter into a customary and reasonable control agreement for the benefit of Fee Mortgagee and Landlord with respect to the Cap Ex Reserve. Tenant shall not commingle Cap Ex Reserve Funds with other monies held by Tenant or any other party. All interest on Cap Ex Reserve Funds shall be for the benefit of Tenant and added to and become a part of the Cap Ex Reserve and shall be disbursed in the same manner as other monies deposited in the Cap Ex Reserve. Tenant shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Cap Ex Reserve Funds credited or paid to Tenant.

(iii)Disbursements from Cap Ex Reserve. Tenant shall be entitled to use Cap Ex Reserve Funds solely for the purpose of paying for (or reimbursing Tenant for) the cost of Capital Expenditures. Landlord shall permit disbursements to Tenant of Cap Ex Reserve Funds from the Cap Ex Reserve to pay for Capital Expenditures or to reimburse Tenant for Capital Expenditures, within ten (10) days following written request from Tenant, which request shall specify the amount of the requested disbursement and a general description of the type of Capital Expenditures to be paid or reimbursed using such Cap Ex Reserve Funds. Tenant shall not make a request for disbursement from the Cap Ex Reserve (x) more frequently than once in any calendar month nor (y) in amounts less than Fifty Thousand and No/100 Dollars ($50,000.00). Any Cap Ex Reserve Funds remaining in the Cap Ex Reserve on satisfaction of the Minimum Cap Ex Requirements for which such Cap Ex Reserve Funds were deposited or on the Expiration Date shall be returned by Landlord to Tenant, provided that Landlord shall have the right to apply Cap Ex Reserve Funds remaining on the Expiration Date against any amounts owed by Tenant to Landlord as of the Expiration Date and/or the sum of any remaining Required Capital Expenditures required to have been incurred prior to the Expiration Date.

(iv)Security Interest in Cap Ex Reserve Funds. Tenant grants to Landlord a first-priority security interest in the Cap Ex Reserve and all Cap Ex Reserve Funds, as additional security for performance of Tenant’s obligations under this Lease. Landlord shall have the right to collaterally assign the security interest granted to Landlord in the Cap Ex Reserve and Cap Ex Reserve Funds to any Fee Mortgagee. Notwithstanding the foregoing or anything herein to the contrary, (i) Landlord may not foreclose upon the lien on the Cap Ex Reserve and Cap Ex Reserve Funds, and Fee Mortgagee may not apply the Cap Ex Reserve Funds against the Fee Mortgage, in each case prior to the occurrence of the termination of this Lease by Landlord pursuant to Section 16.2(x) hereof, and (ii) any time during which a Tenant Event of Default is continuing, Fee Mortgagee or Landlord may apply Cap Ex Reserve Funds toward the payment of Capital Expenditures incurred by Tenant. Landlord acknowledges that a Permitted Leasehold Mortgagee may have a Lien on the Cap Ex Reserve, which Lien in favor of a Permitted Leasehold Mortgagee is senior in priority to the lien thereon in favor of Landlord.

(c)Capital Expenditures Report. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall submit to Landlord a report, substantially in the form attached hereto as Exhibit C setting forth, with respect to such month, on an unaudited, basis, (A)

revenues for the Leased Property, and (B) Capital Expenditures with respect to the Leased Property. Landlord shall keep each such report confidential in accordance with Section [41.15] of this Lease.

(d)Annual Capital Budget. Tenant shall furnish to Landlord, for informational purposes only, a copy of the annual capital budget for the Facility for each Fiscal Year, in each case not later than fifty-five (55) days following the commencement of the Fiscal Year to which such annual capital budget relates. For the avoidance of doubt, without limitation of Tenant’s Capital Expenditure requirements pursuant to Section 10.5(a), Tenant shall not be required to comply with such annual capital budget and it shall not be a breach or default by Tenant hereunder in the event Tenant deviates from such annual capital budget.

ARTICLE XI
LIENS

Subject to the provisions of Article XII relating to permitted contests and without limitation of the provisions of Section 7.1 relating to among other things Tenant’s acceptance of the Leased Property in its “as is” condition, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any portion thereof or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii)  any matters that existed as of the Commencement Date with respect to the Leased Property or any portion thereof (other than any mechanics’, materialmans’ and other liens that attach to the Leased Property in connection with any work conducted prior to the Commencement Date); (iii) restrictions, liens and other encumbrances which are consented to in writing by Landlord (such consent not to be unreasonably withheld, conditioned or delayed); (iv) liens for Impositions which Tenant is not required to pay hereunder (if any); (v) Subleases permitted by Article XXII and any other lien or encumbrance expressly permitted under the provisions of this Lease; (vi) liens for Impositions not yet delinquent or being contested in accordance with Article XII, provided that Tenant has provided appropriate reserves to the extent required under GAAP and any foreclosure or similar remedies with respect to such Impositions have not been instituted and no notice as to the institution or commencement thereof has been issued except to the extent such institution or commencement is stayed no later than twenty (20) days after such notice is issued; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien unless being contested in accordance with Article XII and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor and no foreclosure or similar remedies with respect to such liens has been instituted and no notice as to the institution or commencement thereof have been issued except to the extent such institution or commencement is stayed no later than twenty (20) days after such notice is issued; (2) any such liens are in the process of being contested as permitted by Article XII; and (3) in the event any foreclosure action is commenced under any such lien, Tenant shall immediately remove, discharge or bond over such lien; (viii) any liens created by Landlord; (ix) liens related to equipment leases or equipment financing for Tenant’s Property which are used or useful in Tenant’s business on the Leased Property or any portion thereof, provided that the payment of any sums due under such equipment leases or equipment financing shall either (1) be paid as and when due in accordance with the terms thereof, or (2) be in the process of being contested as permitted by Article XII (and provided that a lienholder’s removal of any such Tenant’s Property from the Leased Property shall be subject to all applicable provisions of this Lease, and, without limitation, Tenant or such lienholder shall restore the Leased Property from any damage effected by such removal); (x) liens granted as security for the obligations of Tenant and its Affiliates under a Permitted Leasehold Mortgage (and the documents relating thereto); provided, however, in no event shall the foregoing be deemed or construed to permit Tenant to encumber the Leasehold Estate (or a Subtenant to encumber its subleasehold interest) in the Leased Property or any portion thereof (other than, in each case, to a Permitted Leasehold Mortgagee or otherwise to the extent expressly permitted hereunder), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion; and provided further that upon request Tenant shall be required to provide Landlord with fully executed copies of any and all Permitted Leasehold Mortgages; and (xi) except as otherwise expressly provided in this Lease, easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to the Leased Property or any portion thereof, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the conduct of the business on the Leased Property for the Primary Intended Use, taken as a whole. For the avoidance of doubt, the parties acknowledge and agree that Tenant has not granted any liens in favor of Landlord as security for its obligations hereunder except as otherwise expressly provided under this Lease, and nothing contained herein shall be deemed or construed to prohibit the issuance of a lien on the Equity Interests in Tenant (it being agreed that any foreclosure by a lien holder on such interests in Tenant shall be subject to the restrictions on transfers of interests in Tenant and Change of Control set forth in Article XXII) or to prohibit Tenant from pledging (A) its Accounts and other Tenant’s Property as collateral (1) in connection with financings of equipment and other purchase money indebtedness or (2) to secure Permitted Leasehold Mortgages, or (B) its Accounts and other property of Tenant (other than Tenant’s Property); provided that Tenant shall in no event pledge to any Person that is not granted a Permitted Leasehold Mortgage hereunder any of Tenant’s Property to the extent that such Tenant’s Property cannot be removed from the Leased Property without damaging or impairing the Leased Property (other than in a de minimis manner).

ARTICLE XII
PERMITTED CONTESTS

Tenant, upon prior written notice to Landlord (except that no such notice shall be required to be given by Tenant to Landlord with respect to matters not exceeding Five Million and No/100 Dollars ($5,000,000.00)), on its own or in Landlord’s name, at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision (including pursuant to any Gaming Regulation), imposition of any disciplinary action, including both monetary and nonmonetary, pursuant to any Gaming Regulation, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; provided, that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; (ii) neither the Leased Property or any portion thereof, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Landlord nor Tenant would be in any imminent danger of criminal or material civil liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Tenant shall deliver to Landlord security in the form of cash, cash equivalents or a Letter of Credit, if and as may be reasonably required by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any portion thereof or the Rent by reason of such non-payment or noncompliance; (v) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; (vi) upon Landlord’s request, Tenant shall keep Landlord reasonably informed as to the status of the proceedings; and (vii) if such contest be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. The provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent or any other amount (other than Impositions or Additional Charges contested in accordance herewith) payable by Tenant to Landlord hereunder. Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom, except to the extent resulting from actions independently taken by Landlord (other than actions taken by Landlord at Tenant’s direction or with Tenant’s consent).

ARTICLE XIII
INSURANCE

13.1General Insurance Requirements.
During the Term, Tenant shall, at its own cost and expense, maintain the minimum kinds and amounts of insurance described below. Such insurance shall apply to the ownership, maintenance, use and operations related to the Leased Property and all property located in or on the Leased Property (including Capital Improvements and Tenant’s Property). Except for policies insured by Tenant’s captive insurers, all policies shall be written with insurers authorized to do business in all states where Tenant operates and shall maintain A.M Best ratings of not less than “A-” “X” or better in the most recent version of Best’s Key Rating Guide. In the event that any of the insurance companies’ ratings fall below the requirements set forth above, Tenant shall have one hundred eighty (180) days within which to replace such insurance company with an insurance company that qualifies under the requirements set forth above. It is understood that Tenant may utilize so called Surplus lines companies and will adhere to the standard above.

(a)Property Insurance.

(i)Property insurance shall be maintained on the Leased Property, Capital Improvements and Tenant’s Property against loss or damage under a policy with coverage not less than that found on Insurance Services Office (ISO) “Causes of Loss - Special Form” and ISO “Building and Personal Property Form” or their equivalent forms (e.g., an “all risk” policy), in a manner consistent with the commercially reasonable practices of similarly situated companies engaged in the same or similar businesses operating in the same or similar locations. Such property insurance policy shall be in an amount not less than the greater of (a) Two Billion and No/100 Dollars ($2,000,000,000.00) and (b) the full replacement cost of the Facility; provided, that Tenant shall have the right (i) to limit maximum insurance coverage for loss or damage by earthquake (including earth movement) to a minimum amount of the projected ground up loss with a 500-year return period (as determined annually by an independent firm using RMS catastrophe modeling software or equivalent, and taking into account all locations insured under this property insurance, including other locations owned, leased or managed by Tenant), and (ii) to limit maximum insurance coverage for loss or damage by named windstorms per occurrence to a minimum amount of the projected ground up loss (including storm surge) with a 500-year return period (as determined annually by an independent firm using RMS catastrophe software or equivalent, and taking into account all locations insured under this property insurance, including other locations owned, leased or managed by Tenant); (iii) to limit maximum insurance coverage for loss or damage by flood to a minimum amount of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00), to the extent commercially available; provided, further, that in the event the premium cost of any earthquake, flood, named windstorm or terrorism peril (as required by Section 13.1(b)) coverages are available only for a premium that is more than two and one-half (2.5) times the premium paid by Tenant for the third (3rd) year preceding the date of determination for the insurance policy contemplated by this Section 13.1(a), then Tenant shall be entitled and required to purchase the maximum amount of insurance coverage it reasonably deems most efficient and prudent to purchase for such peril and Tenant shall not be required to spend additional funds to purchase additional coverages insuring against such risks; and provided, further, that certain property coverages other than earthquake, flood and named windstorm may be sub-limited as long as each sub-limit is commercially reasonable and prudent as determined by Tenant and to the extent that the amount of such sub-limit is less than the amount of such sub-limit in effect as of the Commencement Date, such sub-limit is approved by Landlord, such approval not to be unreasonably withheld.

(ii)Such property insurance policy shall include, subject to Section 13.1(a)(i) above: (i) agreed amount coverage and/or a waiver of any co-insurance; (ii) building ordinance coverage (ordinance or law) including loss of the undamaged portions, the cost of demolishing undamaged portions, and the increased cost of rebuilding; and also including, but not limited to, any non-conforming structures or uses; (iii) equipment breakdown coverage (boiler and machinery coverage); (iv) debris removal; and (v) business interruption coverage in an amount not less than two (2) years of Rent and containing an Extended Period of Indemnity endorsement for an additional minimum six months period.

Subject to Section 13.1(a)(i), the property policy shall cover: wind/windstorm, earthquake/earth movement and flood and any sub-limits applicable to wind (e.g. named storms), earthquake and flood are subject to the approval of Landlord and Fee Mortgagee. Such policy shall (i) name Landlord as an additional insured and “loss payee” for its interests in the Leased Property and Rent; (ii) name each Fee Mortgagee and Permitted Leasehold Mortgagee as an additional insured, and (iii) include a New York standard mortgagee clause in favor of each Fee Mortgagee and Permitted Leasehold Mortgagee. Except as otherwise set forth herein, any property insurance loss adjustment settlement associated with the Leased Property shall require the written consent of Landlord, Tenant, and each Fee Mortgagee (to the extent required under the applicable Fee Mortgage Documents) unless the amount of the loss net of the applicable deductible is less than One Hundred Million and No/100 Dollars ($100,000,000.00) in which event no consent shall be required.

(b)Property Terrorism Insurance. Property Insurance shall be maintained for acts of terrorism covered by the Terrorism Risk Insurance Program Authorization Act of 2015 (TRIPRA) and acts of terrorism and sabotage not certified by TRIPRA, with limits no less than One Billion Five Hundred Million and No/100 Dollars ($1,500,000,000.00) per occurrence for acts of terrorism covered by the Terrorism Risk Insurance Program Authorization Act of 2015 (TRIPRA) and Two Hundred Twenty-Five Million and No/100 Dollars ($225,000,000.00) for acts of terrorism and sabotage not certified by TRIPRA. Both coverages shall apply to property damage and business interruption. The provisions relating to loss payees, additional insureds and mortgagee clauses set forth in Section 13.1(a) above shall also apply to the coverages required by this Section 13.1(b). If Tenant uses one or more of its captive insurers to provide this insurance coverage, the captive(s) must secure and maintain reinsurance from one or more reinsurers for those amounts which are not insured by the Federal Government, and which are in excess of a commercially reasonable policy deductible. Such reinsurers are subject to the same minimum financial ratings set forth in Section 13.1. In the event TRIPRA is not extended or renewed, Landlord and Tenant shall mutually agree (in accordance with the procedures set forth in Section 13.6) upon replacement insurance requirements applicable to terrorism related risks.

(c)Flood Insurance. With respect to any portion of the Leased Property that is security under a Fee Mortgage, if at any time the area in which such Leased Property is located is designated a “Special Flood Hazard Area” as designated by the Federal Emergency Management Agency (or any successor agency), Tenant shall obtain separate flood insurance through the National Flood Insurance Program. Such flood insurance may be provided as part of Section 13.1(a) Property Insurance above.

(d)Workers Compensation and Employers Liability Insurance. Workers compensation insurance as required by applicable state statutes and Employers Liability.

(e)Commercial General Liability Insurance. For bodily injury, personal injury, advertising injury and property damage on an occurrence form with coverage no less than ISO Form CG 0001 or equivalent. This policy shall include the following coverages: (i) Liquor Liability; (ii) Named Peril/Time Element Pollution, to the extent commercially available to operators of properties similar to the subject Leased Property; (iii) Terrorism Liability; and (iv) a Separation of Insureds Clause.

(f)Business Auto Liability Insurance. For bodily injury and property damage arising from the ownership, maintenance or use of owned, hired and non-owned vehicles (ISO Form CA 00 01 or equivalent).

(g)Excess Liability Insurance. Excess Liability coverage shall be maintained over the required Employers Liability, Commercial General Liability and Business Auto Liability policies in an amount not less than Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) per occurrence and in the aggregate annually (where applicable). The annual aggregate limit applicable to Commercial General Liability shall apply per location. Tenant will use commercially reasonable efforts to obtain coverage as broad as the underlying insurance, including Terrorism Liability coverage, so long as such coverage is available at a commercially reasonable price.

(h)Pollution Liability Insurance. For claims arising from the discharge, dispersal release or escape or any irritant or contaminant into or upon land, any structure, the atmosphere, watercourse or body of water, including groundwater. This shall include on and off-site clean up and emergency response costs and claims arising from above ground and below ground storage tanks. If this policy is provided on a “claims made” basis (i) the retroactive date shall remain as June 26, 1998 for legal liability; and (ii) coverage shall be maintained for two (2) years after the Term.

13.2Name of Insureds. Except for the insurance required pursuant to Section 13.1(d) with respect to Workers Compensation and Employers Liability, all insurance provided by Tenant as required by this Article XIII shall include Landlord (including specified Landlord related entities as directed by Landlord) as a named insured or additional insured without restrictions beyond the restrictions that apply to Tenant and may include any Permitted Leasehold Mortgagee as an additional insured. The coverage provided to the additional insureds by Tenant’s insurance policies must be at least as broad as that provided to the first named insured on each respective policy. For avoidance of doubt, Landlord looks exclusively to Tenant’s insurance policies to protect itself from claims arising from the Leased Property and Capital Improvements. The required insurance policies shall protect Landlord against Landlord’s acts with respect to the Leased Property in the same manner that they protect Tenant against its acts with respect to the Leased Property. Except for the insurance required pursuant to Section 13.1(d) with respect to Workers Compensation and Employers Liability, the required insurance policies shall be endorsed to include others as additional insureds as required by Landlord and/or the Fee Mortgage Documents and/or Permitted Leasehold Mortgagee. The insurance protection afforded to all insureds (whether named insureds or additional insureds) shall be primary and shall not contribute with any insurance or self-insurance programs maintained by such insureds (including deductibles and self-insured retentions).

13.3Deductibles or Self-Insured Retentions. Tenant may self-insure such risks that are customarily self-insured by companies of established reputation engaged in the same general line of business in the same general area. All increases in deductibles and self-insured retentions

(collectively referred to as “Deductibles” in this Article XIII) that apply to the insurance policies required by this Article XIII are subject to approval by Landlord, with such approval not to be unreasonable withheld, conditioned or delayed. Tenant is solely responsible for all Deductibles related to its insurance policies. The Deductibles Tenant has in effect as of the Commencement Date satisfy the requirements of this Section as of the Commencement Date.

13.4Waivers of Subrogation. Landlord shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Article XIII and policies issued by Tenant’s captive insurers (including related Deductibles), it being understood that (i) Tenant shall look solely to its insurance for the recovery of such loss or damage; and (ii) such insurers shall have no rights of subrogation against Landlord. Each insurance policy shall contain a clause or endorsement which waives all rights of subrogation against Landlord, Fee Mortgagees and other entities or individuals as reasonably requested by Landlord.

13.5Limits of Liability and Blanket Policies. The insured limits of liability maintained by Tenant shall be selected by Tenant in a manner consistent with the commercially reasonable practices of similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations as the applicable Leased Property. The limits of liability Tenant has in effect as of the Commencement Date satisfy the requirements of this Section as of the Commencement Date. The insurance required by this Article XIII may be effected by a policy or policies of blanket insurance and/or by a combination of primary and excess insurance policies (all of which may insure additional properties owned, operated or managed by Tenant or its Affiliates), provided each policy shall be satisfactory to Landlord, acting reasonably, including, the form of the policy, provided such policies comply with the provisions of this Article XIII.

13.6Future Changes in Insurance Requirements.

(a)In the event one or more additional locations become Leased Property or Capital Improvements during the Term, whether through acquisition, lease, new construction or other means, Landlord may reasonably amend the insurance requirements set forth in this Article XIII to properly address new risks or exposures to loss, in accordance with the procedures set forth in this Section 13.6(a). For example, for construction projects, different forms of insurance may be required, such as builders risk, and Landlord and Tenant shall mutually agree upon insurance requirements applicable to the construction contractors. Tenant and Landlord shall work together in good faith to exchange information (including proposed construction agreements) and ascertain appropriate insurance requirements prior to Tenant being required to amend its insurance under this Section 13.6(a); provided, however, that any revision to insurance shall only be required if the revised insurance would be customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations as the applicable Leased Property. If Tenant and Landlord are unable to reach a resolution within thirty (30) days of the original notice of requested revision, the arbitration provisions set forth in Section 34.2 shall control.

(b)In the event that (1) the operations of Tenant change in the future, and Tenant believes adjustments in Deductibles, insured limits or coverages are warranted, (2) Tenant desires to increase one or more Deductibles, reduce limits of liability below those in place as of the Commencement Date or materially reduce coverage, or (3) not more than once during any twelve (12) month period (or more frequently in connection with a financing or refinancing of a Fee Mortgage), Landlord reasonably determines that the insurance carried by Tenant is not, for any reason (whether by reason of the type, coverage, deductibles, insured limits, the reasonable requirements of Fee Mortgagees, or otherwise) commensurate with insurance customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations, the party seeking the change will advise the other party in writing of the requested insurance revision. Tenant and Landlord shall work together in good faith to determine whether the requested insurance revision shall be made; provided, however, that any revision to insurance shall only be made if the revised insurance would be customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations as the applicable Leased Property. If Tenant and Landlord are unable to reach a resolution within thirty (30) days of the original notice of requested revision, the arbitration provisions set forth in Section 34.2 shall control. Solely with respect to the insurance required by Section 13.1(g) above, in no event shall the outcome of an insurance revision pursuant to this Section 13.6 require Tenant to carry insurance in an amount which exceeds the product of (i) the amounts set forth in Section 13.1(g) hereof and (ii) the CPI Increase.

13.7Notice of Cancellation or Non-Renewal. Each required insurance policy shall contain an endorsement requiring thirty (30) days prior written notice to Landlord, Fee Mortgagees and Leasehold Mortgagees of any cancellation or non-renewal. Ten (10) days’ prior written notice shall be required for cancellation for non-payment of premium. Tenant shall secure replacement coverage to comply with the stated insurance requirements and provide new certificates of insurance to Landlord and others as directed by Landlord.

13.8Copies of Documents. Tenant shall provide (i) binders evidencing renewal coverages no later than the applicable renewal date of each insurance policy required by this Article XIII; and (ii) copies of all insurance policies required by this Article XIII (including policies issued by Tenant’s captive insurers which are in any way related to the required policies, including policies insuring Deductibles), within one hundred and twenty days (120) after inception date of each, and if additionally required, within ten (10) days of written request by Landlord. In addition, Tenant will supply documents that are related to the required insurance policies on January 1 of each calendar year during the Term and three (3) years afterwards, and as otherwise requested in writing by Landlord. Such documents shall be in formats reasonably acceptable to Landlord and include, but are not limited to, (i) statements of property value by location, (ii) risk modeling reports (e.g., named storms and earthquake), (iii) actuarial reports, (iv) loss/claims reports, (v) detailed summaries of Tenant’s insurance policies and, as respects Tenant’s captive insurers the most recent audited financial statements (including notes therein) and reinsurance agreements. Landlord shall hold the contents of the documents provided by Tenant as confidential; provided that Landlord shall be entitled to disclose the contents of such documents to its insurance consultants, attorneys, accountants and other agents in connection with the administration and/or enforcement of this Lease, and (ii) to any Fee Mortgagees, Permitted Leasehold Mortgagees and potential lenders and their respective representatives, and (iii) as may be required by applicable laws. Landlord shall utilize commercially reasonable efforts to cause each such person or entity to enter into a written agreement to maintain the confidentiality thereof for the benefit of Landlord and Tenant.

13.9Certificates of Insurance. Certificates of insurance, evidencing the required insurance, shall be delivered to Landlord on the Commencement Date, annually thereafter, and upon written request by Landlord. If required by any Fee Mortgagee, Tenant shall provide endorsements and written confirmations that all premiums have been paid in full.

13.10Other Requirements. Tenant shall comply with the following additional provisions:

(a)Except as provided in Section 13.10(b), in the event of a catastrophic loss or multiple losses at multiple properties owned or leased directly or indirectly by CEC and that are insured by CEC, then in the case that (i) such catastrophic loss or multiple losses exhaust any per occurrence or aggregate insurance limits under the property or terrorism insurance policies required by this Article XIII, (ii) at least one (1) such property affected by the catastrophic loss(es) is the Facility hereunder, and (iii) none of the other such properties affected by the catastrophic loss(es) is a Subject Facility (as defined below), then the property and terrorism insurance proceeds received in connection with such catastrophic loss(es) shall be allocated amongst the affected properties pro-rata based on the insured values of the impacted properties, with no property receiving an allocation exceeding the loss suffered by such property.

(b)In the event of a catastrophic loss or multiple losses at multiple properties owned or leased directly or indirectly by CEC and that are insured by CEC, then in the case that at least one (1) such property is the Facility and at least one (1) other such property is a Facility under and as defined in any of the Existing Leases (each, a “Subject Facility”), and such catastrophic loss or multiple losses exhaust any per occurrence or aggregate insurance limits under the property or terrorism insurance policies required by this Article XIII, then each Subject Facility shall have first priority to insurance proceeds from the property policy or terrorism policy in connection with such catastrophic loss or multiple losses up to the reasonably anticipated amount of loss with respect to such Subject Facility. Any remaining proceeds shall be allocated among the Facility and any other affected properties covered by such policy of insurance or as provided in Section 13.10(a) above.

(c)In the event Tenant shall at any time fail, neglect or refuse to insure the Leased Property and Capital Improvements, or is not in full compliance with its obligations under this Article XIII, Landlord may, at its election, procure replacement insurance. In such event, Landlord shall disclose to Tenant the terms of the replacement insurance. Tenant shall reimburse Landlord for the cost of such replacement insurance within thirty (30) days after Landlord pays for the replacement insurance. The cost of such replacement insurance shall be reasonable considering the then-current market.

ARTICLE XIV
CASUALTY

14.1
Property Insurance Proceeds. All proceeds (except business interruption not allocated to rent expenses, if any) payable by reason of any property loss or damage to the Leased Property, or any portion thereof, under any property policy of insurance required to be carried hereunder shall be paid to Fee Mortgagee or to an escrow account held by a third party depositary reasonably acceptable to Landlord, Tenant and, if applicable, the Fee Mortgagee (in each case pursuant to an escrow agreement reasonably acceptable to the Parties and the Fee Mortgagee and intended to implement the terms hereof, and made available to Tenant upon request for the reasonable costs of preservation, stabilization, restoration, reconstruction and repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof; provided, however, that the portion of any such proceeds that are attributable to Tenant’s obligation to pay Rent shall be applied against Rent due by Tenant hereunder; and provided, further, that if the total amount of proceeds payable net of the applicable deductibles is Twenty Million and No/100 Dollars ($20,000,000.00) or less, and, if no Tenant Event of Default has occurred and is continuing, the proceeds shall be paid to Tenant and, subject to the limitations set forth in this Article XIV used for the repair of any damage to or restoration or reconstruction of the Leased Property in accordance with Section 14.2. For the avoidance of doubt, any insurance proceeds payable by reason of (i) loss or damage to Tenant’s Property and/or Tenant Material Capital Improvements, or (ii) business interruption shall be paid directly to and belong to Tenant. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property in accordance herewith shall be provided to Tenant. So long as no Tenant Event of Default is continuing, Tenant shall have the right to prosecute and settle insurance claims, provided that, in connection with insurance claims exceeding Twenty Million and No/100 Dollars ($20,000,000.00), Tenant shall consult with and involve Landlord in the process of adjusting any insurance claims under this Article XIV and any final settlement with the insurance company for claims exceeding Twenty Million and No/100 Dollars ($20,000,000.00) shall be subject to Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed.

14.2Tenant’s Obligations Following Casualty.

(a)In the event of a Casualty Event with respect to the Leased Property or any portion thereof (to the extent the proceeds of insurance in respect thereof are made available to Tenant as and to the extent required under the applicable escrow agreement), (i) Tenant shall restore such Leased Property (or any applicable portion thereof, excluding, at Tenant’s election, any Tenant Material Capital Improvement, unless such Tenant Material Capital Improvement is integrated into the Facility such that the Facility could not practically or safely be operated without restoring such Tenant Material Capital Improvement, provided that with respect to such Tenant Material Capital Improvement that Tenant is not required to rebuild or restore, Tenant shall repair and thereafter maintain the portions of the Leased Property affected by the loss or damage of such Tenant Capital Improvement or Tenant Material Capital Improvement in a condition commensurate with the quality, appearance and use of the balance of the Facility and satisfying the Facility’s parking requirements) to substantially the same condition as existed immediately before such damage or otherwise in a manner reasonably satisfactory to Landlord, and (ii) the damage caused by the applicable Casualty Event shall not terminate this Lease; provided, however, that if the applicable Casualty Event shall occur not more than two (2) years prior to the then-Stated Expiration Date and the cost to restore the Leased Property (excluding for avoidance of doubt any affected Tenant Material Capital Improvements that Tenant is not required to restore) to the condition immediately preceding the Casualty Event, as determined by a mutually approved contractor or architect, would equal or exceed twenty-five percent (25%) of the Fair Market Ownership Value of the Facility immediately prior to the time of such damage or destruction, then each of Landlord and Tenant shall have the option, exercisable Tenant’s sole and absolute discretion, to terminate this Lease, upon written notice to the other Party hereto delivered to such other Party within thirty (30) days of the determination of the amount of damage and the Fair Market Ownership Value of the Facility and, if such option is exercised by either Landlord or Tenant, this Lease shall terminate and Tenant shall not be required to restore the Facility and any insurance proceeds payable as a result of the damage or destruction shall be payable in accordance with Section 14.2(c). Notwithstanding anything to the contrary contained herein, if a Casualty Event occurs (and/or if the determination of the amount of damage and/or the thirty (30) day period referred to in the preceding sentence is continuing) at a time when Tenant could send a Renewal Notice (provided, for this purpose, Tenant shall be permitted to send a Renewal Notice under Section 1.4 not more than twenty-four (24) months (rather than not more than eighteen (18) months) prior to the then current Stated Expiration Date), if Tenant has elected or elects to exercise the same at any time following Tenant’s receipt of such notice of termination from Landlord, neither Landlord nor Tenant may terminate this Lease under this Section 14.2(a).

(b)If Tenant is required to restore the affected Leased Property and the cost to restore the affected Leased Property exceeds the amount of proceeds received from the insurance required to be carried hereunder (subject to Section 14.2(e)), then Tenant’s restoration obligations hereunder shall continue unimpaired, and Tenant shall provide Landlord with evidence reasonably acceptable to Landlord that Tenant has (or is reasonably expected to have) available to it any excess amounts needed to restore the Leased Property to the condition required hereunder. Such excess amounts shall be paid by Tenant.

(c)In the event neither Landlord nor Tenant is required or elects to repair and restore the Leased Property, all insurance proceeds (except business interruption), other than proceeds reasonably attributed to any Tenant Material Capital Improvements (or other property owned by Tenant), which proceeds shall be and remain the property of Tenant, shall be paid to and retained by Landlord (after reimbursement to Tenant for any reasonably-incurred expenses in connection with the subject Casualty Event) free and clear of any claim by or through Tenant except as otherwise specifically provided below in this Article XIV.

(d)If Tenant fails to complete the restoration of the Facility and gaming operations do not recommence substantially in the same manner as prior to the applicable Casualty Event by the date that is the fourth (4th) anniversary of the date of any Casualty Event (subject to extension in the event of an Unavoidable Delay during such four (4) year period, on a day-for-day basis, for the same amount of time that such Unavoidable Delay delays Tenant’s ability to perform such restoration in accordance with this Section 14.2), then, without limiting any of Landlord’s rights and remedies otherwise, all remaining insurance proceeds shall be paid to and retained by Landlord free and clear of any claim by or through Tenant, provided, that, so long as no Tenant Event of Default has occurred and is continuing, Landlord agrees to use such remaining proceeds for repair and restoration with respect to such Casualty Event.

(e)If, and solely to the extent that, the damage resulting from any applicable Casualty Event is not an insured event under the insurance policies required to be maintained by Tenant under this Lease, then Tenant shall not be obligated to restore the Leased Property in respect of the damage from such Casualty Event.

14.3No Abatement of Rent. Except as expressly provided in this Article XIV, this Lease shall remain in full force and effect and Tenant’s obligation to pay Rent and all Additional Charges required by this Lease shall remain unabated during any period following a Casualty Event.

14.4Waiver. Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property but such waiver shall not affect any contractual rights granted to Tenant under this Lease.

14.5Insurance Proceeds and Fee Mortgagee. Notwithstanding anything herein (including, without limitation, Article XXXI hereof) or in any Fee Mortgage Documents to the contrary, Landlord shall require that any Fee Mortgage Documents (including, without limitation, with respect to the Existing Fee Mortgage) shall permit Tenant to rebuild in accordance with the terms and provisions of this Lease (and any such Fee Mortgage Documents shall expressly provide that Tenant or Landlord, as applicable, is entitled to the applicable insurance proceeds in accordance with the terms and provisions of this Lease).

ARTICLE XV
EMINENT DOMAIN

15.1Condemnation. Tenant shall promptly give Landlord written notice of the actual or threatened Condemnation or any Condemnation proceeding affecting the Leased Property of which Tenant has knowledge and shall deliver to Landlord copies of any and all papers served in connection with the same.

(a)Total Taking. If the Facility is subject to a total and permanent Taking, this Lease shall automatically terminate as of the day before the date of such Taking or Condemnation.

(b)Partial Taking. If a portion (but not all) of the Facility (and, without limitation, any Capital Improvements with respect thereto) is subject to a permanent Taking (“Partial Taking”), this Lease shall remain in effect so long as the Facility is not thereby rendered Unsuitable for its Primary Intended Use, and Rent shall be adjusted in accordance with the Rent Reduction Amount with respect to the subject portion of the Facility; provided, however, that if the remaining portion of the Facility is rendered Unsuitable for Its Primary Intended Use, this Lease shall terminate as of the day before the date of such Taking or Condemnation.

(c)Restoration. If there is a Partial Taking and this Lease remains in full force and effect, Landlord shall make available to Tenant the Award to be applied first to the restoration of the Facility in accordance with this Lease and, to the extent required hereby, any affected Tenant Material Capital Improvements, and thereafter as provided in Section 15.2. In such event, subject to receiving such Award, Tenant shall accomplish all necessary restoration in accordance with the following sentence (whether or not the amount of the Award received by Tenant is sufficient) and the Rent shall be adjusted in accordance with the Rent Reduction Amount. Tenant shall restore the Leased Property (excluding any Tenant Material Capital Improvement, unless such Tenant Material Capital Improvement is integrated into the Facility such that the Facility could not practically or safely be operated without restoring such Tenant Material Capital Improvement) as nearly as reasonably possible under the circumstances to a complete architectural unit of the same general character and condition as the Leased Property existing immediately prior to such Taking;

15.2Award Distribution. Except as set forth below and in Section 15.1(c) hereof, the Award resulting from the Taking shall be paid as follows: (i) first, to Landlord to the extent of the Fair Market Ownership Value of Landlord’s interest in the Leased Property subject to the Taking (excluding any Tenant Material Capital Improvements), (ii) second, to Tenant to the extent of the Fair Market Property Value of Tenant’s Property and Tenant Material Capital Improvements subject to the Taking (but for avoidance of doubt, not including any amount for any unexpired portion of the Term), and (iii) third, any remaining balance shall be paid to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to pursue its own claim with respect to the Taking for Tenant’s lost profits value and moving expenses and, the portion of the Award, if any, allocated to any Tenant Material Capital Improvements and Tenant’s Property, shall be and remain the property of Tenant free of any claim thereto by Landlord.

15.3Temporary Taking. The taking of the Leased Property, or any part thereof, shall constitute a Taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than one hundred eighty (180) consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Tenant.

15.4    Condemnation Awards and Fee Mortgagee. Notwithstanding anything herein (including, without limitation, Article XXXI hereof) or in any Fee Mortgage Documents to the contrary, Landlord shall require that any Fee Mortgage Documents (including, without limitation, with respect to the Existing Fee Mortgage) shall permit Tenant to rebuild in accordance with the terms and provisions of this Lease (and any such Fee Mortgage Documents shall expressly provide that each of Tenant and Landlord, as applicable, is entitled to the applicable portion of the Award in accordance with the terms and provisions of this Lease).

ARTICLE XVI
DEFAULTS & REMEDIES

16.1Tenant Events of Default. Any one or more of the following shall constitute a “Tenant Event of Default”:
(a)Tenant shall fail to pay any installment of Rent when due and such failure is not cured within ten (10) days after written notice from Landlord of Tenant’s failure to pay such installment of Rent when due (and such notice of failure from Landlord may be given any time after such installment of Rent is one (1) day late);

(b)Tenant shall fail to pay any Additional Charge (excluding, for the avoidance of doubt the Minimum Cap Ex Amount) within ten (10) days after written notice from Landlord of Tenant’s failure to pay such Additional Charge when due (and such notice of failure from Landlord may be given any time after such payment of any Additional Charge is one (1) day late);

(c)Tenant or Guarantor shall:

(i)file a petition in bankruptcy or a petition to take advantage of any insolvency law or statute under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law;

(ii)make an assignment for the benefit of its creditors; or

(iii)consent to the appointment of a receiver of itself or of the whole or substantially all of its property;

(iv)(i) Tenant shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of all or substantially all of Tenant’s property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(v)Guarantor shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Guarantor, a receiver of Guarantor or of all or substantially all of Guarantor’s property, or approving a petition filed against Guarantor seeking reorganization or arrangement of Guarantor under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

(d)entry of an order or decree liquidating or dissolving Tenant or Guarantor, provided that the same shall not constitute a Tenant Event of Default if such order or decree shall be vacated, set aside or stayed within ninety (90) days from the date of the entry thereof,;

(e)the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding relating to more than Twenty-Five Million and No/100 Dollars ($25,000,000.00), and the same shall not be vacated, discharged or stayed pending appeal (or paid or bonded or otherwise similarly secured payment) within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(f)if Tenant or Guarantor shall fail to pay, bond, escrow or otherwise similarly secure payment of one or more final judgments aggregating in excess of the amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00), which judgments are not discharged or effectively waived or stayed for a period of forty-five (45) consecutive days;

(g)if Guarantor shall fail to pay any of the Obligations (as defined in the Guaranty) as and when provided in the Guaranty after giving effect to grace or cure periods therein if any;

(h)any applicable Gaming License or other license material to the Facility’s operation for its Primary Intended Use is at any time terminated or revoked or suspended or placed under a trusteeship (and in each case such termination, revocation, suspension or trusteeship causes cessation of Gaming activity at the Facility) for more than thirty (30) days and such termination, revocation, suspension or trusteeship is not stayed pending appeal and would reasonably be expected to have a material adverse effect on Tenant taken as a whole or on the Facility taken as a whole;

(i)if a Licensing Event with respect to Tenant under clause (a) of the definition of Licensing Event shall occur and is not resolved in accordance with Section 41.13 within the later of (i) thirty (30) days or (ii) such additional time period as may be permitted by the applicable Gaming Authorities;

(j)Tenant fails to comply with any Additional Fee Mortgagee Requirements, which default is not cured within the applicable cure period set forth in the Fee Mortgage Documents, if the effect of such default is to cause, or to permit the holder or holders of the applicable Fee

Mortgage (or a trustee or agent on behalf of such holder or holders) to cause such Fee Mortgage to become or be declared due and payable (or redeemable) prior to its stated maturity;

(k)a transfer of Tenant’s interest in this Lease (including pursuant to a Change in Control) shall have occurred without the consent of Landlord to the extent such consent is required under Article XXII;

(l)if Tenant shall fail to observe or perform any other term, covenant or condition of this Lease or Guarantor shall fail to observe or perform any term, covenant or condition under the Guaranty (other than a failure of Guarantor as provided in Section 16.1(g) above) and, in each case, such failure is not cured within thirty (30) days after written notice thereof from Landlord, provided, however, if such failure cannot reasonably be cured within such thirty (30) day period and Tenant (or Guarantor, as applicable) shall have commenced to cure such failure within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Tenant (or Guarantor, as applicable) in the exercise of due diligence to cure such failure, provided that, with respect to any failure to perform, such cure period shall not exceed one-hundred and eighty (180) days in the aggregate. No Tenant Event of Default (other than a failure to make payment of money) shall be deemed to exist under this Lease during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of the Unavoidable Delay, Tenant (or Guarantor, as applicable) remedies the default within the time periods otherwise required hereunder; and

(m)the occurrence of a Tenant Event of Default pursuant to Section 10.5(a)(vi).
Notwithstanding anything contained herein to the contrary, (i) Landlord shall deliver all notices required pursuant to Section 16.1 concurrently to Tenant and Guarantor and (ii) a default by Tenant under any Permitted Leasehold Mortgage shall not in and of itself be a Tenant Event of Default hereunder (it being understood that if the circumstances that cause such default independently comprise a default hereunder that continues beyond all applicable notice and cure periods hereunder then such circumstances would cause a Tenant Event of Default hereunder). Notwithstanding the foregoing, (i) Tenant shall not be in breach of this Lease solely as a result of the exercise by the party (other than Tenant, CRC, CEC or any of their respective Affiliates) to any of the Permitted Exception Documents of such party's rights thereunder so long as Tenant undertakes commercially reasonable efforts to cause such party to comply or otherwise minimize such breach, and (ii) in the event that Tenant is required, under the express terms of any Permitted Exception Document(s), to take or refrain from taking any action, and taking or refraining from taking such action would result in a default under this Lease, then Tenant shall advise Landlord of the same, and Tenant and Landlord shall reasonably cooperate in order to address the same in a mutually acceptable manner, and so as to minimize any harm or liability to Landlord and to Tenant. For the avoidance of doubt, in no event shall a Permitted Exception Document excuse Tenant from its obligation to pay Rent or Additional Charges.

16.2Landlord Remedies. Upon the occurrence and during the continuance of a Tenant Event of Default but subject to the provisions of Article XVII, Landlord may,

subject to the terms of Section 16.3 below, do any one or more of the following: (x) terminate this Lease by giving Tenant no less than ten (10) days’ notice of such termination and the Term shall terminate and all rights and obligations of Tenant under this Lease shall cease, subject to any provisions that expressly survive the Expiration Date, (y) seek damages as provided in Section 16.3 hereof or (z) except to the extent expressly otherwise provided under this Lease, exercise any other right or remedy hereunder, at law or in equity available to Landlord as a result of any Tenant Event of Default. Tenant shall pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable and documented attorneys’ fees and expenses, as a result of any Tenant Event of Default hereunder. Subject to Article XIX and Section 17.1(f) hereof, at any time upon or following the Expiration Date, Tenant shall, if required by Landlord to do so, immediately surrender to Landlord possession of the Leased Property and quit the same and Landlord may enter upon and repossess such Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any of Tenant’s Property therefrom.

(a)None of (i) the termination of this Lease, (ii) the repossession of the Leased Property, (iii) the failure of Landlord to relet the Leased Property or any portions thereof, (iv) the reletting of all or any portion of the Leased Property, or (v) the inability of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord’s damages under this Lease.

(b)If this Lease shall terminate pursuant to Section 16.2(x) or if Landlord shall obtain a court order permitting reentry following the occurrence of a Tenant Event of Default that is continuing, then, in any such event, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Leased Property to the extent permitted by law (including applicable Gaming Regulations), either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Leased Property. The words “enter,” “reenter,” “entry” and “reentry,” as used herein, are not restricted to their technical legal meanings.

16.3Damages.

(a)If Landlord elects to terminate this Lease in writing upon a Tenant Event of Default during the Term, Tenant shall forthwith (x) pay to Landlord all Rent due and payable under this Lease to and including the date of such termination (together with interest thereon at the Overdue Rate from the date the applicable amount was due), and (y) pay on demand all damages to which Landlord shall be entitled at law or in equity, provided, however, Landlord’s damages with regard to unpaid Rent from and after the date of termination shall equal, as liquidated and agreed current damages in respect thereof, the sum of: (A) the worth at the time of award of the amount by which the unpaid Rent that (if the Lease had not been terminated) would have been payable hereunder after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (B) (x) the Rent which (if the Lease had not been terminated) would have been payable hereunder from the time of award until the then Stated Expiration Date, discounted to present value by applying a discount rate equal to the discount rate of the Federal Reserve Bank of New York at the time of award, plus one percent (1%), less (y) the Rent loss from the time of the award until the then Stated Expiration Date that Tenant proves could be reasonably avoided, discounted to present value by applying a discount rate equal to the discount rate of the Federal Reserve Bank of New York at the time of award, plus one percent (1%). As used in clause (A), the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate from the date the applicable amount was due. As used in clauses (A) and (B), Variable Rent that would have been payable after termination for the remainder of the Term shall be determined based on: (1) if the date of termination occurs during a Variable Rent Payment Period, the Variable Rent amount payable during such Variable Rent Payment Period (if the Lease had not been terminated), and (2) if the date of termination occurs prior to the commencement of any Variable Rent Payment Period, the Variable Rent that (if the Lease had not been terminated) would be payable after termination for the remainder of the Term, assuming Net Revenue attributable to the Hotel/Casino Facility for the balance of the Term equals Net Revenue attributable to the Hotel/Casino Facility for the Fiscal Period ending immediately prior to the date of termination (it being understood the foregoing calculation of damages for unpaid Rent applies only to the amount of unpaid Rent damages owed to Landlord pursuant to Tenant’s obligation to pay Rent hereunder and does not prohibit or otherwise shall not limit Landlord from seeking damages for any indemnification or any other obligations of Tenant hereunder, with all such rights of Landlord reserved).

(b)Notwithstanding anything otherwise set forth herein, if Landlord chooses not to terminate Tenant’s right to possession of the Leased Property (whether or not Landlord terminates this Lease) and has not been paid damages in accordance with Section 16.3(a), then each installment of Rent and all other sums payable by Tenant to or for the benefit of Landlord under this Lease shall be payable as the same otherwise becomes due and payable, together with, if any such amount is not paid when due, interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease (and Landlord may at any time thereafter terminate Tenant’s right to possession of the Leased Property and seek damages under Section 16.3(a), to the extent not already paid for by Tenant under Section 16.3(a) or this Section 16.3(b)).

(c)If, as of the date of any termination of this Lease pursuant to Section 16.2(x), the Leased Property shall not be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration or earlier termination of this Lease, then Tenant, shall pay, as damages therefor, the cost (as estimated by an independent contractor reasonably selected by Landlord) of placing the Leased Property in the condition in which Tenant is required to surrender the same hereunder.

16.4    Receiver. Subject to the rights of Permitted Leasehold Mortgagees hereunder, upon the occurrence and continuance of a Tenant Event of Default, and upon commencement of proceedings to enforce the rights of Landlord hereunder, but subject to any limitations of applicable law (including Gaming Regulations), Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.5     Waiver. If Landlord initiates judicial proceedings or if this Lease is terminated by Landlord pursuant to this Article XVI, Tenant waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession or similar laws for the benefit of Tenant; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

16.6     Application of Funds. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Tenant Event of Default which are made to Landlord rather than Tenant due to the existence of a Tenant Event of Default shall be applied to Tenant’s obligations in the order which Landlord may reasonably determine or as may be prescribed by applicable Legal Requirements.

16.7    Landlord’s Right to Cure Tenant’s Default. If Tenant shall fail to make any payment or to perform any act required to be made or performed hereunder when due including, without limitation, if Tenant fails to expend any Required Capital Expenditures as required hereunder or fails to complete any work or restoration or replacement of any nature as required hereunder, or if Tenant shall take any action prohibited hereunder, or if Tenant shall breach any representation or warranty comprising Additional Fee Mortgagee Requirements (and Landlord reasonably determines that such breach could be expected to give rise to an event of default or an indemnification obligation of Landlord under the applicable Fee Mortgage), or Tenant fails to comply with any Additional Fee Mortgagee Requirements (other than representations and warranties), in all cases, after the expiration of any cure period provided for herein, Landlord, without waiving or releasing any obligation or default, may, but shall be under no obligation to, (i) make such payment or perform such act for the account and at the expense of Tenant (including, in the event of a breach of any such representation or warranty, taking actions to cause such representation or warranty to be true), and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord’s reasonable opinion, may be necessary or appropriate therefor, and (ii) subject to the terms of the applicable Fee Mortgage Documents, use funds in any Fee Mortgage Reserve Account for the purposes for which they were deposited in making any such payment or performing such act. All sums so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand as an Additional Charge.

16.8Miscellaneous.

(a)Suit or suits for the recovery of damages, or for any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease and the Term would have expired by limitation had there been no Tenant Event of Default, reentry or termination.
(b)No failure by either Party to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition of this Lease to be performed or complied with by either Party, and no breach thereof, shall be or be deemed to be waived, altered or modified except by a written instrument executed by the Parties. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. In the event Landlord claims in good faith that Tenant has breached any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to seek to enjoin such breach or threatened breach and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings or other remedies were not provided for in this Lease.

(c)Except to the extent otherwise expressly provided in this Lease, each right and remedy of a Party provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease.

(d)Nothing contained in this Article XVI or otherwise shall vitiate or limit Tenant’s obligation to pay Landlord’s attorneys’ fees as and to the extent provided in Article XXXVII hereof, or any indemnification obligations under any express indemnity made by Tenant of Landlord or of any Landlord Indemnified Parties as contained in this Lease.

ARTICLE XVII
TENANT FINANCING
17.1Permitted Leasehold Mortgagees.

(a)Tenant May Mortgage the Leasehold Estate. On one or more occasions, without Landlord’s consent, Tenant may mortgage or otherwise encumber Tenant’s estate in and to the Leased Property (the “Leasehold Estate”) (or encumber the direct or indirect Equity Interests in Tenant) to one or more Permitted Leasehold Mortgagees under one or more Permitted Leasehold Mortgages and pledge its right, title and interest under this Lease as security for such Permitted Leasehold Mortgages or any related agreement secured thereby, provided, however, (i) in order for a Permitted Leasehold Mortgagee to be entitled to the rights and benefits pertaining to Permitted Leasehold Mortgagees pursuant to this Article XVII, such Permitted Leasehold Mortgagee must hold or benefit from a Permitted Leasehold Mortgage encumbering all of Tenant’s Leasehold Estate granted to Tenant under this Lease (subject to exclusions with respect to items that are not capable of being mortgaged and that, in the aggregate, are de minimis) or one hundred percent (100%) of the direct or indirect Equity Interests in Tenant at any tier of ownership, and (ii) that no Person shall be deemed to be a Permitted Leasehold Mortgagee hereunder unless and until (a) such Person delivers a written agreement to Landlord providing that in the event of a termination of this Lease by Landlord pursuant to Section 16.2(x) hereof, such Permitted Leasehold Mortgagee and any Persons for whom it acts as representative, agent or trustee, will not use or dispose of any Gaming License for use at a location other than at the Facility to which such Gaming License relates as of the date of the closing of a Lease Foreclosure Transaction (or, in the case of any additional facility added to this Lease after such date, as of the date that such additional facility is added to the Lease), (b) the applicable Permitted Leasehold Mortgage shall include an express acknowledgement that any exercise of remedies thereunder that would affect the Leasehold Estate shall be subject and subordinate to the terms of this Lease and (c) that any foreclosure or realization by any Permitted Leasehold Mortgagee pursuant to a Permitted Leasehold Mortgage or upon Tenant’s interest under this Lease or that would result in a transfer of all or any portion of Tenant’s interest in the Leased Property or this Lease shall in any case be subject to the applicable provisions, terms and conditions of Article XXII hereof.

(b)Notice to Landlord.

(i)If Tenant shall, on one or more occasions, mortgage Tenant’s Leasehold Estate pursuant to a Permitted Leasehold Mortgage and if the holder of such Permitted Leasehold Mortgage shall provide Landlord with written notice of such Permitted Leasehold Mortgage (which notice with respect to any Permitted Leasehold Mortgage not evidenced by a recorded security instrument, in order to be effective, shall also state (or be accompanied by a notice of Tenant stating) the relative priority of all then-effective Permitted Leasehold Mortgages noticed to Landlord under this Section and shall be consented to in writing by all then-existing Permitted Leasehold Mortgagees) together with a true copy of such Permitted Leasehold Mortgage and the name and address of the Permitted Leasehold Mortgagee, Landlord and Tenant agree that, following receipt of such written notice by Landlord (which notice shall be accompanied by any items required pursuant to Section 17.1(a) above), the provisions of this Section 17.1 shall apply to each such Permitted Leasehold Mortgage. In the event of any assignment of a Permitted Leasehold Mortgage or in the event of a change of address of a Permitted Leasehold Mortgagee or of an assignee of such Permitted Leasehold Mortgage, written notice of such assignment or change of address and of the new name and address shall be provided to Landlord, and the provisions of this Section 17.1 shall continue to apply, provided such assignee is a Permitted Leasehold Mortgagee.
(i)Landlord shall reasonably promptly following receipt of a communication purporting to constitute the notice provided for by subsection (b)(i) above (and such additional items requested by Landlord pursuant to the first sentence of Section 17.1(b)(iii)) acknowledge by an executed and notarized instrument receipt of such communication as constituting the notice provided for by subsection (b)(i) above and confirming the status of the Permitted Leasehold Mortgagee as such or, in the alternative, notify Tenant and the Permitted Leasehold Mortgagee of the rejection of such communication and any such items as not conforming with the provisions of this Section 17.1 and specify the specific basis of such rejection.
(ii)After Landlord has received the notice provided for by subsection (b)(i) above, Tenant upon being requested to do so by Landlord, shall with reasonable promptness provide Landlord with copies of the Permitted Leasehold Mortgage, note or other obligations secured by such Permitted Leasehold Mortgage and any other documents pertinent to the Permitted Leasehold Mortgage reasonably requested by Landlord. If requested to do so by Landlord, Tenant shall thereafter also provide Landlord from time to time with a copy of each material amendment or other modification or supplement to such instruments. All recorded documents shall be accompanied by the appropriate recording stamp or other certification of the custodian of the relevant recording office as to their authenticity as true and correct copies of official records and all nonrecorded documents shall be accompanied by a certification by Tenant that such documents are true and correct copies of the originals. From time to time upon being requested to do so by Landlord, Tenant shall also notify Landlord of the date and place of recording and other pertinent recording data with respect to such instruments as have been recorded.
(iii)Notwithstanding the requirements of this Section 17.1(b), it is agreed and acknowledged that Tenant’s Initial Financing (and the mortgages, security agreements and/or other loan documents in connection therewith) as of the date of this Lease shall be deemed a Permitted Leasehold Mortgage Appropriate notice etc. to be addressed prior to closing and entry into this Lease.(with respect to which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i)) without the requirement that Tenant or Landlord comply with the initial requirements set forth in clauses (i) through (iii) above, (but, for the avoidance of doubt, Tenant’s Initial Financing is not relieved of the requirement that it satisfy the requirements of Section 17.1(a) or the last sentence of Section 17.1(b)(i)). In addition, for the avoidance of doubt, the Parties confirm that Tenant shall not be relieved of the requirement to comply with the final three (3) sentences of Section 17.1(b)(iii) with respect to Tenant’s Initial Financing or any other financing with a Permitted Leasehold Mortgagee.

(c)Default Notice to Permitted Leasehold Mortgagee. Landlord, upon providing Tenant any notice of default under this Lease, shall at the same time provide a copy of such notice to every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i) hereof. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been sent, in the manner prescribed in Article XXXV of this Lease, to every such Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i) hereof. From and after the date such notice has been sent to a Permitted Leasehold Mortgagee, such Permitted Leasehold Mortgagee shall have the same period, with respect to its remedying any default or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in subsections (d) and (e) of this Section 17.1 to remedy or cause to be remedied the defaults or acts or omissions which are the subject matter of such notice specified in any such notice.

Landlord shall accept such performance by or at the instigation of such Permitted Leasehold Mortgagee as if the same had been done by Tenant. Tenant authorizes each such Permitted Leasehold Mortgagee (to the extent such action is authorized under the applicable loan documents to which it acts as a lender, noteholder, investor, agent, trustee or representative) to take any such action at such Permitted Leasehold Mortgagee’s option and does hereby authorize entry upon the Leased Property by the Permitted Leasehold Mortgagee for such purpose.

(d)Right to Terminate Notice to Permitted Leasehold Mortgagee. Anything contained in this Lease to the contrary notwithstanding, if any Tenant Event of Default shall occur which entitles Landlord to terminate this Lease, Landlord shall have no right to terminate this Lease on account of such Tenant Event of Default unless Landlord shall notify every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof that the period of time given Tenant to cure such default or act or omission has lapsed and, accordingly, Landlord has the right to terminate this Lease (“Right to Terminate Notice”). The provisions of subsection (e) below of this Section 17.1 shall apply if, during (x) the thirty (30) day period following Landlord’s delivery of the Right to Terminate Notice if such Tenant Event of Default is capable of being cured by the payment of money, or (y) the ninety (90) day period following Landlord’s delivery of the Right to Terminate Notice, if such Tenant Event of Default is not capable of being cured by the payment of money, any Permitted Leasehold Mortgagee shall:
(i)notify Landlord of such Permitted Leasehold Mortgagee’s desire to nullify such Right to Terminate Notice;
(ii)pay or cause to be paid all Rent, Additional Charges, and other payments (A) then due and in arrears as specified in the Right to Terminate Notice to such Permitted Leasehold Mortgagee, and (B) which may become due during such thirty (30) or ninety (90) day (as the case may be) period (as and when the same may become due); and
(iii)comply with or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Permitted Leasehold Mortgagee (e.g., defaults that are not personal to Tenant hereunder); provided, however, that such Permitted Leasehold Mortgagee shall not be required during such ninety (90) day period to cure or commence to cure any default consisting of Tenant’s failure to satisfy and discharge any lien, charge or encumbrance against Tenant’s interest in this Lease or the Leased Property or any of Tenant’s other assets that is/are (x) junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (y) would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee; and
(iv)during such thirty (30) or ninety (90) day period, the Permitted Leasehold Mortgagee shall respond, with reasonable diligence, to requests for information from Landlord as to the Permitted Leasehold Mortgagee’s (and related lender’s) intent to pay such Rent and other charges and comply with this Lease.

If the applicable default shall be cured pursuant to the terms and within the time periods allowed in this Section 17.1(d), this Lease shall continue in full force and effect as if Tenant had not defaulted under the Lease. If a Permitted Leasehold Mortgagee shall fail to take all of the actions described in this Section 17.1(d) with respect to a specific Tenant Event of Default for which the Permitted Leasehold Mortgagee was provided notice prior to the deadlines set forth herein, such Permitted Leasehold Mortgagee shall have no further rights under this Section 17.1(d) or Section 17.1(e) with respect to such Event of Default.
(e)Procedure on Default.

(i)If Landlord shall elect to terminate this Lease by reason of any Tenant Event of Default that has occurred and is continuing and a Permitted Leasehold Mortgagee shall have proceeded in the manner provided for by subsection (d) of this Section 17.1, the applicable cure periods available pursuant to Section 17.1(d) above shall continue to be extended so long as during such continuance:

(1)such Permitted Leasehold Mortgagee shall pay or cause to be paid the Rent, Additional Charges and other monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform or cause to be performed all of Tenant’s other obligations under this Lease, excepting (A) obligations of Tenant to satisfy or otherwise discharge any lien, charge or encumbrance against Tenant’s interest in this Lease or the Leased Property or any of Tenant’s other assets that is/are (x) junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (y) would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee and (B) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Permitted Leasehold Mortgagee; and

(2)subject to and in accordance with Section 22.2(ii), if not enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order, such Permitted Leasehold Mortgagee shall diligently continue to pursue acquiring or selling Tenant’s interest in this Lease and the Leased Property (or, to the extent applicable, the direct or indirect interests in Tenant) by foreclosure of the Permitted Leasehold Mortgage or other appropriate means and diligently prosecute the same to completion.

(ii)Without limitation of Tenant’s right to deliver a Renewal Notice, it is agreed that a Permitted Leasehold Mortgagee also shall have the right to deliver a Renewal Notice on behalf of Tenant during any period in which such Permitted Leasehold Mortgagee is complying with Section 17.1(d) or 17.1(e).

(iii)If a Permitted Leasehold Mortgagee is complying with subsection (e)(i) of this Section 17.1, upon the acquisition of Tenant’s Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant) herein by such Permitted Leasehold Mortgagee, a Permitted Leasehold Mortgagee Designee or an assignee thereof in accordance with Section 22.2(ii) hereof, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease provided that such successor cures all outstanding defaults that can be cured through the payment of money and all other defaults that are reasonably susceptible of being cured as provided in said subsection (e)(i).

(iv)No Permitted Leasehold Mortgagee shall be deemed to be an assignee or transferee of this Lease or of the Leasehold Estate hereby created by virtue of the Permitted Leasehold Mortgage so as to require such Permitted Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder; but the purchaser at any sale of this Lease (or, to the extent applicable, the purchaser of the direct or indirect interests in Tenant including a Permitted Leasehold Mortgagee if it is the purchaser at foreclosure) and of the Leasehold Estate hereby created in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignee or transferee of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) under any instrument of assignment or transfer in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall be subject to all of the provisions, terms and conditions of this Lease including, without limitation Section 22.2(ii) hereof (including, without limitation, the Tenant Transferee Requirement).

(v)Notwithstanding any other provisions of this Lease, any Permitted Leasehold Mortgagee, Permitted Leasehold Mortgagee Designee or other acquirer of the Leasehold Estate of Tenant (or, to the extent applicable, the direct or indirect interests in Tenant) in accordance with the requirements of Section 22.2(ii) of this Lease pursuant to foreclosure, assignment in lieu of foreclosure or other similar proceedings of this Lease may, upon acquiring Tenant’s Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant), (x) sell and assign interests in the Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant) as and to the extent provided in this Lease, and (y) enter into Permitted Leasehold Mortgages in the same manner as the original Tenant, as and to the extent provided in this Lease, in each case under clause (x) or (y), subject to the terms of this Lease, including Article XVII and Section 22.2 hereof.

(vi)Notwithstanding any other provisions of this Lease, any sale of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignment or transfer of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall, solely if and to the extent such sale, assignment or transfer complies with the requirements of Section 22.2 hereof, be deemed to be a permitted sale, transfer or assignment of this Lease.

(f)New Lease. In the event that this Lease is rejected in any bankruptcy, insolvency or dissolution proceeding or is terminated by Landlord following a Tenant Event of Default other than due to a default that is subject to cure by a Permitted Leasehold Mortgagee under Section 17.1(d) and Section 17.1(e) above, Landlord shall provide each Permitted Leasehold Mortgagee with written notice that this Lease has been rejected or terminated (“Notice of Termination”), and, for the avoidance of doubt, upon delivery of such Notice of Termination, no Permitted Leasehold Mortgagee shall have the rights as described in Section 17.1(d) and Section 17.1(e) above, but rather such Permitted Leasehold Mortgagee instead shall have the rights described in this Section 17.1(f)). Following any such rejection or termination, Landlord agrees to enter into a new lease (“New Lease”) of the Leased Property with such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee for the remainder of the term of this Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all then-remaining options to renew but excluding requirements which have already been fulfilled) of this Lease, provided:

(i)such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall comply with the terms of Section 22.2(ii) (including clauses (1) though (4) thereof);

(ii)such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall make a binding, written, irrevocable commitment to Landlord for such New Lease within thirty (30) days after the date such Permitted Leasehold Mortgagee receives Landlord’s Notice of Termination of this Lease given pursuant to this Section 17.1(f);

(iii)such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such rejection or termination (including, for avoidance of doubt, any amounts that become due prior to and remain unpaid as of the date of the Notice of Termination) and, in addition thereto, all reasonable expenses, including reasonable documented attorney’s fees, which Landlord shall have incurred by reason of such rejection or such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or other party in interest under Tenant; and

(iv)such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall agree to remedy any of Tenant’s defaults of which said Permitted Leasehold Mortgagee was notified by Landlord’s Notice of Termination (or in any other written notice of Landlord) and which can be cured through the payment of money or, if such defaults cannot be cured through the payment of money, are reasonably susceptible of being cured by Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee.

(g)New Lease Priorities. If more than one Permitted Leasehold Mortgagee shall request a New Lease pursuant to subsection (f)(i) of this Section 17.1, Landlord shall enter into such New Lease with the Permitted Leasehold Mortgagee whose mortgage is senior in lien, or with its Permitted Leasehold Mortgagee Designee acting for the benefit of such Permitted Leasehold Mortgagee prior in lien foreclosing on Tenant’s interest in this Lease. Landlord, without liability to Tenant or any Permitted Leasehold Mortgagee with an adverse claim, may rely upon (i) with respect to any Permitted Leasehold Mortgage evidenced by a recorded security instrument, a title insurance policy (or, if elected by Landlord in its sole discretion, a title insurance commitment, certificate of title or other similar instrument) issued by a reputable title insurance company as the basis for determining the appropriate Permitted Leasehold Mortgagee who is entitled to such New Lease or (ii) with respect to any Permitted Leasehold Mortgage not evidenced by a recorded security instrument, the statement with respect to relative priority of Permitted Leasehold Mortgages contained in the applicable notice delivered pursuant to Section 17.1(b)(i), provided that any such statement that provides that any such Permitted Leasehold Mortgage described in this clause (ii) is senior or prior to any Permitted Leasehold Mortgage evidenced by a recorded security instrument shall only be effective to the extent it is consented to in writing by the Permitted Leasehold Mortgagee in respect of such Permitted Leasehold Mortgage evidenced by a recorded security instrument.

(h)Permitted Leasehold Mortgagee Need Not Cure Specified Defaults. Nothing herein contained shall require any Permitted Leasehold Mortgagee to cure any Incurable Default in order to comply with the provisions of Sections 17.1(d) and 17.1(e), or as a condition of entering into the New Lease provided for by Section 17.1(f). For the avoidance of doubt, upon such foreclosure and/or the effectuation of such a New Lease in accordance with the provisions, terms and conditions hereof, any such defaults are automatically deemed waived through and until the effective date of such foreclosure or New Lease as to any such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee, as the new tenant hereunder or under the New Lease, as applicable (it being understood that the provisions of this sentence shall not be deemed to relieve such new tenant of its obligations to comply with this Lease or such New Lease (to the extent relating to any Incurable Default or otherwise) from and after the effective date of such foreclosure or New Lease but not retroactively).

(i)Casualty Loss. A standard mortgagee clause naming each Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof may be added to any and all insurance policies required to be carried by Tenant hereunder on condition that (and, in all events, Tenant agrees that) the insurance proceeds are to be applied in the manner specified in this Lease and the Permitted Leasehold Mortgage shall so provide; except that the Permitted Leasehold Mortgage may provide a manner for the disposition of such proceeds, if any, otherwise payable directly to Tenant (but not such proceeds, if any, payable jointly to Landlord and Tenant or to Landlord, to the Fee Mortgagee or to a third-party escrowee) pursuant to the provisions of this Lease.

(j)Arbitration; Legal Proceedings. Landlord shall give prompt notice to each Permitted Leasehold Mortgagee (for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof) of any arbitration (including a determination of Fair Market Ownership Value or Fair Market Rental Value) or legal proceedings between Landlord and Tenant involving obligations under this Lease.

(k)Notices. Notices from Landlord to the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof shall be provided in the method provided in Article XXXV hereof to the address furnished Landlord pursuant to subsection (b) of this Section 17.1, and those from the Permitted Leasehold Mortgagee to Landlord shall be mailed to the address designated pursuant to the provisions of Article XXXV hereof. Such notices, demands and requests shall be given in the manner described in this Section 17.1 and in Article XXXV and shall in all respects be governed by the provisions of those sections.

(l)Limitation of Liability. Notwithstanding any other provision hereof to the contrary, (i) Landlord agrees that any Permitted Leasehold Mortgagee’s liability to Landlord in its capacity as Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against such Permitted Leasehold Mortgagee’s interest in the Leasehold Estate and the other collateral granted to such Permitted Leasehold Mortgagee to secure the obligations under the loan secured by the applicable Permitted Leasehold Mortgage, and (ii) each Permitted Leasehold Mortgagee agrees that Landlord’s liability to such Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against Landlord’s interest in the Leased Property, and no recourse against Landlord shall be had against any other assets of Landlord whatsoever.

(m)Sale Procedure. If this Lease has been terminated, the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof with the most senior lien on the Leasehold Estate shall have the right to make the determinations and agreements on behalf of Tenant under Article XXXVI, in each case, in accordance with and subject to the terms and provisions of Article XXXVI.

(n)Third Party Beneficiary. Each Permitted Leasehold Mortgagee (for so long as such Permitted Leasehold Mortgagee holds a Permitted Leasehold Mortgage) is an intended third-party beneficiary of this Article XVII entitled to enforce the same as if a party to this Lease.

(o)The fee title to the Leased Property and the Leasehold Estate of Tenant therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said Leasehold Estate by Landlord or by Tenant or by a third party, by purchase or otherwise.

17.2    Landlord Cooperation with Permitted Leasehold Mortgage. If, in connection with granting any Permitted Leasehold Mortgage or entering into an agreement relating thereto, Tenant shall request in writing (i) reasonable cooperation from Landlord or (ii) reasonable amendments or modifications to this Lease, in each case required to comply with any reasonable request made by Permitted Leasehold Mortgagee, Landlord shall reasonably cooperate with such request, so long as (a) no Tenant Event of Default is continuing, (b) all reasonable documented out-of-pocket costs and expenses incurred by Landlord, including, but not limited to, its reasonable documented attorneys’ fees, shall be paid by Tenant, and (c) any requested action, including any amendments or modification of this Lease, shall not (i) increase Landlord’s monetary obligations under this Lease by more than a de minimis extent, or increase Landlord’s non-monetary obligations under this Lease in any material respect or decrease Tenant’s obligations in any material respect, (ii) diminish Landlord’s rights under this Lease in any material respect, (iii) adversely impact the value of the Leased Property by more than a de minimis extent or otherwise have a more than de minimis adverse effect on the Leased Property, Tenant or Landlord, (iv) adversely impact Landlord’s

(or any Affiliate of Landlord’s) tax treatment or position or (v) result in this Lease not constituting a “true lease”, or (vi) result in a default under the Fee Mortgage Documents.

ARTICLE XVIII
TRANSFERS BY LANDLORD

18.1Sale of the Leased Property. Subject to the balance of this Section 18.1, Landlord shall not voluntarily sell all or portions of the Leased Property during the Term without the prior written consent of Tenant, which consent may not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant’s consent shall not be required for (A) any transfer (including any pledge, mortgage, deed of trust, or other grant of lien over the Leased Property) to a Fee Mortgagee contemplated under and in accordance with Article XXXI hereof which may include, without limitation, a transfer by foreclosure brought by the Fee Mortgagee or a transfer by deed in lieu of foreclosure or assignment in lieu of foreclosure or other transaction in lieu of foreclosure (and the first subsequent sale by such Fee Mortgagee), in each case, other than to a Tenant Competitor (provided, that, (x) at such time that Landlord enters into a Fee Mortgage comprised of an Applicable Landlord Financing, the Fee Mortgagee shall not be a Tenant Competitor and (y) the Fee Mortgage Documents in respect thereof (excluding any financing involving debt securities issued under an indenture pursuant to a registered offering or an offering under Rule 144A of the Securities and Exchange Act, in each case, with indenture trustees) shall provide that (I) any lender, holder or other secured party under such Fee Mortgage shall not assign its interest under the Applicable Landlord Financing to a Tenant Competitor and (II) any such assignment to a Tenant Competitor shall be void ab initio), (B) a sale by Landlord of all of the Leased Property (subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) to a single buyer or group of buyers, other than to a Tenant Competitor, (C) a sale/leaseback transaction by Landlord with respect to all or any portion of the Leased Property other than to a Tenant Competitor (provided (x) the overlandlord under the resulting overlease agrees that, in the event of a termination of such overlease, this Lease shall continue in effect as a direct lease between such overlandlord and Tenant and (y) the overlease shall not impose, to more than a de minimis extent, any new, additional or more onerous obligations on Tenant without Tenant’s prior written consent in Tenant’s sole discretion (and without limiting the generality of the foregoing, the overlease shall not impose any additional monetary obligations (whether for payment of rents under such overlease or otherwise) on Tenant), subject to and in accordance with all of the provisions, terms and conditions of this Lease, (D) any sale of a portion of the Leased Property that does not change the identity of the Landlord hereunder, including without limitation a participating interest in Landlord’s interest under this Lease or a sale of Landlord’s reversionary interest in the Leased Property so long as Landlord does not become a Tenant Competitor thereby and remains the only party with authority to bind the landlord under this Lease, or (E) a sale or transfer of the Leased Property or any portion thereof to an Affiliate of Landlord or a joint venture entity in which Landlord or its Affiliate is the managing member or partner (provided such joint venture entity shall not be a Tenant Competitor). Any sale by Landlord of all or any portion of the Leased Property pursuant to this Section 18.1 shall be subject in each instance to all of the rights of Tenant under this Lease and, to the extent necessary, any purchaser or successor Landlord and/or other controlling persons must be approved by all applicable gaming regulatory agencies to ensure that there is no material impact on the validity of any of the Gaming

Licenses or the ability of Tenant to continue to use the Facility for Gaming in substantially the same manner as immediately prior to Landlord’s sale. Without limiting the generality of the foregoing, Landlord shall not sell or transfer any Leased Property, or assign this Lease to, (I) a Tenant Competitor, or (II) any Person that is associated with a Person who has been found “unsuitable”, denied a Gaming License or otherwise precluded from participation in the Gaming Industry by any Gaming Authority where such association would reasonably be expected to adversely affect, any of the Tenant’s or its Affiliates’ Gaming Licenses or Tenant’s or its Affiliates’ then current standing with any Gaming Authority, or (III) any Person that (a) has been the subject of a material governmental or regulatory investigation which resulted in a conviction for criminal activity involving moral turpitude or has been found liable pursuant to a non-appealable judgment in a civil proceeding for attempting to hinder, delay or defraud creditors; (b) has been convicted of, or pled guilty or no contest to, a Patriot Act Offense or is on any Government List; (c) has been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding during the prior five (5) years from the applicable date of determination; or (d) is, or is Controlled by, an Embargoed Person or a person that has been found “unsuitable” for any reason or has had any application for a Gaming License withdrawn “with prejudice” by any applicable Gaming Authority; or (e) is a Tenant Prohibited Person. Any transfer by Landlord under this Article VXIII shall be subject to all applicable Legal Requirements, including any Gaming Regulations, and no such transfer shall be effective until any applicable approvals with respect to Gaming Regulations, if applicable, are obtained. Tenant shall attorn to and recognize any successor Landlord in connection with any transfer(s) permitted under this Article XVIII as Tenant’s “landlord.” For avoidance of doubt, nothing contained in this Section 18.1 shall be construed to prohibit or limit Landlord REIT or any of Landlord REIT’s direct or indirect subsidiaries from effectuating any merger, amalgamation, sale of assets or other disposition or similar transaction which, in any case, involves the disposition or transfer of all or substantially all of the assets of Landlord REIT, subject however, to Section 18.2.

18.2Transfers to Tenant Competitors. Without limiting the provisions of Section 18.1, in the event that, and so long as, Landlord with respect to the Leased Property becomes or acquires a Tenant Competitor (the transaction by which Landlord becomes or acquires a Tenant Competitor, a “Tenant Competitor Event”), then, Landlord shall notify Tenant in writing reasonably promptly following becoming aware that a Tenant Competitor Event has occurred (and Tenant, if it otherwise becomes aware that a Tenant Competitor Event has occurred shall endeavor to provide Landlord with written notice thereof) (any such notice, a “Tenant Competitor Notice”), and, notwithstanding anything herein to the contrary, the following shall apply:

(a)Landlord hereby grants to Tenant an option to purchase (“Purchase Option”) the Leased Property at a price equal to the then Fair Market Ownership Value of the Leased Property (valued assuming that the Lease continues for the remainder of the Term and the Lease is extended for each of the remaining extension periods) (such price, the “Purchase Price”) and Tenant may, in Tenant’s sole and absolute discretion, exercise such Purchase Option solely upon the following terms and conditions:

(i)such Purchase Option must be exercised at any time from the date Landlord delivers to Tenant a Tenant Competitor Notice or Tenant otherwise becomes aware that a Tenant Competitor Event has occurred through and until the date that is sixty (60) days after the date Landlord delivers to Tenant such Tenant Competitor Notice, by Tenant delivering to Landlord written notice of such exercise (the “Exercise Notice”); provided, that if Tenant does not timely deliver the Exercise Notice, the option herein granted shall terminate; time being of the essence with respect to the delivering thereof;

(ii)promptly after delivery of such Exercise Notice, Landlord and Tenant shall determine the Purchase Price in accordance with Section 34.1;

(iii)within ten (10) Business Days after the Purchase Price has been determined pursuant to clause (ii) above, Tenant may elect not to proceed with the purchase of the Leased Property if the Purchase Price as so determined is greater than one hundred five percent (105%) of Tenant’s written appraisal pursuant to Section 34.1(a) (and if Tenant so elects, Tenant shall no longer be entitled to elect the Purchase Option in connection with the applicable Tenant Competitor Event based on which Tenant delivered such Exercise Notice);
(iv)if the Purchase Option is not revoked by Tenant pursuant to clause (iii) above, then Landlord shall sell the Leased Property to Tenant, and Tenant shall purchase from Landlord, the Leased Property for the Purchase Price; otherwise, if Tenant revokes Tenant’s offer to purchase the Leased Property pursuant to clause (iii) above, the Lease shall continue in full force and effect and subject to clauses (b), (c) and (d) below;

(v)without limitation of any of the provisions hereof concerning the determination of Fair Market Ownership Value, the Leased Property shall be sold in its then-current, as-is, with all faults conditions and without any representation and warranty, expressed or implied, whatsoever, except the conveyance shall be by a grant, bargain and sale deed (subject to Section 18.2(b) below);

(vi)as provided in clause (B) of the Fair Market Rental Value definition, the Fair Market Ownership Value of the Leased Property shall be determined with respect to any damaged or destroyed Leased Property as if such Leased Property had not been so damaged or destroyed, and, accordingly, to the extent that a Casualty Event has occurred but the Leased Property is valued as if such Casualty Event did not occur, Tenant shall be entitled to all property insurance proceeds and business interruption insurance with respect to the Leased Property arising from such Casualty Event;

(vii)the condition of title shall be the same as that shown on the owner’s policy of title insurance as of the date of this Lease, with such additional covenants, conditions, restrictions, easements and other matters that have been approved, or have been created by or through, Tenant or that otherwise arise in accordance with the terms of this Lease or as may otherwise be agreed to in writing by Landlord and Tenant; and

(viii)the closing of the sale transaction shall occur upon or prior to the date that is twelve (12) months after the date Tenant delivers such Exercise Notice.

(b)If Tenant exercises such Purchase Option pursuant to clause (a) above, Seller shall be required to remove all Required Removal Exceptions at or prior to closing of the purchase of the Leased Property. As used herein, “Required Removal Exceptions” means collectively, (i) all Fee Mortgage Documents that encumber the Leased Property, including mortgages, deeds of trust, deeds to secure debt or other security documents recorded against or otherwise that encumber the Leased Property or any portion thereof and related UCC filings and assignment of leases and rents and other evidence of indebtedness that encumber the Leased Property; and (ii) the following so long as they are (A) not caused by the acts or omissions of Tenant or anyone holding through or under Tenant (or anyone acting for or on behalf of Tenant or anyone holding through or under Tenant) or consented to by Tenant, or (B) permitted under this Lease or (C) not required to be removed, cured or discharged by Tenant under this Lease: liens encumbering the Leased Property that result from the acts or omissions of Landlord.

(i)
Notwithstanding anything to the contrary contained in this Lease, Tenant’s Purchase Option pursuant to this Section 18.2 shall be a lien prior in right and senior in priority to Fee Mortgagee’s lien on the Leased Property).

(ii)
Notwithstanding anything to the contrary contained in this Lease, if Tenant delivers to Landlord an Exercise Notice under Section 18.2(a)(i), Landlord may (but shall not be obligated to), for a period of ninety (90) days following Landlord’s receipt of such Exercise Notice, unwind, reverse or otherwise nullify the effect of the applicable Tenant Competitor Event based on which Tenant delivered such Exercise Notice, or otherwise take such steps as Landlord may deem appropriate, such that Landlord shall no longer be (or, if applicable, own) a Tenant Competitor. If, following the expiration of such ninety (90) day period, Landlord is not a Tenant Competitor and does not own a Tenant Competitor, then Tenant’s Exercise Notice shall be of no further effect in respect of such Tenant Competitor Event and Tenant shall no longer be entitled to elect the Purchase Option in connection with such Tenant Competitor Event.

(c)Notwithstanding the Purchase Option provided for in clause (a) above, and without limitation of Section 23.1(c) of this Lease, so long as Landlord becomes or acquires a Tenant Competitor, Tenant shall not be required to deliver the information required to be delivered to such Landlord pursuant to Section 23.1(b) hereof to the extent the same would give such Landlord a “competitive” advantage with respect to markets in which such Landlord and Tenant or CRC or any of their respective Affiliates might be competing at any time (it being understood that such Landlord shall retain audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the terms of this Lease) (and such Landlord shall be permitted to comply with Securities Exchange Commission, Internal Revenue Service and other legal and regulatory requirements with regard to such information) and provided that appropriate measures are in place to ensure that only such Landlord’s auditors (which for this purpose shall be a “big four” firm designated by such Landlord) and attorneys (as reasonably approved by Tenant) (and not

Landlord or any Affiliates of such Landlord or any direct or indirect parent company of such Landlord or any Affiliate of such Landlord) are provided access to such information or (2) to provide information that is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

(d)Certain of Landlord’s consent or approval rights set forth in this Lease shall be eliminated or modified, as follows:
i.Clause (viii) of the definition of Primary Intended Use shall be deleted, and clause (v) of the definition of Primary Intended Use shall be modified to read as follows: “(v) such other ancillary uses, but in all events consistent with the current use of the Leased Property or any portion thereof as of the Commencement Date or with then-prevailing or innovative or state-of-the-art hotel, resort and gaming industry use, and/or”.
ii.Without limitation of the other provisions of Section 10.1, the approval of Landlord shall not be required under (1) Section 10.1 for Alterations and Capital Improvements in excess of Seventy-Five Million and No/100 Dollars ($75,000,000.00), and (2) Section 10.2(b) for approval of the Architect thereunder.

(e)With respect to all consent, approval and decision-making rights granted to such Landlord under the Lease relating to competitively sensitive matters pertaining to the use and operation of the Leased Property and Tenant’s business conducted thereat (other than any right of Landlord to grant waivers and amend or modify any of the terms of this Lease), such Landlord shall establish an independent committee to evaluate, negotiate and approve such matters, independent from and without interference from such Landlord’s management or Board of Directors. Any dispute over whether a particular decision should be determined by such independent committee shall be submitted for resolution by an Expert pursuant to Section 34.2 hereof.

18.3    Specific Performance. Notwithstanding anything to the contrary contained herein, and without limitation of any of Tenant’s other rights and remedies under this Lease, the Parties recognize that if Landlord shall breach its obligations under Section 18.1, Section 18.2(a) or Section 18.2(b) hereof, damages shall not provide an adequate remedy to Tenant and accordingly, Tenant shall have the right to obtain the remedy of specific performance, including injunctive relief to prevent Landlord from selling the Leased Property or any portion thereof to a Tenant Competitor in violation of the applicable provisions Section 18.1 hereof.

ARTICLE XIX
HOLDING OVER

If Tenant shall for any reason remain in possession of all or any portion of the Leased Property or the Facility after the Expiration Date without the consent, or other than at the request, of Landlord, such possession shall be as a month-to-month tenant during which time Tenant shall pay as Rent each month an amount equal to (a) two hundred percent (200%) of the monthly installment of Rent applicable as of the Expiration Date, and (b) all Additional Charges and all other sums payable by

Tenant pursuant to this Lease. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of such portion of the Leased Property associated therewith. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Expiration Date. This Article XIX is subject to Tenant’s rights and obligations under Article XXXVI below, and it is understood and agreed that any possession of the Leased Property after the Expiration Date pursuant to such Article XXXVI shall not constitute a hold over subject to this Article XIX.

ARTICLE XX
RISK OF LOSS

The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property or any part thereof as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and Persons claiming from, through or under Landlord) during the Term is assumed by Tenant, and except as otherwise expressly provided herein no such event shall entitle Tenant to any abatement of Rent.
ARTICLE XXI
INDEMNIFICATION

21.1General Indemnification.

i.In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord and its principals, partners, officers, members, directors, shareholders, employees, managers, agents and servants (collectively, the “Landlord Indemnified Parties”; each individually, a “Landlord Indemnified Party”), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable documented attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against the Landlord Indemnified Parties (excluding any indirect, special, punitive or consequential damages as provided in Section 41.3) by reason of any of the following (in each case, other than to the extent resulting from Landlord’s gross negligence or willful misconduct or default hereunder or the violation by Landlord of any Legal Requirement imposed against Landlord (including any Gaming Regulations, but excluding any Legal Requirement which Tenant is required to satisfy pursuant to the terms hereof or otherwise)): (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Facility (or any part thereof) or adjoining sidewalks under the control of Tenant or any Subtenant; (ii) any use, misuse, non-use, condition, maintenance or repair by Tenant of the Facility (or any part thereof); (iii) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (iv) any claim for malpractice, negligence or misconduct committed by Tenant or any Person on or from any Facility (or any part thereof); (v) the violation by Tenant of any Legal Requirement (including any Gaming Regulations) or Insurance Requirements; (vi) the non-performance of any contractual obligation, express or implied, assumed or undertaken by Tenant with respect to the Facility (or any portion thereof), or any business or other activity carried on in relation to the Facility (or any part thereof) by Tenant; and (vii) any lien or claim that may be asserted against the Facility (or any part thereof) arising from any failure by Tenant to perform its obligations hereunder or under any instrument or agreement affecting the Facility (or any part thereof), and (viii) any matter arising out of Tenant’s (or any Subtenant’s) management, operation, use, or possession of the Facility (including any litigation, suit, proceeding or claim asserted against Landlord). Any amounts which become payable by Tenant under this Article XXI shall be paid within ten (10) Business Days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the Parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Tenant, with its counsel and at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Landlord Indemnified Parties. For purposes of this Article XXI, any acts or omissions of Tenant or any Subtenant or any Subsidiary, as applicable, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Tenant or any Subtenant or any Subsidiary, as applicable (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.
ii.Notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Landlord shall protect, indemnify, save harmless and defend Tenant and its principals, partners, officers, members, directors, shareholders, employees, managers, agents and servants (collectively, the “Tenant Indemnified Parties”; each individually, a “Tenant Indemnified Party”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable documented attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against Tenant Indemnified Parties (excluding any indirect, special, punitive or consequential damages as provided in Section 41.3) by reason of (A) Landlord’s gross negligence or willful misconduct hereunder, other than to the extent resulting from Tenant’s gross negligence or willful misconduct or default hereunder, and (B) the violation by Landlord of any Legal Requirement imposed against Landlord (including any Gaming Regulations, but excluding any Legal Requirement which Tenant is required to satisfy pursuant to the terms hereof or otherwise). Any amounts which become payable by Landlord under this Article XXI shall be paid within ten (10) Business Days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the Parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Landlord, with its counsel and at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant Indemnified Parties. For purposes of this Article XXI, any acts or omissions of Landlord, or by employees, agents, contractors, subcontractors or others acting for or on behalf of

Landlord (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Landlord.

21.2Encroachments, Restrictions, Mineral Leases, etc.

i.If any of the Leased Improvements existing as of (a) the Commencement Date with respect to the Leased Property (excluding the Convention Center Facility) or any portion thereof, or (b) the date hereof with respect to the Convention Center Facility or any portion thereof (each of the following, an “Encroachment”) shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Improvement thereto by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Landlord or any Person affected by any such Encroachment, each of Tenant and Landlord, subject to their right to contest the existence of any such Encroachment, shall protect, indemnify, save harmless and defend the other party hereto from and against fifty percent (50%) of all out of pocket losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such Encroachment; provided, however, with respect to any mechanics’, materialmans’ and other similar statutory liens (excluding any such statutory lien the removal of which is the obligation of a Subtenant pursuant to its Sublease (excluding management agreements)), Tenant shall be one hundred percent (100%) responsible for such losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses). In the event of an adverse final determination with respect to any such Encroachment, either (a) each of Tenant and Landlord shall be entitled to obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such Encroachment, whether the same shall affect Landlord or Tenant or (b) Tenant at the shared cost and expense of Tenant and Landlord on a 50-50 basis (except for such items as to which Tenant is one hundred percent (100%) responsible as provided in the preceding sentence, in which case Tenant shall be responsible for one hundred percent (100%) of such costs and expenses) shall make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove or end such Encroachment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such Encroachment. Tenant’s (and Landlord’s) obligations under this Section 21.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Landlord and Tenant for any damages incurred by any such Encroachment, Tenant shall be entitled to fifty percent (50%) of any sums recovered by Landlord under any such policy of title or other insurance up to the maximum amount paid by Tenant under this Section 21.2 and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant provided such assignment does not adversely affect Landlord’s rights under any such policy. Landlord agrees to use reasonable efforts to seek recovery under any policy of title or other insurance under which Landlord is an insured party for all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such Encroachment as set forth in this Section 21.2; provided, however, that in no event shall Landlord be obligated to institute any litigation, arbitration or other legal proceedings in connection therewith unless Landlord is reasonably satisfied that Tenant has the financial resources needed to fund such litigation and Tenant and Landlord have agreed upon the terms and conditions on which such funding will be made available by Tenant including, but not limited to, the mutual approval of a litigation budget.
ii.If any of the Leased Improvements, by reason of an alteration, improvement, modification or construction, modified or constructed from and after (a) the Commencement Date with respect to the Leased Property (excluding the Convention Center Facility) or any portion thereof, or (b) the date hereof with respect to the Convention Center Facility or any portion thereof, shall constitute an Encroachment, then in each case promptly upon the request of Landlord or any Person affected by any such Encroachment, Tenant, subject to its right to contest the existence of any such Encroachment, shall protect, indemnify, save harmless and defend Landlord from and against all out of pocket losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such Encroachment. In the event of an adverse final determination with respect to any such Encroachment, (x) Landlord shall be entitled to be furnished valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such Encroachment, or (y) Tenant shall make such changes in the Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove or end such Encroachment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Improvements for the Primary Intended Use substantially in the manner and to the extent the Improvements were operated prior to the assertion of such Encroachment. Landlord’s (and Landlord’s) obligations under this Section 21.2(ii) shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

ARTICLE XXII
TRANSFERS BY TENANT

22.1Subletting and Assignment. Other than as expressly provided herein (including in respect of Permitted Leasehold Mortgages under Article XVII, and the permitted Subleases and assignments described in this Article XXII), Tenant shall not, without Landlord’s prior written consent (which, except as specifically set forth herein, may be withheld in Landlord’s sole and absolute discretion), (x) voluntarily or by operation of law assign (which term includes any transfer, sale, encumbering, pledge or other transfer or hypothecation), in whole or in part, this Lease or

Tenant’s Leasehold Estate, (y) let or sublet (or sub-sublet, as applicable) all or any part of the Leased Property of the Facility, or (z) engage the services of any Person (other than an Affiliate of Tenant) for the management or operation of the Facility (provided that the foregoing shall not restrict a transferee of Tenant from retaining a manager necessary for such transferee’s satisfying the requirement set forth in clause (a)(1) of the definition of “Qualified Transferee”). Tenant acknowledges that Landlord is relying upon the expertise of Tenant in the operation of the Facility hereunder and that Landlord entered into this Lease with the expectation that Tenant would remain in and operate the Facility during the entire Term. Any Change of Control (or, subject to Section 22.2 below, any transfer of direct or indirect interests in Tenant that results in a Change of Control) shall constitute an assignment of Tenant’s interest in this Lease within the meaning of this Article XXII and the provisions requiring consent contained herein shall apply thereto.

22.2Permitted Assignments and Transfers. Subject to compliance with the provisions of Section 22.4, as applicable, and Article XL, Tenant or any successor to Tenant to the extent expressly referenced below, in each case, that has received an assignment of this Lease in accordance with this Article XXII, may:

i.with Landlord’s prior written consent, which consent shall not be unreasonably withheld, allow to occur or undergo a Change in Control (including without limitation a transfer or assignment of this Lease to any third party in conjunction with a sale by Tenant of all or substantially all of Tenant’s assets relating to the Facility);

ii.without Landlord’s prior consent, (a) subject to and in accordance with Section 17.1, assign this Lease (and/or permit the assignment of one hundred percent (100%) of the direct or indirect interests in Tenant at any tier of ownership), in whole, but not in part, to a Permitted Leasehold Mortgagee for collateral purposes pursuant to a Permitted Leasehold Mortgage (b) assign this Lease (and/or permit the assignment of one hundred percent (100%) of the direct or indirect interests in Tenant at any tier of ownership) to such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee, or any other purchaser at any foreclosure or transaction in lieu of foreclosure, and (c) assign this Lease (and/or one hundred percent (100%) of the direct or indirect interests in Tenant at any tier of ownership) to the first subsequent purchaser thereafter (provided such subsequent purchaser is not Guarantor, any Affiliate of Guarantor or a Prohibited Leasehold Agent), in each case, solely in connection with or following a foreclosure of, or transaction in lieu of foreclosure of, a Permitted Leasehold Mortgage; provided, however, that immediately upon giving effect to any Lease Foreclosure Transaction, (1) the following conditions shall be satisfied (the “Tenant Transferee Requirement”): (x) a Qualified Transferee will be the replacement Tenant hereunder or will Control, and own not less than fifty-one percent (51%) of all of the direct and indirect economic and beneficial interests in, Tenant or such replacement Tenant and (y) a replacement lease guarantor that is a Qualified Transferee will have provided a Guaranty of the Lease on terms reasonably satisfactory to Landlord (it being understood that if Tenant is a Qualified Transferee then no such Guaranty shall be required); (2) the transferee and its equity holders will comply with all customary “know your customer” requirements of any Fee Mortgagee and shall have obtained all necessary Gaming Licenses as required under applicable Legal

Requirements (including applicable Gaming Regulations) and all other licenses, approvals and permits required for the transferee to be Tenant under this Lease; (3) a single Person or multiple Affiliated Persons as tenants in common (each of which satisfy the Tenant Transferee Requirement) (provided such Affiliated Persons have executed a joinder to this Lease as the “Tenant” on a joint and several basis, the form and substance of which joinder shall be reasonably satisfactory to Landlord) shall own, directly, all of Tenant’s Leasehold Estate and be Tenant under this Lease; (4) the Foreclosure Successor Tenant shall (i) provide written notice to Landlord at least thirty (30) days prior to the closing of the applicable Lease Foreclosure Transaction, specifying in reasonable detail the nature of such Lease Foreclosure Transaction and such additional information as Landlord may reasonably request in order to determine that the requirements of this Section 22.2(ii) are satisfied, which notice shall be accompanied by proposed forms of the Lease Assumption Agreement, the amendment to this Lease contemplated by the penultimate paragraph of this Section 22.2, and the forms of proposed replacement Guaranty, (ii) assume (or, in the case of a foreclosure on or transfer of direct or indirect interests in Tenant, cause Tenant to reaffirm) in writing (in a form reasonably acceptable to Landlord) the obligations of Tenant under this Lease, from and after the date of the closing of the Lease Foreclosure Transaction (a “Lease Assumption Agreement”), (iii) provide Landlord with a copy of any such Lease Assumption Agreement and all other documents required under this Section 22.2(ii) as executed at such closing promptly following such closing and (iv) provide Landlord with a customary opinion of counsel reasonably satisfactory to Landlord with respect to the execution, authorization, and enforceability and other customary matters;

iii.without Landlord’s prior consent, but upon prior written notice to Landlord, assign this Lease (provided that in conjunction therewith Tenant assigns or transfers all of the assets of Tenant (other than assets which in the aggregate are de minims)) in entirety to an Affiliate of Tenant, to Guarantor or an Affiliate of Guarantor, provided, that such assignee becomes party to and assumes (in a form reasonably satisfactory to Landlord) this Lease and Guarantor reaffirms the Guaranty in a manner reasonably acceptable to Landlord;

iv.without Landlord’s prior consent, so long as Guarantor continues to own fifty-one percent (51%) of, and Control, Tenant, transfer direct or indirect interests in Tenant or its direct or indirect parent(s) on a nationally-recognized exchange (it being agreed that Tenant shall give no less than fifteen (15) days prior written notice to Landlord of any transaction or series of related transactions which would result in a Change of Control of Guarantor if such Tenant or Guarantor has knowledge at least fifteen (15) days before such transaction, or, otherwise within two (2) Business Days after Tenant becomes aware that such transaction will result in or has resulted in a Change in Control;

v.without Landlord’s prior consent, so long as Guarantor continues to own fifty-one percent (51%) of, and Control, Tenant, transfer any direct or indirect interests in Tenant, provided Landlord shall be given prior written notice of any transfer of ten percent (10%) or more (in the aggregate) direct or indirect ownership interest in Tenant of which transfer Tenant or Guarantor has actual prior knowledge other than any such transfer on a nationally recognized exchange;

vi.without Landlord’s prior consent, transfer direct or indirect interests in Guarantor or any direct or indirect parent entity of Guarantor, or enter into any merger, consolidation or amalgamation of Guarantor or any direct or indirect parent entity of Guarantor regardless of whether Guarantor or any such direct or indirect parent of Guarantor is the surviving entity and regardless of whether such transaction results in a Change in Control (provided, that in the case of any merger, consolidation or amalgamation involving Guarantor, if Guarantor is not the surviving entity, then the surviving entity shall assume the Guaranty in a manner reasonably satisfactory to Landlord);

vii.without Landlord’s prior consent, transfer direct or indirect interests in Tenant or its direct or indirect parent(s) in connection with a transfer of all of the assets of Guarantor (other than assets which in the aggregate are de minimis); provided, that in case of a transfer of all the assets of Guarantor (other than assets which in the aggregate are de minimis), the applicable transferee shall assume (in a form reasonably satisfactory to Landlord), all of Guarantor’s obligations under the Guaranty; and/or

viii.without Landlord’s prior consent, assign this Lease or the direct or indirect interests in Tenant to any Person in an assignment other than in connection with a foreclosure action pursuant to clause (ii) above if (1) such Person is a Qualified Transferee, (2) in the case of an assignment of the Lease, such Qualified Transferee agrees in writing to assume the obligations of Tenant under this Lease without amendment or modification other than as provided below, (3) (A) such Qualified Transferee (if other than Tenant), if any, has become a Guarantor and provided a Guaranty on terms reasonably satisfactory to Landlord or, (B)(i) the Parent Entity of such Qualified Transferee has become a Guarantor and provided a Guaranty on terms reasonably satisfactory to Landlord, or (ii) if such Qualified Transferee does not provide a Guaranty from a Parent Entity, such Qualified Transferee has become a Guarantor and provided a Guaranty on terms reasonably satisfactory to Landlord, and (4) the Net Revenue to Rent Ratio with respect to the Facility (determined at the proposed effective time of the assignment) for the then most recently preceding four (4) fiscal quarters for which financial statements are available is at least 1.4:1.

In connection with any transaction permitted pursuant to Section 22.2(ii), the applicable Successor Foreclosure Tenant and Landlord shall make such amendments and other modifications to this Lease as are reasonably requested by either such party solely as needed to give effect to such transaction and such technical amendments as may be reasonably necessary or appropriate in connection with such transaction including technical changes in the provisions of this Lease regarding delivery of Financial Statements from Tenant and Guarantor to reflect the changed circumstances of Tenant, any interest holders in Tenant or Guarantor (provided, that, in all events, any such amendments or modifications shall not increase any Party’s obligations under this Lease or diminish any Party’s rights under this Lease; provided, further, it is understood that delivery by any applicable Qualified Transferee under a replacement Guaranty or parent of a replacement Tenant of Financial Statements and other reporting consistent with the requirements of Article XXIII hereof shall not be deemed to increase Tenant’s obligations or decrease Tenant’s rights under this Lease). After giving effect to any such transaction, unless the context otherwise requires, references to Tenant shall be deemed to refer to the Foreclosure Successor Tenant permitted under this Section 22.2.
Notwithstanding anything to the contrary herein, any transfer of Tenant’s interest in this Lease or the Leasehold Estate shall be subject to compliance with all Gaming Regulations, including receipt of all applicable Gaming Licenses and shall not result in the loss or violation of any Gaming License for the Leased Property.
22.3    Permitted Sublease Agreements. Notwithstanding the provisions of Section 22.1, but subject to compliance with the provisions of this Section 22.3 and of Section 22.4 and Article XL, provided that no Tenant Event of Default shall have occurred and be continuing, Tenant may enter into any Sublease (including sub-subleases, license agreements and other occupancy arrangements, but excluding any Sublease for all or substantially all of the Leased Property) without the consent of Landlord, provided, that, (i) Tenant is not released from any of its obligations under this Lease, (ii) such Sublease is made for bona fide business purposes in the normal course of the Primary Intended Use, and is not designed with the intent to avoid payment of Variable Rent or otherwise avoid any of the requirements or provisions of this Lease, (iii) such transaction is not designed with the intent to frustrate Landlord’s ability to enter into a new Lease of the Leased Property with a third Person following the Expiration Date, (iv) such transaction shall not result in a violation of any Legal Requirements (including Gaming Regulations) relating to the operation of the Facility, including any Gaming Facilities, (v) any Sublease of all or substantially all of the Facility shall be subject to the consent of Landlord and the applicable Fee Mortgagee, and (vi) the Subtenant and any other Affiliates shall have obtained all necessary Gaming Licenses as required under applicable Legal Requirements (including Gaming Regulations) in connection with such Sublease; provided, further, that, notwithstanding anything otherwise set forth herein, the following are expressly permitted without such consent: (A) the Specified Subleases and any renewals or extensions in accordance with their terms, respectively, or non-material modifications thereto and (B) any Subleases to Affiliates of Tenant that are necessary or appropriate for the operation of the Facility, including any Gaming Facilities, in connection with licensing requirements (e.g., gaming, liquor, etc.) (provided the same are expressly subject and subordinate to this Lease); provided, further, however, that, notwithstanding anything otherwise set forth herein, the portion(s) of the Leased Property subject to any Subleases (other than the Specified Subleases and other than Subleases to Affiliates of CRC) shall not be used for Gaming purposes or other core functions or spaces at the Facility (e.g., hotel room areas) (and any such Subleases to persons that are not Affiliates of CRC in respect of Leased Property used or to be used in whole or in part for Gaming purposes or other core functions or spaces (e.g., hotel room areas) shall be subject to Landlord’s prior written consent not to be unreasonably withheld). If reasonably requested by Tenant in respect of a Subtenant (including any sub-sublessee, as applicable) permitted hereunder that is neither a Subsidiary nor an Affiliate of Tenant or Guarantor, with respect to a Material Sublease, Landlord and any such Subtenant (or sub-sublessee, as applicable) shall enter into a subordination, non-disturbance and attornment agreement with respect to such Material Sublease in a form reasonably satisfactory to Landlord, Tenant and the applicable Subtenant (or sub-sublessee, as applicable) (and if a Fee Mortgage is then in effect, Landlord shall use reasonable efforts to seek to cause the Fee Mortgagee to enter into a subordination, non-disturbance and attornment agreement substantially in the form customarily entered into by such Fee Mortgagee at the time of request with similar subtenants (subject to adjustments and modifications arising out of the specific nature and terms of this Lease and/or the applicable Sublease)). After a Tenant Event of Default has occurred and while it is continuing, Landlord may collect rents from any Subtenant and apply the net amount collected to the Rent, but no such collection shall be deemed (A) a waiver by Landlord of any of the provisions of this Lease, (B) the acceptance by Landlord of such Subtenant as a tenant or (C) a release of Tenant from the future performance of its obligations hereunder. Notwithstanding anything otherwise set forth herein, Landlord shall have no obligation to enter into a subordination, non-disturbance and attornment agreement with any Subtenant with respect to a Sublease, (1) the term of which extends beyond the then Stated Expiration of this Lease, unless the applicable Sublease is on commercially reasonable terms at the time in question taking into consideration, among other things, the identity of the Subtenant, the extent of the Subtenant’s investment into the subleased space, the term of such Sublease and Landlord’s interest in such space (including the resulting impact on Landlord’s ability to lease the Facility on commercially reasonable terms after the Term of this Lease) or (2) that constitutes a management arrangement. Tenant shall furnish Landlord with a copy of each Material Sublease that Tenant enters into promptly following the making thereof (irrespective of whether Landlord’s prior approval was required therefor). In addition, promptly following Landlord’s request therefor, Tenant shall furnish to Landlord (to the extent in Tenant’s possession or under Tenant’s reasonable control) copies of all other Subleases with respect to the Facility specified by Landlord. Without limitation of the foregoing, Tenant acknowledges it has furnished to Landlord a subordination agreement of even date herewith that is binding on all Subtenants that are Subsidiaries or Affiliates of Tenant or Guarantor, pursuant to which subordination agreement, among other things, all such Subtenants have subordinated their respective Subleases to this Lease and all of the provisions, terms and conditions hereof. Further, Tenant hereby represents and warrants to Landlord that as of the effective date of the Lease, there exists no Sublease other than the Specified Subleases.
22.4Required Subletting and Assignment Provisions. Any Sublease permitted hereunder and entered into after (a) the Commencement Date with respect to the Leased Property (excluding the Convention Center Facility) or any portion thereof, or (b) the date hereof with respect to the Convention Center Facility or any portion thereof, must provide that:
(i)the use of the Leased Property (or portion thereof) thereunder shall not conflict with any Legal Requirement or any other provision of this Lease;

(ii)in the case of a Sublease, in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sublease, including extensions and renewals granted thereunder without replacement of this Lease by a New

Lease pursuant to Section 17.1(f), then, subject to Article XXXVI, (a) upon the request of Landlord (in Landlord’s discretion), the Subtenant shall make full and complete attornment to Landlord for the balance of the term of the Sublease, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord and which the Subtenant shall execute and deliver within five (5) Business Days after request by Landlord and the Subtenant shall waive the provisions of any law now or hereafter in effect which may give the Subtenant any right of election to terminate the Sublease or to surrender possession in the event any proceeding is brought by Landlord to terminate this Lease and (b) to the extent such Subtenant (and each subsequent subtenant separately permitted hereunder) is required to attorn to Landlord pursuant to subclause (a) above, the aforementioned attornment agreement shall recognize the right of the subtenant (and such subsequent subtenant) under the applicable Sublease and contain commercially reasonable, customary non-disturbance provisions for the benefit of such subtenant, so long as such Subtenant is not in default thereunder;

(iii)in the case of a Sublease, in the event the Subtenant receives a written notice from Landlord stating that this Lease has been cancelled, surrendered or terminated and not replaced by a New Lease pursuant to Section 17.1(f), then the Subtenant shall thereafter be obligated to pay all rentals accruing under said Sublease directly to Landlord (or as Landlord shall so direct); all rentals received from the Subtenant by Landlord shall be credited against the amounts owing by Tenant under this Lease.

(iv)in the case of a Sublease (other than the Specified Subleases), it shall be subject and subordinate to all of the terms and conditions of this Lease (subject to the terms of any applicable subordination, non-disturbance agreement made pursuant to Section 22.3);

(v)no Subtenant shall be permitted to further sublet all or any part of the applicable Leased Property or assign its Sublease except insofar as the same would be permitted if it were a Sublease by Tenant under this Lease (it being understood that any Subtenant under Section 22.3 may pledge and mortgage its subleasehold estate (or allow the pledge of its equity interests) to its lenders or noteholders; and

(vi)in the case of a Sublease, the Subtenant thereunder will, upon request, furnish to Landlord and each Fee Mortgagee an estoppel certificate of the same type and kind as is required of Tenant pursuant to Section 23.1(a) hereof (as if such Sublease was this Lease).

Any assignment, transfer or Sublease under this Article XXII shall be subject to all applicable Legal Requirements, including any Gaming Regulations, and no such assignment, transfer or Sublease shall be effective until any applicable approvals with respect to Gaming Regulations, if applicable, are obtained.
22.5    Costs. Tenant shall reimburse Landlord for Landlord’s reasonable out-of-pocket costs and expenses actually incurred in conjunction with the processing and documentation of any assignment, subletting or management arrangement (including in connection with any request for a subordination, non-disturbance and attornment agreement), including reasonable documented attorneys’, architects’, engineers’ or other consultants’ fees whether or not such Sublease, assignment or management agreement is actually consummated.

22.6    No Release of Tenant’s Obligations; Exception. No assignment (other than as provided in the final sentence of this Section 22.6), subletting or management agreement shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The liability of Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) stipulation which extends the time within which an obligation under this Lease is to be performed, (ii) waiver of the performance of an obligation required under this Lease that is not entered into by Landlord in a writing executed by Landlord and expressly stated to be for the benefit of Tenant or such successor, or (iii) failure to enforce any of the obligations set forth in this Lease. Upon a transfer of this Lease in accordance with, and in compliance in all respects with, Section 22.2(i), Section 22.2(iii) or Section 22.2(viii) of this Lease whereby the identity of the “tenant” hereunder is changed (i.e. an assignment of this Lease as opposed to an assignment of the equity interests in Tenant) the then existing Tenant shall be released from any further obligations hereunder other than any obligations and liabilities that are due and payable on the date of such transfer.

22.7     Bookings. Tenant may enter into any Bookings that do not cover periods after the expiration of the term of this Lease without the consent of Landlord. Tenant may enter into any Bookings that cover periods after the expiration of the term of this Lease without the consent of Landlord, provided, that, (i)  such transaction is in each case made for bona fide business purposes in the normal course of the Primary Intended Use; (ii) such transaction shall not result in a violation of any Legal Requirements (including Gaming Regulations) relating to the operation of the Facility, (iii) such Bookings are on commercially reasonable terms at the time entered into; and (iv) such transaction is not designed with the intent to frustrate Landlord’s ability to enter into a new lease of the Leased Property or any portion thereof with a third person following the Expiration Date; provided, further, that, notwithstanding anything otherwise set forth herein, any such Bookings in effect as of (a) the Commencement Date with respect to the Leased Property (excluding the Convention Center) or any portion thereof, or (b) the date hereof with respect to the Convention Center Facility or any portion thereof are expressly permitted without such consent. Landlord hereby agrees that in the event of a termination or expiration of this Lease, Landlord hereby recognizes and shall keep in effect such Booking on the terms agreed to by Tenant with such Person and shall not disturb such Person’s rights to occupy such portion of the Leased Property in accordance with the terms of such Booking.

ARTICLE XXIII
REPORTING

23.1Estoppel Certificates and Financial Statements.

(a)Estoppel Certificate. Each of Landlord and Tenant shall, at any time and from time to time upon receipt of not less than ten (10) Business Days’ prior written request from the other Party, furnish a certificate (an “Estoppel Certificate”) certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect and, if applicable, setting forth any modifications; (ii) the Rent and Additional Charges payable hereunder and the dates to which the Rent and Additional Charges payable have been paid; (iii) that the address for notices to be sent to the Party furnishing such Estoppel Certificate is as set forth in this Lease (or, if such address for notices has changed, the correct address for notices to such party); (iv) whether or not, to its actual knowledge, such Party or the other Party is in default in the performance of any covenant, agreement or condition contained in this Lease (together with back-up calculation and information reasonably necessary to support such determination) and, if so, specifying each such default of which such Party may have knowledge; (v) that Tenant is in possession of the Leased Property; and (vi) responses to such other questions or statements of fact as such other Party may reasonably request. Any such Estoppel Certificate may be relied upon by the receiving Party and any current or prospective Fee Mortgagee (and their successors and assigns), Permitted Leasehold Mortgagee, or purchaser of the Leased Property, as applicable.
(b)Statements. Tenant shall furnish or cause to be furnished the following to Landlord:
(i)On or before twenty-five (25) days after the end of each calendar month the following items as they pertain to Tenant: (A) an occupancy report for the subject month, including an average daily rate and revenue per available room for the subject month; (B) monthly and year-to-date operating statements prepared for each calendar month, noting gross revenue, net revenue, operating expenses and operating income, and other information reasonably necessary and sufficient to fairly represent the financial position and results of operations of Tenant during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses, and (C) PACE reports, in the form attached hereto as Exhibit I.

(ii)As to Tenant:
(a)annual financial statements audited by Tenant’s Accountant in accordance with GAAP covering such Fiscal Year and containing statement of profit and loss, a balance sheet, and statement of cash flows for Tenant, together with (1) a report thereon by such Accountant which report shall be unqualified as to scope of audit of Tenant and its Subsidiaries and shall provide in substance that (A) such Financial Statements present fairly the consolidated financial position of Tenant and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (B) that the audit by such Accountant in connection with such Financial Statements has been made in accordance with GAAP and (2) a certificate, executed by the chief financial officer or treasurer of Tenant certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, all of which shall be provided within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2017);

(b)quarterly unaudited financial statements, consisting of a statement of profit and loss, a balance sheet, and statement of cash flows for Tenant, together with a certificate, executed by the chief financial officer or treasurer of Tenant (A) certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) certifying that such Financial Statements fairly present, in all material respects, the financial position and results of operations of Tenant and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), all of which shall be provided (x) within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2018); and

(c)such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant, which information shall be limited to balance sheets, income statements, and statements of cash flow, as Landlord, PropCo 1, PropCo or Landlord REIT may require for any ongoing filings with or reports to (i) the SEC under both the Securities Act and the Exchange Act, including, but not limited to 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord, PropCo 1, PropCo or Landlord REIT during the Term of this Lease, (ii) the Internal Revenue Service (including in respect of Landlord REIT’s qualification as a “real estate investment trust” (within the meaning of Section 856(a) of the Code)) and (iii) any other federal, state or local regulatory agency with jurisdiction over Landlord, PropCo 1, PropCo or Landlord REIT, in each case of clause (i), (ii) and (iii), subject to Section 23.1(c) below.
(iii)As to Guarantor:

(a)annual financial statements audited by Guarantor’s Accountant in accordance with GAAP covering such Fiscal Year and containing statement of profit and loss, a balance sheet, and statement of cash flows for Guarantor, together with (1) a report thereon by such Accountant which report shall be unqualified as to scope of audit of Guarantor and its Subsidiaries and shall provide in substance that (A) such Financial Statements present fairly the consolidated financial position of Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (B) that the audit by such Accountant in connection with such Financial Statements has been made in accordance with GAAP and (2) a certificate, executed by the chief financial officer or treasurer of Guarantor certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, all of which shall be provided within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2017);

(b)quarterly unaudited financial statements, consisting of a statement of profit and loss, a balance sheet, and statement of cash flows for Guarantor, together with a certificate, executed by the chief financial officer or treasurer of Guarantor (A) certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) certifying that such Financial Statements fairly present, in all material respects, the financial position and results of operations of Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), all of which shall be provided (x) within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2018); and

(c)such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant, which information shall be limited to balance sheets, income statements, and statements of cash flow, as Landlord, PropCo 1, PropCo or Landlord REIT may require for any ongoing filings with or reports to (i) the SEC under both the Securities Act and the Exchange Act, including, but not limited to 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord, PropCo 1, PropCo or Landlord REIT during the Term of this Lease, (ii) the Internal Revenue Service (including in respect of Landlord REIT’s qualification as a “real estate investment trust” (within the meaning of Section 856(a) of the Code)) and (iii) any other federal, state or local regulatory agency with jurisdiction over Landlord, PropCo 1, PropCo or Landlord REIT, in each case of clause (i), (ii) and (iii), subject to Section 23.1(c) below.

(d)Notwithstanding anything to the contrary contained in this Section 23.1, CRC shall be relieved of its obligations to provide any of the reports in the foregoing clauses so long as (1) CEC (or other parent entity of CRC) reports CEC’s (or such other entity’s) audited financial statements on a consolidated basis and (2) such financial statements are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to CEC (or such other parent entity), on the one hand, and the information relating to CRC and its subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by an officer of CRC as having been fairly presented in all material respects.

(iv)As soon as it is prepared and in no event later than sixty (60) days after the end of each Fiscal Year, a statement of Net Revenue attributable to the Hotel/Casino Facility with respect to the prior Lease Year (subject to the additional requirements as provided in Section 3.2 hereof in respect of the periodic determination of the Variable Rent hereunder);

(v)Prompt Notice to Landlord of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity (any of which is called a “Proceeding”), known to Tenant, the result of which Proceeding would reasonably be expected to be to revoke or suspend or terminate or modify in a way adverse to Tenant, or fail to renew or fully continue in effect, (x) any Gaming License, or (y) any other license or certificate or operating authority pursuant to which Tenant carries on any part of the Primary Intended Use of all or any portion of the Leased Property which, in any case under this clause (y) (individually or collectively), would be reasonably expected to cause a material adverse effect on Tenant or in respect of the Facility (and, without limitation, Tenant shall (A) keep Landlord apprised of (1) the status of any annual or other periodic Gaming License renewals, and (2) the status of non-routine matters before any applicable gaming authorities, and (B) promptly deliver to Landlord copies of any and all non-routine notices received (or sent) by Tenant from (or to) any Gaming Authorities);

(vi)Within ten (10) Business Days after the end of each calendar month, a schedule containing any additions to or retirements of any fixed assets constituting Leased Property, describing such assets in summary form, their location, historical cost, the amount of depreciation and any improvements thereto, substantially in the form attached hereto as Exhibit D, and such additional customary and reasonable financial information with respect to such fixed assets constituting Leased Property as is reasonably requested by Landlord, it being understood that Tenant may classify any asset additions in accordance with the fixed asset methodology for propco-opco separation used as of the Commencement Date;

(vii)Within three (3) Business Days of obtaining actual knowledge of the occurrence of a Tenant Event of Default (or of the occurrence of any facts or circumstances which, with the giving of notice or the passage of time would ripen into a Tenant Event of Default and that (individually or collectively would be reasonably expected to result in a material adverse effect on Tenant or in respect of the Facility), a written notice to Landlord regarding the same, which notice shall include a detailed description of the Tenant Event of Default (or such facts or circumstances) and the actions Tenant has taken or shall take, if any, to remedy such Tenant Event of Default (or such facts or circumstances);

(viii)Such additional customary and reasonable financial information related to the Facility, Tenant, CRC and their Affiliates which shall be limited to balance sheets and income statements, as may be required by any Fee Mortgagee as an Additional Fee Mortgagee Requirement hereunder to the extent required by Section 31.3 (and, without limitation, all information concerning Tenant, CRC and any of their Affiliates, respectively, or the Facility or the business of Tenant conducted thereat required pursuant to the Fee Mortgage Documents, within the applicable timeframes required thereunder);

(ix)The compliance certificates, as and when required pursuant to Section 4.3; and
(x)The Annual Capital Budget as and when required in Section 10.5.
(xi)The monthly revenue and Capital Expenditure reporting required pursuant to Section 10.5(b);

(xii)Together with the monthly reporting required pursuant to the preceding clause (xi), an updated rent roll and a summary of all leasing activity then taking place at the Facility;

(xiii)Operating budget for each Tenant for each Fiscal Year, which shall be delivered to Landlord no later than fifty-five (55) days following the commencement of the Fiscal Year to which such operating budget relates;

(xiv)Within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information reasonably available to Tenant with respect to Tenant as may be reasonably requested by Landlord;

(xv)The quarterly reporting in respect of Bookings required pursuant to Section 22.7 of this Lease;

(xvi)The reporting/copies of Subleases made by Tenant in accordance with Section 22.3;

(xvii)Any notices or reporting required pursuant to Article XXXII hereof or otherwise pursuant to any other provision of this Lease; and

(xviii)The monthly reporting required pursuant to Section 4.1 hereof.
The Financial Statements provided pursuant to Section 23.1(b)(iii) shall be prepared in compliance with applicable federal securities laws, including Regulation S-X (and for any prior periods required thereunder), if and to the extent such compliance with federal securities laws, including Regulation S-X (and for any prior periods required thereunder), is required to enable Landlord, PropCo 1, PropCo or Landlord REIT to (x) file such Financial Statements with the SEC if and to the extent that Landlord, PropCo 1, PropCo or Landlord REIT is required to file such Financial Statements with the SEC pursuant to Legal Requirements or (y) include such Financial Statements in an offering document if and to the extent that Landlord, PropCo 1, PropCo or Landlord REIT is reasonably requested or required to include such Financial Statements in any offering document in connection with a financing contemplated by and to the extent required by Section 23.2(b).
(c)Notwithstanding the foregoing, Tenant shall not be obligated (1) to provide information or assistance that would give Landlord or its Affiliates a “competitive” advantage with respect to markets in which Landlord REIT and Tenant or CRC might be competing at any time (it being understood that Landlord shall retain audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the terms of this Lease (and Landlord, PropCo 1, PropCo or Landlord REIT shall be permitted to comply with Securities Exchange Commission, Internal Revenue Service and other legal and regulatory requirements with regard to such information) and provided that appropriate measures are in place to ensure that only Landlord’s auditors and attorneys (and not Landlord or Landlord REIT or any other direct or indirect parent company of Landlord) are provided access to such information) or (2) to provide information that is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

(d)For purposes of this Section 23.1, the terms “CRC”, “PropCo 1”, “PropCo” and “Landlord REIT” shall mean, in each instance, each of such parties and their respective successors and permitted assigns.

23.2SEC Filings; Offering Information.

(a)Tenant specifically agrees that Landlord, PropCo 1, PropCo or Landlord REIT may file with the SEC or incorporate by reference the Financial Statements referred to in Section 23.1(b)(ii) and (iii) (and Financial Statements referred to in Section 23.1(b)(ii) and (iii) for any prior annual or quarterly periods as required by any Legal Requirements) in Landlord’s, PropCo 1’s PropCo’s or Landlord REIT’s filings made under the Securities Act or the Exchange Act to the extent it is required to do so pursuant to Legal Requirements. In addition, Landlord, PropCo 1, PropCo or Landlord REIT may include, cross-reference or incorporate by reference the Financial Statements (and for any prior annual or quarterly periods as required by any Legal Requirements) and other financial information and such information concerning the operation of the Leased Property (1) which is publicly available or (2) the inclusion of which is approved by Tenant in writing, which approval may not be unreasonably withheld, conditioned or delayed, in offering memoranda or prospectuses or confidential information memoranda, or similar publications or marketing materials, rating agency presentations, investor presentations or disclosure documents in connection with syndications, private placements or public offerings of Landlord’s, PropCo 1’s, PropCo’s or Landlord REIT’s securities or loans. Unless otherwise agreed by Tenant, neither Landlord, PropCo 1, PropCo nor Landlord REIT shall revise or change the wording of information previously publicly disclosed by Tenant and furnished to Landlord, PropCo 1, PropCo or Landlord REIT pursuant to Section 23 or this Section 23.2, and Landlord’s, PropCo 1’s PropCo’s or Landlord REIT’s Form 10-Q or Form 10-K (or amendment or supplemental report filed in connection therewith) shall not disclose the operational results of the Leased Property prior to CRC’s, Tenant’s or its Affiliate’s public disclosure thereof so long as CRC, Tenant or such Affiliate reports such information in a timely manner in compliance with the reporting requirements of the Exchange Act, in any event, no later than ninety (90) days after the end of each Fiscal Year. Landlord agrees to use commercially reasonable efforts to provide a copy of the portion of any public disclosure containing the Financial Statements, or any cross-reference thereto or incorporation by reference thereof (other than cross-references to or incorporation by reference of Financial Statements that were previously publicly filed), or any other financial information or other information concerning the operation of the Leased Property received by Landlord under this Lease, at least two (2) Business Days in advance of any such public disclosure.

(b)Tenant understands that, from time to time, Landlord, PropCo 1, PropCo or Landlord REIT may conduct one or more financings, which financings may involve the participation of placement agents, underwriters, initial purchasers or other persons deemed underwriters under applicable securities law. In connection with any such financings, Tenant shall, upon the request of Landlord, use commercially reasonable efforts to furnish to Landlord, to the extent reasonably requested or required in connection with any such financings, the information referred to in Section 23.1(b), as applicable and in each case including for any prior annual or quarterly periods as required by any Legal Requirements, as promptly as reasonably practicable after the request therefor (taking into account, among other things, the timing of any such request and any Legal Requirements applicable to Tenant or CRC at such time). In addition, Tenant shall, upon the request of Landlord, use commercially reasonable efforts to provide Landlord and its Representatives with such management representation letters, comfort letters and consents of applicable certified independent auditors to the inclusion of their reports in applicable financing disclosure documents as may be reasonably requested or required in connection with the sale or registration of securities by Landlord, PropCo 1, PropCo or Landlord REIT. Landlord shall reimburse Tenant and CRC, their respective Subsidiaries and their respective Representatives as promptly as reasonably practicable after the request therefor, for any reasonable and actual, documented expenses incurred in connection with any cooperation provided pursuant to this Section 23.2(b) (and, unless any non-compliance with this Lease to more than a de minimis extent is revealed, any exercise by Landlord of audit rights pursuant to Section 23.1(c)) (including, without limitation, reasonable and documented fees and expenses of accountants and attorneys, but excluding, for the avoidance of doubt, any such fees and expenses incurred in the preparation of the Financial Statements). In addition, Landlord shall indemnify and hold harmless Tenant, CEC and CRC, their respective Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them (collectively, “Losses”) in connection with any cooperation provided pursuant to this Section 23.2(b), except to the extent (i) such Losses were suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of any such indemnified person or (ii) such Losses were caused by any untrue statement or alleged untrue statement of a material fact contained in any Financial Statements delivered by Tenant to Landlord hereunder, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.
23.3Landlord Obligations

(c)Landlord agrees that, upon request of Tenant, it shall from time to time provide such information as may be reasonably requested by Tenant with respect to Landlord’s, PropCo 1’s, PropCo’s and Landlord REIT’s capital structure and/or any financing secured by this Lease or the Leased Property in connection with Tenant’s review of the treatment of this Lease under GAAP.

(d)Landlord further understands and agrees that, from time to time, Tenant, CEC, CRC or their respective Affiliates may conduct one or more financings, which financings may involve the participation of placement agents, underwriters, initial purchasers or other persons deemed underwriters under applicable securities law. In connection with any such financings, Landlord shall, upon the request of Tenant, use commercially reasonable efforts to furnish to Tenant, to the extent reasonably requested or required in connection with any such financings, the Financial Statements (and for any prior annual or quarterly periods as required by any Legal Requirements), other financial information and cooperation as promptly as reasonably practicable after the request therefor (taking into account, among other things, the timing of any such request and any Legal Requirements applicable to Landlord, PropCo 1, PropCo or Landlord REIT at such time). In addition, Landlord shall, upon the request of Tenant, use commercially reasonable efforts to provide Tenant and its Representatives with such management representation letters, comfort letters and consents of applicable certified independent auditors to the inclusion of their reports in applicable financing disclosure documents as may be reasonably requested or required in connection with the sale or registration of securities by Tenant, CRC or any of their respective Affiliates. Tenant shall reimburse Landlord, PropCo 1, PropCo, Landlord REIT, their respective Subsidiaries and their respective Representatives as promptly as reasonably practicable after the request therefor, for any reasonable and actual, documented expenses incurred in connection with any cooperation provided pursuant to this Section 23.3(b) (including, in each case, without limitation, reasonable and documented fees and expenses of accountants and attorneys and allocated costs of internal employees but excluding, for the avoidance of doubt, any such fees, expenses and allocated costs incurred in the preparation of the Financial Statements). In addition, Tenant shall indemnify and hold harmless Landlord, PropCo 1, PropCo, Landlord REIT, their respective Subsidiaries and their respective Representatives from and against any and all Losses in connection with any cooperation provided pursuant to this Section 23.3(b), except to the extent (i) such Losses were suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of any such indemnified person or (ii) such Losses were caused by any untrue statement or alleged untrue statement of a material fact contained in any Financial Statements delivered by Landlord to Tenant hereunder, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

(e)The Financial Statements provided pursuant to Section 23.3(b) shall be prepared in compliance with applicable federal securities laws, including Regulation S-X (and for any prior periods required thereunder), if and to the extent such compliance with federal securities laws, including Regulation S-X (and for any prior periods required thereunder), is required to enable Tenant or CRC or their respective Affiliates to (x) file such Financial Statements with the SEC if and to the extent that Tenant or CRC is required to file such Financial Statements with the SEC pursuant to Legal Requirements or (y) include such Financial Statements in an offering document if and to the extent that Tenant or CRC or their respective affiliates is reasonably requested or required to include such Financial Statements in any offering document in connection with a financing contemplated by and to the extent required by Section 23.3(b).

ARTICLE XXIV
LANDLORD’S RIGHT TO INSPECT

Upon reasonable advance written notice to Tenant, Tenant shall permit Landlord and its authorized representatives (including any Fee Mortgagee and its representatives) to inspect the Leased Property or any portion thereof during reasonable times (or at such time and with such notice as shall be reasonable in the case of an emergency) (and Tenant shall be permitted to have any such representatives of Landlord accompanied by a representative of Tenant). Landlord shall take reasonable care to minimize disturbance of the operations on the applicable portion of the Leased Property.

ARTICLE XXV
NO WAIVER

No delay, omission or failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Tenant Event of Default shall impair any such right or constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.
ARTICLE XXVI
REMEDIES CUMULATIVE

To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.
ARTICLE XXVII
ACCEPTANCE OF SURRENDER

No surrender to Landlord of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

ARTICLE XXVIII
NO MERGER

There shall be no merger of this Lease or of the Leasehold Estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the Leasehold Estate created hereby or any interest in this Lease or such Leasehold Estate and (ii) the fee estate in the Leased Property or any portion thereof. If Landlord or any Affiliate of Landlord shall purchase any fee or other interest in the Leased Property or any portion thereof that is superior to the interest of Landlord, then the estate of Landlord and such superior interest shall not merge.

ARTICLE XXIX
INTENTIONALLY OMITTED

ARTICLE XXX
QUIET ENJOYMENT

So long as no Tenant Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject (i) to the provisions, terms and conditions of this Lease, and (ii) to all liens and encumbrances existing as of (a) the Commencement Date with respect to the Leased Property (excluding the Convention Center Facility) or any portion thereof, or (b) the date hereof with respect to the Convention Center Facility or any portion thereof, or thereafter as provided for in this Lease or consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article XXX.

ARTICLE XXXI
LANDLORD FINANCING

31.1Landlord’s Financing.

a.Without the consent of Tenant (but subject to the remainder of this Section 31.1), Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Fee Mortgage upon all of the Leased Property (other than de minimis portions thereof that are not capable of being assigned or transferred) (or upon interests in Landlord which are pledged pursuant to a mezzanine loan or similar financing arrangement). This Lease is and at all times shall be subordinate to any Existing Fee Mortgage and any other Fee Mortgage which may hereafter affect the Leased Property or any portion thereof or interest therein and in each case to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof; provided, however, that the subordination of this Lease and Tenant’s leasehold interest hereunder to any new Fee Mortgage hereafter made, shall be conditioned and occur only upon the execution and delivery to Tenant by the respective Fee Mortgagee of a commercially reasonable subordination, nondisturbance and attornment agreement that is reasonably acceptable to Tenant, which will bind Tenant and such Fee Mortgagee and its successors and assigns as well as any person who acquires any portion of the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or a successor owner of the Leased Property (each, a “Foreclosure Purchaser”) and which shall provide, among other things, that so long as there is no outstanding and continuing Tenant Event of Default under this Lease (or, if there is a continuing Tenant Event of Default, subject to the rights granted to a Permitted Leasehold Mortgagee as expressly set forth in this Lease), the holder of such Fee Mortgage, and any Foreclosure Purchaser shall not disturb Tenant’s leasehold interest or possession of the Leased Property, subject to and in accordance with the terms hereof, and shall give effect to this Lease, including, but not limited to, the provisions of Article XVII which benefit any Permitted Leasehold Mortgagee (as if such Fee Mortgagee or Foreclosure Purchaser were the landlord under this Lease (it being understood that if a Tenant Event of Default has occurred and is continuing at such time, such parties shall be subject to the terms and provisions hereof concerning the exercise of rights and remedies upon such Tenant Event of Default including the provisions of Articles XVI, XVII and XXVI)). In connection with the foregoing and at the request of Landlord, Tenant shall promptly execute a subordination, nondisturbance and attornment agreement that contains commercially reasonable provisions, terms and conditions and that is reasonably acceptable to Tenant and Landlord, in all events complying with this Section 31.1. In connection with any subsequent Fee Mortgage, as a condition to the Fee Mortgagee holding any Fee Mortgage Reserve Accounts, Tenant and such Fee Mortgagee shall have entered into a subordination, nondisturbance and attornment agreement as provided in this Section 31.1(a).

b.If, in connection with obtaining any Fee Mortgage or entering into any agreement relating thereto, Landlord shall request in writing (i) reasonable cooperation from Tenant or (ii) reasonable amendments or modifications to this Lease, in each case required to comply with any reasonable request made by Fee Mortgagee, Tenant shall reasonably cooperate with such request, so long as (I) no default in any material respect by Landlord beyond applicable cure periods is continuing, (II) all reasonable documented out-of-pocket costs and expenses incurred by Tenant in connection with such cooperation, including, but not limited to, its reasonable documented attorneys’ fees, shall be paid by Landlord and (III) any requested action, including any amendments or modification of this Lease, shall not (a) increase Tenant’s monetary obligations under this Lease by more than a de minimis extent, or increase Tenant’s non-monetary obligations under this Lease in any material respect or decrease Landlord’s obligations in any material respect, (b) diminish Tenant’s rights under this Lease in any material respect, (c) adversely impact the value of the Leased Property by more than a de minimis extent or otherwise have a more than de minimis adverse effect on the Leased Property, Tenant or Landlord, (d) result in this Lease not constituting a “true lease”, or (e) result in a default under any Permitted Leasehold Mortgage. The foregoing is not intended to vitiate or supersede the provisions, terms and conditions of Section 31.1 hereof.

31.2    Attornment. If either (a) Landlord’s interest in the Leased Property or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise of any remedy provided for in any Fee Mortgage Documents (or in lieu of such exercise) or (b) equity interests in Landlord are sold or conveyed upon the exercise of any remedy provided for in any Fee Mortgage Documents (or in lieu of such exercise), or otherwise by operation of law, then, at the request and option of the new owner or superior lessor, as the case may be, Tenant shall attorn to and recognize the new owner or superior lessor as Tenant’s “landlord” under, and on the terms and conditions set forth, in this Lease.

31.3Compliance with Fee Mortgage Documents.

a.Tenant acknowledges that any Fee Mortgage Documents executed by Landlord or any Affiliate of Landlord may impose certain obligations on the “borrower” or other counterparty thereunder to comply with, or cause the operator and/or lessee of the Leased Property to comply with, certain reasonable covenants contained therein, including, without limitation, covenants relating to (i) the alteration, maintenance, repair and restoration of the Leased Property; (ii) maintenance and submission of financial records and accounts of the operation of the Leased Property and financial and other information regarding the operator and/or lessee of the Leased Property and the Leased Property itself and other portions of the Facility; (iii) the procurement of insurance policies with respect to the Leased Property; (iv) removal of liens and encumbrances; (v) subleasing, management and related activities; and (vi) without limiting the foregoing, compliance with all applicable Legal Requirements (including Gaming Regulations) relating to the Leased Property and the operation of the business thereon or therein. From and after the date any Fee Mortgage encumbers the Leased Property (or any portion thereof or interest therein), and Landlord has provided Tenant with true and complete copies thereof and, if Landlord elects, of any applicable Fee Mortgage Documents (for informational purposes only, but not for Tenant’s approval), accompanied by a written request for Tenant to comply with the Additional Fee Mortgagee Requirements (hereinafter defined) (which request shall expressly reference this Section 31.3 and expressly identify the Fee Mortgage Documents and sections thereof containing the Additional Fee Mortgagee Requirements), and continuing until the first to occur of (1) such Fee Mortgage Documents ceasing to remain in full force and effect by reason of satisfaction in full of the indebtedness thereunder or foreclosure or similar exercise of remedies or otherwise), (2) the Expiration Date, (3) such time as Tenant’s compliance with the Additional Fee Mortgagee Requirements would constitute or give rise to a breach or violation of (x) this Lease, and not otherwise waived by Landlord, (y) Legal Requirements (including Gaming Regulations and Liquor Laws), or (z) any Permitted Leasehold Mortgage (not waived by the applicable Permitted Leasehold Mortgagee), provided, however, with respect to this clause (z), Tenant shall not be relieved of its obligation to comply with (A) the terms of the Additional Fee Mortgagee Requirements in effect as of the Commencement Date (whether embodied in the Existing Fee Mortgage or related Fee Mortgage Documents or in any future Fee Mortgage or related Fee Mortgage Documents containing the applicable corresponding terms), nor (B) any Additional Fee Mortgagee Requirements (other than any Additional Fee Mortgagee Requirements covered under the preceding clause (A)) in effect as of the time when the Permitted Leasehold Mortgage was obtained, and (4) Tenant receives written direction from Landlord, any Fee Mortgagee or any governmental authority requesting or instructing Tenant to cease complying with the Additional Fee Mortgagee Requirements, (provided, prior to ceasing compliance with any Additional Fee Mortgagee Requirements under the preceding clauses (3) and (4), Tenant shall first provide Landlord with prior written notice together with, (x) if acting pursuant to clause (3), reasonably detailed materials evidencing that such compliance constitutes such a breach, and (y) if acting pursuant to clause (4), a copy of the applicable communication(s) from such Fee Mortgagee or governmental authority, as applicable, and Tenant shall in such event only cease compliance with the specific Additional Fee Mortgage Requirements in question under clause (3) or that are covered by the written direction under clause (4), as applicable) (such time period, the “Additional Fee Mortgagee Requirements Period”), Tenant covenants and agrees, at its sole cost and expense and for the express benefit of Landlord (and not, for the avoidance of doubt, any Fee Mortgagee, which shall not be construed to be a third-party beneficiary of this Lease, provided, however, this parenthetical provision is not intended to vitiate Tenant’s obligation to perform any or all of the Additional Fee Mortgagee Requirements directly for the benefit of any Fee Mortgagee as and to the extent agreed to by Tenant in an agreement entered into directly between Tenant and such Fee Mortgagee), to operate the Leased Property (or cause the Leased Property to be operated) in compliance with the Additional Fee Mortgagee Requirements of which it has received written notice. For the avoidance of doubt, notwithstanding anything to the contrary herein, Tenant shall not be required to comply with and shall not have any other obligations with respect to any terms or conditions of, or amendments or modifications to, any Fee Mortgage or other Fee Mortgage Documents that do not constitute Additional Fee Mortgagee Requirements; provided, however, that the foregoing shall not be deemed to release Tenant from its obligations under this Lease that do not derive from the Fee Mortgage Documents, whether or not such obligations are duplicative of those set forth in the Fee Mortgage Documents.

b.As used herein, “Additional Fee Mortgagee Requirements” means those customary requirements as to the operation of the Leased Property and the business thereon or therein which the Fee Mortgage Documents impose (x) directly upon, or require Landlord (or Landlord’s Affiliate borrower thereunder) to impose upon, the tenant(s) and/or operator(s) of the Leased Property or (y) directly upon Landlord, but which, by reason of the nature of the obligation(s) imposed and the nature of Tenant’s occupancy and operation of the Leased Property and the business conducted thereupon, are not reasonably susceptible of being performed by Landlord and are reasonably susceptible of being performed by Tenant (excluding, for the avoidance of doubt, payment of any indebtedness or other obligations evidenced or secured thereby) and, except with respect to the Existing Fee Mortgage Appropriate notice etc. to be addressed prior to closing and entry into this Lease.(of which Tenant is deemed to have received written notice) of which Tenant has received written notice; provided, however, that, notwithstanding the foregoing, Additional Fee Mortgagee Requirements shall not include or impose on Tenant (and Tenant will not be subject to) obligations which (a) are not customary for Landlord financings of the type contemplated under the applicable Fee Mortgage Documents, (b) increase Tenant’s monetary obligations under this Lease to more than a de minimis extent (it being agreed that making Rent payments otherwise payable to Landlord into a “lockbox” account designated by a Fee Mortgagee shall not be deemed to increase Tenant’s monetary obligations under the Lease), (c) increase Tenant’s non-monetary obligations under this Lease in any material respect, or (d) diminish Tenant’s rights under this Lease in any material respect (it being agreed that none of the provisions, terms and conditions of the Existing Fee Mortgage Documents violate any of the preceding clauses (a) through (d)).

c.Any proposed implementation of any additional financial covenants (i.e., a requirement that Tenant must meet certain specified performance tests of a financial nature, e.g., meeting a threshold EBITDAR, Net Revenue, financial ratio or similar test) that are imposed on Tenant shall not constitute Additional Fee Mortgagee Requirements (it being understood that Landlord may agree to such financial covenants being imposed in any Fee Mortgage Documents so long as such financial covenants will not impose additional obligations on Tenant to comply therewith). For the avoidance of doubt, Additional Fee Mortgagee Requirements may include (to the extent consistent with the foregoing definition of Additional Fee Mortgagee Requirements) requirements of Tenant to:

(ix)make Rent payments into “lockbox accounts” maintained for the benefit of Fee Mortgagee; and/or

(x)subject to this Section 31.3, perform other actions consistent with the obligations described in the first sentence of this Section 31.3

d.In the event Tenant breaches its obligations to comply with Additional Fee Mortgagee Requirements as described herein (without regard to any notice or cure period under the Fee Mortgage Documents and without regard to whether a default or event of default has occurred as a result thereof under the Fee Mortgage Documents), Landlord shall have the right, following the failure of Tenant to cure such breach within twenty (20) days from receipt of written notice to Tenant from Landlord of such breach (except to the extent the breach is of a nature such that it is not practicable for Landlord to provide such prior written notice, in which event Landlord shall provide written notice as soon as practicable), to cure such breach, in which event Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in connection with curing such breach.

e.To the extent of any conflict between the terms and provisions of any agreement to which Landlord, Tenant and Fee Mortgagee are parties and the terms and provisions of this Section 31.3, the terms and provisions of such agreement shall govern and control in accordance with its terms.

ARTCILE XXXII
ENVIRONMENTAL COMPLIANCE

32.1    Hazardous Substances.. Tenant shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or any portion thereof or incorporated into the Facility; provided however that Hazardous Substances may be (i) brought, kept, used or disposed of in, on or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the construction of facilities similar to the Leased Property and (ii) disposed of in strict compliance with Legal Requirements (other than Gaming Regulations). Tenant shall not allow the Leased Property or any portion thereof to be used as a waste disposal site or for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements (other than Gaming Regulations).

32.2    Notices. Each of Landlord and Tenant shall provide to the other party, as soon as reasonably practicable but in no event later than fifteen (15) days after Tenant’s or Landlord’s receipt thereof, a copy of any notice, notification or request for information with respect to, (i) any violation of a Legal Requirement (other than Gaming Regulations) relating to, or Release of, Hazardous Substances located in, on, or under the Leased Property or any portion thereof or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened in writing with respect to the Leased Property or any portion thereof; (iii) any material claim made or threatened in writing by any Person against Tenant, Landlord or the Leased Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property or any portion thereof, including any written complaints, notices, warnings or assertions of violations in connection therewith.

32.3    Remediation. If either Landlord or Tenant become aware of a violation of any Legal Requirement (other than Gaming Regulations) relating to any Hazardous Substance in, on, under or about the Leased Property or any portion thereof or any adjacent property, or if Tenant, Landlord or the Leased Property or any portion thereof becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property, Landlord or Tenant, as applicable, shall promptly notify the other Party of such event and, at Tenant’s sole cost and expense, Tenant shall cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. If Tenant fails to diligently pursue, implement and complete any such cure, repair, closure, detoxification, decontamination or other remediation, which failure continues after notice and expiration of applicable cure periods, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord’s costs and expenses incurred in connection therewith.

32.4    Indemnity. Tenant shall indemnify, defend, protect, save, hold harmless, and reimburse Landlord for, from and against any and all actual out-of-pocket costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Landlord) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, in each case before or (except to the extent first discovered after the end of the Term) during (but not if first occurring after) the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, Release or other handling or disposition of any Hazardous Substances from, in, on or under the Leased Property or any portion thereof (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property, (ii) the presence of any Hazardous Substances in, on or under the Leased Property and (iii) the violation of any Environmental Law. “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual and consequential damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, reasonable attorney’s fees, reasonable expert fees, reasonable consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing, as applicable. Tenant’s indemnity hereunder shall survive the termination of this Lease, but in no event shall Tenant’s indemnity apply to Environmental Costs incurred in connection with, arising out of, resulting from or incident to matters first occurring after the later of (x) the end of the Term and (y) the date upon which Tenant shall have vacated the Leased Property and surrendered the same to Landlord, in each case to the extent such matters are not or were not caused by the acts or omissions of Tenant in breach of this Lease.

Without limiting the scope or generality of the foregoing, Tenant expressly agrees that, in the event of a breach by Tenant in its obligations under Sections 32.1-32.3 that is not cured within any applicable cure period, Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord in connection with, arising out of, resulting from or incident to (directly or indirectly, before or during (but not if first occurring after) the Term) the following:
(a)    investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from or under the Leased Property or any portion thereof;

(b)    bringing the Leased Property into compliance with all Legal Requirements,

(c)    and removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or off-site other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements.

If any claim is made by Landlord for reimbursement for Environmental Costs incurred by it hereunder, Tenant agrees to pay such claim promptly, and in any event to pay such claim within sixty (60) calendar days after receipt by Tenant of written notice thereof and any amount not so paid within such sixty (60) calendar day period shall bear interest at the Overdue Rate from the date due to the date paid in full.

32.5     Environmental Inspections. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4, Landlord shall have the right, from time to time, during normal business hours and upon not less than five (5) Business Days written notice to Tenant (except in the case of an emergency that constitutes an imminent threat to human health or safety or damage to property, in which event Landlord shall undertake reasonable efforts to notify a representative of Tenant as soon as practicable under the circumstances), to conduct an inspection of the Leased Property or any portion thereof (and Tenant shall be permitted to have Landlord or its representatives accompanied by a representative of Tenant) to determine the existence or presence of Hazardous Substances on or about the Leased Property or any portion thereof. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4, Landlord shall have the right to enter and inspect the Leased Property or any portion thereof, conduct any testing, sampling and analyses it reasonably deems necessary and shall have the right to inspect materials brought into the Leased Property or any portion thereof. Landlord may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith if Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4. All costs and expenses incurred by Landlord under this Section 32.6 shall be the responsibility of Landlord, except solely to the extent Tenant has breached its obligations under Sections 32.1 through 32.5, in which event such reasonable costs and expenses shall be paid by Tenant to Landlord as provided in Section 32.4. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion constitute a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Tenant’s tenancy. Tenant shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental inspection at the termination of this Lease. The obligations set forth in this Article XXXII shall survive the expiration or earlier termination of this Lease but in no event shall Article XXXII apply to matters first occurring after the later of (x) the end of the Term and (y) the date upon which Tenant shall have vacated the Leased Property and surrendered the same to Landlord, in each case to the extent such matters are not or were not caused by the acts or omissions of Tenant in breach of this Lease.

ARTICLE XXXIII
MEMORANDUM OF LEASE

Landlord and Tenant shall, promptly upon the request of either Party, enter into one or more short form memoranda of this Lease, in form suitable for recording in each county or other applicable location in which the Leased Property is located. Each Party shall bear its own costs in negotiating and finalizing such memoranda, but Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the Expiration Date.

ARTICLE XXXIV
DISPUTE RESOLUTION

34.1Expert Valuation Process. Whenever a determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value is required pursuant to any provision of this Lease, and where Landlord and Tenant have not been able to reach agreement on such Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value either (i) with respect to Fair Market Rental Value applicable to a Renewal Term, within three hundred seventy (370) days prior to the commencement date of a Renewal Term or (ii) for all other purposes, after at least fifteen (15) days of good faith negotiations, then either Party shall each have the right to seek, upon written notice to the other Party (the “Expert Valuation Notice”), which notice clearly identifies that such Party seeks, to have such Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value determined in accordance with the following Expert Valuation Process:

a.Within twenty (20) days of the receiving Party’s receipt of the Expert Valuation Notice, Landlord and Tenant shall provide notice to the other Party of the name, address and other pertinent contact information, and qualifications of its selected appraiser (which appraiser must be an independent qualified MAI appraiser (i.e., a Member of the Appraisal Institute)).

b.As soon as practicable following such notice, and in any event within twenty (20) days following their selection, each appraiser shall prepare a written appraisal of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) as of the relevant date of valuation, and deliver the same to its respective client. Representatives of the Parties shall then meet and simultaneously exchange copies of such appraisals. Following such exchange, the appraisers shall promptly meet and endeavor to agree upon Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) based on a written appraisal made by each of them (and given to Landlord by Tenant). If such two appraisers shall agree upon a Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value, as applicable, such agreed amount shall be binding and conclusive upon Landlord and Tenant.

c.If such two appraisers are unable to agree upon a Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) within five (5) Business Days after the exchange of appraisals as aforesaid, then such appraisers shall advise Landlord and Tenant of the same and, within twenty (20) days of the exchange of appraisals, select a third appraiser (which third appraiser, however selected, must be an independent qualified MAI appraiser) to make the determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

d.If such two appraisers shall be unable to agree upon the designation of a third appraiser within the twenty (20) day period referred to in clause (c) above, or if such third appraiser does not make a determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) within thirty (30) days after his or her selection, then such third appraiser (or a substituted third appraiser, as applicable) shall, at the request of either Party, be appointed by the Appointing Authority and such appointment shall be final and binding on Landlord and Tenant. The determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

e.If a third appraiser is selected, Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) shall be the average of (x) the determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) made by the third appraiser and (y) the determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) made by the appraiser (selected pursuant to Section 34.1(b)) whose determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant as being the Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be).

f.In determining Fair Market Ownership Value of the Leased Property as a whole, the appraisers shall (in addition to taking into account the criteria set forth in the definition of Fair Market Ownership Value), add (i) the present value of the Rent for the remaining Term, assuming the Term has been extended for all Renewal Terms provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the credit worthiness of Tenant and any guarantor of Tenant’s obligations hereunder and (ii) the present value of the Leased Property as of the end of such Term (having assumed the Term has been extended for all extension periods provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that no default exists under any guaranty of Tenant’s obligations hereunder.

g.In determining Fair Market Rental Value, the appraisers shall (in addition to the criteria set forth in the definition thereof) take into account: (i) the age, quality and condition (as required by the Lease) of the Improvements; (ii) that the Leased Property will be leased as a whole or substantially as a whole to a single user; (iii) when determining the Fair Market Rental Value for any Renewal Term, a lease term of five (5) years together with such options to renew as then remains hereunder; (iv) an absolute triple net lease; and (v) such other items that professional real estate appraisers customarily consider.

h.[Reserved].

i.If, by virtue of any delay, Fair Market Rental Value is not determined by the first (1st) day of the applicable Renewal Term, then until Fair Market Rental Value is determined, Tenant shall continue to pay Rent during the succeeding Renewal Term in the same amount which Tenant was obligated to pay prior to the commencement of the Renewal Term. Upon determination of Fair Market Rental Value, Rent shall be calculated retroactive to the commencement of the Renewal Term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment) within thirty (30) days of the date on which the determination of Fair Market Rental Value becomes binding.

j.The cost of the procedure described in this Section 34.1 shall be borne equally by the Parties and the Parties will reasonably coordinate payment; provided, that if Landlord pays such costs, fifty percent (50%) of such costs shall be Additional Charges hereunder and if Tenant pays such costs, fifty percent (50%) of such costs shall be a credit against the next Rent payment hereunder.

34.2Arbitration. In the event of a dispute with respect to this Lease pursuant to an Arbitration Provision, or in any case when this Lease expressly provides for the settlement or determination of a dispute or question by an Expert pursuant to this Section 34.2 (in any such case, a “Section 34.2 Dispute”) such dispute shall be determined in accordance with an arbitration proceeding as set forth in this Section 34.2.

(a)Any Section 34.2 Dispute shall be determined by an arbitration panel comprised of three members, each of whom shall be an Expert (the “Arbitration Panel”). No more than one panel member may be with the same firm and no panel member may have an economic interest in the outcome of the arbitration.
The Arbitration Panel shall be selected as set forth in this Section 34.2(b). If a Section 34.2 Dispute arises and if Landlord and Tenant are not able to resolve such dispute after at least fifteen (15) days of good faith negotiations, then either Party shall each have the right to submit the dispute to the Arbitration Panel, upon written notice to the other Party (the “Arbitration Notice”). The Arbitration Notice shall identify one member of the Arbitration Panel who meets the criteria of the above paragraph. Within five (5) Business Days after the receipt of the Arbitration Notice, the Party receiving such Arbitration Notice shall respond in writing identifying one member of the Arbitration Panel who meets the criteria of the above paragraph. Such notices shall include the name, address and other pertinent contact information, and qualifications of its member of the Arbitration Panel. If a Party fails to timely select its respective panel member, the other Party may notify such Party in writing of such failure, and if such Party fails to select its respective panel member within three (3) Business Days after receipt of such notice, then such other Party may select and identify to such Party such panel member on such Party’s behalf. The third member of the Arbitration Panel will be selected by the two (2) members of the Arbitration Panel who were selected by Landlord and Tenant; provided, that if, within five (5) Business Days after they are identified, they fail to select a third member, or if they are unable to agree on such selection, Landlord and Tenant shall cause the third member of the Arbitration Panel to be appointed by the managing officer of the American Arbitration Association.

(b)Within ten (10) Business Days after the selection of the Arbitration Panel, Landlord and Tenant each shall submit to the Arbitration Panel a written statement identifying its summary of the issues. Landlord and Tenant may also request an evidentiary hearing on the merits in addition to the submission of written statements. The Arbitration Panel shall make its decision within twenty (20) days after the later of (i) the submission of such written statements, and (ii) the conclusion of any evidentiary hearing on the merits. The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to Landlord and Tenant.

(c)[Reserved]

(d)The decision by the Arbitration Panel shall be final, binding and conclusive and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in New York, New York unless otherwise mutually agreed by the Parties and the Arbitration Panel.

(e)The resolution procedure described herein shall be governed by the Commercial Rules of the American Arbitration Association and the Procedures for Large, Complex, Commercial Disputes in effect as of the Commencement Date.

(f)Landlord and Tenant shall bear equally the fees, costs and expenses of the Arbitration Panel in conducting any arbitration described in this Section 34.2.

ARTICLE XXXV
NOTICES

Any notice, request, demand, consent, approval or other communication required or permitted to be given by either Party hereunder to the other Party shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address:

To Tenant: _________ One Caesars Palace Drive Las Vegas, NV 89109 Attention: General Counsel Email: corplaw@caesars.com	To Landlord: [__________] [__________] [__________] Attention: [__________] Email: [__________]

or to such other address as either Party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.

ARTICLE XXXVI
END OF TERM SUCCESSOR ASSET TRANSFER

36.1    Transfer of Tenant’s Property and Operational Control of the Facility. Upon the written request (an “End of Term Asset Transfer Notice”) of Landlord in connection with the expiration of this Lease on the Stated Expiration Date or the earlier termination of the Term, or of Tenant in connection with a termination of this Lease that occurs (i) on the Stated Expiration Date, or (ii) in the event Landlord exercises its right to terminate this Lease or repossess the Leased Property in accordance with the terms of this Lease and, provided in each of the foregoing clauses (i) or (ii) that Tenant complies with the provisions of Section 36.3, Tenant shall transfer (or cause to be transferred) upon the expiration of the Term, or as soon thereafter as Landlord shall request, the business operations (which will include a two (2) year transition license for Property Specific IP used at or in connection with the Facility) conducted by Tenant and its Subsidiaries at the Facility (including, for the avoidance of doubt, all Tenant’s Property relating to the Facility but excluding (x) each license, permit, sublease, concession or contract, the transfer of which would constitute a breach or default under or violate such license, permit, sublease, concession or contract and (y) all Intellectual Property (other than Property Specific IP to the extent provided in Section 36.4) (collectively, the “Excluded Items”) (collectively the “Successor Assets”) to a successor lessee or operator (or lessees or operators) of the Facility (collectively, the “Successor Tenant”) designated pursuant to Section 36.3 for consideration to be received by Tenant (or its Subsidiaries) from the Successor Tenant in an amount equal to the fair market value of such business operations (which will include a two (2) year transition license for the Property Specific IP used at or in connection with the Facility) conducted at the Facility and Tenant’s Property (including any Tenant Capital Improvements not funded by Landlord in accordance with Section 10.3 and excluding all Excluded Items) (the “Successor Assets FMV”) as negotiated and agreed by Tenant and the Successor Tenant; provided, however, that in the event an End of Term Asset Transfer Notice is delivered hereunder, then notwithstanding the expiration or earlier termination of the Term, until such time that Tenant transfers the business operations conducted at the Facility and Tenant’s Property (but excluding the Excluded Items) to a Successor Tenant, Tenant shall (or shall cause its Subsidiaries, if applicable, to) continue to possess and operate the Facility (and Landlord shall permit Tenant to maintain possession of the Leased Property (including, if necessary, by means of a written extension of this Lease or license agreement or other written agreement) to the extent necessary to operate the Facility) in accordance with the applicable terms of this Lease and the course and manner in which Tenant (or its Subsidiaries) has operated the Facility prior to the end of the Term (including, but not limited to, the payment of Rent hereunder) which shall be calculated as provided in this Lease, except, that for any period following the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs, the Rent shall be a per annum amount equal to the sum of (A) the amount of the Base Rent hereunder during the Lease Year in which the Expiration Date occurs, multiplied by the Escalator, and increased on each anniversary of the Expiration Date to be equal to the Rent payable for the immediately preceding year, multiplied by the Escalator, plus (B) the amount of the Variable Rent hereunder during the Lease Year in which the Expiration Date occurs, plus (C) the amount of the Convention Center Rent hereunder during the Lease Year in which the Expiration Date occurs, multiplied by one and one hundredths (1.01), and increased on each anniversary of the Expiration Date to be equal to the Convention Center Rent payable for the immediately preceding year, multiplied by one and one hundredths (1.01) (the period described in this proviso, the “Transition Period”). If Tenant and a potential Successor Tenant designated by Landlord cannot agree on the Successor Assets FMV within a reasonable time not to exceed thirty (30) days after receipt of an End of Term Asset Transfer Notice hereunder, then such Successor Assets FMV shall be determined, and Tenant’s transfer of the Successor Assets to a Successor Tenant in consideration for a payment in such amount shall be determined and transferred, in accordance with the provisions of Section 36.1.

36.2     [Reserved]

36.3Determination of Successor Lessee and Successor Assets FMV. If not effected pursuant to Section 36.1, then the determination of the Successor Assets FMV and the transfer of Tenant’s Property (but excluding the Excluded Items) to a Successor Tenant in consideration for the Successor Assets FMV shall be effected by (i) first, determining in accordance with Section 36.1(a) the rent that Landlord would be entitled to receive from Successor Tenant assuming a lease term of ten (10) years (the “Successor Tenant Rent”) pursuant to a lease agreement containing substantially the same terms and conditions of this Lease (other than, in the case of a new lease at the end of the final Renewal Term, the terms of this Article XXXVI, which will not be included in such new lease), (ii) second, identifying and designating in accordance with the terms of Section 36.3(b), a pool of qualified potential Successor Tenants (each, a “Qualified Successor Tenant”) prepared to lease the Facility at the Successor Tenant Rent and to bid for the business operations conducted at the Facility and Tenant’s Property (but excluding the Excluded Items), and (iii) third, in accordance with the terms of Section 36.3(c), determining the highest price a Qualified Successor Tenant would agree to pay for Tenant’s Property and setting such highest price as the Successor Assets FMV in exchange for which Tenant shall be required to transfer Tenant’s Property (but excluding the Excluded Items) and Landlord will enter into a lease with such Qualified Successor Tenant on substantially the same terms and conditions of this Lease (other than, in the case of a new lease at the end of the final Renewal Term, the terms of this Article XXXVI, which will not be included in such new lease) through the remaining term of this Lease (assuming that this Lease will not have terminated prior to its natural expiration at the end of the final Renewal Term) or ten (10) years, whichever is greater for a rent calculated pursuant to Section 36.3(a) hereof. Notwithstanding anything in the contrary in this Article XXXVI, the transfer of the Successor Assets will be conditioned upon the approval of the applicable regulatory agencies of the transfer of the Gaming Licenses and any other Gaming assets to the Successor Tenant and/or the issuance of new Gaming Licenses as required by applicable Gaming Regulations and the relevant regulatory agencies both with respect to operating and suitability criteria, as the case may be.
(a)Determining Successor Tenant Rent. Landlord and Tenant shall first attempt to agree on the amount of Successor Tenant Rent that it will be assumed Landlord will be entitled to receive for a term of ten (10) years and pursuant to a lease containing substantially the same terms and conditions of this Lease (other than, in the case of a new lease at the end of the final Renewal Term, the terms of this Article XXXVI, which will not be included in such new lease). If Landlord and Tenant cannot agree on the Successor Tenant Rent amount within a reasonable time not to exceed sixty (60) days after receipt of an End of Term Asset Transfer Notice hereunder, then the Successor Tenant Rent shall be set as follows:
i.for the period preceding the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs, then the annual Successor Tenant Rent shall be an amount equal to the annual Rent that would have accrued under the terms of this Lease for such period (assuming the Lease will have not been terminated prior to its natural expiration); and
ii.for the period following the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs, then the Successor Tenant Rent shall be calculated in the same manner as Rent is calculated under this Lease (but in no event will the Rent be less than the Rent that would otherwise be payable under this Lease), provided, that for any period following the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs, the Rent shall be a per annum amount equal to the sum of (A) the amount of the Base Rent hereunder during the Lease Year in which the Expiration Date occurs, multiplied by the Escalator, and increased on each anniversary of the Expiration Date to be equal to the Rent payable for the immediately preceding year, multiplied by the Escalator, plus (B) the amount of the Variable Rent hereunder during the Lease Year in which the Expiration Date occurs, subject to a reset at the end of the first subsequent five year period consistent with the Variable Rent adjustments performed under this Lease at the commencement of each Renewal Period, plus (C) the amount of the Convention Center Rent hereunder during the Lease Year in which the Expiration Date occurs, multiplied by one and one hundredths (1.01), and increased on each anniversary of the Expiration Date to be equal to the Convention Center Rent payable for the immediately preceding year, multiplied by one and one hundredths (1.01).

(b)Designating Potential Successor Tenants. Landlord will select one and Tenant will select three (for a total of up to four) potential Qualified Successor Tenants prepared to lease the Facility for the Successor Tenant Rent, each of whom must meet the criteria established for a Qualified Transferee (and none of whom may be Tenant or an Affiliate of Tenant (it being understood and agreed that there shall be no restriction on Landlord or any Affiliate of Landlord from being a potential Qualified Successor Tenant), except in the case of termination of the Lease on the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs). Landlord and Tenant must designate their proposed Qualified Successor Tenants within ninety (90) days after receipt of an End of Term Asset Transfer Notice hereunder. In the event that Landlord or Tenant fails to designate such party’s allotted number of potential Qualified Successor Tenants, the other party may designate additional potential Qualified Successor Tenants such that the total number of potential Qualified Successor Tenants does not exceed four; provided that, in the event the total number of potential Qualified Successor Tenants is less than four, the transfer process will still proceed as set forth in Section 36.3(c) below.

(c)Determining Successor Assets FMV. Tenant will have a three (3) month period to negotiate an acceptable sales price for Tenant’s Property with one of the Qualified Successor Tenants, which three (3) month period will commence immediately upon the conclusion of the steps set forth above in Section 36.3(b). If Tenant does not reach an agreement prior to the end of such three (3) month period, Landlord shall conduct an auction for Tenant’s Property among the four potential successor lessees, and Tenant will be required to transfer Tenant’s Property (but excluding the Excluded Assets) to the highest bidder.

36.4     Operation Transfer. Upon designation of a Successor Tenant (pursuant to either Section 36.1 or 36.2, as the case may be), Tenant shall reasonably cooperate and take all actions reasonably necessary (including providing all reasonable assistance to Successor Tenant) to effectuate the transfer of the Successor Assets and operational control of the Facility to Successor Tenant in an orderly manner so as to minimize to the maximum extent feasible any disruption to the continued orderly operation of the Facility for their respective Primary Intended Use. Concurrently with the transfer of the Successor Assets to Successor Tenant, (i) (other than, in the case of the transfer of the Successor Assets in connection with Landlord’s exercising its right to terminate this Lease or repossess the Leased Property in accordance with the terms of this Lease, such Subleases that Landlord is not obligated to assume) Tenant shall assign (and Successor Tenant shall assume) any then-effective Subleases or other agreements (to the extent such other agreements are assignable) relating to the Leased Property, (ii) Tenant shall vacate and surrender the Leased Property to Landlord and/or Successor Tenant in the condition required under this Lease, and (iii) Tenant shall, and effective as of the Stated Expiration Date or earlier termination of the Term hereby does, transfer and assign to Landlord or any Successor Tenant (as directed by Landlord) a complete copy of all Property Specific Guest Data, in standard CSV format or other format reasonably satisfactory to Landlord, collected or held by, or otherwise in possession or control of, and/or owned by, Affiliated manager and/or Tenant, current as of the transition completion date, following which such transfer and assignment, both the Successor Tenant and Tenant (or Affiliated manager, to the extent such Property Specific Guest Data was owned by affiliated Manager instead of Tenant prior to such transfer) shall each own one hundred percent (100%) of their respective copy of the Property Specific Guest Data, free and clear and without any restrictions whatsoever; provided that use of such transferred and assigned Property Specific Guest Data shall be in compliance with Applicable Law. Notwithstanding the expiration of the Term and anything to the contrary herein, to the extent that this Article XXXVI applies, unless Landlord consents to the contrary, until such time that Tenant transfers the Successor Assets and operational control of the Facility to a Successor Tenant in accordance with the provisions of this Article XXXVI, Tenant shall (or shall cause its Subsidiaries to) continue to (and Landlord shall permit Tenant to maintain possession of the Leased Property to the extent necessary to) operate the Facility in accordance with the applicable terms of this Lease and the course and manner in which Tenant (or its Subsidiaries) has operated the Facility prior to the end of the Term (including, but not limited to, the payment of Rent hereunder). Concurrently with the transfer of the Successor Assets to Successor Tenant, Landlord and Successor Tenant shall execute a new Lease in accordance with the terms as set forth in the final clause of the first sentence of Section 36.3 hereof.

ARTICLE XXXVII
ATTORNEYS’ FEES

If Landlord or Tenant brings an action or other proceeding against the other to enforce or interpret any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the Party substantially prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable documented outside attorneys’ fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Tenant to reimburse, pay or indemnify against Landlord’s attorneys’ fees, Tenant shall pay, as Additional Charges, all of Landlord’s reasonable documented outside attorneys’ fees incurred in connection with the enforcement of this Lease (except to the extent provided above), including reasonable documented attorneys’ fees incurred in connection with the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection with such enforcement, and the collection of past due Rent.

ARTICLE XXXVIII
BROKERS

Tenant warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant. Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

ARTICLE XXXIX
ANTI-TERRORISM REPRESENTATIONS

Each Party hereby represents and warrants to the other Party that neither such representing Party nor, to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any

Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Each Party hereby represents and warrants to the other Party that no funds tendered to such other Party by such tendering Party under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Neither Party will during the Term of this Lease knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Leased Property.

ARTICLE XL
LANDLORD REIT PROTECTIONS

(a)    The Parties intend that Rent and other amounts paid by Tenant hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Lease shall be interpreted consistent with this intent.

(b)    Anything contained in this Lease to the contrary notwithstanding, Tenant shall not without Landlord’s advance written consent (which consent shall not be unreasonably withheld) (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord could reasonably be expected to cause any portion of the amounts to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) furnish or render any services to the subtenant, assignee or manager or manage or operate the Leased Property so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Leased Property to any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT) in which Tenant, Landlord or PropCo owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto); or (iv) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to this Lease or any Sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code, or any similar or successor provision thereto. As of the end of each Fiscal Quarter during the Term, Tenant shall deliver to Landlord a certification, in the form attached hereto as Exhibit H, stating that Tenant has reviewed its transactions during such Fiscal Quarter and certifying that Tenant is in compliance with the provisions of this Article XL. The requirements of this Article XL shall likewise apply to any further sublease, assignment or management arrangement by any subtenant, assignee or manager.

(c)    Anything contained in this Lease to the contrary notwithstanding, the Parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto)) in order to maintain Landlord REIT’s status as a “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto); provided however, Landlord shall be required to (i) comply with any applicable Legal Requirements related to such transfer and (ii) give Tenant notice of any such assignment; and provided further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

(d)    Anything contained in this Lease to the contrary notwithstanding, upon request of Landlord, Tenant shall cooperate with Landlord in good faith and at no cost or expense (other than de minimis cost) to Tenant, and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with verification of Landlord REIT’s “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto) compliance requirements. Anything contained in this Lease to the contrary notwithstanding, Tenant shall take such reasonable action as may be requested by Landlord from time to time in order to ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this Lease by more than a de minimis extent or (ii) materially increase Tenant’s nonmonetary obligations under this Lease or (iii) materially diminish Tenant’s rights under this Lease.

ARTICLE XLI
MISCELLANEOUS

41.1    Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities, obligations and indemnities of Tenant or Landlord arising or in respect of any period prior to the Expiration Date shall survive the Expiration Date.

41.2     Severability. Subject to Section 1.2, if any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

41.3     Non-Recourse. Tenant specifically agrees to look solely to the Leased Property for recovery of any judgment from Landlord (and Landlord’s liability hereunder shall be limited solely to its interest in the Leased Property, and no recourse under or in respect of this Lease shall be had against any other assets of Landlord whatsoever). The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any action not involving the personal liability of Landlord. In no event shall either Party ever be liable to the other Party for any indirect, consequential, lost profits, punitive, exemplary, statutory or treble damages suffered from whatever cause (other than, as to all such forms of damages, (i) if Landlord has terminated this Lease, any damages with respect to Rent or Additional Charges as provided under Section 16.3(a) hereof, (ii) if Landlord has not terminated this Lease, any damages with respect to Rent or Additional Charges as provided for herein, (iii) any amount of any Required Capital Expenditures not made pursuant to Section 10.5(a)(vi) hereof, (iv) damages as provided under Section 16.3(c) hereof, (v) a claim (including an indemnity claim) for recovery of any such forms of damages that the claiming party is required by a court of competent jurisdiction to pay to a third party other than to the extent resulting from the claiming party’s gross negligence, willful misconduct or default hereunder, and (vi) to the extent expressly provided under Section 32.4), and acknowledge and agree that the rights and remedies in this Lease, and all other rights and remedies at law and in equity, will be adequate in all circumstances for any claims the parties might have with respect to damages. For the avoidance of doubt, (I) any damages of Landlord under or relating to any Fee Mortgage or Fee Mortgage Documents shall be deemed to be consequential damages hereunder, provided, however that, notwithstanding the foregoing clause (I), it is expressly agreed that the following shall constitute direct damages hereunder: (i) amounts payable by Tenant pursuant to Section 16.7 resulting from the breach by Tenant of any Additional Fee Mortgagee Requirements and (ii) out of pocket costs and expenses (including reasonable legal fees) incurred by a Landlord Indemnified Party (or, to the extent required to be reimbursed by a Landlord Indemnified Party under a Fee Mortgage Document, incurred by or on behalf of any other Person) to defend (but not settle or pay any judgment resulting from) any investigative, administrative or judicial proceeding commenced or threatened as a result of a breach by Tenant of any Additional Fee Mortgagee Requirement; provided that, notwithstanding the foregoing, in no event shall Tenant be required to pay any amounts to repay (or that are applied to reduce) the principal amount of any loan or debt secured by or relating to a Fee Mortgage or any interest or fees on any such loan or debt, and (II) any damages of Tenant under or relating to any Permitted Leasehold Mortgage and any related agreements or instruments shall be deemed consequential damages hereunder. It is specifically agreed that no constituent member, partner, owner, director, officer or employee of a Party shall ever be personally liable for any judgment (in respect of obligations under or in connection with this Lease) against, or for the payment of any monetary obligation under or in respect of this Lease, such Party, to the other Party (provided, this sentence shall not limit the obligations of Guarantor expressly set forth in the Guaranty).
41.4    Successors and Assigns. This Lease shall be binding upon Landlord and its permitted successors and assigns and, subject to the provisions of Article XXII, upon Tenant and its successors and assigns.

41.5    Governing Law. (a) THIS LEASE WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES

SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF THE STATE IN WHICH THE FACILITY IS LOCATED.
(b)    EXCEPT FOR (x) DISPUTES SPECIFICALLY PROVIDED IN THIS LEASE TO BE REFERRED TO AN EXPERT VALUATION PROCESS PURSUANT TO SECTION 34.1 OR ARBITRATION PURSUANT TO SECTION 34.2 AND (y) PROCEEDINGS PERTAINING TO THE PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND THE EXERCISE OF REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION), ALL CLAIMS, DEMANDS, CONTROVERSIES, DISPUTES, ACTIONS OR CAUSES OF ACTION OF ANY NATURE OR CHARACTER ARISING OUT OF OR IN CONNECTION WITH, OR RELATED TO, THIS LEASE, WHETHER LEGAL OR EQUITABLE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE SHALL BE RESOLVED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THERETO, OR IF FEDERAL JURISDICTION IS LACKING, THEN IN NEW YORK STATE SUPREME COURT, NEW YORK COUNTY (COMMERCIAL DIVISION) AND ANY APPELLATE COURTS THERETO. THE PARTIES AGREE THAT SERVICE OF PROCESS FOR PURPOSES OF ANY SUCH LITIGATION OR LEGAL PROCEEDING NEED NOT BE PERSONALLY SERVED OR SERVED WITHIN THE STATE OF NEW YORK, BUT MAY BE SERVED WITH THE SAME EFFECT AS IF THE PARTY IN QUESTION WERE SERVED WITHIN THE STATE OF NEW YORK, BY GIVING NOTICE CONTAINING SUCH SERVICE TO THE INTENDED RECIPIENT (WITH COPIES TO COUNSEL) IN THE MANNER PROVIDED IN ARTICLE XXXV. THIS PROVISION SHALL SURVIVE AND BE BINDING UPON THE PARTIES AFTER THIS LEASE IS NO LONGER IN EFFECT

41.6    Waiver of Trial by Jury. EACH OF LANDLORD AND TENANT ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF NEW YORK AND THE OTHER STATES IN WHICH THE Facility IS LOCATED. EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH; OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE;

EACH OF LANDLORD AND TENANT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

41.7     Entire Agreement. This Lease (including the Exhibits and Schedules hereto), constitutes the entire and final agreement of the Parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the Parties. In addition to the foregoing, it is agreed to by the Parties that no modification to this Lease shall be effective without the written consent of (i) any applicable Fee Mortgagee, to the extent that such a modification would adversely affect such Fee Mortgagee and (ii) any applicable Permitted Leasehold Mortgagee, to the extent that such a modification would adversely affect such Permitted Leasehold Mortgagee. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.

41.8    Headings. All captions, titles and headings to sections, subsections, paragraphs, exhibits or other divisions of this Lease, and the table of contents, are only for the convenience of the Parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs, exhibits or other divisions, such other content being controlling as to the agreement among the Parties.

41.9    Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. This Lease may be effectuated by the exchange of electronic copies of signatures (e.g., .pdf), with electronic copies of this executed Lease having the same force and effect as original counterpart signatures hereto for all purposes.
41.10    Interpretation. Both Landlord and Tenant have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

41.11    Deemed Consent. Each request for consent or approval under Sections 9.1, 10.2, 10.3(e), 13.1(a), 13.5, 14.1, 22.1, 22.2 and 22.3 and Article XI of this Lease shall be made in writing to either Tenant or Landlord, as applicable, and shall include all information necessary for Tenant or Landlord, as applicable, to make an informed decision, and shall include the following in capital, bold and block letters: “FIRST NOTICE - THIS IS A REQUEST FOR CONSENT UNDER THAT CERTAIN LEASE ([  ]). THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT.” If the party to whom such a request is sent does not approve or reject the proposed matter within fifteen (15) Business Days of receipt of such notice and all necessary information, the requesting party may request a consent again by delivery of a notice including the following in capital, bold and block letters: “SECOND NOTICE - THIS IS A SECOND REQUEST FOR CONSENT UNDER THAT CERTAIN LEASE ([  ]). THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT.” If the party to whom such a request is sent does not approve or reject the proposed matter within five (5) Business Days of receipt of such notice and all necessary information, the requesting party may request a consent again by delivery of a notice including the following in capital, bold and block letters: “FINAL NOTICE - THIS IS A THIRD REQUEST FOR CONSENT UNDER THAT CERTAIN LEASE ([  ]). THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS HEREOF WILL BE DEEMED AN APPROVAL OF THE REQUEST.” If the party to whom such a request is sent still does not approve or reject the proposed matter within five (5) Business Days of receipt of such final notice, such party shall be deemed to have approved the proposed matter. Notwithstanding the foregoing, if the Guaranty is in effect at the time any such notice is provided to Tenant hereunder, Tenant shall not be deemed to have approved such proposed matter if such notice was not also addressed and delivered to Guarantor in accordance with the Guaranty.

41.12    Further Assurances. The Parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease. In addition, Landlord agrees to, at Tenant’s sole cost and expense, reasonably cooperate with all applicable Gaming Authorities and Liquor Authorities in connection with the administration of their regulatory jurisdiction over Tenant, Tenant’s direct and indirect parent(s) and their respective Subsidiaries, if any, including the provision of such documents and other information as may be requested by such Gaming Authorities or Liquor Authorities relating to Tenant, Tenant’s direct and indirect parent(s) or any of their respective Subsidiaries, if any, or to this Lease and which are within Landlord’s reasonable control to obtain and provide.

41.13    Gaming Regulations. Notwithstanding anything to the contrary in this Lease, this Lease and any agreement formed pursuant to the terms hereof are subject to all applicable Gaming Regulations and all applicable laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”). Without limiting the foregoing, each of Tenant and Landlord acknowledges that (i) it is subject to being called forward by any applicable Gaming Authority or governmental authority enforcing the Liquor Laws (the “Liquor Authority”) with jurisdiction over this Lease or the Facility, in each of their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Lease and any agreement formed pursuant to the terms hereof, including with respect to the entry into and ownership and operation of a Gaming Facility, and the possession or control of Gaming equipment, alcoholic beverages or a Gaming License or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Regulations and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite governmental authorities.

Notwithstanding anything to the contrary in this Lease or any agreement formed pursuant to the terms hereof, (subject to Section 41.12) each of Tenant, Landlord, and each of Tenant’s or Landlord’s successors and assigns agree to cooperate with each Gaming Authority and each Liquor Authority in connection with the administration of their regulatory jurisdiction over the Parties, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authorities and/or Liquor Authorities relating to Tenant, Landlord, Tenant’s or Landlord’s successors and assigns or to this Lease or any agreement formed pursuant to the terms hereof.
If there shall occur a Licensing Event, then the Party with respect to which such Licensing Event occurs shall notify the other Party, as promptly as practicable after becoming aware of such Licensing Event (but in no event later than twenty (20) days after becoming aware of such Licensing Event). In such event, the Party with respect to which such Licensing Event has occurred, shall and shall cause any applicable Affiliates to use commercially reasonable efforts to resolve such Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If the Party with respect to which such Licensing Event has occurred cannot otherwise resolve the Licensing Event within the time period required by the applicable Gaming Authorities and any aspect of such Licensing Event is attributable to any Person(s) other than such Party, then such Party shall disassociate with the applicable Persons to resolve the Licensing Event. It shall be a material breach of this Lease by Landlord if a Licensing Event with respect to Landlord shall occur and is not resolved in accordance with this Section 41.13 within the later of (i) thirty (30) days or (ii) such additional time period as may be permitted by the applicable Gaming Authorities.
41.14    Certain Provisions of Nevada Law. Landlord shall, pursuant to Section 108.2405(1)(b) of the Nevada Revised Statutes (“NRS”), record a written notice of waiver of Landlord’s rights set forth in NRS 108.234 with the office of the recorder of Clark County, Nevada, before the commencement of construction of each work of improvement with respect to the Leased Property by Tenant or caused by Tenant. Pursuant to NRS 108.2405(2), Landlord shall serve such notice by certified mail, return receipt requested, upon the prime contractor of such work of improvement and all other lien claimants who may give the owner a notice of right to lien pursuant to NRS 108.245, within ten (10) days after Landlord’s receipt of a notice of right to lien or ten (10) days after the date on which the notice of waiver is recorded.

41.15    Confidential Information. Each Party hereby agrees to, and to cause its Representatives to, maintain the confidentiality of all non-public information received pursuant to this Lease; provided that nothing herein shall prevent any Party from disclosing any such non-public information (a) in the case of Landlord, to [  ] and any Affiliate thereof, (b) in the case of Tenant, to CRC and any Affiliate thereof, (c) in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable Legal Requirements (in which case the disclosing Party shall promptly notify the other Parties, in advance, to the extent permitted by law), (d) upon the request or demand of any regulatory authority having jurisdiction over a Party or its affiliates (in which case the disclosing Party shall, other than with respect to routine, periodic inspections by such regulatory authority, promptly notify the other Parties, in advance, to the extent permitted by law), (e) to its Representatives who are informed of the confidential nature of such information and have agreed to keep such information confidential (and the disclosing Party shall be responsible for such Representatives’ compliance therewith), (f) to the extent any such information becomes publicly available other than by reason of disclosure by the disclosing Party or any of its respective Representatives in breach of this Section 41.22, (g) to the extent that such information is received by such Party from a third party that is not, to such Party’s knowledge, subject to confidentiality obligations owing to the other Parties or any of their respective affiliates or related parties, (h) to the extent that such information is independently developed by such Party or (i) as permitted under the first sentence of Section 23.2(a). Each of the Parties acknowledges that it and its Representatives may receive material non-public information with respect to the other Party and its Affiliates and that each such Party is aware (and will so advise its Representatives) that federal and state securities laws and other applicable laws may impose restrictions on purchasing, selling, engaging in transactions or otherwise trading in securities of the other Party and its Affiliates with respect to which such Party or its Representatives has received material non-public information so long as such information remains material non-public information.

41.16    Time of Essence. TIME IS OF THE ESSENCE OF THIS LEASE AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.

41.17Consents, Approvals and Notices.
a.All consents and approvals that may be given under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by Landlord or Tenant to the performance of any act by Tenant or Landlord requiring the consent or approval of Landlord or Tenant under any of the terms or provisions of this Lease shall relate only to the specified act or acts thereby consented to or approved and, unless otherwise specified, shall not be deemed a waiver of the necessity for such consent or approval for the same or any similar act in the future, and/or the failure on the part of Landlord or Tenant to object to any such action taken by Tenant or Landlord without the consent or approval of the other Party, shall not be deemed a waiver of their right to require such consent or approval for any further similar act; and Tenant hereby expressly covenants and agrees that as to all matters requiring Landlord’s consent or approval under any of the terms of this Lease, Tenant shall secure such consent or approval for each and every happening of the event requiring such consent or approval, and shall not claim any waiver on the part of Landlord of the requirement to secure such consent or approval.

b.Each Party acknowledges that in granting any consents, approvals or authorizations under this Lease, and in providing any advice, assistance, recommendation or direction under this Lease, neither such Party nor any Affiliates thereof guarantees success or a satisfactory result from the subject of such consent, approval, authorization, advice, assistance, recommendation or direction. Accordingly, each Party agrees that neither such Party nor any of its Affiliates shall have any liability whatsoever to any other Party or any third person by reason of: (i) any consent, approval or authorization, or advice, assistance, recommendation or direction, given or withheld; or (ii) any delay or failure to provide any consent, approval or authorization, or advice, assistance, recommendation or direction (except in the event of a breach of a covenant herein not to unreasonably withhold or delay any consent or approval); provided, however, each agrees to act in good faith when dealing with or providing any advice, consent, assistance, recommendation or direction.

c.Any notice, report or information required to be delivered by Tenant hereunder may be delivered collectively with any other notices, reports or information required to be delivered by Tenant hereunder as part of a single report, notice or communication. Any such notice, report or information may be delivered to Landlord by Tenant providing a representative of Landlord with access to Tenant’s or its Affiliate’s electronic databases or other information systems containing the applicable information and notice that information has been posted on such database or system.

41.18     Reserved.

41.19    Amendments. This Lease may not be amended except by a written agreement executed by all Parties hereto.

SIGNATURES ON FOLLOWING PAGES

S-2

[Signatures continue on following page]

S-1

IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant as of the date first written above.
LANDLORD:

[________________________]

By:
Name: John Payne
Title: President
[________________________]
By:
Name: John Payne
Title: President
TENANT:
[________________________]
By:
Name: John Payne
Title: President
[________________________]
By:
Name: John Payne
Title: President

The undersigned has executed this Lease solely for the purpose of acknowledging and agreeing to be bound by the penultimate paragraph of Section 1.1 hereof.

PROPCO TRS:
Propco TRS LLC
By:

Name: John Payne
Title: President

EXHIBIT A
Facility

EXHIBIT B
Legal Description of Land

EXHIBIT C
Capital Expenditures Report
[See Attached]

EXHIBIT D
FORM OF SCHEDULE CONTAINING ANY ADDITIONS TO OR RETIREMENTS OF
ANY FIXED ASSETS CONSTITUTING LEASED PROPERTY

DISPOSAL REPORT

Company Code	System Number	Ext	Asset ID	Asset Description	Class	In Svc Date	Disposal Date	DM	Acquired Value	Current Accum	Net Proceeds	Gain/Loss Adjustment	Realized Gain/Loss	GL

ADDITIONS REPORT

Project/Job Number	System Number	GL Asset Account	Asset ID	Accounting Location	Asset Description	PIS Date	Enter Date	Est Life	Acq Value	Current Accum

NOTES

EXHIBIT E
[Intentionally Omitted]

EXHIBIT F
Form of Guaranty

EXHIBIT G
[Intentionally Omitted]

EXHIBIT H
FORM OF REIT COMPLIANCE CERTIFICATE
REIT COMPLIANCE CERTIFICATE

Date: _______________, 20__
This REIT Compliance Certificate (this “Certificate”) is given by Tenant (as defined in that certain Lease (the “Lease”) dated as of [__________, 2017], by and among the entities listed on Schedule A attached thereto (collectively, and together with their respective successors and assigns, “Landlord”), and Caesars Entertainment Operating Company, Inc., a Delaware corporation, and the entities listed on Schedule B attached thereto (collectively, and together with their respective successors and assigns, “Tenant”), pursuant to Article XL of the Lease. Capitalized terms used herein without definition shall have the meanings set forth in the Lease.
By executing this Certificate, Tenant hereby certifies to Landlord that Tenant has reviewed its transactions during the Fiscal Quarter ending [_________] and for such Fiscal Quarter Tenant is in compliance with the provisions of Article XL of the Lease. Without limiting the generality of the foregoing, Tenant hereby certifies that for such Fiscal Quarter, Tenant has not, without Landlord’s advance written consent:

(i)
sublet, assigned or entered into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord could reasonably be expected to cause any portion of the amounts to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto;

(ii)	furnished or rendered any services to the subtenant, assignee or manager or managed or operated the Leased Property so subleased, assigned or managed;

(iii)
sublet or assigned to, or entered into a management arrangement for the Leased Property with any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT) in which Tenant, Landlord or PropCo owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto); or

(iv)
sublet, assigned or entered into a management arrangement for the Leased Property in any other manner which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to the Lease or any Sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could reasonably be expected to cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code, or any similar or successor provision thereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Certificate has been executed by Tenant on _____ day of _______________, 20__.

[______]
Name: __________________________
Title: ___________________________

EXHIBIT I
FORM OF PACE REPORT

SCHEDULE A
LANDLORD ENTITIES

SCHEDULE B
TENANT ENTITIES

SCHEDULE 1
Gaming Licenses

UniqueID	Legal Entity Name	License Category	Type of License	Issuing Agency	State	Description of License

SCHEDULE 2
[Intentionally Omitted]

SCHEDULE 3
[Intentionally Omitted]
SCHEDULE 4
Specified Subleases

Contract ID	Debtor(s)	Property Name	Name of Operation	Counterparty	Description	Contract Date	File Name

1.
SCHEDULE 5

[Intentionally Omitted]

SCHEDULE 6

Description of Title Polic(y)(ies)

SCHEDULE 7
Property Specific IP
1. Fulton Street Food Court

EXHIBIT C

Put-Call PSA Modifications

Note: Unless otherwise specified in this Exhibit C, defined terms and section references set forth herein are with respect to the Agreement.

•	The term “Amended and Restated ROFR” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•
The term “Closing Date” set forth in Section 1.1 of the HLV Property PSA shall be the date that is 180 days from the delivery by Owner to VICI of the Put Right Election Notice or by VICI to Owner of the Call Right Property Package Request, as the case may be, as the same may be (x) adjourned pursuant to and in accordance with the terms and conditions of the HLV Property PSA, and (y) extended for up to 270 days in order to obtain the Requisite Gaming Approvals.

•	The term “Closing Period” set forth in Section 1.1 of the HLV Property PSA shall refer to the period of two (2)-day consecutive calendar days concluding on the Closing Date.

•	The term “Commitment Letter” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Debt Financing” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Debt Financing Sources” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Declaration” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•
The term “Environmental Reports” set forth in Section 1.1 of the HLV Property PSA shall be amended to reflect any Phase I, Phase II and similar environmental reports relating to the Property and delivered to VICI as part of the Put Right Property Package.

•	The term “Estoppel Certificates” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Financing Failure Event” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Gaming Equipment” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•
The term “Leases” set forth in Section 1.1 of the HLV Property PSA shall be modified by amending and restating item (b) as follows: “any arrangements for licensees for portions of the Property used for conventions, conferences, meetings and exhibitions”.

•	The term “Material Contracts” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto in the HLV Property PSA shall be deleted.

•	The term “Net Lease” set forth in Section 1.1 of the HLV Property PSA shall refer to the Amended HLV Lease.

•	The term “Net Lease Guarantor” set forth in Section 1.1 of the HLV Property PSA shall refer to the then “Guarantor” under and as defined in the Amended HLV Lease.

•	The term “Net Lease Guaranty” set forth in Section 1.1 of the HLV Property PSA shall refer to an amendment to the Net Lease Guaranty being entered into in connection with the HLV Property PSA.

•	The term “Net Lease Tenant” set forth in Section 1.1 of the HLV Property PSA shall refer to Owner.

•
The terms “Other Land Buyer”, “Other Land Property”, “Other Land PSA” and “Other Land Seller” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto (including, without limitation, Sections 6.4(d), 6.5(c), 9.1, 9.2 and 11.19) shall be deleted.

•
The term “Permitted Exceptions” set forth in Section 1.1 of the HLV Property PSA shall be updated to add a new item (b) as follows: “Use Rights that would not reasonably be expected to have a material adverse effect on the value of the Eastside Convention Center Property and/or use of the Eastside Convention Center as a Convention Center, individually or in the aggregate

(i.e., will, or are reasonably likely to, individually or in the aggregate, reduce the value of the Eastside Convention Center by more than 5% of the Purchase Price), and Development Interests.”

•	The term “Proposed Merger Transaction” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Purchase Price” set forth in Section 1.1, and defined in Article 2, of the HLV Property PSA shall refer to the Call Right Purchase Price or Put Right Purchase Price, as the case may be.

•	The term “Purchaser” set forth in Section 1.1 of the HLV Property PSA shall refer to [_________________].

•
The term “Required Removal Exceptions” shall be amended to: (1) reduce the threshold amount in clause (iii) of $20,000,000 to $10,000,000, and (2) add a new item (iv) as follows: “any Use Rights, other than Development Interests, that reasonably would be expected to have a material adverse effect on the value of the Eastside Convention Center Property (i.e., will, or are reasonably likely to, individually or in the aggregate, reduce the value of the Eastside Convention Center by more than 5% of the Purchase Price) and/or use of the Eastside Convention Center as a Convention Center, individually or in the aggregate.”

•	The term “Seller” set forth in Section 1.1 of the HLV Property PSA shall refer to [_________________].

•
The term “Seller’s Knowledge” set forth in Section 1.1 of the HLV Property PSA shall be modified to reflect individual(s) reasonably acceptable to the Parties to the Sale Agreement, to the extent necessary.

•	The term “VICI REIT” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•
The seventh sentence of Section 3.1 of the HLV Property PSA shall be amended and restated as follows: “The Closing may be adjourned for up to forty-five (45) days to permit such process to be completed.”

•
Section 6.1(b) of the HLV Property PSA shall be amended by deleting (i) the phrase “, provided that in no event shall the Closing Date be adjourned beyond December 28, 2017, and in no event will the Closing occur after December 28, 2017” and (ii) the last sentence.

•	Section 6.2(p) and 6.2(q) shall be deleted.

•
A new Section 6.4(g) shall be added as follows: “No Tenant Event of Default or Tenant Default (as such terms are defined in the Agreement) shall exist, no event or circumstance shall exist, which with the passage of time would result in a Tenant Event of Default, and neither Owner

(as such term is defined in the Agreement) nor any Affiliate of Owner shall then be in material default of the Put-Call Right Agreement.”

•	A new Section 6.4(h) shall be added as follows: “Buyer and Seller each shall have obtained the Requisite Gaming Approvals, if any.”

•
A new Section 6.4(i) shall be added as follows: “If a casualty with respect to all or any portion of the Property shall have occurred, Seller shall have cash or cash equivalents and/or insurance in effect (and shall provide to Buyer evidence of same) for the full cost to rebuild the Property to the condition of the Property as it existed immediately prior to such casualty.”

•
A new Section 6.4(j) shall be added as follows: “Seller shall not be in default of any obligation to pay for any or all of the Project Costs (as such term is defined in the Put-Call Right Agreement) as of the Closing Date (except for any payment of any amount that Seller is contesting reasonably and in good faith) and with respect to any obligation to pay for any or all of the Project Costs that are then due and owing, Seller shall provide to Buyer reasonable evidence that Seller is not in default of such obligation or that Seller’s obligation to pay such Project Costs is being contested reasonably and in good faith.”

•	A new Section 6.5(f) shall be added as follows: “Buyer and Seller each shall have obtained the Requisite Gaming Approvals, if any.”

•	Section 6.6 of the HLV Property PSA shall be amended by deleting the last sentence therefrom.

•	Section 7.1(a) of the HLV Property PSA shall be amended by deleting clause (iii) thereof and the proviso to such clause (iii).

•
Section 7.2(f) of the HLV Property PSA shall be amended by deleting the phrase “Harrah’s Las Vegas Hotel & Casino” and inserting in its place the name that the Eastside Convention Center Property is commonly known as of the date of the Sale Agreement.

•
Section 7.2(m) of the HLV Property PSA shall be amended as follows: (i) the definition of “Financial Information” shall be limited to the Financial Statements (as defined in this Agreement) delivered in connection with a Put Right transaction or Call Right transaction, and (ii) by deleting the phrase “[_____]” and inserting in its place the date of the most recent Financial Statement for the then most recent Fiscal Quarter.

•
Section 8.7 of the HLV Property PSA shall be amended to refer to the terms of any then-current confidentiality agreement or other agreement similar in intent to the Confidentiality Agreement (as such term is defined in the HLV Property PSA).

•	Section 8.8 of the HLV Property PSA shall be deleted.

•	With respect to a Sale Agreement executed pursuant to Section 3 hereof, the following Put-Call PSA Modifications:

•	Section 9.1 shall be amended and restated in its entirety as follows:

SECTION 9.1    Seller’s Remedies for Buyer Defaults
Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Seller if Buyer shall default in its obligation to purchase the Property under this Agreement when required hereunder; accordingly, the parties agree that a reasonable estimate of Seller’s damages in such event is the amount of $9,000,000 (the “Seller Liquidated Damages Amount”). If Buyer defaults in its obligation to consummate the Closing as and when required under this Agreement, then, Seller shall have the right to elect, as its sole and exclusive remedy, to (x) terminate this Agreement by written notice to Buyer and Buyer shall pay the Seller Liquidated Damages Amount to Seller, and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, or (y) waive the default or breach and proceed to close the Transaction. On the Effective Date, Buyer Guarantor shall execute and deliver the PSA Buyer Guaranty with respect to Buyer’s obligations under Section 9.1 of this Agreement.

•	Section 9.2 of the HLV Property PSA shall be deleted.

•	With respect to a Sale Agreement executed pursuant to Section 5 hereof, the following Put-Call PSA Modifications:

•	Section 9.1 of the HLV Property PSA shall be deleted.

•	Section 9.2 shall be amended and restated in its entirety as follows:

SECTION 9.2    Buyer’s Remedies for Seller Defaults. Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Buyer if Seller shall default in its obligation to sell the Property under this Agreement when required hereunder; accordingly, the parties agree that a reasonable estimate of Buyer’s damages in such event is the amount of $9,000,000 (the “Buyer Liquidated Damages Amount”). If Seller defaults in its obligation to consummate the Closing as and when required under this Agreement, then, Buyer shall have the right to elect, as its sole and exclusive remedy, to (x) terminate this Agreement by written notice to Seller and Seller shall pay the Buyer Liquidated Damages Amount to Buyer, and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, or (y) waive the default or breach and proceed to close the Transaction. On the Effective Date, Seller Guarantor shall execute and deliver the PSA Seller Guaranty with respect to Seller’s obligations under Section 7.3 and Section 9.2 of this Agreement.

•
Section 10.1 of the HLV Property PSA shall be amended to amend and restate the second sentence thereof as follows: “If the Property is the subject of a Major Casualty/Condemnation that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than the date (the “Casualty Notice Date”) that is five (5) Business Days after Seller notifies Buyer of such Major Casualty/Condemnation; provided that the commencement of the Closing Period shall be extended, if necessary, to provide sufficient time for Buyer and Seller to close.”

•
The definition of “Major Casualty/Condemnation” in Section 10.1 of the HLV Property PSA shall be amended and restated as follows: “Major Casualty/Condemnation” shall mean (i) any casualty, if the portion of the Property that is the subject of such casualty has a value in excess of twelve percent (12%) of the Purchase Price, as reasonably determined by a third party contractor or architect selected by Seller and reasonably acceptable to Buyer, (ii) any condemnation proceedings or eminent domain proceedings if the portion of the Property that is the subject of such condemnation or eminent domain proceedings has a value in excess of five percent (5%) of the Purchase Price, as reasonably determined by a third party contractor or architect selected by Seller and reasonably acceptable to Buyer or (iii) any uninsured casualty which Seller does not agree (as set forth as a written modification of the Net Lease reasonably acceptable to Seller and Buyer executed and delivered on the Closing Date and guaranteed pursuant to the Net Lease Guaranty), in its sole and absolute discretion, to repair or restore in a manner acceptable to Buyer.

•	Section 11.8 of the HLV Property PSA shall be amended to incorporate then-current notice information for the Parties, to the extent necessary.

•	Section 11.20 of the HLV Property PSA shall be deleted.

•	Section 11.21 of the HLV Property PSA shall be deleted.

•	Exhibit A of the HLV Property PSA shall be updated to include a description of the Eastside Convention Center Land.

•	Exhibit E of the HLV Property PSA shall be updated to the extent necessary to reflect the then-current standard non-imputation endorsement issued by the Title Company.

•	Exhibit H of the HLV Property PSA shall be deleted.

•	Exhibit I of the HLV Property PSA shall be updated to include a then-current title commitment for the Eastside Convention Center Property issued by the Title Company and accepted by VICI.

•	Exhibit T of the HLV Property PSA shall be deleted.

•	Schedule 7.2(g) of the HLV Property PSA shall be updated to include a then-current list of Litigation.

•	Schedule 7.2(i) of the HLV Property PSA shall be updated to include a then-current list of Leases.

•	Schedule 7.2(j) of the HLV Property PSA shall be updated to include a then-current list of Material Contracts.

•	Schedule 7.2(d) of the HLV Property PSA shall be updated to include a then-current list of Third Party Consents.
EXHIBIT D

HLV Repurchase PSA Modifications

Note: Unless otherwise specified in this Exhibit D, defined terms and section references set forth herein are with respect to the Agreement.

•	The term “Amended and Restated ROFR” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Buyer Guarantor” shall be revised to mean Caesars Resort Collection, LLC, a Delaware limited liability company.

•
The term “Closing Date” set forth in Section 1.1 of the HLV Property PSA shall be the date that is 180 days from the delivery by Owner to VICI of the HLV Repurchase Right Property Package Request, as the same may be (x) adjourned pursuant to and in accordance with the terms and conditions of the HLV Property PSA, and (y) extended for up to 270 days in order to obtain the Requisite Gaming Approvals.

•	The term “Closing Period” set forth in Section 1.1 of the HLV Property PSA shall refer to the period of two (2)-day consecutive calendar days concluding on the Closing Date.

•	The term “Commitment Letter” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Debt Financing” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Debt Financing Sources” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Estoppel Certificates” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Environmental Reports” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Financing Failure Event” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Gaming Equipment” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•
The terms “Net Lease,” “Net Lease Guarantor” and “Net Lease Guaranty” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto (including, without limitation, Sections 1.1, 6.1(b), 6.2(e), 7.2(q), 7.3(d), 8.1, 8.2, 10.1, 11.18 and Exhibit D) shall be deleted.

•
The terms “Other Land Buyer”, “Other Land Property”, “Other Land PSA” and “Other Land Seller” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto (including, without limitation, Sections 6.4(d), 6.5(c), 9.1, 9.2 and 11.19) shall be deleted.

•
The term “Permitted Exceptions” set forth in Section 1.1 of the HLV Property PSA shall be amended by deleting items (e), (f) and (g) therefrom and inserting in its place the phrase “(e) notwithstanding anything to the contrary contained in this Agreement, any other state of facts or title exceptions appearing on the Title Commitment or otherwise that exist for any reason other than as a result of an act of Seller or any of its predecessor Landlords under the Net Lease in violation of the terms of the Net Lease, but only for the period of time from and after the date of this Agreement.

•	The term “Proposed Merger Transaction” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Purchase Price” set forth in Section 1.1, and defined in Article 2, of the HLV Property PSA shall refer to the HLV Repurchase Right Purchase Price.

•	The term “Purchaser” set forth in Section 1.1 of the HLV Property PSA shall refer to [_________________].

•
The term “Required Renovation Exceptions” set forth in Section 1.1 of the HLV Property PSA shall be modified by including the following phrase at the end of the definition of such term: “, but in each of the foregoing instances, only to the extent the existence of the lien, encumbrance or other matter in question was caused by an act of Seller or any of its predecessor Landlords under the Net Lease in violation of the terms of the Net Lease, but only for the period of time from and after the date of this Agreement.

•	The term “Seller” set forth in Section 1.1 of the HLV Property PSA shall refer to [_________________].

•	The term “Seller Guarantor” shall be revised to mean VICI Properties 1 LLC, a Delaware limited liability company.

•
The term “Seller’s Knowledge” set forth in Section 1.1 of the HLV Property PSA shall be modified to reflect individual(s) reasonably acceptable to the Parties to the HLV Repurchase Sale Agreement, to the extent necessary.

•	The term “Tenant’s Title Policy” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “VICI REIT” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•
The seventh sentence of Section 3.1 of the HLV Property PSA shall be amended and restated as follows: “The Closing may be adjourned for up to forty-five (45) days to permit such process to be completed.”

•	Section 4.1 of the HLV Property PSA shall be deleted.

•	Section 5.2(b) of the HLV Property PSA shall be amended by deleting items (iii) and (iv) and renumbering the existing item (v) as a new item (iii).

•
Section 6.1(b) of the HLV Property PSA shall be amended by deleting (i) the phrase “, provided that in no event shall the Closing Date be adjourned beyond December 28, 2017, and in no event will the Closing occur after December 28, 2017” and (ii) the last sentence.

•	Sections 6.2(d), (i), (m), (o) and (s) of the HLV Property PSA shall be deleted.

•	Section 6.3(c) of the HLV Property PSA shall be deleted

•
A new Section 6.4(g) shall be added as follows: “No Tenant Event of Default or Tenant Default (as such terms are defined in the Agreement) shall exist, no event or circumstance shall exist, which with the passage of time would result in a Tenant Event of Default, and neither Owner (as such term is defined in the Agreement) nor any Affiliate of Owner shall then be in material default of the Put-Call Right Agreement.”

•	A new Section 6.4(h) shall be added as follows: “Buyer and Seller each shall have obtained the Requisite Gaming Approvals, if any.”

•	A new Section 6.5(f) shall be added as follows: “Buyer and Seller each shall have obtained the Requisite Gaming Approvals, if any.”

•	Section 6.5(e) of the HLV Property PSA shall be deleted.

•	Section 6.6 of the HLV Property PSA shall be amended by deleting the last sentence therefrom.

•	Section 7.1(a) of the HLV Property PSA shall be amended by deleting clause (iii) thereof and the proviso to such clause (iii).

•	Sections 7.2(e), (f), (h), (i), (j), (k), (l), (m) and (o) of the HLV Property PSA shall be deleted.

•	Section 7.2(g) of the HLV Property PSA shall be amended and restated as follows: “Litigation.

There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding that is pending, or to Seller’s knowledge threatened in writing, against Seller, New Property Owner or the Membership Interests (other than, in the case of Seller and New Property Owner, claims for personal injury, property damage or worker's compensation for which Seller’s insurance carrier has not disclaimed liability and in which the amounts claimed do not exceed the applicable insurance policy limits).”

•	Section 8.2 of the HLV Property PSA shall be deleted.

•	Section 8.3 of the HLV Property PSA shall be deleted.

•
Section 8.7 of the HLV Property PSA shall be amended to refer to the terms of any then-current confidentiality agreement or other agreement similar in intent to the Confidentiality Agreement (as such term is defined in the HLV Property PSA).

•	Section 8.8 of the HLV Property PSA shall be deleted.

•
Section 9.1 shall be amended and restated in its entirety as follows: “If Buyer or Seller shall be in breach or default under this Agreement and such breach or default shall continue for five (5) Business Days after notice thereof from the non-breaching party (the “Non-Breaching Party”), then, (x) if Buyer is the Non-Breaching Party, Buyer may seek as its sole and exclusive remedy hereunder, at law, in equity or otherwise, to enforce specific performance of the terms of this Agreement, or (y) if Seller is the Non-Breaching Party, then, as Seller’s sole and exclusive remedy hereunder, at law, in equity or otherwise, Buyer shall pay the amount of $9,000,000.00 to Seller as liquidated damages, and Buyer’s obligation to pay such amount as liquidated damages if and when payable hereunder shall survive the termination of this Agreement.”

•	Section 9.2 of the HLV Property PSA shall be deleted.

•	Section 10.1 of the HLV Property PSA shall be deleted.

•	Section 10.2 of the HLV Property PSA shall be amended by deleting the phrase “and this Agreement is not terminated as permitted pursuant to the terms of Section 10.1” therefrom.

•	Section 10.3 of the HLV Property PSA shall be deleted.

•	Section 11.1 of the HLV Property PSA shall be modified by deleting the phrase “VICI” and inserting in its place the phrase “CEC”.

•	Section 11.8 of the HLV Property PSA shall be amended to incorporate then-current notice information for the Parties, to the extent necessary.

•	Section 11.17 of the HLV Property PSA shall be deleted.

•	Section 11.18 of the HLV Property PSA shall be deleted.

•	Section 11.20 of the HLV Property PSA shall be deleted.

•	Section 11.21 of the HLV Property PSA shall be deleted.

•	Exhibits B, C, D, H, P, T and U of the HLV Property PSA shall be deleted.

•	Exhibit E of the HLV Property PSA shall be updated to the extent necessary to reflect the then-current standard non-imputation endorsement issued by the Title Company.

•	Exhibit I of the HLV Property PSA shall be updated to include a then-current title commitment for the Eastside Convention Center Property issued by the Title Company and accepted by VICI.

•	Schedule 7.2(d) of the HLV Property PSA shall be updated to include a then-current list of Third Party Consents.

•	Schedule 7.2(g) of the HLV Property PSA shall be updated to include a then-current list of Litigation.

•	Schedule 7.2(i) of the HLV Property PSA shall be updated to include a then-current list of Leases.

•	Schedule 7.2(j) of the HLV Property PSA shall be updated to include a then-current list of Material Contracts.

EXHIBIT F
Title Commitment

8363 W Sunset Road100 Las Vegas, NV 89113 Phone: (702) 932-0779

COMMITMENT FOR TITLE INSURANCE
Issued by

Fidelity National Title Insurance Company

Fidelity National Title Insurance Company, a California corporation (“Company”), for a valuable consideration, commits to issue its policy or policies of title insurance, as identified in Schedule A, in favor of the Proposed Insured named in Schedule A, as owner or mortgagee of the estate or interest in the land described or referred to in Schedule A, upon payment of the premiums and charges and compliance with the Requirements; all subject to the provisions of Schedules A and B and to the Conditions of this Commitment.

This Commitment shall be effective only when the identity of the Proposed Insured and the amount of the policy or policies committed for have been inserted in Schedule A by the Company.

All liability and obligation under this Commitment shall cease and terminate 6 months after the Effective Date or when the policy or policies committed for shall issue, whichever first occurs, provided that the failure to issue the policy or policies is not the fault of the Company.

The Company will provide a sample of the policy form upon request.

IN WITNESS WHEREOF, Fidelity National Title Insurance Company has caused its corporate name and seal to be affixed by its duly authorized officers on the date shown in Schedule A.

Countersigned by:
Authorized Signature

Fidelity National Title Insurance Company SCHEDULE A
Name and Address of Title Insurance Company:    Fidelity National Title Group
Order No.: 42041224-421-421-BB1

Fredric Glassman Senior Vice President
Fidelity National Title Insurance Company 485 Lexington Avenue, 18th Floor
New York, New York 10017 Office: (212) 471-3703
Cell: (215) 514-0633

Bonnie Blackburn
Fidelity National Title Group-NCS 8363 West Sunset Road, Suite 100 Las Vegas, NV 89113
PH (702) 952-8294
Bonnie.Blackburn@FNF.com

1.	Effective Date: November 17, 2017 (1st Amendment)

2.	Policy or Policies to be issued:

a.	ALTA Extended Owners Policy (6-17-06) w/NV Mods

Proposed Insured:    NEW BUYER ENTITY TO BE DETERMINED

Liability:    $30,000,000.00 EXACT AMOUNT TO BE DETERMINED

3.	The estate or interest in the land described or referred to in this Commitment is:

Fee Simple

4.	Title to the estate or interest in the land is at the Effective Date vested in:

Vegas Development LLC, a Delaware limited liability company

5.	The land referred to in this Commitment is described as follows:

See Exhibit A attached hereto and made a part hereof.

EXHIBIT A LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1: (TOWERS) (APN 162-16-410-060)

Lots 16 through 20 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 2: (TERRACES) (APN 162-16-410-061 and 062)

Lots 21 through 24 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 3: (TERRACES FOUR) (APN 162-16-410-064, 065 and 066)

Lots 27 through 32 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 4: (WINNICK) (APN 162-16-410-080)

Lot 51 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with the West 10 Feet of that certain pedestrian walkway abutting the Easterly line of said Lot by that certain Order of Vacation recorded June 21, 1962, as Document No. 297340, of Official Records.

Together with those portions of Winnick Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.
PARCEL 5: (FOUNTAINS) (APN 162-16-410-070, 071, 072, 075, 076, 083 and 084)

Lots 36 through 38, 41, 42 and 56 through 58 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 6: (SUITES) (APN 162-16-410-088 and 089)

That portion of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East M.D.M., being a portion of Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada described as follows:

Lots 1 and 2 of that certain Parcel Map on file in File 70 of Parcel Maps, Page 30, recorded September 19, 1991 as Document No. 00581 in Book 910919, of Official Records. in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue, Audrie Street and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 7: (APN 162-16-410-067, 068, 069, 077, 078, 079, 082, 085 and 086)

Lots 33, 34, 35, 43, 44, 45, 46, 47, 48, 49, 50 and 55 in Block Three (3); and Lots 59, 60, 61 and 62 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Road, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 8: (APN 162-16-410-073)

Lot 39 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Westerly of and adjacent to the West line of said Lot 39, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 9: (APN 162-16-410-074)

Lot 40 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Easterly of and adjacent to the East line of said Lot 40, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 10: (APN 162-16-410-081)

Lots 52, 53 and 54 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that certain vacated walkway 10 feet wide adjoining Lot 52 on the West boundary, as disclosed by an Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Winnick Road and the alley vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 11: (APN 162-16-410-063)

Lots 25 and 26 in Block Two (2) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 12: (PLAZA) (APN 162-16-410-087)

Lots 63 and 64 in Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with that portion of Winnick Avenue as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book
20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

SCHEDULE B – SECTION I REQUIREMENTS
The following are requirements to be complied with:

1.	Instrument creating the estate or interest to be insured must be executed and filed for record, to wit: TBD

2.	Pay the full consideration to, or for the account of, the grantors or mortgagors.

3.	Pay all taxes, charges, assessments, levied and assessed against subject premises, which are due and payable.

4.
Satisfactory evidence should be had that improvements and/or repairs or alterations thereto are completed; that contractor, sub-contractors, labor and materialmen are all paid; and have released of record all liens or notice of intent to perfect a lien for labor or material.

5.
Please be advised that our search did not disclose any open Deeds of Trust of record. If you should have knowledge of any outstanding obligation, please contact the Title Department immediately for further review prior to closing.

6.	Payment of all fees due the Company at the time of closing.

7.	Additional requirements will be made when the Company is provided with the complete name and status of the proposed Buyer/Lender.

8.
If Extended Coverage is requested, this Company will require an ALTA/NSPS LAND TITLE SURVEY. If the owner of the Land the subject of this transaction is in possession of a current ALTA/NSPS LAND TITLE SURVEY, the Company will require that said survey be submitted for review and approval; otherwise, a new survey, satisfactory to the Company, must be prepared by a licensed land surveyor and supplied to the Company prior to the close of escrow.

A Zoning Report will be required if a Zoning Endorsement is requested.

The Company reserves the right to add additional items or make further requirements after review of the requested documentation.

9.	If Extended Coverage is requested, an inspection of said Land will be ordered; upon its completion the Company reserves the right to except additional items and/or make additional requirements.

10.	The Company will require that an Owner’s Affidavit be completed by the party(s) named below before the issuance of any policy of title insurance.

Party(s):    Vegas Development LLC

The Company reserves the right to add additional items or make further requirements after review of the requested Affidavit.

11.	The Company will require the following documents for review prior to the issuance of any title insurance predicated upon a conveyance or encumbrance from the entity named below:

Limited Liability Company:    Vegas Development LLC

a)	A copy of its operating agreement, if any, and any and all amendments, supplements and/or modifications thereto, certified by the appropriate manager or member

b)	If a domestic Limited Liability Company, a copy of its Articles of Organization and all amendments thereto with the appropriate filing stamps

c)	If the Limited Liability Company is member-managed, a full and complete current list of members certified by the appropriate manager or member

d)	A current dated certificate of good standing from the proper governmental authority of the state in which the entity was created

e)	If less than all members, or managers, as appropriate, will be executing the closing documents, furnish evidence of the authority of those signing.

The Company reserves the right to add additional items or make further requirements after review of the requested documentation.

12.	As of the date of this report, the Company has communicated with the Secretary of State of Nevada. The entity known as Vegas Development LLC is currently in good standing.

13.
The transaction contemplated in connection with this Report is subject to the review and approval of the Company’s Corporate Underwriting Department. The Company reserves the right to add additional items or make further requirements after such review.

14.	EFFECTIVE JULY 1, 2003, ALL DOCUMENTS, EXCEPT MAPS, SUBMITTED FOR RECORDING WITH THE OFFICE OF THE CLARK/NYE COUNTY RECORDER, MUST COMPLY WITH NRS 247.110, AS FOLLOWS:

(a)	Be on 20# paper that is 8 ½ inches by 11 inches in size;

(b)	Have a margin of 1 inch on the left and right sides and at the top and bottom of each page;

(c)	Have a space of 3 inches by 3 inches at the upper right corner of the first page and have a margin of 1 inch at the top of each succeeding page;

(d)	Not contain printed material on more than one side of each page;

(e)	Print that is NO smaller than 10 point Times New Roman font and contains no more than 9 lines of text per vertical inch; and

(f)	MUST NOT be printed in any ink other than black.

ANY DOCUMENT NOT COMPLYING WITH THESE GUIDELINES WILL BE SUBJECT TO AN ADDITIONAL, MINIMUM COUNTY NON-CONFORMING RECORDING CHARGE OF $25.00 PER DOCUMENT.

15.
Notice: Please be aware that due to the conflict between federal and state laws concerning the cultivation, distribution, manufacture or sale of marijuana, the Company is not able to close or insure any transaction involving Land that is associated with these activities.

16.	Last Deed of record purporting to convey title: Recording Date: October 12, 2017
Recording No.:    Book 20171012, Instrument No. 00355, of Official Records

17.	Last Deed of record purporting to convey title: Recording Date: October 12, 2017
Recording No.:    Book 20171012, Instrument No. 00798, of Official Records

18.	Last Deed of record purporting to convey title: Recording Date: October 12, 2017
Recording No.:    Book 20171012, Instrument No. 00902, of Official Records

19.	We will require a Termination of the following items be recorded at close:

A.	An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document
Entitled:    Memorandum of Lease
Lessor:    Harvey’s Lake Tahoe LLC, a Delaware limited liability company, Harrah’s Lake Tahoe LLC, a Delaware limited liability company, Vegas Operating Property LLC, a Delaware limited liability company and Vegas Development LLC, a Delaware limited liability company
Lessee:    Harvey’s Tahoe Management Company LLC, a Nevada limited liability company, Caesars Entertainment Operating Company, Inc., a Delaware corporation, CEOC, LLC, a Delaware limited liability company and Hole in the Wall, LLC, a Nevada limited liability company
Recording Date:    October 12, 2017
Recording No:    Book 20171012, Instrument No. 01186, of Official Records (WITH OTHER PROPERTY)

The present ownership of the leasehold created by said lease and other matters affecting the interest of the lessee are not shown herein.

B.
A Financing Statement to secure an indebtedness of the amount stated herein and any other amounts as may become due under the terms and subject to the terms, covenants, conditions and requirements as contained and imposed therein

Debtor    : Hole in the Wall, LLC ETAL
Secured Party : Horseshoe Council Bluffs LLC, ETAL
Recorded    : October 30, 2017 as Instrument No. 20171030-0000354, Official Records.
(WITH OTHER PROPERTY)

END OF SCHEDULE B – SECTION I

SCHEDULE B – SECTION II EXCEPTIONS
Schedule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the Company:

1.
(a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.

2.
Any facts, rights, interests, or claims that are not shown by the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments or any other facts which a correct survey would disclose, and which are not shown by the Public Records.

5.
(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b) or (c) are shown by the Public Records.

6.	Any lien or right to a lien for services, labor of material not shown by the Public Records.

7.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $27,853.14
1st Installment:    $6,964.62 Paid
2nd Installment:    $6,962.84 Paid
3rd Installment:    $6,962.84 Not Yet Due and Payable 4th Installment:    $6,962.84 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-060
Affects: Lots 16 thru 20 in Block 2 in Parcel 1

8.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,697.60
1st Installment:    $1,925.75 Paid
2nd Installment:    $1,923.95 Paid

3rd Installment:    $1,923.95 Not Yet Due and Payable 4th Installment:    $1,923.95 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-061
Affects: Lots 21 and 22 in Block 2 in Parcel 2

9.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,575.33
1st Installment:    $1,895.19 Paid
2nd Installment:    $1,893.38 Paid
3rd Installment:    $1,893.38 Not Yet Due and Payable 4th Installment:    $1,893.38 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-062
Affects: Lots 23 and 24 in Block 2 in Parcel 2

10.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,331.08
1st Installment:    $1,834.12 Paid
2nd Installment:    $1,832.32 Paid
3rd Installment:    $1,832.32 Not Yet Due and Payable 4th Installment:    $1,832.32 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-064
Affects: Lots 27 and 28 in Block 2 in Parcel 3

11.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,453.36
1st Installment:    $1,864.69 Paid
2nd Installment:    $1,862.89 Paid
3rd Installment:    $1,862.89 Not Yet Due and Payable 4th Installment:    $1,862.89 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-065
Affects: Lots 29 and 30 in Block 2 in Parcel 3

12.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:        470
Fiscal Year:        2017-2018
Total Taxes:        $7,575.33
1st Installment:        $1,895.19 Paid
2nd Installment:        $1,893.38 Paid

3rd Installment:        $1,893.38 Not Yet Due and Payable
4th Installment:        $1,893.38 Not Yet Due and Payable
Assessor's Parcel No:    162-16-410-066
Affects: Lots 31 and 32 in Block 2 in Parcel 3

13.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,666.45
1st Installment:    $917.97 Paid
2nd Installment:    $916.16 Paid
3rd Installment:    $916.16 Not Yet Due and Payable 4th Installment:    $916.16 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-080
Affects: Lot 51 in Block 3 in Parcel 4

14.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $2,933.41 (PER EACH LOT)
1st Installment:    $734.71 Paid
2nd Installment:    $732.90 Paid
3rd Installment:    $732.90 Not Yet Due and Payable 4th Installment:    $732.90 Not Yet Due and Payable
Assessor’s Parcel No.: 162-16-410-070, 071, 072, 075 and 076
Affects: Lots 36, 37, 38, 41 and 42 in Block 3 in Parcel 5

15.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,177.95
1st Installment:    $795.83 Paid
2nd Installment:    $794.04 Paid
3rd Installment:    $794.04 Not Yet Due and Payable 4th Installment:    $794.04 Not Yet Due and Payable
Assessor’s Parcel No.: 162-16-410-083
Affects: Lot 56 in Block 3 in Parcel 5

16.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $6,598.06
1st Installment:    $1,650.85 Paid
2nd Installment:    $1,649.07 Paid

3rd Installment:    $1,649.07 Not Yet Due and Payable 4th Installment:    $1,649.07 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-084
Affects: Lots 57 and 58 in Block 3 in Parcel 5

17.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $24,555.03
1st Installment:    $6,140.10 Paid
2nd Installment:    $6,138.31 Paid
3rd Installment:    $6,138.31 Not Yet Due and Payable 4th Installment:    $6,138.31 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-088
Affects: Lot 1 of PM 70-30 in Parcel 6

18.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $19,180.05
1st Installment:    $4,796.37 Paid
2nd Installment:    $4,794.56 Paid
3rd Installment:    $4,794.56 Not Yet Due and Payable 4th Installment:    $4,794.56 Not Yet Due and Payable Assessor’s Parcel No.:     162-16-410-089
Affects: Lot 2 of PM 70-30 in Parcel 6

19.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,055.69 (PER EACH LOT)
1st Installment:    $765.28 Paid
2nd Installment:    $763.47 Paid
3rd Installment:    $763.47 Not Yet Due and Payable 4th Installment:    $763.47 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-067, 077 and 082
Affects: Lots 33, 43 and 55 in Block 3 in Parcel 7

20.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $2,933.41 (PER EACH LOT)
1st Installment:    $734.71 Paid
2nd Installment:    $732.90 Paid

3rd Installment:    $732.90 Not Yet Due and Payable 4th Installment:    $732.90 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-068 and 069
Affects: Lots 34 and 35 in Block 3 in Parcel 7

21.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,666.45
1st Installment:    $917.97 Paid
2nd Installment:    $916.16 Paid
3rd Installment:    $916.16 Not Yet Due and Payable 4th Installment:    $916.16 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-078
Affects: Lot 44 in Block 3 in Parcel 7

22.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $22,111.93
1st Installment:    $5,529.34 Paid
2nd Installment:    $5,527.53 Paid
3rd Installment:    $5,527.53 Not Yet Due and Payable 4th Installment:    $5,527.53 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-079
Affects: Lot 45 through 50 in Block 3 in Parcel 7

23.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,788.71
1st Installment:    $948.52 Paid
2nd Installment:    $946.73 Paid
3rd Installment:    $946.73 Not Yet Due and Payable 4th Installment:    $946.73 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-085
Affects: Lot 59 in Block 4 in Parcel 7

24.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $10,995.74
1st Installment:    $2,750.27 Paid
2nd Installment:    $2,748.49 Paid

3rd Installment:    $2,748.49 Not Yet Due and Payable 4th Installment:    $2,748.49 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-086
Affects: Lots 60, 61 and 62 in Block 4 in Parcel 7

25.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,422.19 (PER EACH LOT)
1st Installment:    $856.89 Paid
2nd Installment:    $855.10 Paid
3rd Installment:    $855.10 Not Yet Due and Payable
4th Installment:    $855.10 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-073
Affects: Lots 39 in Block 3 in Parcel 8

26.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $3,299.94
1st Installment:    $826.32 Paid
2nd Installment:    $824.54 Paid
3rd Installment:    $824.54 Not Yet Due and Payable 4th Installment:    $824.54 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-074
Affects: Lot 40 in Block 3 in Parcel 9

27.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $10,018.43
1st Installment:    $2,505.95 Paid
2nd Installment:    $2,504.16 Paid
3rd Installment:    $2,504.16 Not Yet Due and Payable 4th Installment:    $2,504.16 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-081
Affects: Lots 52 through 54 in Block 3 in Parcel 10

28.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,331.08
1st Installment:    $1,834.12 Paid

2nd Installment:    $1,832.32 Paid
3rd Installment:    $1,832.32 Not Yet Due and Payable 4th Installment:    $1,832.32 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-063
Affects: Lots 25 and 26 in Block 2 in Parcel 11

29.
General and special State, County and/or City property taxes, including any personal property taxes and any assessments collected with taxes, payable in four (4) quarterly installments (due on or before 3rd Monday in August and 1st Monday in October, January and March, respectively) are as follows:

District Number:    470
Fiscal Year:    2017-2018
Total Taxes:    $7,331.08
1st Installment:    $1,834.12 Paid
2nd Installment:    $1,832.32 Paid
3rd Installment:    $1,832.32 Not Yet Due and Payable 4th Installment:    $1,832.32 Not Yet Due and Payable Assessor’s Parcel No.: 162-16-410-087
Affects: Lots 63 and 64 in Block 4 in Parcel 12

30.	Any taxes that may be due, but not assessed, for new construction which can be assessed on the unsecured property rolls, in the Office of the Clark County Assessor, per Nevada Statute 361.260.
(NONE NOW DUE AND PAYABLE)

31.	Water rights, claims or title to water, whether or not shown by the public record.

32.	Mineral rights, reservations, easements and exclusions in patent from the State of Nevada. Recorded : January 27, 1921 in Book 7 of Deeds, Page 269
Document No.    : 14991, Official Records. Affects: Parcels 1 through 12

33.	Reservations and exclusion of gas and oil rights in a Deed affecting said land Recorded : February 18, 1952 in Book 66 of Deeds, Page 54 Document No. : 381100, Official Records.
Affects: Parcels 1 through 12

34.	Reservations of oil, gas, coal and other hydrocarbon substances and minerals in a Deed affecting said land Recorded : March 25, 1957 in Book 124
Document No.    : 102052, Official Records. Affects: Parcels 1 through 12

35.	Dedication of roadways and Easements as indicated or delineated on the Plat of said Subdivision on file in Book 5 of Plats, Page 22, Official Records.
Affects: Parcels 1 through 5 and 7 through 12

Amended by that certain Order of Vacation recorded June 21, 1962, as Document No. 297340, of Official Records.

Amended by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

Amended by that certain instrument recorded December 11, 2012 as Instrument No. 201212110001382, Official Records, Clark County, Nevada.

36.
Covenants, conditions and restrictions (but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status, or national origin unless and only to the extent said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code or (b) relates to handicap but does not discriminate against handicapped persons) in the Declaration of Restrictions

Recorded    : December 24, 1957 in Book 148 Document No.    : 121291, Official Records.
Affects: 1 through 12

Modifications(s) of said covenants, conditions and restrictions Recorded	: October 17, 1972 in Book 272
Document No’s. :231058 through 231080 inclusive, Official Records.

Modifications(s) of said covenants, conditions and restrictions Recorded	: March 24, 1983 in Book 1708
Document No’s. :1667267 through 1667279 inclusive, Official Records.

Modifications(s) of said covenants, conditions and restrictions Recorded	: March 24, 1983 in Book 1709
Document No’s. :1668380 through 1668384 inclusive, Official Records.

Modifications(s) of said covenants, conditions and restrictions Recorded	: March 31, 1985 in Book 1712
Document No’s. :1671034 through 1671036 inclusive, Official Records.

Modifications(s) of said covenants, conditions and restrictions Recorded	: April 29, 2008 in Book 20080429 Document No. :04215, Official Records.
Modifications(s) of said covenants, conditions and restrictions
Recorded    : August 10, 2011 as Instrument No. 20110810-000964, Official Records.
Modifications(s) of said covenants, conditions and restrictions
Recorded    : January 27, 2017 as Instrument No. 20170127-0001400, Official Records.

37.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : July 03, 1961 in Book 306 Document No. : 247514, Official Records. Affects: Lot 46 in Block 3 in Parcel 7

And shown by that ALTA/NSPS Land Title Survey, prepared by Ryan D. Sligar PLS No 21263 with Horizon Surveys dated March 1, 2016 and last revised March 17, 2016, and designated Job No. 1049-007.03.

38.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : July 03, 1961 in Book 306 Document No. : 247515, Official Records. Affects: Lots 45 and 46 in Block 3 in Parcel 7

And as shown on the Survey.

39.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : July 03, 1961 in Book 306 Document No. : 247518, Official Records. Affects: Lots 47 thru 49 in Block 3 in Parcel 7

And as shown on the Survey.

40.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : June 21, 1963 in Book 455 Document No.    : 366416, Official Records. Affects: Lot 33 in Block 3 in Parcel 7

And as shown on the Survey.

41.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : June 21, 1963 in Book 455 Document No.    : 366422, Official Records. Affects: Lot 32 in Block 2 in Parcel 3

And as shown on the Survey.

42.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : power lines
Recorded    : July 3, 1963 in Book 306
Document No.    :247517 Official Records.
Affects: Lots 51 in Block 3 in Parcel 4 and Lots 44, 45 in Block 3 in Parcel 7 and 52, 53 and 54 in Block 3 in
Parcel 10

43.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company and Central Telephone Company
For    : power and communication lines Recorded    : March 25, 1969 in Book 938 Document No.    : 753312, Official Records.
Affects: Lot 47 in Block 3 in Parcel 7 And as shown on the Survey.

44.	An Easement affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company and Central Telephone Company
For    : power and communication lines Recorded    : July 24, 1969 in Book 964
Document No.    :774367 Official Records. Affects: Lot 2 Parcel Map No. 70-30 in Parcel 6

45.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation Recorded    : May 26, 1973 in Book 312 Document No.    : 271749, Official Records. Affects: Lots 16 thru 20 in Block 2 in Parcel 1

And as shown on the Survey.

46.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : February 09, 1977 in Book 706 Document No.    : 665102, Official Records.
Affects: Lots 59 through 62 in Block 4 in Parcel 7 And as shown on the Survey.

47.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation Recorded    : January 3, 1978 in Book 829 Document No.    : 788925, Official Records.
Affects: Lots 16 thru 20 in Block 2 in Parcel 1

And as shown on the Survey.

48.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : August 18, 1978 in Book 932 Document No.    : 891121, Official Records.
Affects: Lots 16 thru 20 in Block 2 in Parcel 1 And as shown on the Survey.

49.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : August 8, 1988 in Book 880808 Document No.    : 00542, Official Records.
Affects: Lots 21 and 22 in Block 2 in Parcel 2 And as shown on the Survey.

50.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation Recorded    : July 7, 1990 in Book900702 Document No.    : 00415, Official Records.

Affects: Lots 21 and 22 in Block 2 in Parcel 2 And as shown on the Survey.

51.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : October 4, 1990 in Book 901004 Document No.    : 00609, Official Records.
Affects: Parcel 7

52.	Dedications and Easements as indicated or delineated on the Plat of said Parcel Map on file in File 70 of Parcel Maps, Page 30, Official Records.
Affects: Parcel 7

53.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : September 19, 1991 in Book 910919 Document No.    : 00582, Official Records.
Affects: Parcel 7

54.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : September 14, 1992 in Book 920914 Document No.    : 00909, Official Records.
Affects: Lot 51 in Parcel 4 And as shown on the Survey.

55.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : February 4, 1993 in Book 930204 Document No.    : 00696, Official Records.
Affects: Lots 41 and 42 in Block 3 in Parcel 5 And as shown on the Survey.

56.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : January 17, 1995 in Book 950117 Document No.    : 00464, Official Records.
Affects: Lots 27 thru 30 in Block 2 in Parcel 3

57.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : October 2, 1995 in Book 951002

Document No.    : 01005, Official Records.
Affects: Lots 31 and 32 in Block 2 in Parcel 3 And as shown on the Survey.

58.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : Clark County
For    : perpetual avigation
Recorded    : June 12, 1997 in Book 970612 Document No.    : 01741, Official Records.
Affects: Lots 63 and 64 in Block 4 in Parcel 12 And as shown on the Survey.

59.	An Easement affecting said land and for the purposes stated herein, and incidental purposes In Favor of : The MGM Grand-Ballys Monorail Limited Liability Company
For    : monorail system
Recorded    : September 20, 2000 in Book 20000920 Document No.    : 00201, Official Records.
Affects: Parcel 1

Defects, liens, encumbrances, amendments or other matters affecting the above easement estate, whether or not shown in the public records are not shown herein.

And as shown on the Survey.

60.	A Right of Entry affecting a portion of said land for the purposes stated herein, and incidental purposes In Favor of : Nevada Power Company
For    : electric lines
Recorded    : December 16, 2002 in Book 20021216 Document No.    : 01545, Official Records.
Affects: Lots 16 thru 20 in Parcel 1 And as shown on the Survey.

61.	The terms, covenants, conditions and provisions as contained in an instrument, entitled "Joinder and Supplemental to Intercreditor Agreement"
Recorded    : June 17, 2009 in Book 20090617 Document No.    : 02748, Official Records.
Affects: Parcels 1 through 12

62.	The terms, covenants, conditions, easements and provisions as contained in an instrument, entitled "Access and Parking Easement"
Recorded    :August 10, 2011 in Book 20110810 Document No.    :01477, Official Records.
Affects: Parcels 1 through 12

First Amendment to Access and Parking Easement
Recorded    : December 23, 2011 as Instrument No. 20111223-0002895, Official Records.

Second Amendment to Access and Parking Easement
Recorded    : December 5, 2013 as Instrument No. 20131205-0002099, Official Records.

63.	The terms, covenants, conditions, easements and provisions as contained in an instrument, entitled "Access and Parking Easement"
Recorded    :August 10, 2011 in Book 20110810 Document No.    :01478, Official Records.
Affects: Parcels 1 through 12

First Amendment to Access and Parking Easement
Recorded    : October 11, 2013 as Instrument No. 20131011-0002341, Official Records.

64.	The terms, covenants, conditions, easements and provisions as contained in an instrument, entitled "Access and Parking Easement"
Recorded    :August 10, 2011 in Book 20110810 Document No.    :01480, Official Records.
Affects: Parcels 1 through 12

First Amendment to Access and Parking Easement
Recorded    : December 23, 2011 as Instrument No. 20111223-0002896, Official Records.
Second Amendment to Access and Parking Easement
Recorded    : December 5, 2013 as Instrument No. 20131205-0002100, Official Records.

65.	Any Easements that were not affected by a vacation or abandonment Recorded February 14, 2012, in Book 20120214 as Document No. 01112, and
Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and
Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records. Affects: Parcels 1 through 12

66.
The terms, covenants, conditions and provisions as contained in an instrument Recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and

Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records. Affects: Parcels 1 through 12

67.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company Purpose:    right of entry
Recorded:    May 3, 2012 as Instrument No. 20120503-0001995, Official Records. Affects: Lots 16 thru 20 in Block 2 in Parcel 1 and Lot 1 in Parcel Map No. 70-30 in Parcel 6

68.	Any irregularities, reservations, easements for public utilities or other matters in the proceedings occasioning the abandonment or vacation of the street/road.
Recorded    : December 11, 2012 as Instrument No. 201212110001382, Official Records. Affects: Parcel 7

69.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Southwest Gas Corporation Purpose:    gas lines
Recorded:    May 21, 2013 as Instrument No. 20130521-0003580, Official Records. Affects: Parcels 1 and 6

70.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Central Telephone Company d/b/a Centurylink Purpose:    cable lines

Recorded:    September 10, 2013 as Instrument No. 20130910-0002164, Official Records. Affects: Lots 16 thru 20 and 27 thru 32 in Block 2 in Parcels 1 and 3

And as shown on the Survey.

71.	The terms, covenants, conditions, easements and provisions as contained in an instrument, entitled "Easement Agreement"
Recorded    :December 5, 2013 as Instrument No. 20131205-0002101, Official Records. Affects: Parcel 1

72.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company, a Nevada corporation, d/b/a NV Energy Purpose: electric lines
Recorded:    May 6, 2014 as Instrument No. 20140506-0001447, Official Records. Affects: Parcel 1

73.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District Purpose:    water lines
Recorded:    July 23, 2014 as Instrument No. 20140723-0000981, Official Records. Affects: Lot 56 in Block 3 in Parcel 5

And as shown on the Survey.

74.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District Purpose:    water lines
Recorded:    July 23, 2014 as Instrument No. 20140723-0000982, Official Records. Affects: Lot 51 in Block 3 in Parcel 4

And as shown on the Survey.

75.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District Purpose:    water lines
Recorded:    July 23, 2014 as Instrument No. 20140723-0000983, Official Records. Affects: Lot 57 in Block 3 in Parcel 5

And as shown on the Survey.

76.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: In Favor of : Las Vegas Valley Water District
For    :    water lines
Recorded    :    July 23, 2014 as Instrument No. 20140723-0000985, Official Records. Affects: Lot 47 in Parcel 7

And as shown on the Survey.

77.	INTENTIONALLY DELETED (moved to Schedule B Part I, Termination required)

78.	INTENTIONALLY DELETED (moved to Schedule B Part I, Termination required)

79.	Rights and claims of parties in possession by reason of unrecorded leases, if any, that would be disclosed by an inquiry of the parties, or by an inspection of said land.

80.	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land.

81.
Any facts, rights, interests, or claims that are not shown by the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.

END OF SCHEDULE B – SECTION II

CONDITIONS

1.	The term mortgage, when used herein, shall include deed of trust, trust deed, or other security instrument.

2.
If the proposed Insured has or acquired actual knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in Schedule B hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any loss or damage resulting from any act of reliance hereon to the extent the Company is prejudiced by failure to so disclose such knowledge. If the proposed Insured shall disclose such knowledge to the Company, or if the Company otherwise acquires actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend Schedule B of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of these Conditions.

3.
Liability of the Company under this Commitment shall be only to the named proposed Insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred in reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule B, or (c) to acquire or create the estate or interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the insuring provisions and Conditions and the Exclusions from Coverage of the form of policy or policies committed for in favor of the proposed Insured which are hereby incorporated by reference and are made a part of this Commitment except as expressly modified herein.

4.
This Commitment is a contract to issue one or more title insurance policies and is not an abstract of title or a report of the condition of title. Any action or actions or rights of action that the proposed Insured may have or may bring against the Company arising out of the status of the title to the estate or interest or the status of the mortgage thereon covered by this Commitment must be based on and are subject to the provisions of this Commitment.

Order No.: 42041224-421-421-BB1

FIDELITY NATIONAL FINANCIAL PRIVACY NOTICE
At Fidelity National Financial, Inc., we respect and believe it is important to protect the privacy of consumers and our customers. This Privacy Notice explains how we collect, use, and protect any information that we collect from you, when and to whom we disclose such information, and the choices you have about the use of that information. A summary of the Privacy Notice is below, and we encourage you to review the entirety of the Privacy Notice following this summary. You can opt-out of certain disclosures by following our opt-out procedure set forth at the end of this Privacy Notice.

Types of Information Collected. You may provide us with certain personal information about you, like your contact information, address demographic information, social security number (SSN), driver’s license, passport, other government ID numbers and/or financial information. We may also receive browsing information from your Internet browser, computer and/or mobile device if you visit or use our websites or applications.

How Information is Collected. We may collect personal information from you via applications, forms, and correspondence we receive from you and others related to our transactions with you. When you visit our websites from your computer or mobile device, we automatically collect and store certain information available to us through your Internet browser or computer equipment to optimize your website experience.

Use of Collected Information. We request and use your personal information to provide products and services to you, to improve our products and services, and to communicate with you about these products and services. We may also share your contact information with our affiliates for marketing purposes.

When Information Is Disclosed. We may disclose your information to our affiliates and/or nonaffiliated parties providing services for you or us, to law enforcement agencies or governmental authorities, as required by law, and to parties whose interest in title must be determined.

Choices With Your Information. Your decision to submit information to us is entirely up to you. You can opt-out of certain disclosure or use of your information or choose to not provide any personal information to us.
Information From Children. We do not knowingly collect information from children who are under the age of 13, and our website is not intended to attract children.
Privacy Outside the Website. We are not responsible for the privacy practices of third parties, even if our website links to those parties’ websites.
International Users. By providing us with your information, you consent to its transfer, processing and storage outside of your country of residence, as well as the fact that we will handle such information consistent with this Privacy Notice.

The California Online Privacy Protection Act. Some FNF companies provide services to mortgage loan servicers and, in some cases, their websites collect information on behalf of mortgage loan servicers. The mortgage loan servicer is responsible for taking action or making changes to any consumer information submitted through those websites.

Your Consent To This Privacy Notice. By submitting information to us or by using our website, you are accepting and agreeing to the terms of this Privacy Notice.	Access and Correction; Contact Us. If you desire to contact us regarding this notice or your information, please contact us at privacy@fnf.com or as directed at the end of this Privacy Notice.

FIDELITY NATIONAL FINANCIAL, INC. PRIVACY NOTICE
Fidelity National Financial, Inc. and its majority-owned subsidiary companies providing title insurance, real estate- and loan-related services
(collectively, “FNF”, “our” or “we”) respect and are committed to protecting your privacy. We will take reasonable steps to ensure that your Personal Information and Browsing Information will only be used in compliance with this Privacy Notice and applicable laws. This Privacy Notice is only in effect for Personal Information and Browsing Information collected and/or owned by or on behalf of FNF, including Personal Information and Browsing Information collected through any FNF website, online service or application (collectively, the “Website”).
Types of Information Collected
We may collect two types of information from you: Personal Information and Browsing Information.
Personal Information. FNF may collect the following categories of Personal Information:

•	contact information (e.g., name, address, phone number, email address);

•	demographic information (e.g., date of birth, gender, marital status);

•	social security number (SSN), driver’s license, passport, and other government ID numbers;

•	financial account information; and

•	other personal information needed from you to provide title insurance, real estate- and loan-related services to you.
Browsing Information. FNF may collect the following categories of Browsing Information:

•	Internet Protocol (or IP) address or device ID/UDID, protocol and sequence information;

•	browser language and type;

•	domain name system requests;

•	browsing history, such as time spent at a domain, time and date of your visit and number of clicks;

•	http headers, application client and server banners; and

•	operating system and fingerprinting data.
How Information is Collected
In the course of our business, we may collect Personal Information about you from the following sources:

•	applications or other forms we receive from you or your authorized representative;

•	the correspondence you and others send to us;

•	information we receive through the Website;

•	information about your transactions with, or services performed by, us, our affiliates or nonaffiliated third parties; and

•	information from consumer or other reporting agencies and public records maintained by governmental entities that we obtain directly from those entities, our affiliates or others.
If you visit or use our Website, we may collect Browsing Information from you as follows:

•
Browser Log Files. Our servers automatically log each visitor to the Website and collect and record certain browsing information about each visitor. The Browsing Information includes generic information and reveals nothing personal about the user.

•
Cookies. When you visit our Website, a “cookie” may be sent to your computer. A cookie is a small piece of data that is sent to your Internet browser from a web server and stored on your computer’s hard drive. When you visit a website again, the cookie allows the website to recognize your computer. Cookies may store user preferences and other information. You can choose whether or not to accept cookies by changing your Internet browser settings, which may impair or limit some functionality of the Website.
Use of Collected Information
Information collected by FNF is used for three main purposes:

•	To provide products and services to you or any affiliate or third party who is obtaining services on your behalf or in connection with a transaction involving you.

•	To improve our products and services.

•	To communicate with you and to inform you about our, our affiliates’ and third parties’ products and services, jointly or independently.
When Information Is Disclosed
We may provide your Personal Information (excluding information we receive from consumer or other credit reporting agencies) and Browsing Information to various individuals and companies, as permitted by law, without obtaining your prior authorization. Such laws do not allow consumers to restrict these disclosures. Please see the section “Choices With Your Personal Information” to learn how to limit the discretionary disclosure of your Personal Information and Browsing Information.
Disclosures of your Personal Information may be made to the following categories of affiliates and nonaffiliated third parties:

•	to third parties to provide you with services you have requested, and to enable us to detect or prevent criminal activity, fraud, material misrepresentation, or nondisclosure;

•	to our affiliate financial service providers for their use to market their products or services to you;

•	to nonaffiliated third party service providers who provide or perform services on our behalf and use the disclosed information only in connection with such services;

•	to nonaffiliated third party service providers with whom we perform joint marketing, pursuant to an agreement with them to market financial products or services to you;

•	to law enforcement or other governmental authority in connection with an investigation, or civil or criminal subpoena or court order;

•	to lenders, lien holders, judgment creditors, or other parties claiming an interest in title whose claim or interest must be determined, settled, paid, or released prior to closing; and

•	other third parties for whom you have given us written authorization to disclose your Personal Information.
We may disclose Personal Information and/or Browsing Information when required by law or in the good-faith belief that such disclosure is necessary to:

•	comply with a legal process or applicable laws;

•	enforce this Privacy Notice;

•	investigate or respond to claims that any material, document, image, graphic, logo, design, audio, video or any other information provided by you violates the rights of a third party; or

•	protect the rights, property or personal safety of FNF, its users or the public.
We maintain reasonable safeguards to keep your Personal Information secure. When we provide Personal Information to our affiliates or third party service providers as discussed in this Privacy Notice, we expect that these parties process such information in compliance with our Privacy Notice or in a manner that is in compliance with applicable privacy laws. The use of your information by a business partner may be subject to that party’s own Privacy Notice. Unless permitted by law, we do not disclose information we collect from consumer or credit reporting agencies with our affiliates or others without your consent.
We reserve the right to transfer your Personal Information, Browsing Information, and any other information, in connection with the sale or other disposition of all or part of the FNF business and/or assets, or in the event of our bankruptcy, reorganization, insolvency, receivership or an assignment for the benefit of creditors. You expressly agree and consent to the use and/or transfer of the foregoing information in connection with any of the above described proceedings. We cannot and will not be responsible for any breach of security by a third party or for any actions of any third party that receives any of the information that is disclosed to us.
Choices With Your Information
Whether you submit Personal Information or Browsing Information to FNF is entirely up to you. If you decide not to submit Personal Information or Browsing Information, FNF may not be able to provide certain services or products to you. The uses of your Personal Information and/or Browsing Information that, by law, you cannot limit, include:

•	for our everyday business purposes – to process your transactions, maintain your account(s), to respond to law

•	enforcement or other governmental authority in connection with an investigation, or civil or criminal subpoenas or court

•	orders, or report to credit bureaus;

•	for our own marketing purposes;

•	for joint marketing with financial companies; and

•	for our affiliates’ everyday business purposes – information about your transactions and experiences.
You may choose to prevent FNF from disclosing or using your Personal Information and/or Browsing Information under the following circumstances (“opt-out”):

•	for our affiliates’ everyday business purposes – information about your creditworthiness; and

•	for our affiliates to market to you.
To the extent permitted above, you may opt-out of disclosure or use of your Personal Information and Browsing Information by notifying us by one of the methods at the end of this Privacy Notice. We do not share your personal information with non-affiliates for their direct marketing purposes.
For California Residents: We will not share your Personal Information and Browsing Information with nonaffiliated third parties, except as permitted by California law. Currently, our policy is that we do not recognize “do not track” requests from Internet browsers and similar devices.
For Nevada Residents: You may be placed on our internal Do Not Call List by calling (888) 934-3354 or by contacting us via the information set forth at the end of this Privacy Notice. Nevada law requires that we also provide you with the following contact information: Bureau of Consumer Protection, Office of the Nevada Attorney General, 555 E. Washington St., Suite 3900, Las Vegas, NV 89101; Phone number: (702) 486-3132; email: BCPINFO@ag.state.nv.us.
For Oregon Residents: We will not share your Personal Information and Browsing Information with nonaffiliated third parties for marketing purposes, except after you have been informed by us of such sharing and had an opportunity to indicate that you do not want a disclosure made for marketing purposes.
For Vermont Residents: We will not share your Personal Information and Browsing Information with nonaffiliated third parties, except as permitted by Vermont law, such as to process your transactions or to maintain your account. In addition, we will not share information about your creditworthiness with our affiliates except with your authorization. For joint marketing in Vermont, we will only disclose your name, contact information and information about your transactions.
Information From Children
The Website is meant for adults and is not intended or designed to attract children under the age of thirteen (13).We do not collect Personal Information from any person that we know to be under the age of thirteen (13) without permission from a parent or guardian. By using the Website, you affirm that you are over the age of 13 and will abide by the terms of this Privacy Notice.

Privacy Outside the Website
The Website may contain links to other websites. FNF is not and cannot be responsible for the privacy practices or the content of any of those other websites.
International Users
FNF’s headquarters is located within the United States. If you reside outside the United States or are a citizen of the European Union, please note that we may transfer your Personal Information and/or Browsing Information outside of your country of residence or the European Union for any of the purposes described in this Privacy Notice. By providing FNF with your Personal Information and/or Browsing Information, you consent to our collection and transfer of such information in accordance with this Privacy Notice.
The California Online Privacy Protection Act
For some FNF websites, such as the Customer CareNet (“CCN”), FNF is acting as a third party service provider to a mortgage loan servicer. In those instances, we may collect certain information on behalf of that mortgage loan servicer via the website. The information which we may collect on behalf of the mortgage loan servicer is as follows:

•	first and last name;

•	property address;

•	user name and password;

•	loan number;

•	social security number - masked upon entry;

•	email address;

•	three security questions and answers; and

•	IP address.
The information you submit through the website is then transferred to your mortgage loan servicer by way of CCN. The mortgage loan servicer is responsible for taking action or making changes to any consumer information submitted through this website. For example, if you believe that your payment or user information is incorrect, you must contact your mortgage loan servicer.
CCN does not share consumer information with third parties, other than (1) those with which the mortgage loan servicer has contracted to interface with the CCN application, or (2) law enforcement or other governmental authority in connection with an investigation, or civil or criminal subpoenas or court orders. All sections of this Privacy Notice apply to your interaction with CCN, except for the sections titled “Choices with Your Information” and “Access and Correction.” If you have questions regarding the choices you have with regard to your personal information or how to access or correct your personal information, you should contact your mortgage loan servicer.
Your Consent To This Privacy Notice
By submitting Personal Information and/or Browsing Information to FNF, you consent to the collection and use of the information by us in compliance with this Privacy Notice. Amendments to the Privacy Notice will be posted on the Website. Each time you provide information to us, or we receive information about you, following any amendment of this Privacy Notice will signify your assent to and acceptance of its revised terms for all previously collected information and information collected from you in the future. We may use comments, information or feedback that you submit to us in any manner that we may choose without notice or compensation to you.
Accessing and Correcting Information; Contact Us
If you have questions, would like to access or correct your Personal Information, or want to opt-out of information sharing with our affiliates for their marketing purposes, please send your requests to privacy@fnf.com or by mail or phone to:
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204 Attn: Chief Privacy Officer (888) 934-3354

Order No.: 42041224-421-421-BB1

Note: Notice of Available Title Insurance and Escrow Discounts

Your transaction may qualify for one of the discounts shown below. In order to receive these discounts, you will need to contact your escrow officer or a company representative to determine if you qualify and to request the discount. Your escrow officer or company representative will provide a full description of the terms, conditions and requirements associated with each discount.
Available Title Insurance Discounts (These discounts will apply to all transactions where the company is issuing a policy of title insurance, including such transactions where the company is not providing escrow closing services.
CREDIT FOR PRELIMINARY TITLE REPORTS AND/OR COMMITMENT CANCELLATION CHARGES ON SUBSEQUENT POLICIES
Where an order was cancelled and no major change in the title has occurred since the issuance of the original report or commitment, and the order is reopened within 24 - 36 months, all or a portion of the charge previously paid upon the cancellation of the report or commitment may be credited on a subsequent policy charge.
SHORT TERM RATE
The Short Term Rate is a reduction of the applicable insurance rate which is allowable only when the current order is placed within 60 months from the date of issuance of a prior policy of title insurance to the vested owner or an assignee of the interest insured. The short term rate is 80% of the Basic Rate. Unless otherwise stated, the reduction only applies to policies priced at 80% or greater of the basic rate. This reduction does not apply to Short Sale transactions or to any surcharge calculated on the basic rate.
PRIOR POLICY DISCOUNT (APPLICABLE TO ZONE 2, DIRECT OPERATIONS ONLY)
The Prior Policy Discount will apply when a seller or borrower provides a copy of their owner’s policy upon opening escrow. T he prior policy rate is 70% of the applicable owner’s title premium. This discount may not be used in combination with any other discount and can only be used in transactions involving property located in Zone 2 (Zone 2 includes all Nevada counties except Clark, Lincoln and Nye) that are handled by a direct operation of the FNF Family of Companies.
CHURCHES OR CHARITABLE NON-PROFIT ORGANIZATIONS
On properties used as a church or for charitable purposes within the scope of the normal activities of such entities the charge for a policy shall be 50% to 70% of the appropriate title insurance rate, depending on the type of coverage selected. This discount shall not apply to charges for loan policies issued concurrently with an owner’s policy.
EMPLOYEE RATE
No charge shall be made to employees of the Company, its subsidiary or affiliated companies (including employees on approved retirement) for policies issued in connection with financing, refinancing, sale or purchase of the employee’s bonafide home property. Waiver of such charges is authorized only in connection with those costs which the employee would be obligated to pay, by established custom, as a party to the transaction.
INVESTOR RATE
This rate is available for individuals, groups of individuals or entities customarily engaged in real estate investments. The parties must provide reasonable proof that they currently hold title to or have transferred title to three (3) or more investment properties in the State of Nevada within the past twelve (12) months to qualify for this rate. On a sale transaction, the investor rate is 70% of the basic rate. This reduction does not apply to any surcharge calculated on the basic rate. On a refinance transaction or where the investor is obtaining a loan subsequent to a purchase, the rate shall be 85% of the applicable rate with a minimum charge of $385.00. The loan discount shall only apply to transactions priced under Section 5.1 B (1b) of the title insurance rate manual. This rate is available upon request only.
Available Escrow Discounts These discounts will apply only to the escrow fee portion of your settlement charges, and the discounts will apply only if the company is issuing a policy of title insurance in conjunction with providing escrow services.
SENIOR CITIZEN RATE
If a valid identification is provided, principals to a given transaction who qualify as Senior Citizens (55 year of age and over) shall be charged 70% of their portion of the escrow fee wherein a valid identification is provided. This discount shall only apply on residential resale transactions wherein the principal resides in the subject property. This discount may not be used in combination with any other escrow rate discount. This rate is available upon request only.
MILITARY DISCOUNT
Any person on active military duty or a Veteran of the U.S. Armed Forces shall be charged 80% of their portion of the escrow fee. A copy of a current military identification card or a copy of the DD-214 (Certificate of Release or Discharge from Active Duty) must be provided. This discount may not be used in combination with any other discount. This rate is for sale transaction and it is available upon request only.
FIRST TIME HOMEBUYER RATE (APPLICABLE TO ZONE 2 ONLY)
A first time homebuyer of an owner-occupied residential property shall be charged 75% of their portion of the escrow fee, provided reasonable evidence is presented that this is their first home. Applies to all counties except Clark, Lincoln and Nye. This discount may not be used in combination with any other discount. This rate is for sale transactions and it is available upon request only.

EMPLOYEE RATES
An employee will not be charged an escrow fee for the purchase, sale or refinance of the employee's primary residence. The employee must be a principal to the transaction and the request for waiver of fees must be submitted to Management prior to approval.
INVESTOR RATE
This rate is available for individuals, groups of individuals or entities customarily engaged in real estate transactions. The parties must provide reasonable proof that they currently hold title to or have transferred title to three (3) or more investment properties within the State of Nevada within the past twelve (12) months to qualify for this rate. The charge is 70% of their portion of the escrow fee. This discount may not be used in combination with any other discount. This rate is for sale transactions and it is available upon request, only.

ATTACHMENT ONE (Revised 05-06-16)

CALIFORNIA LAND TITLE ASSOCIATION STANDARD COVERAGE POLICY – 1990
EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys' fees or expenses which arise by reason of:

1.
(a) Any law, ordinance or governmental regulation (including but not limited to building or zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien, or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.
Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a)	whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

(b)
not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c)	resulting in no loss or damage to the insured claimant;

(d)	attaching or created subsequent to Date of Policy; or

(e)	resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage or for the estate or interest insured by this policy.

4.
Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with the applicable doing business laws of the state in which the land is situated.

5.
Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.
Any claim, which arises out of the transaction vesting in the insured the estate of interest insured by this policy or the transaction creating the interest of the insured lender, by reason of the operation of federal bankruptcy, state insolvency or similar creditors' rights laws.

EXCEPTIONS FROM COVERAGE - SCHEDULE B, PART I
This policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.
Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of the land or which may be asserted by persons in possession thereof.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

5.
(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b) or (c) are shown by the public records.

6.	Any lien or right to a lien for services, labor or material not shown by the public records.

CLTA HOMEOWNER'S POLICY OF TITLE INSURANCE (12-02-13) ALTA HOMEOWNER'S POLICY OF TITLE INSURANCE
EXCLUSIONS
In addition to the Exceptions in Schedule B, You are not insured against loss, costs, attorneys' fees, and expenses resulting from:

1.	Governmental police power, and the existence or violation of those portions of any law or government regulation concerning:

a.	building;

b.	zoning;

c.	land use;

d.	improvements on the Land;

e.	land division; and

f.	environmental protection.
This Exclusion does not limit the coverage described in Covered Risk 8.a., 14, 15, 16, 18, 19, 20, 23 or 27.

2.
The failure of Your existing structures, or any part of them, to be constructed in accordance with applicable building codes. This Exclusion does not limit the coverage described in Covered Risk 14 or 15.

3.	The right to take the Land by condemning it. This Exclusion does not limit the coverage described in Covered Risk 17.

4.	Risks:

a.	that are created, allowed, or agreed to by You, whether or not they are recorded in the Public Records;

b.	that are Known to You at the Policy Date, but not to Us, unless they are recorded in the Public Records at the Policy Date;

c.	that result in no loss to You; or

d.	that first occur after the Policy Date - this does not limit the coverage described in Covered Risk 7, 8.e., 25, 26, 27 or 28.

5.	Failure to pay value for Your Title.

6.	Lack of a right:

a.	to any land outside the area specifically described and referred to in paragraph 3 of Schedule A; and

b.	in streets, alleys, or waterways that touch the Land.
This Exclusion does not limit the coverage described in Covered Risk 11 or 21.

7.	The transfer of the Title to You is invalid as a preferential transfer or as a fraudulent transfer or conveyance under federal bankruptcy, state insolvency, or similar creditors’ rights laws.

8.	Contamination, explosion, fire, flooding, vibration, fracturing, earthquake, or subsidence.

9.	Negligence by a person or an Entity exercising a right to extract or develop minerals, water, or any other substances.
LIMITATIONS ON COVERED RISKS
Your insurance for the following Covered Risks is limited on the Owner’s Coverage Statement as follows:
•For Covered Risk 16, 18, 19, and 21 Your Deductible Amount and Our Maximum Dollar Limit of Liability shown in Schedule A. The deductible amounts and maximum dollar limits shown on Schedule A are as follows:
Our Maximum Dollar

Covered Risk 16:	Your Deductible Amount 1.00% of Policy Amount Shown in Schedule A or $2,500.00	Limit of Liability $ 10,000.00
	(whichever is less)
Covered Risk 18:	1.00% of Policy Amount Shown in Schedule A or $5,000.00	$25,000.00
Covered Risk 19:	(whichever is less) 1.00% of Policy Amount Shown in Schedule A or $5,000.00	$ 25,000.00
	(whichever is less)
Covered Risk 21:	1.00% of Policy Amount Shown in Schedule A or $2,500.00 (whichever is less)	$5,000.00

2006 ALTA LOAN POLICY (06-17-06) EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)
not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not d isclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 11, 13 or 14); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the inability or failure of an Insured to comply with applicable doing-business laws of the state where the Land is situated.

5.
Invalidity or unenforceability in whole or in part of the lien of the Insured Mortgage that arises out of the transaction evidenced by the Insured Mortgage and is based upon usury or any consumer credit protection or truth-in-lending law.

6.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction creating the lien of the Insured Mortgage, is

(a)	a fraudulent conveyance or fraudulent transfer, or

(b)	a preferential transfer for any reason not stated in Covered Risk 13(b) of this policy.

7.
Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the Insured Mortgage in the Public Records. This Exclusion does not modify or limit the coverage provided under Covered Risk 11(b).

The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:
EXCEPTIONS FROM COVERAGE
{Except as provided in Schedule B - Part II,{ t{or T}his policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees or expenses, that arise by reason of:
{PART I
{The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

1.
(a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.

2.
Any facts, rights, interests, or claims that are not shown by the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.

4.
Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land and not shown by the Public Records.

5.
(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the Public Records.

6.	Any lien or right to a lien for services, labor or material not shown by the Public Records.}
PART II
In addition to the matters set forth in Part I of this Schedule, the Title is subject to the following matters, and the Company insures against loss or damage sustained in the event that they are not subordinate to the lien of the Insured Mortgage:}

2006 ALTA OWNER’S POLICY (06-17-06) EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)
not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.
Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:
EXCEPTIONS FROM COVERAGE
This policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees or expenses, that arise by reason of:
{The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

1.
(a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.

2.
Any facts, rights, interests, or claims that are not shown in the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.

4.
Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land and that are not shown by the Public Records.

5.
(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the Public Records.

6.	Any lien or right to a lien for services, labor or material not shown by the Public Records. }

7.	{Variable exceptions such as taxes, easements, CC&R’s, etc. shown here.}

ALTA EXPANDED COVERAGE RESIDENTIAL LOAN POLICY – ASSESSMENTS PRIORITY (04-02-15) EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5, 6, 13(c), 13(d), 14 or 16.
(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 5, 6, 13(c), 13(d), 14 or 16.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)
not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 11, 16, 17, 18, 19, 20, 21, 22, 23, 24, 27 or 28); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the inability or failure of an Insured to comply with applicable doing-business laws of the state where the Land is situated.

5.
Invalidity or unenforceability in whole or in part of the lien of the Insured Mortgage that arises out of the transaction evidenced by the Insured Mortgage and is based upon usury, or any consumer credit protection or truth-in-lending law. This Exclusion does not modify or limit the coverage provided in Covered Risk 26.

6.
Any claim of invalidity, unenforceability or lack of priority of the lien of the Insured Mortgage as to Advances or modifications made after the Insured has Knowledge that the vestee shown in Schedule A is no longer the owner of the estate or interest covered by this policy. This Exclusion does not modify or limit the coverage provided in Covered Risk 11.

7.
Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching subsequent to Date of Policy. This Exclusion does not modify or limit the coverage provided in Covered Risk 11(b) or 25.

8.
The failure of the residential structure, or any portion of it, to have been constructed before, on or after Date of Policy in accordance with applicable building codes. This Exclusion does not modify or limit the coverage provided in Covered Risk 5 or 6.

9.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction creating the lien of the Insured Mortgage, is

(a)	a fraudulent conveyance or fraudulent transfer, or

(b)	a preferential transfer for any reason not stated in Covered Risk 27(b) of this policy.

10.	Contamination, explosion, fire, flooding, vibration, fracturing, earthquake, or subsidence.

11.	Negligence by a person or an Entity exercising a right to extract or develop minerals, water, or any other substances.

EXHIBIT A LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1: (TOWERS) (APN 162-16-410-060)

Lots 16 through 20 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re- recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 2: (TERRACES) (APN 162-16-410-061 and 062)

Lots 21 through 24 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 3: (TERRACES FOUR) (APN 162-16-410-064, 065 and 066)

Lots 27 through 32 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.
PARCEL 4: (WINNICK) (APN 162-16-410-080)

Lot 51 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with the West 10 Feet of that certain pedestrian walkway abutting the Easterly line of said Lot by that certain Order of Vacation recorded June 21, 1962, as Document No. 297340, of Official Records.

Together with those portions of Winnick Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-

recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.
PARCEL 5: (FOUNTAINS) (APN 162-16-410-070, 071, 072, 075, 076, 083 and 084)

Lots 36 through 38, 41, 42 and 56 through 58 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re- recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 6: (SUITES) (APN 162-16-410-088 and 089)

That portion of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East M.D.M., being a portion of Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada described as follows:

Lots 1 and 2 of that certain Parcel Map on file in File 70 of Parcel Maps, Page 30, recorded September 19, 1991 as Document No. 00581 in Book 910919, of Official Records. in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue, Audrie Street and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded
March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 7: (APN 162-16-410-067, 068, 069, 077, 078, 079, 082, 085 and 086)

Lots 33, 34, 35, 43, 44, 45, 46, 47, 48, 49, 50 and 55 in Block Three (3); and Lots 59, 60, 61 and 62 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Road, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded
March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 8: (APN 162-16-410-073)
Lot 39 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Westerly of and adjacent to the West line of said Lot 39, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-

recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 9: (APN 162-16-410-074)

Lot 40 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Easterly of and adjacent to the East line of said Lot 40, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 10: (APN 162-16-410-081)

Lots 52, 53 and 54 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that certain vacated walkway 10 feet wide adjoining Lot 52 on the West boundary, as disclosed by an Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Winnick Road and the alley vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 11: (APN 162-16-410-063)
Lots 25 and 26 in Block Two (2) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 12: (PLAZA) (APN 162-16-410-087)

Lots 63 and 64 in Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with that portion of Winnick Avenue as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded
February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

APN: 162-16-410-060 thru 089

EXHIBIT G
FORM OF DEED

GRANT, BARGAIN AND SALE DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, VEGAS DEVELOPMENT LLC, a Delaware limited liability company (“Grantor”), hereby GRANTS, BARGAINS, SELLS, and CONVEYS to VEGAS DEVELOPMENT LAND OWNER, a Delaware limited liability company, with an address of 8329 W. Sunset Road, Suite 210, Las Vegas, Nevada 89113, that certain real property located in the County of Clark, State of Nevada, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”);
TOGETHER WITH all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, including, without limitation, all buildings and other structures on the Land, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and
SUBJECT TO (i) taxes and assessments for the current fiscal year, not due or delinquent, and any and all taxes and assessments levied or assessed after the recording date hereof, which includes the lien of supplemental taxes, if any; and (ii) all reservations, easements, rights of way, encumbrances, liens, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record or apparent upon inspection of the Land or an accurate survey of the Land.

[Signature and acknowledgement appear on following pages.]

DATED effective as of the ___ day of ________, 2017.

VEGAS DEVELOPMENT LLC, a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT
STATE OF _________________

COUNTY OF _______________

This instrument was acknowledged before me on _________________, 2017, by

__________________________ as ______________________________ of VEGAS DEVELOPMENT LLC.

_______________________________

(Seal, if any)	(Signature of Notarial Officer)

EXHIBIT A

LEGAL DESCRIPTION
[to be attached]

EXHIBIT H
MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT
MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) of [________] (“New Property Owner”), dated as of [__________], 2017 by and between VEGAS DEVELOPMENT LLC, a Delaware limited liability company (“Assignor”), and EASTSIDE CONVENTION CENTER, LLC, a Delaware limited liability company (“Assignee”).
WHEREAS, the New Property Owner has been formed as a Delaware limited liability company, pursuant to a Certificate of Formation, as filed in the office of the Secretary of State of the State of Delaware on November [ ], 2017, and the Operating Agreement of the New Property Owner, dated as of November [ ], 2017 (the “Operating Agreement”);
WHEREAS, Assignee is the sole member of the New Property Owner under the Operating Agreement;
WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement, dated as of November [__], 2017 (the “PSA”), pursuant to which Assignor has agreed to sell and convey and Assignee has agreed to purchase and acquire all of the membership interests in New Property Owner;
WHEREAS, New Property Owner is the owner of that certain parcel of real property and the buildings and other improvements, if any, constructed thereon, having Clark County Assessor Parcel Numbers of 162-16-410-060 through 162-16-410-089, inclusive, Clark County, Nevada, which property is more particularly described in the PSA;
WHEREAS, Assignor now desires to assign to Assignee all of Assignor’s interest in the New Property Owner; and
WHEREAS, Assignee now desires to accept such assignment of such interest and desires to be admitted to the New Property Owner as sole member of New Property Owner; and
WHEREAS, the undersigned, to accomplish the foregoing, desire to amend the Operating Agreement in the manner set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and in further consideration of the mutual covenants and agreements contained in the PSA, the parties hereto hereby covenant and agree as follows:
1.    Assignment. Notwithstanding any provision in the Operating Agreement to the contrary, upon the execution of this Assignment, Assignor hereby transfers, assigns, conveys and delivers to Assignee, all of the membership interests in, including without limitation, the profits, losses, capital, property and distributions of, the New Property Owner and all other right, title and interest in and to the New Property Owner of Assignor (the “Interest”). From and after the date hereof, Assignor shall have no right, title or interest in or to the New Property Owner or to the membership interests in, or the profits, losses, capital, property and distributions of, the New Property Owner, whether arising on, prior to or after the date hereof.
2.    Assumption. Assignee hereby expressly accepts the assignment, transfer and conveyance to it of all of Assignor’s right, title and interest to the Interest, and notwithstanding any provision in the Operating Agreement to the contrary, contemporaneously with the assignment described in paragraph 1 above, Assignee shall be admitted to the New Property Owner as a member of the New Property Owner.
3.    Books and Records. Assignee shall take all actions necessary under applicable laws and the Operating Agreement, including causing the amendment of the Operating Agreement, to evidence the cessation of Assignor as a member the New Property Owner and the admission of Assignee to the New Property Owner as a member of the New Property Owner.
4.    Future Cooperation. Assignor and Assignee shall cooperate with one another from and after the date hereof to execute such further assignments, releases, assumptions, amendments of the Operating Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment.
5.    Entire Agreement. This Assignment, together with those provisions of the PSA which expressly survive the Closing (as defined in the PSA) and the delivery of this Assignment, collectively, represent the entire agreement between the parties hereto and supersede all prior understandings, oral and written, between Assignor and Assignee and may not be amended except in a writing executed and delivered by Assignor and Assignee.
6.    Miscellaneous.
(a)    This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, grantees and assigns.
(b)    This Assignment may be executed in counterparts, each of which shall be deemed to be an original but all of which shall be one and the same document.
(c)    This Assignment shall be construed and interpreted in accordance with, and governed by, the substantive law of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
(d)    Except as hereby amended, the Operating Agreement shall remain in full force and effect.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first above written.
ASSIGNOR:

VEGAS DEVELOPMENT LLC, a Delaware limited liability company
By:
Name:
Title:

ASSIGNEE:

EASTSIDE CONVENTION CENTER, LLC, a Delaware limited liability company
By:
Name:
Title:

EXHIBIT I
CERTIFICATE OF NON-FOREIGN STATUS

GRANTOR:    VEGAS DEVELOPMENT LLC, a Delaware limited liability company

GRANTEE:	EASTSIDE CONVENTION CENTER, LLC, a Delaware limited liability company
PROPERTY:    Clark County Assessor Parcel Numbers of 162-16-410-060 through 162-16-410-089, inclusive, Clark County, Nevada

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest (“USRPI”) must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. For U.S. tax purposes, (i) Grantor is an entity that is disregarded as separate from its sole member, VICI Properties 1 LLC; (ii) VICI Properties 1 LLC is an entity that is disregarded as separate from its sole member, VICI Properties L.P.; and (iii) VICI Properties L.P. is an entity that is disregarded as separate from VICI Properties Inc. (“Member”). Therefore, Member is treated as the transferor of the property for U.S. tax purposes. To inform Grantee that withholding of tax is not required upon the disposition of an ownership interest in U.S. real property by Member, the undersigned hereby certifies the following:

Member, a Maryland corporation, indirectly owns 100% of the equity of Grantor, which is a disregarded entity;
Member is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Treasury Regulations);
Member is not a disregarded entity;
Member’s U.S. employer identification number is 81-4177147; and
Member’s office address is:
8329 W. Sunset Road, Suite 210
Las Vegas, Nevada 89113
Attention: John Payne, President & CEO

Member understands that this certification may be disclosed to the Internal Revenue Service by Grantee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief, it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Grantor in the capacity set forth below.

[Signature on following page]

Dated: [__________], 2017.

VICI PROPERTIES INC., a Maryland corporation

By:
Name:
Title:

EXHIBIT J-1
OWNER’S CERTIFICATE

With respect to that certain real property located in Clark County, Nevada (the “Subject Property”) described in the Commitment for Title Insurance issued by FIDELITY NATIONAL INSURANCE COMPANY (“Fidelity”) under Commitment Number ________ (the “Title Commitment”), Vegas Development LLC, a Delaware limited liability company (“Owner”), hereby states as of _______, 2017 (the “Effective Date”), as follows:

1.
To the knowledge of the undersigned, without investigation or inquiry, as of the date hereof, there is no material work being done by or on behalf of Owner at the Subject Property, other than in connection with ordinary maintenance and repair, or as shown on the Title Commitment and/or on Schedule A attached hereto;

2.
To the knowledge of the undersigned, without investigation or inquiry, as of the date hereof, there are no present violations of any covenants, conditions or restrictions that are shown on the Title Commitmentand

3.
To the knowledge of the undersigned, without investigation or inquiry, as of the date hereof, there are no tenants, lessees or parties in possession of any material portion of the Subject Property under agreements with Owner except those which are in possession under written leases which do not contain any options or rights of first refusal to purchase the Subject Property or any part thereof.

Neither any present nor future manager, member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, direct or indirect partner or agent of Owner, shall have any personal liability, directly or indirectly, under or in connection with this Owner’s Affidavit; and Fidelity hereby waives any and all such personal liability. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any applicable limitation on liability provided by law or by any other contract, agreement or instrument.
This Owner’s Affidavit is given for the purpose of inducing Fidelity to issue the policy or policies of title insurance on or about the date hereof insuring an interest in the Subject Property (the “Policies”) and which Policies may provide coverage as to the matters listed above. Owner agrees to indemnify and hold harmless each of the Fidelity against actual, out-of-pocket losses it incurs due to valid claims made by the insureds under the Policies arising from the failure of any of the foregoing certifications to be true and correct in any material respect.
[Signature appears on the following page.]

This Owner’s Certificate was executed by Owner as of the date first set forth above.
OWNER:
_____________________________

By:
Name:
Title:

SCHEDULE A

CONSTRUCTION PROJECTS

[]

EXHIBIT J-2
AFFIDAVIT AND INDEMNITY

The undersigned, in his/her capacity as [________________] of Vegas Development LLC, a Delaware limited liability company (“Owner”), being first duly sworn, on oath, deposes and says the following, with respect to that certain real property located in Clark County, Nevada (the “Subject Property”) described in the Commitment for Title Insurance issued by FIDELITY NATIONAL TITLE INSURANCE COMPANY ( “Fidelity”) under Commitment Number ______ (the “Title Commitment”):

1.	The undersigned hereby certifies to his or her actual, current knowledge, without investigation or inquiry, as of ______, 2017:

(a)
as of the date hereof, there is no material work being done by or on behalf of Owner at the Subject Property, other than in connection with ordinary maintenance and repair, or as shown on the Title Commitment and/or on Schedule A attached hereto; and

(b)
There are no tenants, lessees or parties in possession of any material portion of the Subject Property under agreements with Owner except those which are in possession under written leases which do not contain any options or rights of first refusal to purchase the Subject Property or any part thereof.

2.
Owner hereby agrees to indemnify and hold harmless Fidelity against any actual, out-of-pocket losses which it suffers by virtue of any valid claim made under the endorsement attached hereto as Exhibit A (the “Endorsement”) arising from the failure of any of the foregoing certifications to be true and correct in any material respect. Owner understands that such losses may include court costs and reasonable attorney’s fees expended by Fidelity in defending the title or interest of the insured against such claim.

3.	Owner makes these statements and gives the aforesaid indemnity for the purpose of inducing Fidelity to issue the Endorsement to the owner’s policy or policies issued pursuant to the Title Commitment.

4.
Neither any present nor future manager, member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, direct or indirect partner or agent of Owner, shall have any personal liability, directly or indirectly, under or in connection with this affidavit; and Fidelity hereby waives any and all such personal liability. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any applicable limitation on liability provided by law or by any other contract, agreement or instrument.

[Signature appears on following page.]

This Affidavit and Indemnity was executed by Owner as of the date set forth above.

OWNER:

________________________

By:
Name:
Title:

STATE OF NEVADA     )
) ss.
COUNTY OF CLARK     )
On this
appeared before me, a Notary Public,

personally known or proven to me to be the person(s) whose name(s) is/are subscribed to the above instrument, who acknowledged that he/she/they executed the instrument for the purposes therein contained.

Notary Public
My commission expires:

SCHEDULE A

CONSTRUCTION PROJECTS

[]

EXHIBIT A

FORM OF ENDORSEMENT

(See attached.)

EXHIBIT K
SELLER’S CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES
Reference is made to that certain Purchase and Sale Agreement dated as of November [__], 2017 (the “PSA”) by and between VEGAS DEVELOPMENT LLC, a Delaware limited liability company (“Seller”) and EASTSIDE CONVENTION CENTER, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the PSA.

In accordance with Section 6.2[(j)] of the PSA, Seller hereby certifies that the representations and warranties of Seller contained in Section 7.2 of the PSA are true, correct and complete in all material respects as of the date hereof.

[update reps here before Closing as applicable]

Seller has executed this certificate as of the [__] day of [________], 2017.

SELLER:
VEGAS DEVELOPMENT LLC, a Delaware limited liability company
By:
Name:
Title:

EXHIBIT L
BUYER’S CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES
Reference is made to that certain Purchase and Sale Agreement dated as of November [__], 2017 (the “PSA”) by and between VEGAS DEVELOPMENT LLC, a Delaware limited liability company (“Seller”) and EASTSIDE CONVENTION CENTER, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the PSA.

In accordance with Section 6.3[(f)] of the PSA, Buyer hereby certifies that the representations and warranties of Buyer contained in Section 7.1 of the PSA are true, correct and complete in all material respects as of the date hereof.

[update reps here before Closing as applicable]

Seller has executed this certificate as of the [__] day of [________], 2017.

BUYER:
EASTSIDE CONVENTION CENTER, LLC, a Delaware limited liability company
By:
Name:
Title:

EXHIBIT N
BILL OF SALE
THIS BILL OF SALE (this “Bill of Sale”) is made as of [________], 2017 (the “Effective Date”) by and between VEGAS DEVELOPMENT LLC, a Delaware limited liability company (“Assignor”), and [________], a Delaware limited liability company (“Assignee”).
W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of November [__], 2017 (the “PSA”), by and between Assignor and Eastside Convention Center, LLC, a Delaware limited liability company (“Buyer”), Assignor agreed to sell to Buyer, inter alia, all of the membership interests in Assignee, the owner of certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the PSA. Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the PSA; and

WHEREAS, the PSA provides, inter alia, that Assignor shall transfer to Assignee certain personal property and intangible property.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
1.Transfer of Personal Property and Intangible Property. Assignor hereby sells, assigns, transfers and conveys to Assignee all of its right, title and interest in and to all of the Personal Property and Intangible Property, and Assignee hereby purchases and accepts all of Assignor’s right, title and interest in and to all of the Personal Property and Intangible Property, as of the Effective Date, on the terms set forth in this Bill of Sale.
2.Limitation on Liability. Except as expressly set forth in the PSA, this Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Assignor.
3.Miscellaneous. This Bill of Sale and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.
4.Severability. If any term or provision of this Bill of Sale or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Bill of Sale or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Bill of Sale shall be valid and enforced to the fullest extent permitted by law.
5.Counterparts. This Bill of Sale may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the Effective Date.
ASSIGNOR:
VEGAS DEVELOPMENT LLC,
a Delaware limited liability company

By:____________________________
Name:
Title:

Acknowledged and agreed:
ASSIGNEE:

[_____________________]

By:____________________________
Name:
Title: